As filed with the Securities and Exchange Commission on November 30, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OMNIAB, INC.
(Exact name of registrant as specified in its charter)

Delaware	8731	98-1584818
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5980 Horton Street, Suite 600
Emeryville, California 94608
(510)
250-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew W. Foehr
President and Chief Executive Officer
5980 Horton Street, Suite 600
Emeryville, California 94608
(510)
250-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew T. Bush R. Scott Shean Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Charles S. Berkman Chief Legal Officer OmniAb, Inc. 5980 Horton Street, Suite 600 Emeryville, California 94608 (510) 250-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 30, 2022.

PROSPECTUS

OmniAb, Inc.

Up to 36,345,645 Shares of Common Stock

Up to 11,345,489 Warrants

Up to 19,012,156 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to: (i) the resale of 3,920,440 shares of common stock, par value $0.0001 per share (the “Common Stock”), issued in connection with the Business Combination (as defined below), including 843,736 earnout shares of Common Stock (the “Earnout Shares”) that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Merger Agreement (as defined below), by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”); (ii) the resale of 15,817,934 shares of Common Stock issued to Avista Acquisition LP II (the “Sponsor”) in private placements in connection with our initial public offering (the “IPO”), the Redemption Backstop (as defined below) and the Forward Purchase (as defined below), including 1,293,299 earnout shares (the “Sponsor Earnout Shares”); (iii) the resale of 11,345,489 shares of Common Stock issuable upon the exercise of up to 11,345,489 Private Placement Warrants (as defined below); (iv) the issuance by us and resale of 5,261,782 shares of Common Stock upon the exercise of options to purchase Common Stock and the vesting of restricted stock units (“RSUs”) and performance stock units (“PSUs”); and (v) the issuance by us of up to 19,012,156 shares of Common Stock upon the exercise of outstanding warrants to purchase Common Stock (the “Warrants”), which includes 7,666,667 warrants (the “Public Warrants”) issued to investors in the IPO and 11,345,489 warrants (the “Private Placement Warrants”) issued to the Sponsor in a private placement in connection with the IPO, the Redemption Backstop and the Forward Purchase. This prospectus also relates to the resale of the Private Placement Warrants by the holders thereof.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.” We will receive the proceeds from any exercise of the Warrants or options for cash, but not from the resale of the shares of Common Stock or Warrants by the Selling Securityholders.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “OABI.” Our Warrants are listed on the Nasdaq Capital Market under the symbol “OABIW.” On November 29, 2022, the closing price of our Common Stock was $2.84, and the closing price of our Warrants was $0.42.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and Private Placement Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock or Private Placement Warrants.

Our business and investment in our Common Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of options and the Warrants and upon the vesting of restricted stock units and performance stock units. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants and options pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants or options for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our future results of operations and financial position, business strategy, the effects of the separation or the distribution, our expectations regarding the application of, and the rate and degree of market acceptance of, our OmniAb technology platform and other technologies, our expectations regarding the addressable markets for our technologies, including the growth rate of the markets in which we operate, the potential for and timing of receipt of milestones and royalties under our license agreements with partners, our research and development plans, the potential for our partnered or internal programs to progress in their development, the anticipated timing of the initiation and completion of preclinical studies and clinical trials by our partners or us, the timing and likelihood of regulatory filings and product approvals by our partners or us, the potential for and timing and geographic markets of any commercial product launches by our partners and potential for commercial success, our ability to enter into any new, or maintain existing, strategic partnerships or collaborative relationships, the impact of COVID-19 on our business and that of our partners, our ability to obtain and maintain intellectual property protection for our platform, products and technologies, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated business development and product development efforts. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•

as a result of our separation (the “Separation”) from Ligand Pharmaceuticals Incorporated (“Ligand”), we lost Ligand’s brand, reputation, capital base and other resources, and may experience difficulty operating as a standalone company;

•	the anticipated benefits of the Separation may not be achieved;

•

our historical combined financial data and pro forma financial statements are not necessarily representative of the results we would have achieved as a standalone company and may not be a reliable indicator of our future results;

•	our operating results and financial performance;

•	acceptance by new and existing partners in our market;

•

our future success is dependent on the eventual approval and commercialization of products developed by our partners for which we have no control over the clinical development plan, regulatory strategy or commercialization efforts;

•	our ability to manage and grow our business and execution of our business and growth strategies;

•	risks arising from changes in technology;

•	the competitive environment in the life sciences and biotechnology platform market;

•	our ability to maintain, protect and defend our intellectual property rights;

•	changes in government laws and regulations, including laws governing intellectual property, and the enforcement thereof affecting our business;

•	difficulties with performance of third parties we will rely on for our business growth;

•	difficulties developing and sustaining relationships with commercial counterparties;

•	we may not be able to engage in certain transactions and equity issuances;

•	we may have certain indemnification obligations to Ligand;

•

the impact of general economic conditions and geopolitical risk, including as a result of the COVID-19 pandemic or the conflict between Russia and Ukraine, on our financial condition and results of operations and those of our partners;

•	our future capital needs following the Business Combination (as defined herein);

•	our reliance on a limited number of suppliers, or in some cases single suppliers, and third-party contract research organizations;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	our ability to achieve and maintain profitability in the future;

•	our ability to meet Nasdaq’s continued listing standards for our Common Stock and Warrants; and

•

our ability to remediate existing and potential future material weaknesses in our internal control over financial reporting and to maintain effective internal control over financial reporting, which, if unsuccessful, may result in material misstatements of our consolidated financial statements or failure to meet periodic reporting obligations or impair access to the capital markets; and

•	other factors detailed under the section titled “Risk Factors” in this prospectus.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of this prospectus and the other documents filed by us from time to time with the SEC. The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

Our mission is to enable the rapid development of innovative therapeutics by pushing the frontiers of drug discovery technologies. We intend to achieve this mission by enabling the discovery of high-quality therapeutic candidates and by being the partner of choice for pharmaceutical and biotechnology companies. We believe that pairing the large and diverse antibody repertoires generated from our proprietary transgenic animals with our cutting-edge and high-throughput validated screening tools will deliver high-quality therapeutic candidates for a wide range of diseases.

Our OmniAb technology platform creates and screens diverse antibody pools and is designed to quickly identify optimal antibodies for our partners’ drug development efforts. We harness the power of Biological Intelligence, which we built into our proprietary transgenic animals and paired with our high-throughput screening technologies to enable the discovery of high-quality, fully-human antibody therapeutic candidates. We believe these antibodies are high quality because they are naturally optimized in our proprietary host systems for affinity, specificity, developability and functional performance. Our partners have access to these antibody candidates that are based on unmatched biological diversity and optimized through integration across a full range of technologies, including antigen design, transgenic animals, deep screening and characterization. We provide our partners both integrated end-to-end capabilities and highly customizable offerings, which address critical industry challenges and provide optimized antibody discovery solutions. As of September 30, 2022, we had 68 active partners with 282 active programs using the OmniAb technology, 25 OmniAb-derived antibodies in clinical development by our partners, and three approved products of our partners: (i) zimberelimab, which was approved in China for the treatment of recurrent or refractory classical Hodgkin’s lymphoma, (ii) sugemalimab, which was approved in China for the first-line treatment of metastatic (stage IV) non-small cell lung cancer in combination with chemotherapy, as well as for patients with unresectable stage III non-small cell lung cancer whose disease has not progressed following concurrent or sequential platinum-based chemoradiotherapy, and (iii) teclistamab, which received accelerated approval in the U.S. for adult patients with relapsed or refractory multiple myeloma who have received at least four prior lines of therapy, including a proteasome inhibitor, an immunomodulatory agent, and an anti-CD38 monoclonal antibody, and conditional marketing authorization in Europe as monotherapy for the treatment of adult patients with relapsed and refractory multiple myeloma.

Our robust experience and development activity with our partners gives us critical insights into the industry and creates a positive feedback loop through which we plan to continue to advance our platform. Our business model is dependent on the eventual progression of therapeutic candidates discovered or initially developed utilizing our platform into clinical trials and commercialization by our partners, and our receipt of milestone and royalty payments from our partners. However, our future success and the potential to receive these payments are entirely dependent on our partners’ efforts over which we have no control. If our partners determine not to proceed with the future development of a drug candidate, we will not receive any future payments related to that program. Additionally, unless publicly disclosed by our partners, we do not have access to information related to our partners’ clinical trial results, including serious adverse events, or ongoing communications with the FDA regarding our partners’ current clinical programs, which limits our visibility into how such programs may be progressing.

At the heart of the OmniAb technology platform lies the Biological Intelligence of our proprietary transgenic animals, including OmniRat, OmniMouse and OmniChicken, that have been genetically modified to generate antibodies with human sequences to facilitate development of human therapeutic candidates. Biological Intelligence refers to the ability of the immune system in our transgenic animals to create optimized antibodies through a process that has evolved over 500 million years. The immune system function is to adaptively respond to a given target through an iterative process of diversification and selection that produces novel antibodies with high affinity, specificity, and expression levels. Through its proprietary and carefully designed transgenes, OmniAb’s Biological Intelligence taps into this powerful in vivo process to generate human antibodies directly from its transgenic animals. OmniFlic and OmniClic are common light-chain rats and chickens, respectively, designed to generate bispecific antibodies. OmniTaur provides cow-inspired antibodies with unique structural characteristics for challenging targets. To our knowledge, we are the industry’s only four-species in vivo antibody discovery platform, making OmniAb the most diverse host system available in the industry. We believe natural antibodies are superior to other antibody generation methods because they are naturally optimized through an iterative in vivo process that preferentially selects antibodies to effectively bind to a specific antigen. Our technology can be leveraged to develop multiple therapeutic formats including mono-, bi- and multi-specific antibodies, antibody-drug conjugates (“ADCs”) and chimeric antigen receptor T cell (“CAR-T”). By generating large and diverse pools of high-quality antibodies, we believe Biological Intelligence increases the probability of success of therapeutic antibody discovery and helps limit the attrition of antibody product candidates in the clinic.

Our technology investments are methodical and deliberate, designed to enable our partner-centric business model to leverage the most cutting-edge solutions to solve the biggest challenges in antibody drug discovery. Some partners prefer integrated end-to-end discovery capabilities, while others prefer to use certain of our technologies within their own labs. This flexibility not only provides value to our partners, but also allows for greater scalability of our business since we do not have to build out capacity for partners that prefer to use some of their own technologies in the process. The breadth and depth of our partner-centric model benefits our investment decision making by providing critical insights into the needs and direction of the industry.

According to Vaccines journal, antibodies are among the fastest growing class of drugs and are used across multiple therapeutic areas including oncology, inflammation, neurodegeneration. In 2021, approved antibody-based therapeutics accounted for over $215.0 billion in sales and 49 antibody therapeutics reached blockbuster status in 2021 with sales higher than $1.0 billion, according to data published by La Merie Publishing. Furthermore, Fatpos Global estimates that antibody-based therapeutic sales are expected to grow to approximately $365.0 billion by 2030. The favorable drug-like properties of antibodies, including high specificity, limited off-target toxicity, superior immune stimulation, and the ability to modulate half-life circulation in serum, have accelerated investment in antibody therapeutics. This has resulted in higher success rates for antibody therapeutics when compared to small molecule modalities, according to Clinical Development Success Rates and Contributing Factors 2011-2020, a study of over 9,000 clinical development programs published by PharmaIntelligence. These factors have led to substantial investment in antibody discovery, which we believe will continue to expand the total addressable market for antibody discovery technologies.

Despite industry momentum that has resulted in an overall increase in the number of antibody therapeutic approvals per year, drug discovery and development has become increasingly fragmented, outdated and non-robust. While many biotechnology companies bring a focused approach to science, their biological hypotheses are often tested utilizing suboptimal antibody discovery methods due to reliance on legacy technologies. Meanwhile, many larger companies have also continued to rely on legacy technologies, often due to the inability to selectively integrate newer technologies at their facilities or because the benefits of technological updates are limited by outdated workflows. Additionally, outsourced technologies that have tried to address these shortcomings often lack flexibility. These legacy approaches are burdened with critical disadvantages including low antibody diversity, lengthy discovery timelines, limited functional parameter data, excess costs or lack of flexibility.

We believe that by eliminating the need for each company to build a comprehensive antibody discovery engine, we can unlock innovation and value across a broad network of partners. Many emerging and established life sciences companies have been built around technologies that focus on a single or a limited number of steps in the discovery process, including antigen design, transgenic animal platforms, single-cell analysis, sequencing, bioinformatics, and proprietary assays. We believe our comprehensive, biologically-driven technology platform provides the industry with a cutting-edge solution for all critical components of the antibody discovery continuum. By providing leading antibody discovery solutions to the industry, we aim to increase the probability of success, reduce costs and shorten development timelines for our partners.

Background

We were initially incorporated as Avista Public Acquisition Corp. II (“APAC”), an exempted company in the Cayman Islands, on February 5, 2021. On October 31, 2022, APAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which APAC was domesticated and continues as a Delaware corporation (the “Domestication”), and in connection with which APAC changed its name to “OmniAb, Inc.”

On November 1, 2022 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Merger Agreement, dated as of March 23, 2022 (the “Merger Agreement”), by and among us (formerly known as APAC), Ligand Pharmaceuticals Incorporated (“Ligand”), OmniAb Operations, Inc. (formerly known as OmniAb, Inc.) (“Legacy OmniAb”), and Orwell Merger Sub Inc.(“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy OmniAb, with Legacy OmniAb becoming our wholly owned subsidiary (the “Business Combination” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to OmniAb, Inc.

Unless the context otherwise requires, “we,” “us,” “our,” “OmniAb” and the “Company” refer to OmniAb, Inc., a Delaware corporation (formely known as APAC), and its subsidiaries following the Closing. Unless the context otherwise requires, references to “APAC” refer to Avista Public Acquisition Corp. II prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

As contemplated by the Merger Agreement:

(a)

on October 31, 2022, as a result of and upon the effective time of the Domestication, each of APAC’s then issued and outstanding (i) Class A ordinary shares, par value $0.0001 (“APAC Class A Ordinary Shares”) were automatically exchanged, on a one-for-one basis, into common stock of OmniAb, par value $0.0001 per share (“Common Stock”), (ii) Class B ordinary shares, par value $0.0001 (“APAC Class B Ordinary Shares”) were automatically exchanged, on a one-for-one basis, into Common Stock, (iii) warrants were automatically exchanged, on a one-for-one basis, into warrants to acquire one share of Common Stock (“OmniAb Warrants”) pursuant to the Warrant Agreement, dated August 9, 2022 (the “Warrant Agreement”), between APAC and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, as amended by the Assignment, Assumption and Amendment Agreement, dated November 1, 2022, by and among OmniAb, Continental and Computershare Trust Company, N.A., and (iv) units were separated into one share of Common Stock and one-third of one OmniAb Warrant;

(b)	on November 1, 2022, in accordance with the terms of the Separation and Distribution Agreement, dated as of March 23, 2022, by and among APAC, Ligand and Legacy OmniAb (the “Separation

Agreement”), Ligand transferred the Legacy OmniAb business, including certain related subsidiaries of Ligand, to Legacy OmniAb and made a contribution to the capital of Legacy OmniAb of $1,840,240, after deducting certain transaction and other expenses reimbursable by Legacy OmniAb (the “Separation”);

(c)

following the Separation, as contemplated by the Separation Agreement, Ligand distributed on a pro rata basis to its stockholders all of the shares of common stock, par value $0.001 per share, of Legacy OmniAb (“Legacy OmniAb Common Stock”) held by Ligand, such that each holder of shares of common stock, par value $0.001 per share, of Ligand (“Ligand Common Stock”) was entitled to receive one share of Legacy OmniAb Common Stock for each share of Ligand Common Stock held by such holder as of the record date for the distribution, October 26, 2022 (the “Distribution”);

(d)

pursuant to the Amended and Restated Employee Matters Agreement, dated as of August 18, 2022 (the “A&R Employee Matters Agreement”), by and among, Ligand, Legacy OmniAb, APAC and Merger Sub, at the time of the Distribution, (i) each existing Ligand equity award granted prior to March 2, 2022, with limited certain exceptions, was split into (A) a new Ligand equity award and (B) a new Legacy OmniAb equity award, with any in-the-money value in the original Ligand equity award split between such awards based on the relative values of Ligand and OmniAb at the time of the Distribution, and (ii) each existing Ligand equity award granted on or after March 2, 2022 was converted into either (A) an adjusted Ligand equity award, if the holder was a Ligand service provider following the Distribution, or (B) a Legacy OmniAb equity award, if the holder was a Legacy OmniAb service provider following the Distribution;

(e)

pursuant to the Amended and Restated Forward Purchase Agreement, dated as of March 23, 2022 (the “A&R FPA”), by and among APAC, Avista Acquisition LP II (the “Sponsor”) and Legacy OmniAb, following the Domestication but before the Merger (as defined below) OmniAb issued and sold to the Sponsor 1,500,000 shares of Common Stock and 1,666,667 OmniAb Warrants for an aggregate purchase price of $15,000,000;

(f)

also pursuant to the A&R FPA, following the Domestication but before the Merger, the Sponsor purchased 8,672,934 shares of Common Stock and 1,445,489 OmniAb Warrants for an aggregate purchase price of $86,729,340 in order to backstop shareholder redemptions which would have otherwise resulted in the cash proceeds available to OmniAb following the Business Combination from OmniAb’s trust account (the “Trust Account”) to be less than $100,000,000;

(g)	following these steps, Merger Sub merged with and into Legacy OmniAb, with Legacy OmniAb surviving as a direct, wholly owned subsidiary of OmniAb (the “Merger”);

(h)

as a result of and automatically upon the consummation of the Merger, each outstanding share of Legacy OmniAb Common Stock (other than treasury shares) was cancelled in exchange for the right to receive 4.90007 shares of Common Stock and 0.75842 shares of Common Stock subject to certain price-based earnout triggers (the “Earnout Shares”). In addition, all outstanding Legacy OmniAb equity awards were converted into OmniAb equity awards to purchase, in the case of options, or receive, in the case of restricted stock units and performance-vesting restricted stock units, shares of Common Stock, in each case, equal to the number of shares underlying such Legacy OmniAb equity awards multiplied by 4.90007. Each holder of an outstanding Legacy OmniAb equity award also received Earnout Shares equal to the number of shares of Legacy OmniAb Common Stock underlying such equity award multiplied by 0.75842. Fifty percent of the Earnout Shares will vest on the date on which the volume-weighted average price (“VWAP”) equals or exceeds $12.50 on any 20 trading days in any 30 consecutive trading-day period, and all remaining Earnout Shares will vest on the date on which the VWAP equals or exceeds $15.00 on any 20 trading days in any 30 consecutive trading-day period, in each case provided such vesting occurs during the five-year period following the Closing (as defined below), provided, that in the event of a Change of Control (as defined in the Merger Agreement) between the date of the Closing to and including the fifth anniversary of the date of the Closing pursuant to which OmniAb or any of its stockholders have the right to receive, directly or indirectly, cash, securities or other property attributing a value of at least $12.50 (with respect to 50% of the Earnout Shares) or $15.00 (with respect to all Earnout Shares) per share of Common Stock, and such Change of Control has been approved by a majority of the independent directors of the OmniAb Board, then such Earnout Shares shall be deemed to have vested immediately prior to such Change of Control (the transactions contemplated by clauses (a) through (h) collectively, the “Business Combination”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting and the Domestication, on November 1, 2022 (the “Closing Date”), the Business Combination was consummated (the “Closing”).

The rights of holders of our Common Stock and Warrants are governed by our certificate of incorporation (the “certificate of incorporation”), our bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement. See “Description of Our Securities.”

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•	We have incurred losses on an as-reported basis for the last three years, and we may not be able to generate sufficient revenue to achieve and maintain profitability.

•

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

•	Our commercial success depends on the quality of our antibody discovery platform and technological capabilities and their acceptance by new and existing partners in our market.

•

Our future success is dependent on the eventual approval and commercialization of products developed by our partners for which we have no control over the clinical development plan, regulatory strategy or commercialization efforts.

•	If we cannot maintain and expand current partnerships and enter into new partnerships, our future operating results would be adversely affected.

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Our partners may not achieve projected discovery and development milestones and other anticipated key events in the expected timelines or at all, which could have an adverse impact on our business and could cause the price of our common stock to decline.

•	Our business is subject to risks arising from COVID-19 and other epidemic diseases.

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The life sciences and biotech platform technology market is highly competitive, and if we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue, or sustain profitability.

•	We rely on third parties to host our mouse and rat colonies and to supply laboratory equipment and materials.

•	As a result of the Separation, we lost Ligand’s brand, reputation, capital base and other resources, and may experience difficulty operating as a standalone company.

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If we are unable to obtain and maintain sufficient intellectual property protection for our platform and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technologies or a platform similar or identical to ours, and our ability to successfully sell our platform and services may be impaired.

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We rely on in-licenses from third parties. If we lose these rights, our business may be materially and adversely affected, our ability to develop improvements to our technology platform and antibody discovery platform may be negatively and substantially impacted, and if disputes arise, we may be subjected to future litigation, as well as the potential loss of or limitations on our ability to incorporate the technology covered by these license agreements.

•	Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

•	The market price of our Common Stock and Warrants is likely to be highly volatile, and you may lose some or all of your investment.

Corporate Information

We were incorporated under the Cayman Islands Companies Law on February 5, 2021 under the name Avista Public Acquisition Corp. II. In connection with the consummation of the Domestication on October 31, 2022, we changed our name to “OmniAb, Inc.” Our Common Stock and Warrants are listed on Nasdaq under the symbols “OABI” and “OABIW,” respectively. Our principal executive offices are located at 5980 Horton Street, Suite 600, Emeryville, CA 94608, and our telephone number is (510) 250-7800. Our website address is www.omniab.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of APAC’s IPO. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Shares of Common Stock offered by us	24,273,938 shares, consisting of 4,610,001 shares issuable upon exercise of options to purchase shares of Common Stock, 651,781 shares issuable upon vesting of RSUs and PSUs, and 19,012,156 shares issuable upon exercise of Warrants.

Shares of Common Stock offered by the Selling Securityholders	36,345,645 shares, consisting of 3,076,704 shares issued in the Business Combination, 2,137,035 Earnout Shares, 4,610,001 shares issuable upon exercise of options, 651,781 shares issuable upon vesting of RSUs and PSUs, 14,524,635 shares issued to the Sponsor and 11,345,489 shares issuable upon exercise of Warrants.

Shares of Common Stock outstanding	114,820,859 shares (as of November 1, 2022).

Warrants offered by the Selling Securityholders	11,345,489 Warrants.

Warrants outstanding	19,012,156 Warrants (as of November 1, 2022).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants or options for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” for additional information.

Risk factors	You should carefully read the “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“OABI”

Nasdaq symbol for our Warrants	“OABIW”

The number of shares of Common Stock outstanding as of November 1, 2022 set forth above includes 2,137,035 Earnout Shares and excludes:

•	19,012,156 shares of Common Stock issuable upon exercise of the Warrants outstanding as of November 1, 2022, with an exercise price of $11.50;

•	4,610,001 shares of Common Stock issuable upon exercise of options outstanding as of November 1, 2022, with a weighted-average exercise price of $10.83 per shares;

•	557,032 shares of Common Stock issuable upon vesting of RSUs outstanding as of November 1, 2022; and

•	94,749 shares of Common Stock issuable upon vesting of PSUs outstanding as of November 1, 2022.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business

We have incurred losses on an as-reported basis for the last three years, and we may not be able to generate sufficient revenue to achieve and maintain profitability.

Historically, we have incurred net losses, as reported on a combined basis. For the years ended December 31, 2021, 2020 and 2019, our revenue was $34.7 million, $23.3 million and $18.3 million, respectively. For the three and nine months ended September 30, 2022 our revenue was $6.9 million and $23.7 million, respectively, and for the three and nine months ended September 30, 2021 was $6.3 million and $19.5 million, respectively. For the years ended December 31, 2021, 2020 and 2019, our net loss was $(27.0 million), $(17.6 million) and $(13.6 million), respectively. For the three and nine months ended September 30, 2022 our net loss was $(12.6) million and $(29.2) million, respectively, and for the three and nine months ended September 30, 2021 was $(7.9) million and $(24.0) million, respectively. We expect to continue to incur losses for the foreseeable future, and we anticipate these losses will increase substantially as we invest in research and development activities to improve our OmniAb technology platform, market and sell our technologies to existing and new partners, add operational, financial and management information systems and personnel to support our operations and incur additional costs associated with operating as a public company.

Our expenses could increase beyond expectations for a variety of reasons, including as a result of our growth strategy and the expansion of our operations. We will need to generate significant additional revenue to achieve and sustain profitability and even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We may never be able to generate sufficient revenue to achieve or sustain profitability and our recent and historical growth should not be considered indicative of our future performance. Our failure to become and remain profitable may have an adverse effect on the value of our company and could impair our ability to raise capital, expand our business and maintain our research and development efforts. A decline in the value of our company could also cause you to lose all or part of your investment.

Our revenue has fluctuated from period to period, and our revenue for any historical period may not be indicative of results that may be expected for any future period.

Service and license revenue are generated by research activities that we perform for our partners and technology access fees, the timing and nature of which are dictated by the commencement of discovery campaigns selected by our partners. We also generate milestone payments upon the achievement of development milestones by our partners with respect to the antibodies discovered using our platform and royalties based on the net sales of any products commercialized by our partners. As a result, we will be prone to fluctuations in our revenue depending on the timing of our entry into license agreements with our partners, our partners initiating discovery programs, and our partners achieving development milestones or commercial sales with respect to therapeutic candidates utilizing antibodies discovered using our platform. The timing and likelihood of payments to us under these agreements is dependent on our partners’ successful utilization of the antibodies discovered using our platform, which is outside of our control. Because of these factors, our revenue could vary materially from quarter to quarter from our forecasts.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	the level of demand for our technology platform and solutions, which may vary significantly;

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the timing and cost of, and level of investment in, research, development and commercialization activities relating to our platform and technology and any of our internal development programs, which may change from time to time;

•	the start and completion of programs in which our platform is utilized;

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the timing of and the degree to which our partners successfully develop, secure marketing approvals for and commercialize any therapeutic candidates based on the antibodies discovered using our platform;

•	the introduction of new technologies, platform features or software, by us or others in our industry;

•	expenditures that we may incur to acquire, develop or commercialize additional platform technologies;

•	the degree of competition in our industry and any change in the competitive landscape of our industry, including consolidation among our competitors or future partners;

•	the level of demand for any products commercialized by our partners, which may vary significantly;

•	natural disasters, outbreaks of disease or public health crises, such as the COVID-19 pandemic;

•	the timing and nature of any future acquisitions or strategic partnerships;

•	future accounting pronouncements or changes in our accounting policies; and

•	changes in general market and economic conditions.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results and revenues. This variability and unpredictability could result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings guidance we may provide.

Our commercial success depends on the quality of our antibody discovery platform and technological capabilities and their acceptance by new and existing partners in our market.

We utilize our OmniAb technology platform to discover antibodies for further development and potential commercialization by our partners. As a result, the quality and sophistication of our platform is critical to our ability to conduct our research discovery activities and to deliver more promising antibodies and other drugs and to accelerate and lower the costs of discovery as compared to traditional methods for our partnerships. In particular, our business depends, among other things, on:

•	our platform’s ability to successfully identify antibodies with therapeutic potential on the desired timeframes;

•	our ability to execute on our strategy to enter into new partnerships with new or existing partners with economic terms that are acceptable to us;

•	our ability to increase awareness of the capabilities of our technology and solutions;

•	our partners’ and potential partners’ willingness to adopt new technologies;

•	whether our platform reliably provides advantages over legacy and other alternative technologies and is perceived by partners to be cost effective;

•	the rate of adoption of our technologies by pharmaceutical and biotechnology companies of all sizes and capabilities;

•	the prices we charge for our technology access and the research services we perform;

•	the relative reliability and robustness of our platform;

•	our ability to develop new solutions for partners;

•	whether competitors develop a platform that enables antibody discovery more effectively than our platform;

•	the status of the market for next-generation biologics, which may become less attractive due to business, competitive or regulatory factors;

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the timing and scope of any approval that may be required by the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA), comparable foreign authorities or any other regulatory body to commercialize therapeutic candidates that are developed based on antibodies or other drugs discovered using our platform;

•	the impact of our investments in innovation and commercial growth; and

•	our ability to further validate our technology through research and accompanying publications.

There can be no assurance that we will successfully address any of these or other factors that may affect the market acceptance of our platform. Failure of antibodies discovered using our platform can occur at any stage of discovery, preclinical or clinical development, and any such failures may reduce our partners’ confidence in our platform. We also believe that pharmaceutical and biotechnology companies are likely to be particularly sensitive to defects and errors in the use of our platform, including if our platform fails to deliver meaningful acceleration of certain research timelines accompanied by results at least as good as the results generated using legacy or other alternative technologies. There can be no guarantee that our platform will meet the expectations of pharmaceutical and biotechnology companies. If we are unsuccessful in achieving and maintaining market acceptance of our platform, our business, financial condition, results of operations and prospects could be adversely affected.

Our future success is dependent on the eventual approval and commercialization of products developed by our partners for which we have no control over the clinical development plan, regulatory strategy or commercialization efforts.

Our business model is dependent on the eventual progression of therapeutic candidates discovered or initially developed utilizing our platform into clinical trials and commercialization. This requires us to attract partners and enter into agreements with them that contain obligations for the partners to pay us milestone payments as well as royalties on sales of approved products for the therapeutic candidates they develop that are generated utilizing our platform. Given the nature of our relationships with our partners, we do not control the progression, clinical development, regulatory strategy or eventual commercialization, if approved, of these therapeutic candidates. As a result, our future success and the potential to receive milestones and royalties are entirely dependent on our partners’ efforts over which we have no control. Additionally, unless publicly disclosed by our partners, we do not have access to information related to our partners’ clinical trial results, including serious adverse events, or ongoing communications with the FDA regarding our partners’ current clinical programs, which limits our visibility into how such programs may be progressing. If our partners determine not to proceed with the future development of a drug candidate discovered or initially developed utilizing our platform, or if they implement clinical or regulatory strategies that ultimately do not result in the further development or approval of the therapeutic candidates, we will not receive the benefits of our partnerships, which may have a material and adverse effect on our operations.

In addition, biopharmaceutical development is inherently uncertain and very few therapeutic candidates ultimately progress through clinical development and receive approval for commercialization. If our partners do not receive regulatory approval for a sufficient number of therapeutic candidates originating from our partnerships, we may not be able to sustain our business model. Further, we have little control over how diversified our portfolio of potential milestone payments or royalties will end up being.

In addition, we do not control the timing of disclosure by our partners of any milestones or other information related to any therapeutic candidates generated using our platform. Any disclosure by us or our partners of data or other information regarding any such therapeutic candidates that is perceived as negative may have a material adverse impact on our stock price or overall valuation. Our stock price may also decline as a result of negative clinical trial results, including adverse safety events involving any drug candidate that is subject to one of our partnerships.

We may need to raise additional capital to fund our existing operations and achieve our goals. If we are unable to raise additional capital when needed on acceptable terms or generate cash flows necessary to maintain or expand our operations, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition.

Based on our current business plan, we believe our cash and cash equivalents following the Business Combination, together with our anticipated cash flows from operations, will be sufficient to meet our working capital and capital expenditure needs over at least the next 12 months following the date of this proxy statement/prospectus/information statement. If such cash and cash equivalents, together with our anticipated cash flow from operations, are insufficient to satisfy our liquidity requirements including because of increased expenditures or lower demand for our platform, or the realization of other risks described in this proxy statement/prospectus/information statement, we may be required to raise additional capital prior to such time through issuances of public or private equity or debt financings or other capital sources. Such additional financing may not be available on terms acceptable to us or at all.

In any event, we may consider raising additional capital in the future to expand our business, to pursue strategic investments or acquisitions, to take advantage of favorable market conditions or financing opportunities or for other reasons, even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements will depend on many factors, including, but not limited to:

•	our ability to achieve revenue growth;

•	the costs of expanding our operations, including our business development and marketing efforts;

•	our rate of progress in selling access to our platform and marketing activities associated therewith;

•	our rate of progress in, and cost of research and development activities associated with, our platform technologies and our internal development programs to the extent we pursue any such programs;

•	the effect of competing technological and market developments;

•	the continued impact of the COVID-19 pandemic on global social, political and economic conditions;

•	our efforts to enhance operational systems and hire additional personnel to satisfy our obligations as a public company;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patents and other intellectual property and proprietary rights; and

•	the costs associated with any technologies that we may in-license or acquire.

The various ways we could raise additional capital carry potential risks. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.

If we are unable to obtain adequate financing, if we require it, when needed or on terms acceptable to us, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we cannot maintain and expand current partnerships and enter into new partnerships, our future operating results would be adversely affected.

We primarily focus our efforts on the discovery of antibodies for our partners, who can select a target and define the antibody properties needed for therapeutic development or use our technology directly in their own labs. As a result, our success depends on our ability to maintain and expand the number and scope of our partnerships. Many factors may impact the success of these partnerships, including our ability to perform our obligations, our partners’ satisfaction with our solutions and technologies, our partners’ ability to successfully develop, secure regulatory approval for and commercialize therapeutic candidates using antibodies discovered using our platform, our partners’ internal priorities (including fluctuations in research and developments budgets), our partners’ resource allocation decisions and competitive opportunities, disagreements with partners, the costs required of either party to the partnerships and related financing needs, and operating, legal and other risks in any relevant jurisdiction. Our existing partners may cease to use our technologies depending on their own technological developments, availability of other competing technologies and internal decisions regarding allocation of time and resources to the discovery and development of therapeutic candidates, over which we have no control. Our existing and future partners may have limited bandwidth to initiate new programs, which could limit their adoption or scale of application of our technologies.

We engage in conversations with companies regarding potential partnerships on an ongoing basis. These conversations may not result in a commercial agreement. Even if an agreement is reached, the resulting relationship may not be successful, including due to our inability to discover any usable antibodies for the selected targets or the antibodies that we do discover may not be successfully developed or commercialized by our partners. In such circumstances, we would not generate any substantial revenues from such a partnership in the form of technology access fees, service fees, milestone payments, royalties or otherwise. Speculation in the industry about our existing or potential partnerships may be a catalyst for adverse speculation about us, or our platform, which can adversely affect our reputation and our business.

We cannot assure investors that we will be able to maintain or expand our existing partnerships or that our technologies will achieve adequate market adoption among new partners. Any failure to increase penetration in our existing markets or new markets would adversely affect our ability to improve our operating results.

In recent periods, we have depended on a limited number of partners for our revenue, the loss of any of which could have an adverse impact on our business.

In recent periods, a limited number of partners accounted for a significant portion of our revenue. For the nine months ended September 30, 2022 and the year ended December 31, 2021, three of our partners accounted for 29%, 20% and 13% and 28%, 24% and 11%, respectively, of our revenue, and 33 and 28 partners accounted for the remaining 38% and 37%, respectively, of our revenue. While moving forward we expect to diversify the number of partners and programs, in the near term these partners represent a large portion of potential revenue. Our license agreements are typically terminable by our partners without penalty with specified notice, which would terminate their access to our technology platform, although we would retain downstream economics on any OmniAb-derived antibody. As a result, if we fail to maintain our relationships with these partners or if these partners discontinue their programs, our future results of operations could be materially and adversely affected.

Biopharmaceutical development is inherently uncertain, and it is possible that none of the therapeutic candidates discovered using our platform that are further developed by our partners will become viable commercial products, on a timely basis or at all.

We use our platform to offer antibody drug-discovery programs to partners who are engaged in drug discovery and development. These partners include pharmaceutical and biotechnology companies of all sizes. While we receive upfront payments generated through our receipt of service revenue and technology access fees, we expect that the vast majority of the economic value of the agreements we enter into with our partners is in the downstream payments that we may receive upon achievement of development milestones and royalties on sales of any approved products. As a result, our future growth is dependent on the ability of our partners to successfully develop and commercialize therapies based on antibodies discovered using our platform. Due to our reliance on our partners, the risks relating to product development, regulatory clearance, authorization or approval and commercialization apply to us derivatively through the activities of our partners. While we believe our platform is capable of identifying high quality antibodies, there can be no assurance that our partners will successfully develop, secure marketing approvals for and commercialize any therapeutic candidates based on the antibodies discovered using our platform. As a result, we may not realize the intended benefits of our partnerships.

Neither we nor our partners are permitted to market any therapeutic candidate in the United States until we or they receive regulatory approval of a New Drug Application (NDA) or Biologics License Application (BLA) from the FDA or until we or they receive regulatory approval from foreign regulatory authorities. The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a therapeutic candidate’s clinical development and may vary among jurisdictions.

For instance, the regulatory landscape related to clinical trials in the EU recently evolved. The EU Clinical Trials Regulation (CTR) which was adopted in April 2014 and repeals the EU Clinical Trials Directive, became applicable on January 31, 2022. While the Clinical Trials Directive required a separate clinical trial application (CTA) to be submitted in each member state, to both the competent national health authority and an independent ethics committee, the CTR introduces a centralized process and only requires the submission of a single application to all member states concerned. The CTR allows sponsors to make a single submission to both the competent authority and an ethics committee in each member state, leading to a single decision per member state. The assessment procedure of the CTA has been harmonized as well, including a joint assessment by all member states concerned, and a separate assessment by each member state with respect to specific requirements related to its own territory, including ethics rules. Each member state’s decision is communicated to the sponsor via the centralized EU portal. Once the CTA is approved, clinical study development may proceed. The CTR foresees a three-year transition period. The extent to which ongoing and new clinical trials will be governed by the CTR varies. For clinical trials whose CTA was made under the Clinical Trials Directive before January 31, 2022, the Clinical Trials Directive will continue to apply on a transitional basis for three years. Additionally, sponsors may still choose to submit a CTA under either the Clinical Trials Directive or the CTR until January 31, 2023 and, if authorized, those will be governed by the Clinical Trials Directive until January 31, 2025. By that date, all ongoing trials will become subject to the provisions of the CTR.

It is currently unclear to what extent the United Kingdom (UK) will seek to align its regulations with the EU. The UK regulatory framework in relation to clinical trials is derived from existing EU legislation (as implemented into UK law, through secondary legislation). On January 17, 2022, the UK Medicines and Healthcare products Regulatory Agency (MHRA) launched an eight-week consultation on reframing the UK legislation for clinical trials. The consultation closed on March 14, 2022 and aims to streamline clinical trials approvals, enable innovation, enhance clinical trials transparency, enable greater risk proportionality, and promote patient and public involvement in clinical trials. The outcome of the consultation will be closely watched and will determine whether the UK chooses to align with the regulation or diverge from it to maintain regulatory flexibility. A decision by the UK not to closely align its regulations with the new approach that will be adopted in the EU may have an effect on the cost of conducting clinical trials in the UK as opposed to other countries and/or make it harder to seek a marketing authorization in the EU for our product candidates on the basis of clinical trials conducted in the UK.

If we or our partners are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies governing clinical trials, development plans may be impacted.

Prior to obtaining approval to commercialize a therapeutic candidate in the United States or abroad, our partners must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA, EMA or comparable foreign regulatory agencies, that such therapeutic candidates are safe and effective, or in the case of biologics in the U.S., safe, pure, and potent, for their intended uses. Results from nonclinical studies and clinical trials can be interpreted in different ways. Even if we or our partners believe the nonclinical or clinical data for any therapeutic candidates are promising, such data may not be sufficient to support approval by the FDA and other comparable regulatory authorities.

The FDA or comparable foreign regulatory bodies can delay, limit or deny approval of therapeutic candidates or could require our partners to conduct additional nonclinical or clinical testing or abandon a program for a number of reasons. Due to the uncertain, time-consuming and costly clinical development and regulatory approval process, our partners may not successfully develop any therapeutic candidates with the antibodies discovered using our platform, or our partners may choose to discontinue the development of these therapeutic candidates for a variety of reasons, including due to safety, risk versus benefit profile, exclusivity, competitive landscape, commercialization potential, production limitations or prioritization of their resources. It is possible that substantially all of these therapeutic candidates will never receive regulatory approval and, even if approved, such therapeutic candidates may never be successfully commercialized.

In addition, even if these therapeutic candidates receive regulatory approval in the United States, our partners may never obtain approval or commercialize such therapeutic candidates outside of the United States, which would limit their full market potential and therefore our ability to realize their potential downstream value. Furthermore, approved therapeutic candidates may not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, in which case revenue generated from their sales would be limited. Likewise, our partners have to make decisions about which clinical stage and preclinical therapeutic candidates to develop and advance, and our partners may not have the resources to invest in all of the therapeutic candidates that contain antibodies discovered using our platform, or clinical data and other development considerations may not support the advancement of one or more therapeutic candidates. Decision-making about which therapeutic candidates to prioritize involves inherent uncertainty, and our partners’ development program decision-making and resource prioritization decisions, which are outside of our control, may adversely affect the potential value of those partnerships. Additionally, subject to its contractual obligations to us, if one more of our partners is involved in a business combination, the partner might deemphasize or terminate the development or commercialization of any drug candidate that utilizes an OmniAb-derived antibody. If one of our strategic partners terminates its agreement with us, we may find it more difficult to attract new partners.

We are also subject to industry-wide FDA and other regulatory risk. The number of BLAs and NDAs approved by the FDA varies significantly over time and if there were to be an extended reduction in the number of BLAs or NDAs approved by the FDA, the industry would contract and our business would be materially harmed.

Our partners’ failure to effectively advance, market and sell suitable therapeutic candidates with the antibodies that discovered using our platform could have a material adverse effect on our business, financial condition, results of operations and prospects, and cause the market price of our common stock to decline. In addition to the inherent uncertainty in drug development addresses above, our ability to forecast our future revenues may be limited.

The failure of our partners to meet their contractual obligations to us could adversely affect our business.

Our reliance on our partners poses a number of additional risks, including the risk that they may not perform their contractual obligations to us, in compliance with applicable legal or contractual requirements, in a timely manner or at all; they may not maintain the confidentiality of our proprietary information; and disagreements or disputes could arise that could cause delays in, or termination of, the research, development or commercialization of products using our antibodies or result in litigation or arbitration.

In addition, certain of our partners are large, multinational organizations that run many programs concurrently, and we are dependent on their ability to accurately track and make milestone payments to us pursuant to the terms of our agreements with them. Any failure by them to inform us when milestones are reached and make related payments to us could adversely affect our results of operations.

Moreover, some of our partners are located in markets subject to political and social risk, corruption, infrastructure problems and natural disasters, and are often subject to country-specific privacy and data security risk, as well as burdensome legal and regulatory requirements. Any of these factors could adversely impact their financial condition and results of operations, which could impair their ability to meet their contractual obligations to us, which may have a material adverse effect on our business, financial condition and results of operations.

Our partners have significant discretion in determining when and whether to make announcements, if any, about the status of our partnerships, including about clinical developments and timelines for advancing collaborative programs, and the price of our common stock may decline as a result of announcements of unexpected results or developments.

Our partners have significant discretion in determining when and whether to make announcements about the status of our partnerships, including about preclinical and clinical developments and timelines for advancing antibodies discovered using our platform. We do not plan to disclose the development status and progress of individual therapeutic candidates of our partners, unless and until those partners do so first. Our partners may wish to report such information more or less frequently than we desire to or may not wish to report such information at all, in which case we would not report that information either. In addition, if partners choose to announce a collaboration with us, there is no guarantee that we will recognize research discovery fees in that quarter or even the following quarter, as such fees are not payable to us until our partner begins discovery activities. The price of our common stock may decline as a result of the public announcement of unexpected results or developments in our partnerships, or as a result of our partners withholding such information.

Our partners may not achieve projected discovery and development milestones and other anticipated key events in the expected timelines or at all, which could have an adverse impact on our business and could cause the price of our common stock to decline.

From time to time, we may make public statements regarding the expected timing of certain milestones and key events, as well as regarding developments and milestones under our partnerships, to the extent that our partners have publicly disclosed such information or permit us to make such disclosures. Our partners may from time to time make statements about their goals and expectations for partnerships with us. The actual timing of these events can vary dramatically due to a number of factors such as delays or failures in our or our current and future partners’ discovery and development programs, the amount of time, effort, and resources committed by us and our current and future partners, and the numerous uncertainties inherent in the development of therapeutics. As a result, there can be no assurance that our partners’ current and future programs will advance or be completed in the time frames we or they expect. If our partners fail to achieve one or more of these milestones or other key events as planned, our business could be materially and adversely affected and the price of our common stock could decline.

We may be unable to manage our current and future growth effectively, which could make it difficult to execute our business strategy.

As we continue to execute on our business strategy, we anticipate further growth in our business operations. This growth requires managing complexities across all aspects of our business, including complexities associated with increased research and development and business development and marketing operations. As we seek to increase the number of our partnered programs, expand the scope of our existing partnerships and further develop our technological capabilities, we may need to incorporate new equipment, implement new technology systems and laboratory processes and hire new personnel with specialized qualifications. Failure to manage this growth or transition could result in turnaround time delays, higher technology development costs, declining technology development quality, deteriorating program management success, and slower responses to competitive challenges. A failure in any one of these areas could make it difficult for us to meet market expectations for our platform, and could damage our reputation and the prospects for our business.

To manage our anticipated growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management team may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing our growth. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance, and our ability to develop and commercialize our platform and compete effectively, will depend, in part, on our ability to effectively manage increased program demand and the growth in our operations.

Our platform utilizes various species of animals that could contract disease or die and could otherwise subject us to controversy and adverse publicity, which may interrupt our business operations or harm our reputation.

Our platform utilizes animals to discover and produce antibodies. We cannot completely eliminate the risks of animals contracting disease, which from time to time has occurred, or a natural or man-made disaster that could cause death to valuable production animals, in our vivarium facilities, which house our chickens, or those of the contract research organizations (CROs) that maintain our mouse and rat colonies. We cannot make any assurance that we or our CROs will be able to contain or reverse any such instance of disease. Although we maintain backup colonies of our animals, disease or death on a broad scale could materially interrupt business operations as animals are a key part of our antibody discovery programs, which could have a material adverse effect on our results of operations and financial condition.

Further, genetic engineering and testing of animals has been the subject of controversy and adverse publicity. Animal rights groups and other organizations and individuals in the United States, the European Union (EU) and other jurisdictions have attempted to stop animal testing activities by pressing for legislation and regulation in these areas and by disrupting these activities through protests and other means. To the extent the activities of these groups are successful, our research and development activities and the ability for us and our partners to use our technology platform could be interrupted or delayed, our costs could increase and our reputation could be harmed.

We have invested, and expect to continue to invest, in research and development efforts that further enhance our antibody discovery platform. Such investments in technology are inherently risky and may affect our operating results. If the return on these investments is lower or develops more slowly than we expect, our revenue and operating results may suffer.

We have historically dedicated a substantial portion of our resources on the development of our platform and the technology that it incorporates. These investments may involve significant time, risks, and uncertainties, including the risk that the expenses associated with these investments may affect operating results and that such investments may not generate sufficient technological advantage relative to alternatives in the market which would, in turn, impact revenues to offset liabilities assumed and expenses associated with these new investments.

The industry in which we operate changes rapidly as a result of technological and drug developments, which may render our solutions less desirable. We believe that we must continue to invest a significant amount of time and resources in our platform and technology to maintain and improve our competitive position. If we do not achieve the benefits anticipated from these investments, if the achievement of these benefits is delayed, or if our technology platform is not able to accelerate the process of antibody drug discovery as quickly as we anticipate, our revenue and operating results may be adversely affected.

Our business is subject to risks arising from COVID-19 and other epidemic diseases.

The COVID-19 worldwide pandemic has presented substantial public health and economic challenges and is affecting our employees, partners, communities and business operations, as well as the U.S. and global economies and financial markets. International and U.S. governmental authorities in impacted regions have taken and continue to take actions in an effort to slow the spread of COVID-19, including issuing varying forms of “stay-at-home” orders, and restricting business functions outside of one’s home. We have generally restricted in-person access to our executive offices, our administrative employees are working remotely on an intermittent basis, and we have limited the number of staff in our research and development laboratories and other facilities. To date, we have not experienced material disruptions in our business operations. While it is not possible at this time to estimate the impact that COVID-19 could have on our business in the future, the continued spread of COVID-19 or variants thereof and the measures taken by the governmental authorities, and any future epidemic disease outbreaks, could: disrupt the supply chain and the manufacture or shipment of products and supplies for use by us in our discovery activities and by our partners for their discovery and development activities; delay, limit or prevent us or our partners from continuing research and development activities; impede our negotiations with partners and potential partners; impede testing, monitoring, data collection and analysis and other related activities by us and our partners; interrupt or delay the operations of the FDA, EMA, comparable foreign authorities or other regulatory bodies, which may impact review and approval timelines for initiation of clinical trials or marketing; impede the launch or commercialization of any approved products; any of which could delay our partnership programs, increase our operating costs, and have a material adverse effect on our business, financial condition and results of operations.

In addition, if COVID-19 infects our genetically modified animals, which form the basis of our platform, or if there is an outbreak among our employees or our subcontractor’s employees who maintain and care for these animals, we and our partners may be unable to produce antibodies for development. The COVID-19 pandemic and mitigation measures have had and may continue to have, and any future epidemic disease outbreak may have, an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed. The extent to which the COVID-19 pandemic impacts our results of operations will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the virus and new variants and the actions to contain its impact.

The life sciences and biotech platform technology market is highly competitive, and if we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue, or sustain profitability.

We face significant competition in the market for technologies that enable the discovery and development of therapeutic antibodies. Our technologies address antibody therapeutic discovery challenges that are addressed by other platform technologies controlled by companies that have a variety of business models, including the development of internal pipelines of therapeutics, technology licensing, and the sale of instruments and devices. Examples of technical competition at different steps of our technology platform include:

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in discovery using genetically engineered rodents, we face technical competition from companies that provide access to similar technologies, such as AbCellera Biologics Inc., Ablexis LLC, Alloy Therapeutics, Inc. Crescendo Biologics Ltd., Harbour Antibodies BV, Merus N.V., Regeneron Pharmaceuticals, Inc. and RenBio Inc.;

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in the field of single-cell screening, we face technical competition from companies that provide access to similar technologies, such as AbCellera Biologics Inc., Berkeley Lights Inc., HiFiBio Inc., and Sphere Fluidics Ltd.; and

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in ion channel drug discovery, we face technical competition from companies that provide similar technologies, or biological expertise, such as Charles River Labs Inc., Evotec SE, Metrion Biosciences Ltd., and WuXi AppTec.

We also face direct business competition from companies that provide antibody discovery services using technologies, such as hybridoma and display. Companies with discovery business models that include downstream payments include AbCellera Biologics Inc. and Adimab LLC. In addition, we compete with a variety of fee-for-service contract research organizations that provide services, in most cases using legacy technologies, that compete with one or more steps in our technology platform. In addition, our partners may also elect to develop their workflows on legacy systems rather than rely on our platform.

Our competitors and potential competitors may enjoy a number of competitive advantages over us. For example these may include longer operating histories, larger customer bases, greater brand recognition and market penetration, greater financial resources, greater technological and research and development resources, better system reliability and robustness, greater selling and marketing capabilities, and integrated manufacturing capabilities.

As a result, our competitors and potential competitors may be able to respond more quickly to changes in customer requirements, devote greater resources to the development, promotion and sale of their platforms or instruments than we can or sell their platforms or instruments, or offer solutions competitive with our platform and solutions at prices designed to win significant levels of market share. In addition, we may encounter challenges in marketing our solutions with our pricing model, which is structured to capture the potential downstream revenues associated with therapeutic candidates that were discovered using our platform. Our partners and potential partners may prefer one or more pricing models employed by our competitors that involve upfront payments rather than downstream revenues. We may not be able to compete effectively against these organizations.

In addition, competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. Certain of our competitors may be able to secure key inputs from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to technology and platform development than we can. If we are unable to compete successfully against current and future competitors, we may be unable to increase market adoption and sales of our platform, which could prevent us from increasing our revenue or sustaining profitability.

Our management uses certain key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions and such metrics may not accurately reflect all of the aspects of our business needed to make such evaluations and decisions, in particular as our business continues to grow.

In addition to our financial results, our management regularly reviews a number of operating and financial metrics, including the number of active partners, the number of active programs, the number and progress of active clinical programs, and the number and commercial progress of approved products, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. We believe that these metrics are representative of our current business; however, these metrics may not accurately reflect all aspects of our business, and we anticipate that these metrics may change or may be substituted for additional or different metrics as our business grows and as we introduce new solutions. In addition, we are highly dependent on information provided by our partners as to the status of their development programs. To the extent such information is later shown to be inaccurate, our metrics and forecasts could be materially and adversely affected. If our management fails to review other relevant information or change or substitute the key business metrics they review as our business grows, or if our metrics prove inaccurate or unrepresentative based on information provided by our partners or otherwise, their ability to accurately formulate financial projections and make strategic decisions may be compromised and our business, financial results and future growth prospects may be adversely impacted.

We rely on third parties to host our mouse and rat colonies and expect to continue to do so for the foreseeable future, and these third parties may not perform satisfactorily which could delay, prevent or impair our partnership programs and research and development efforts.

We do not own or operate vivarium facilities for our mouse and rat colonies and have no plans to expand our vivarium facilities beyond those that house our chickens. We rely, and expect to continue to rely, on third-party CROs to host our mice and rats and to conduct certain research services for us and our partners, such as animal breeding, genotyping and animal distribution. We have limited control over the performance by these third parties, including with respect to maintaining adequate quality control, quality assurance and qualified personnel, and to performing their services in compliance with applicable scientific and regulatory requirements. If these third parties are unable to continue maintaining our mice and rats in accordance with our specifications or on commercially reasonable terms, or otherwise perform in a substandard manner, the discovery activities for our partners may be delayed. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms or at all. Switching or adding additional vivarium facilities involves additional cost and requires our management’s time and focus. In addition, there is a natural transition period when a new facility commences work. As a result, delays may occur, which can materially impact our ability to meet our partners’ discovery timelines. Though we carefully manage our relationships with these third parties, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, results of operations, financial condition and prospects.

We rely on a limited number of suppliers for laboratory equipment and materials and may not be able to find replacements or immediately transition to alternative suppliers.

We rely on a limited number of suppliers, or in some cases single suppliers, to provide certain consumables and equipment that we use in our laboratory operations, as well as reagents and other laboratory materials involved in the development of our technology. Fluctuations in the availability and price of laboratory materials and equipment could have an adverse effect on our ability to meet our technology development goals with our partners and thus our results from operations as well as future partnership opportunities. An interruption in our laboratory operations or technology transfer could occur if we encounter delays, quality issues or other difficulties in securing these consumables, equipment, reagents or other materials, and if we cannot then obtain an acceptable substitute. In addition, while we believe suitable additional or alternative suppliers are available to accommodate our operations, if needed, any transition to new or additional suppliers may cause delays in our processing of samples or development and commercialization of our technology. Any such interruption could significantly affect our business, financial condition, results of operations and reputation.

The sizes of the markets and forecasts of market growth for the demand of our OmniAb technology platform and other of our key performance indicators are based on a number of complex assumptions and estimates, and may be inaccurate.

We estimate annual total addressable markets and forecasts of market growth for our platform and technologies and for antibody-based therapeutics generally. We have also developed a standard set of key performance indicators in order to enable us to assess the performance of our business in and across multiple markets, and to forecast future revenue. These estimates, forecasts and key performance indicators are based on a number of complex assumptions, internal and third party estimates and other business data, including assumptions and estimates relating to our ability to generate revenue from the development of new workflows. While we believe our assumptions and the data underlying our estimates and key performance indicators are reasonable, there are inherent challenges in measuring or forecasting such information. As a result, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors and indicators. As a result, our estimates of the annual total addressable market and our forecasts of market growth and future revenue from technology access fees, service fees, milestone payments or royalties may prove to be incorrect, and our key business metrics may not reflect our actual performance. For example, if the annual total addressable market or the potential market growth for our platform is smaller than we have estimated or if the key business metrics we utilize to forecast revenue are inaccurate, it may impair our sales growth and have an adverse impact on our business, financial condition, results of operations and prospects.

Third-party payor coverage and reimbursement status of newly approved therapeutics is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for current or future products and services could limit our partners’ ability to fully commercialize therapeutic candidates generated using our platform, which would decrease our ability to generate revenue.

The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford any therapeutics generated using our platform that our partners may develop and sell. In addition, because the therapeutics we generate may represent new classes of treatments for diseases, we and our partners cannot accurately estimate how such therapeutics would be priced, whether reimbursement could be obtained or any potential revenue generated. Sales of such therapeutics will depend substantially, both domestically and internationally, on the extent to which the costs of such therapeutics are paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If reimbursement is not available, or is available only to limited levels, our partners may not be able to successfully commercialize some therapeutics generated with our technology. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow our partners to establish or maintain pricing sufficient to realize a sufficient return on their investment in such therapeutics, and may lead to discontinuation or deprioritization of marketing and sales efforts for such products. Changes in the reimbursement landscape may occur, which are outside of our control, and may impact the commercial viability of our technology development services and/or therapeutics generated using our technology.

There is significant uncertainty related to the insurance coverage and reimbursement of newly cleared, authorized or approved therapeutics in the United States, the EU and other jurisdictions. Due to the trend toward value-based pricing and coverage, the increasing influence of health maintenance organizations and additional legislative changes, we expect our partners to experience pricing pressures on therapeutics generated using our platform that our partners may commercialize. The downward pressure on healthcare costs in general, particularly novel therapeutics, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products, which would negatively impact our ability to generate revenues.

Healthcare reform efforts aimed at lowering the price of biopharmaceutical products may impact our ability to maintain sufficient profits.

Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably.

In particular, in the United States, in 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (ACA), was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid rebate obligation to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an Executive Order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The Executive Order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administrations, if any, will impact our business.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, on March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 into law, which eliminates the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price, beginning January 1, 2024. Further, in August 2011, the Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension that lasted from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. Following the suspension, a 1% payment reduction began April 1, 2022, lasting through June 30, 2022. The 2% payment reduction resumed on July 1, 2022.

On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (IRA) into law. This statute marks the most significant action by Congress with respect to the pharmaceutical industry since adoption of the ACA in 2010. Among other things, the IRA requires manufacturers of certain drugs to engage in price negotiations with Medicare (beginning in 2026), imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation (first due in 2023), and replaces the Part D coverage gap discount program with a new discounting program (beginning in 2025). The IRA permits the Secretary of the Department of Health and Human Services (HHS) to implement many of these provisions through guidance, as opposed to regulation, for the initial years. For that and other reasons, it is currently unclear how the IRA will be effectuated, and while the impact of the IRA on the pharmaceutical industry cannot yet be fully determined, it is likely to be significant.

Further, heightened governmental scrutiny is likely to continue over the manner in which product manufacturers set prices for their marketed products, which has already resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that additional U.S. federal or foreign healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. federal government or foreign governments will pay for healthcare products and services, which could result in reduced demand for our products and therapeutic candidates, if approved, or additional pricing pressures. If efforts to contain the price of biopharmaceutical products are successful, the magnitude of milestone payments and royalties we would expect to receive in connection with our partners’ future prioritization and investment in developing novel biologics may be impacted. For instance, in December 2021, Regulation No 2021/2282 on Health Technology Assessment (HTA) amending Directive 2011/24/EU, was adopted in the European Union (EU). This regulation which entered into force in January 2022 intends to boost cooperation among EU member states in assessing health technologies, including new medicinal products, and providing the basis for cooperation at the EU level for joint clinical assessments in these areas. The regulation foresees a three-year transitional period and will permit EU member states to use common HTA tools, methodologies, and procedures across the EU, working together in four main areas, including joint clinical assessment of the innovative health technologies with the most potential impact for patients, joint scientific consultations whereby developers can seek advice from HTA authorities, identification of emerging health technologies to identify promising technologies early, and continuing voluntary cooperation in other areas. Individual EU member states will continue to be responsible for assessing non-clinical (e.g., economic, social, ethical) aspects of health technologies, and making decisions on pricing and reimbursement.

We must adapt to rapid and significant technological change and respond to introductions of new products and technologies by competitors to remain competitive.

We provide our antibody discovery solutions and capabilities in industries that are characterized by significant enhancements and evolving industry standards. As a result, our partners’ needs are rapidly evolving. If we do not appropriately innovate and invest in new technologies, our platform may become less desirable in the markets we serve, and our partners could move to new technologies offered by our competitors, or engage in antibody discovery themselves. Without the timely introduction of new solutions and technological enhancements, our offerings will likely become less competitive over time, in which case our competitive position and operating results could suffer. Accordingly, we focus significant efforts and resources on the development and identification of new technologies and markets to further broaden and deepen our capabilities and expertise in antibody drug discovery and development. To the extent we fail to timely introduce new and innovative technologies or solutions, adequately predict our partners’ needs or fail to obtain desired levels of market acceptance, our business may suffer and our operating results could be adversely affected.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations, including our laboratory information management system, our computational biology system, our knowledge management system, our customer reporting, our platform, our advanced automation systems, and advanced application software. We have installed, and expect to expand, a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations. These implementations were expensive and required a significant effort in terms of both time and effort. In addition to the aforementioned business systems, we intend to extend the capabilities of both our preventative and detective security controls by augmenting the monitoring and alerting functions, the network design and the automatic countermeasure operations of our technical systems. These information technology and telecommunications systems support a variety of functions, including laboratory operations, data analysis, quality control, customer service and support, billing, research and development activities, scientific and general administrative activities. A significant risk in implementing these systems, for example, is the integration of separate information technology and telecommunications systems.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious software, bugs or viruses, human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could have an adverse effect on our business and our reputation, and we may be unable to regain or repair our reputation in the future.

Our business development and marketing organizations are currently limited, and if we are unable to expand our personnel to reach our existing and potential partners, our business may be adversely affected.

Our business development and marketing functions are currently limited, with only two dedicated business development and two marketing employees, as of November 1, 2022. We have supported these functions with research and development staff attending a variety of scientific conferences which has helped increase the business development pipeline. We will need to expand our commercial organization in order to effectively market our solutions to existing and new partners. Competition for employees capable of negotiating and entering into partnerships with pharmaceutical and biotechnology companies is intense. We may not be able to attract and retain personnel or be able to build an efficient and effective sales organization, which could negatively impact sales and market acceptance of our platform and limit our revenue growth and potential profitability. In addition, the time and cost of establishing a specialized sales, marketing and service force for a particular service may be difficult to justify in light of the revenue generated or projected.

Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to successfully sell our programs and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality.

Our success is dependent on our ability to attract and retain highly qualified management and other scientific and engineering personnel.

Our success depends in part on our continued ability to attract, retain, manage, and motivate highly qualified management, scientific and engineering personnel, and we face significant competition for experienced personnel. We are highly dependent upon our senior management, as well as our senior scientists and engineers and other members of our management team. The individual and collective efforts of these employees will be important as we continue to develop and market our platform and technology. The loss or incapacity of existing members of our senior management team could adversely affect our operations if we experience difficulties in hiring qualified successors. Although we intend to execute employment agreements or offer letters with each member of our senior management team, these agreements will be terminable at will with or without notice and, therefore, we may not be able to retain their services as expected. We do not currently maintain “key person” life insurance on the lives of our executives or any of our employees. This lack of insurance means that we may not have adequate compensation for the loss of the services of these individuals.

We may not be able to attract or retain qualified scientists and engineers in the future due to the competition for qualified personnel among life science businesses. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific and engineering personnel. We may have difficulties locating, recruiting or retaining qualified salespeople. Recruiting and retention difficulties can limit our ability to support our research and development and sales programs. A key risk in this area, for example, is that certain of our employees are at-will, which means that either we or the employee may terminate their employment at any time.

We have made technology acquisitions and expect to acquire businesses or assets or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, or cause us to incur debt or significant expense.

Our business includes numerous acquisitions completed by Ligand, including the acquisition of Crystal Bioscience in October 2017, Ab Initio in July 2019, the Icagen ion channel platform through the acquisition of the core assets of Icagen in April 2020, xCella Biosciences in September 2020, and Taurus Biosciences in

September 2020. We expect to pursue additional acquisitions of businesses and assets in the future. We may not be able to find suitable partners or acquisition or asset purchase candidates in the future, and we may not be able to complete such transactions on favorable terms, if at all. The competition for strategic partners or acquisition candidates may be intense, and the negotiation process will be time-consuming and complex. If we make any additional acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, these acquisitions may not strengthen our competitive position, the transactions may be viewed negatively by partners or investors, we may be unable to retain key employees of any acquired business, relationships with key suppliers, manufacturers or partners of any acquired business may be impaired due to changes in management and ownership, and we could assume unknown or contingent liabilities. In addition, we will likely experience significant charges to earnings in connection with our efforts, if any, to consummate acquisitions. For transactions that are ultimately not consummated, these charges may include fees and expenses for investment bankers, attorneys, accountants and other advisors in connection with our efforts. Even if our efforts are successful, we may incur, as part of a transaction, substantial charges for closure costs associated with elimination of duplicate operations and facilities and acquired in process research and development charges. In either case, the incurrence of these charges could adversely affect our results of operations for particular quarterly or annual periods. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. We cannot guarantee that we will be able to fully recover the costs of any acquisition.

Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture. We also may experience losses related to investments in other companies, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Acquisitions may also expose us to a variety of international and business related risks, including intellectual property, regulatory laws, local laws, tax and accounting.

To finance any acquisitions or asset purchase, we may choose to issue securities as consideration, which would dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire companies or assets using our securities as consideration.

If our operating facilities become damaged or inoperable or if we move or are otherwise required to vacate our facilities, our ability to conduct and pursue our research and development efforts may be jeopardized.

Our scientific and engineering research and development and testing is conducted at our facilities located in Emeryville, California, Durham, North Carolina, and Tucson, Arizona. Our facilities and equipment could be harmed or rendered inoperable or inaccessible by natural or man-made disasters or other circumstances beyond our control, including fire, earthquake, power loss, communications failure, war or terrorism, or another catastrophic event, such as a pandemic or similar outbreak or public health crisis, which may render it difficult or impossible for us to support our partners and develop updates, upgrades and other improvements to our platform, advanced automation systems, and advanced application and workflow software for some period of time. The inability to address system issues could develop if our facilities are inoperable or suffer a loss of utilization for even a short period of time, may result in the loss of partners or harm to our reputation, and we may be unable to regain those partners or repair our reputation in the future. Furthermore, our facilities and the equipment we use to perform our research and development work could be unavailable or costly and time-consuming to repair or replace. It would be difficult, time-consuming and expensive to rebuild our facilities, to locate and qualify a new facility or license or transfer our proprietary technology to a third party. Even in the event we are able to find a third party to assist in research and development efforts, we may be unable to negotiate commercially reasonable terms to engage with the third party.

We carry insurance for damage to our property and the disruption of our business, but this insurance may not cover all of the risks associated with damage or disruption to our business, may not provide coverage in amounts sufficient to cover our potential losses and may not continue to be available to us on acceptable terms, if at all.

In addition, we plan to plan to move and expand the vivarium facilities housing our chickens in 2022. Such a move could disrupt our operations as we ramp up the new facility, result in animal injury or death, or otherwise impair the research services conducted using such animals. Adverse consequences resulting from our planned move could harm our relationships with our partners and our reputation, and could affect our ability to generate revenue.

Our insurance policies are expensive and protect us only from some business risks, which leaves us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter and our policies have limits and significant deductibles. Some of the policies we currently maintain include general liability, property, umbrella and directors’ and officers’ insurance.

Any additional insurance coverage we acquire in the future, may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. A successful liability claim or series of claims in which judgments exceed our insurance coverage could adversely affect our business, financial condition, results of operations and prospects, including preventing or limiting the use of our platform to discover antibodies.

We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board, our Board committees or as executive officers. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition, results of operations and prospects.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we generate and store sensitive data, including research data, intellectual property and proprietary business information owned or controlled by ourselves or our employees, partners and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers. We utilize external security and infrastructure vendors to manage parts of our data centers. These applications and data encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, accidental exposure, unauthorized access, inappropriate modification and the risk of our being unable to adequately monitor and audit and modify our controls over our critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. Further, to the extent our employees are working at home during the COVID-19 pandemic, additional risks may arise as a result of depending on the networking and security put into place by the employees. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may experience security breaches that may remain undetected for an extended period. Our third-party service providers and partners are also subject to these heightened risks. The secure processing, storage, maintenance and transmission of this critical information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or infections by viruses or other malware or breached due to erroneous actions or inactions by our employees or contractors, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings. Unauthorized access, loss or dissemination could also disrupt our operations and damage our reputation, any of which could adversely affect our business.

Additionally, although we maintain cybersecurity insurance coverage, we cannot be certain that such coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

Our business could become subject to more extensive government regulation than we currently anticipate, and regulatory compliance obligations and the investigational exemption and approval processes to which our animals may become subject are expensive, time-consuming and uncertain both in timing and in outcome.

We believe our operations are currently subject to limited direct regulation by the FDA, comparable foreign authorities or other regulatory bodies. However, our business could in future become subject to more direct oversight by the FDA, EMA or other comparable domestic or international agencies. For example, we may be subject to evolving and variable regulations governing the production of genetically engineered organisms. In particular, the FDA regulates animals whose genomes have been intentionally altered, and the FDA considers such alterations to be new animal drugs that may require approvals or exemptions in order to be commercially marketed or for investigational use in the United States. For example, we have been in communication with the FDA regarding the regulatory requirements applicable to our OmniChickens designed to produce human immunoglobulins, and the FDA has advised us that such approvals or exemptions are not required in light of the early stage of our research. However, the FDA may determine that we are not in compliance with the conditions imposed upon us to avoid the requirement for such approvals or exemptions at present or we may later become subject to such approvals or exemptions. Furthermore, while we have no active plans to operate a manufacturing facility designed to comply with current good manufacturing practices (cGMPs), future market pressures or the lack of available capacity at cGMP manufacturing facilities may necessitate our entry into this market. Complying with such regulations may be expensive, time-consuming and uncertain, and if we fail to comply with any applicable requirements enforced by the FDA with respect to our intentionally genetically altered animals or otherwise, we may be subject to administratively or judicially imposed sanctions, including restrictions on our products or operations, warning or untitled letters, civil or criminal penalties, injunctions, product seizures, product detentions, import bans, product recalls, or adverse publicity requirements, any of which could have an adverse effect on our business, financial condition and operating results.

Our business operations and current and future relationships with investigators, healthcare professionals, and partners may be subject to applicable fraud and abuse and other healthcare laws and regulations, which could expose us and/or our partners to criminal sanctions, civil penalties, exclusion from government healthcare programs, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare professionals, physicians and third-party payors will play a primary role in the recommendation and prescription of any therapeutic candidates generated by our platform for which our partners obtain marketing approval. Our arrangements with our partners may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we conduct our business. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the U.S. federal False Claims Act and civil monetary penalties laws, which, among other things, impose criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. The government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

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the U.S. federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or service. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the U.S. Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or the Children’s Health Insurance Program to report to the Department of Health and Human Services information related to certain financial interactions with physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other non-physician practitioners (physician assistants, nurse practitioners, clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists, anesthesiology assistants and certified nurse midwives), and teaching hospitals, as well as the ownership and investment interests of physicians and their immediate family members;

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analogous state laws and regulations, such as state anti-kickback and false claims laws that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare professionals or marketing expenditures and pricing information; and

•	EU and other foreign law equivalents of each of the laws, including reporting requirements detailing interactions with and payments to healthcare providers.

Ensuring that our business arrangements with third parties comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities may conclude that our or our partners’ business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our or our partners’ operations were to be found to be in violation of any of these laws or any other governmental regulations that may apply, we and/or our partners may be subject to the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, individual imprisonment, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements or oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Further, defending against any such actions can be costly, time consuming and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.

Changes in and actual or perceived failures to comply with applicable data privacy, security and protection laws, regulations, standards and contractual obligations may adversely affect our business, operations and financial performance.

We and our partners may be subject to federal, state, and foreign laws and regulations that govern data privacy and security. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues, which may affect our business and may increase our compliance costs and exposure to liability. In the United States, numerous federal and state laws and regulations govern the collection, use, disclosure, and protection of personal information, including state data breach notification laws, federal and state health information privacy laws, and federal and state consumer protection laws. Each of these laws is subject to varying interpretations by courts and government agencies, creating complex compliance issues. If we fail to comply with applicable laws and regulations we could be subject to penalties or sanctions, including criminal penalties if we knowingly obtain or disclose individually identifiable health information from a covered entity in a manner that is not authorized or permitted by HIPAA or applicable state laws.

We are also or may become subject to rapidly evolving data protection laws, rules and regulations in foreign jurisdictions. For example, the European Union General Data Protection Regulation (GDPR) governs certain collection and other processing activities involving personal data about individuals in the European Economic Area (EEA). Among other things, the GDPR imposes requirements regarding the security of personal data, the rights of data subjects to access and delete personal data, requires having lawful bases on which personal data can be processed, includes requirements relating to the consent of individuals to whom the personal data relates, requires detailed notices for clinical trial participants and investigators and regulates transfers of personal data from the EEA to third countries that have not been found to provide adequate protection to such personal data, including the United States. In addition, the GDPR imposes substantial fines for breaches and violations (up to the greater of €20.0 million or 4% of our annual global revenue). The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR. Further, from January 1, 2021, companies have been subject to the GDPR and also the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. The UK GDPR mirrors the fines under the GDPR, e.g. fines up to the greater of €20.0 million (£17.5 million) or 4% of global turnover. The European Commission has adopted an adequacy decision in favor of the UK, enabling data transfers from EU member states to the UK without additional safeguards. However, the UK adequacy decision will automatically expire in June 2025 unless the European Commission re-assesses and renews/extends that decision, and remains under review by the Commission during this period. The relationship between the UK and the EU in relation to certain aspects of data protection law remains unclear, and it is unclear how UK data protection laws and regulations will develop in the medium to longer term, and how data transfers to and from the UK will be regulated in the long term. These changes may lead to additional costs and increase our overall risk exposure.

Compliance with applicable data privacy and security laws, rules and regulations could require us to take on more onerous obligations in our contracts, require us to engage in costly compliance exercises, restrict our ability to collect, use and disclose data, or in some cases, impact our or our partners’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. If we fail to comply with any such laws, rules or regulations, we may face government investigations and/or enforcement actions, fines, civil or criminal penalties, private litigation or adverse publicity that could adversely affect our business, financial condition and results of operations.

Risks Related to the Separation and Distribution and Our Relationship with Ligand

As a result of the Separation, we lost Ligand’s brand, reputation, capital base and other resources, and may experience difficulty operating as a standalone company.

We believe our association with Ligand has contributed to our building relationships with our customers due to Ligand’s globally recognized brand and reputation for innovation in drug discovery and development. The Separation could adversely affect our ability to attract and retain customers, which could result in reduced sales of our products.

The loss of Ligand’s scale, capital base and financial strength may also prompt suppliers to reprice, modify or terminate their relationships with us. In addition, Ligand’s elimination of its ownership of our company could potentially cause some of our existing agreements and licenses to be terminated. We do not currently anticipate any material terminations in connection with the transactions. Nevertheless, we cannot predict with certainty the effect that the Separation, Distribution or Merger will have on our business, our clients, vendors or other persons, or whether our OmniAb brand will be accepted in the marketplace.

Further, because we have not operated as a standalone company in the past, we may have difficulty doing so. We may need to acquire assets and resources in addition to those provided by Ligand to our company, and in connection with the Separation, may also face difficulty in separating our assets from Ligand’s assets and integrating newly acquired assets into our business. Our business, financial condition and results of operations could be materially and adversely affected if we have difficulty operating as a standalone company, fail to acquire assets that prove to be important to our operations or incur unexpected costs in separating our assets from Ligand’s assets or integrating newly-acquired assets.

We incurred significant charges in connection with the Business Combination and will incur incremental costs as a standalone public company.

We incurred significant transaction costs in connection with the Business Combination, including accounting, legal, underwriting, financial and capital markets advisory and other fees and expenses. These estimated transaction costs are reflected in the unaudited pro forma condensed combined financial information contained elsewhere in this prospectus. In addition, we will need to replicate or replace certain arrangements, functions, systems and infrastructure to which we will no longer have the same access after the Separation. We expect to make investments and hire additional employees, or out-source certain functions, systems and infrastructure through contracts with third parties, to operate without access to Ligand’s existing operational and administrative infrastructure. These initiatives may be costly to implement. To the extent we implement any of these initiatives, we may incur additional operating costs beyond what is included in our historical and pro forma financial statements, and the amount and timing of such costs is uncertain.

Ligand performed or supported many important corporate functions for our company. Our combined financial statements reflect charges for these services on an allocated basis. Following the Separation, many of these services are governed by our Transition Services Agreement. Under the Transition Services Agreement, we are able to use these Ligand services for a fixed term established on a service-by-service basis. The Transition Services Agreement may be terminated by us with prior written notice, by either party in the event of an uncured material breach by the other party or its applicable affiliates, upon bankruptcy or insolvency of the other party, or by mutual agreement of the parties.

We pay Ligand fees for the transition services as a flat monthly fee and reimburse Ligand for all reasonable out-of-pocket expenses that it incurs in connection with providing the transition services. In addition, while these services are being provided to us by Ligand, our operational flexibility to modify or implement changes with respect to such services or the amounts we pay for them is limited.

We may not be able to replace these services or enter into appropriate third-party arrangements on terms and conditions, including cost, comparable to those that we will receive from Ligand under our Transition Services Agreement. Additionally, after the Transition Services Agreement terminates, we may be unable to sustain the services at the same levels or obtain the same benefits as when we were receiving such services and benefits from Ligand. When we begin to operate these functions separately, if we do not have our own adequate systems and business functions in place, or are unable to obtain them from other providers, we may not be able to operate our business effectively or at comparable costs, and our profitability may decline. In addition, we have historically received informal support from Ligand, which may not be addressed in our Transition Services Agreement. The level of this informal support will diminish or be eliminated following the Separation.

In addition, our historical combined financial statements include the attribution of certain assets and liabilities that historically have been held at the Ligand corporate level but which are specifically identifiable or attributable to the businesses transferred to us in connection with the Separation. The value of the assets and liabilities we assumed in connection with the Separation could ultimately be materially different than such attributions, which could have a material adverse effect on our financial condition.

In connection with the Separation, we also entered into a second Transition Services Agreement under which we will provide services relating to corporate functions, legal administration and other administrative functions to Ligand. These are services that we historically provided to Ligand prior to the Separation. Under this Transition Services Agreement, Ligand is able to use our services for a fixed term established on a service-by-service basis. The Transition Services Agreement may be terminated by Ligand with prior written notice, by either party in the event of an uncured material breach by the other party or its applicable affiliates, upon bankruptcy or insolvency of the other party, or by mutual agreement of the parties. Ligand pays us fees for the transition services as a flat monthly fee and reimbursea us for all reasonable out-of-pocket expenses that we incur in connection with providing the transition services. In addition, while these services are being provided to Ligand by us, our operational flexibility to modify or implement changes with respect to our capabilities to provide such services will be limited, and we may be obligated to maintain certain functions and capabilities solely to be able to meet our obligations to Ligand under the Transition Services Agreement.

Our historical combined financial data and pro forma financial statements are not necessarily representative of the results we would have achieved as a standalone company and may not be a reliable indicator of our future results.

Our historical combined financial data included in this prospectus does not reflect the financial condition, results of operations or cash flows we would have achieved as a standalone company during the periods presented or those we will achieve in the future. This is primarily the result of the following factors:

•	our historical combined financial data does not reflect the Business Combination;

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our historical combined financial data reflects expense allocations for certain support functions that are provided on a centralized basis within Ligand, such as expenses for executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations that may be higher or lower than the comparable expenses we would have actually incurred, or will incur in the future, as a standalone company;

•	our cost of debt and our capital structure will be different from that reflected in our historical combined financial statements;

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significant increases may occur in our cost structure as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act); and

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the Separation may have a material effect on our customers and other business relationships, including supplier relationships, and may result in the loss of preferred pricing available by virtue of our reduced relationship with Ligand.

Our financial condition and future results of operations, after giving effect to the Business Combination, will be materially different from amounts reflected in our historical combined financial statements included elsewhere in this proxy statement/prospectus/information statement. As a result of the Business Combination, it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business.

Ligand may compete with us.

Ligand is not restricted from competing with us in the antibody discovery business. Although Ligand has informed us it has no current intention to compete with us in the antibody discovery business, if Ligand in the future decides to engage in the type of business we conduct, it may have a competitive advantage over us, which may cause our business, financial condition and results of operations to be materially and adversely affected.

If the Distribution, together with certain related transactions, fails to qualify as a reorganization under Sections 355 and 368(a)(1)(D) of the Code, or the Merger fails to qualify as a reorganization under Section 368(a) of the Code, Ligand and its stockholders could incur significant tax liabilities, and APAC and OmniAb could be required to indemnify Ligand for taxes that could be material pursuant to indemnification obligations under the Tax Matters Agreement.

Ligand received the Distribution Tax Opinion from Latham & Watkins LLP, tax counsel to Ligand, which provided that the Distribution, together with certain related transactions, will qualify as a reorganization under Sections 355 and 368(a)(1)(D) of the Code and that the Merger will not cause Section 355(e) of the Code to apply to the Distribution. In addition, the obligations of Ligand and OmniAb to complete the Merger were conditioned upon, among other things, Ligand’s receipt of the Distribution Tax Opinion and an opinion of Latham & Watkins LLP that the Merger would be treated as a reorganization under Section 368(a) of the Code. The obligation of APAC to complete the Merger was conditioned upon, among other things, receipt of an opinion of Weil, Gotshal & Manges LLP, tax counsel to APAC, that the Merger would be treated as a reorganization under Section 368(a) of the Code. The conditions in the Merger Agreement related to the receipt by Ligand and APAC of the foregoing tax opinions could be waived by Ligand and OmniAb in writing.

The tax opinions were delivered in connection with the closing of the Merger and were based on, among other things, certain facts, assumptions, representations and undertakings from Ligand, OmniAb and APAC, including those regarding the past and future conduct of the Companies’ respective businesses and other matters. If any of these facts, assumptions, representations, or undertakings are incorrect or not satisfied, Ligand may not be able to rely on the opinions, and Ligand and its stockholders could be subject to significant U.S. federal income tax liabilities. In addition, the opinions will not be binding on the IRS or the courts. Notwithstanding the opinions, the IRS could determine on audit that the Distribution or Merger does not qualify as a reorganization if it determines that any of the facts, assumptions, representations or undertakings on which the opinions are based are not correct or have been violated or that the Distribution or Merger should be taxable for other reasons, including as a result of a significant change in stock or asset ownership after the Distribution.

If the Distribution, together with certain related transactions, is ultimately determined not to qualify as a reorganization, the Distribution could be treated as a taxable disposition of shares of OmniAb stock by Ligand and as a taxable distribution to Ligand’s stockholders for U.S. federal income tax purposes. If the Merger is ultimately determined not to qualify as a reorganization, the Merger could be treated as a taxable disposition of OmniAb stock by Ligand stockholders. In either such case, Ligand and its stockholders that are subject to U.S. federal income tax could incur significant U.S. federal income tax liabilities.

Under the Tax Matters Agreement that APAC and OmniAb entered into with Ligand, APAC and OmniAb will generally be required to indemnify Ligand against certain taxes incurred by Ligand that arise in connection with the Distribution as a result of certain actions or omissions by APAC or OmniAb. Further, even if APAC and OmniAb are not responsible for tax liabilities of Ligand under the Tax Matters Agreement, OmniAb nonetheless could be liable under applicable U.S. federal tax law for such liabilities if Ligand were to fail to pay them. If APAC or OmniAb are required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

We might not be able to engage in certain transactions and equity issuances as a result of the Distribution.

Our ability to engage in equity transactions could be limited or restricted in order to preserve, for U.S. federal income tax purposes, the qualification of the Distribution, together with certain related transactions, as a generally tax-free reorganization under Sections 355 and 368(a)(1)(D) of the Code. Even if the Distribution otherwise qualifies for tax-free treatment to Ligand’s stockholders under Section 355 of the Code, it may result in corporate-level taxable gain to Ligand if there is a 50% or greater change in ownership, by vote or value, of our shares of common stock, Ligand’s stock or the stock of a successor of any of the foregoing occurring as part of a plan or series of related transactions that includes the Distribution. Any acquisitions or issuances of shares of our Common Stock or Ligand Common Stock within two years of the Distribution are generally presumed to be part of such a plan, although we or Ligand may be able to rebut that presumption.

Under the Tax Matters Agreement that we entered into with Ligand, we will be required to comply with the representations made in the materials submitted to legal counsel in connection with the Distribution Tax Opinion that Ligand received regarding the intended tax treatment of the Distribution and certain related transactions. The Tax Matters Agreement also restricts our ability to take or fail to take any action if such action or failure to act could adversely affect the intended tax treatment of the Distribution, together with certain related transactions. In particular, except in specific circumstances, in the two years following the Distribution, we will be restricted from, among other things, (i) entering into certain transactions pursuant to which all or a portion of shares of our common stock would be acquired, whether by merger, consolidation, certain stock issuances, or otherwise and (ii) ceasing to actively conduct certain of the OmniAb businesses. These restrictions may limit for a period of time our ability to pursue certain transactions that we may believe to be in the best interests of our stockholders or that might increase the value of our business.

Potential indemnification obligations to Ligand pursuant to the Separation Agreement could materially and adversely affect our businesses, financial condition, results of operations and cash flows.

The Separation Agreement, among other things, provides for indemnification obligations (for uncapped amounts) designed to make us financially responsible for all liabilities that Ligand may incur or may exist relating to our business activities (as currently and historically conducted), whether incurred prior to or after the Separation.

In connection with the Separation, Ligand will indemnify us for certain liabilities. However, there can be no assurance that such indemnity will be sufficient to insure us against the full amount of such liabilities, or that Ligand’s ability to satisfy its indemnification obligations will not be impaired in the future.

Pursuant to the Separation Agreement and certain other agreements with Ligand, Ligand will agree to indemnify us for certain liabilities. However, third parties could also seek to hold us responsible for any of the liabilities that Ligand has agreed to retain, and there can be no assurance that the indemnity from Ligand will be sufficient to protect us against the full amount of such liabilities, or that Ligand will be able to fully satisfy its indemnification obligations. In addition, Ligand’s insurance will not necessarily be available to us for liabilities associated with occurrences of indemnified liabilities prior to the Separation, and in any event Ligand’s insurers may deny coverage to us for liabilities associated with certain occurrences of indemnified liabilities prior to the Separation. Moreover, even if we ultimately succeed in recovering from Ligand or such insurance providers any amounts for which we are held liable, we may be temporarily required to bear these losses. Each of these risks could negatively affect our businesses, financial position, results of operations and cash flows.

The Separation and Distribution may expose us to potential liabilities arising out of state and federal fraudulent conveyance laws and legal dividend requirements.

The Separation and Distribution are subject to review under various state and federal fraudulent conveyance laws. Fraudulent conveyance laws generally provide that an entity engages in a constructive fraudulent conveyance when (i) the entity transfers assets and does not receive fair consideration or reasonably equivalent value in return; and (ii) the entity: (a) is insolvent at the time of the transfer or is rendered insolvent by the transfer; (b) has unreasonably small capital with which to carry on its business; or (c) intends to incur or believes it will incur debts beyond its ability to repay its debts as they mature. An unpaid creditor or an entity acting on behalf of a creditor (including without limitation a trustee or debtor-in-possession in a bankruptcy by us or Ligand or any of our respective subsidiaries) may bring an action alleging that the Separation or Distribution or any of the related transactions constituted a constructive fraudulent conveyance. If a court accepts these allegations, it could impose a number of remedies, including without limitation, voiding our claims against Ligand, requiring our stockholders to return to Ligand some or all of the shares of our common stock issued in the Distribution, or providing Ligand with a claim for money damages against us in an amount equal to the difference between the consideration received by Ligand and our fair market value at the time of the Distribution.

The measure of insolvency for purposes of the fraudulent conveyance laws will vary depending on which jurisdiction’s law is applied. Generally, an entity would be considered insolvent if (i) the present fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities); (ii) the present fair saleable value of its assets is less than its probable liabilities on its debts as such debts become absolute and matured; (iii) it cannot pay its debts and other liabilities (including contingent liabilities and other commitments) as they mature; or (iv) it has unreasonably small capital for the business in which it is engaged. We cannot assure you what standard a court would apply to determine insolvency or that a court would determine that we, Ligand or any of our respective subsidiaries were solvent at the time of or after giving effect to the Distribution.

The Distribution of our common stock is also subject to review under state corporate distribution statutes. Under the DGCL, a corporation may only pay dividends to its stockholders either (i) out of its surplus (net assets minus capital) or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. Although Ligand intends to make the Distribution of our common stock entirely from surplus, we cannot assure you that a court will not later determine that some or all of the Distribution to Ligand stockholders was unlawful.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain sufficient intellectual property protection for our platform and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technologies or a platform similar or identical to ours, and our ability to successfully sell our platform and services may be impaired.

We rely on patent protection, as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions, to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage. If we fail to protect our intellectual property, third parties may be able to compete more effectively against us. In addition, we may incur substantial litigation costs in our attempts to recover or restrict the use of our intellectual property.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage to exclude our competitors from making products or providing services claimed in our patents, our competitive position could be adversely affected, as could our business. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive.

Our success depends in large part on our ability to obtain and maintain adequate protection of the intellectual property we may own solely and jointly with others or otherwise have rights to, particularly patents, in the United States and in other countries with respect to our platform, our software and our technologies, without infringing the intellectual property rights of others.

We strive to protect and enhance the proprietary technologies that we believe are important to our business, including seeking patents intended to cover our platform and related technologies and uses thereof, as we deem appropriate. Certain of our patents and patent applications in the United States and certain foreign jurisdictions relate to our technology. However, obtaining and enforcing patents in our industry is costly, time-consuming and complex, and we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions. There can be no assurance that the claims of our patents (or any patent application that issues as a patent), will exclude others from making, using, importing, offering for sale, or selling our products or services that are substantially similar to ours. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. In countries where we have not sought and do not seek patent protection, third parties may be able to manufacture and sell our technology without our permission, and we may not be able to stop them from doing so. We may not be able to file and prosecute all necessary or desirable patent applications, or maintain, enforce and license any patents that may issue from such patent applications, at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. We may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed to third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

It is possible that none of our pending patent applications will result in issued patents in a timely fashion or at all, and even if patents are granted, they may not provide a basis for intellectual property protection of commercially viable products or services, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties or deemed unenforceable by a court. It is possible that others will design around our current or future patented technologies. As a result, our owned and licensed patents and patent applications comprising our patent portfolio may not provide us with sufficient rights to exclude others from commercializing technology and products similar to any of our technology.

It is possible that in the future some of our patents, licensed patents or patent applications may be challenged in court in the United States or outside of the United States, at the United States Patent and Trademark Office (USPTO) or in proceedings before the patent offices of other jurisdictions. We may not be successful in defending any such challenges made against our patents or patent applications. Any successful third party challenge to our patents could result in loss of exclusivity, patent claims being narrowed, or the unenforceability or invalidity of such patents, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, limit the duration of the patent protection of our technology, and increase competition to our business. We may have to challenge the patents or patent applications of third parties. The outcome of patent litigation or other proceedings can be uncertain, and any attempt by us to enforce our patent rights against others or to challenge the patent rights of others may not be successful, or, if successful, may take substantial time and involve substantial cost, and may divert our efforts and attention from other aspects of our business.

Any changes we make to our technology, including changes that may be required for commercialization or that cause them to have what we view as more advantageous properties, may not be covered by our existing patent portfolio, and we may be required to file new applications and/or seek other forms of protection for any such alterations to our technology. There can be no assurance that we would be able to secure patent protection that would adequately cover an alternative to our technology.

The patent positions of life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States or elsewhere. Courts frequently render opinions in the biotechnology field that may affect the patentability of certain inventions or discoveries.

Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our technology.

Changes in either the patent laws or in interpretations of patent laws in the United States or other countries or regions may diminish the value of our intellectual property. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third party patents. We may not develop additional proprietary platforms, methods and technologies that are patentable.

Assuming that other requirements for patentability are met, prior to March 16, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. On or after March 16, 2013, under the Leahy-Smith America Invents Act (the America Invents Act), the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO on or after March 16, 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to our technology or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications are now prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the patent position of companies in the biotechnology field is particularly uncertain. Various courts, including the United States Supreme Court, have rendered decisions that affect the scope of patentability of certain inventions or discoveries relating to biotechnology. These decisions state, among other things, that a patent claim that recites an abstract idea, natural phenomenon or law of nature (for example, the relationship between particular genetic variants and cancer) are not themselves patentable. Precisely what constitutes a law of nature or abstract idea is uncertain, and it is possible that certain aspects of our technology could be considered natural laws. Accordingly, the evolving case law in the United States may adversely affect our and our licensors’ ability to obtain new patents or to enforce existing patents and may facilitate third party challenges to any owned or licensed patents.

Issued patents directed to our platform and technology could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Some of our patents or patent applications (including licensed patents) may be challenged at a future point in time in opposition, derivation, reexamination, inter partes review, post-grant review or interference. Any successful third party challenge to our patents in this or any other proceeding could result in the unenforceability or invalidity of such patents or amendment to our patents in such a way that any resulting protection may lead to increased competition to our business, which could harm our business. In addition, in patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on certain aspects of our platform technologies. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future products.

In April 2020, Regeneron Pharmaceuticals filed an opposition to our European Patent No. 2931030 directed to human-rat chimeric antibodies. The opposition is ongoing. If the opposition is successful in invalidating the claims of the patent, or narrowing their scope, the loss in ability to assert the patent in its current form may lead to increased competition to our business, which could harm our business.

We may not be aware of all third party intellectual property rights potentially relating to our platform or technology. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until approximately 18 months after filing or, in some cases, not until such patent applications issue as patents. We or our licensors might not have been the first to make the inventions included in each of our pending patent applications and we or our licensors might not have been the first to file patent applications for these inventions. There is also no assurance that all of the potentially relevant prior art relating to our patents and patent applications or licensed patents and patent applications has been found, which could be used by a third party to challenge their validity, or prevent a patent from issuing from a pending patent application.

To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings or other post-grant proceedings declared by the USPTO that could result in substantial cost to us. The outcome of such proceedings is uncertain. No assurance can be given that other patent applications will not have priority over our patent applications. In addition, changes to the patent laws of the United States allow for various post-grant opposition proceedings that have not been extensively tested, and their outcome is therefore uncertain. Furthermore, if third parties bring these proceedings against our patents, we could experience significant costs and management distraction.

We rely on in-licenses from third parties. If we lose these rights, our business may be materially and adversely affected, our ability to develop improvements to our technology platform and antibody discovery platform may be negatively and substantially impacted, and if disputes arise, we may be subjected to future litigation, as well as the potential loss of or limitations on our ability to incorporate the technology covered by these license agreements.

We are party to royalty-bearing license agreements that grant us rights to practice certain patent rights that are related to our systems, including our microcapillary assay technology, methods for selecting agents that bind to transmembrane receptors in a conformationally selective manner, and bovine antibody humanization technology. We may need to obtain additional licenses from others to advance our research, development and commercialization activities. Some of our license agreements impose, and we expect that any future in-license agreements will impose, various development, diligence, commercialization and other obligations on us. We may enter into engagements in the future, with other licensors or other third parties under which we obtain certain intellectual property rights relating to our platform and technology. These engagements may take the form of an exclusive license or purchase of intellectual property rights or technology from third parties. Our rights to use the technology we license are subject to the continuation of and compliance with the terms of those agreements. In some cases, we may not control the prosecution, maintenance or filing of the patents to which we hold licenses, or the enforcement of those patents against third parties.

•	Moreover, disputes may arise with respect to our licensing or other upstream agreements, including:

•	the scope of rights granted under the agreements and other interpretation-related issues;

•	the extent to which our systems and consumables, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under our license agreements with our partners;

•	our diligence obligations under the license agreements and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•	the priority of invention of patented technology.

In spite of our efforts to comply with our obligations under our in-license agreements, our licensors might conclude that we have materially breached our obligations under our license agreements and might therefore, including in connection with any aforementioned disputes, terminate the relevant license agreement, thereby removing or limiting our ability to develop and commercialize technology covered by these license agreements. If any such in-license is terminated, or if the licensed patents fail to provide the intended exclusivity, competitors or other third parties might have the freedom to market or develop technologies similar to ours. In addition, absent the rights granted to us under our license agreements, we may infringe the intellectual property rights that are the subject of those agreements, we may be subject to litigation by the licensor, and if such litigation by the licensor is successful we may be required to pay damages to our licensor, or we may be required to cease our development and commercialization activities that are deemed infringing, and in such event we may ultimately need to modify our activities or technologies to design around such infringement, which may be time- and resource-consuming, and which ultimately may not be successful. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, our rights to certain components of our technology platform, are licensed to us on a non-exclusive basis. The owners of these non-exclusively licensed technologies are therefore free to license them to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, certain of our agreements with third parties may provide that intellectual property arising under these agreements, such as data that could be valuable to our business, will be owned by the third party, in which case, we may not have adequate rights to use such data or have exclusivity with respect to the use of such data, which could result in third parties, including our competitors, being able to use such data to compete with us.

If we cannot acquire or license rights to use technologies on reasonable terms or if we fail to comply with our obligations under such agreements, we may not be able to commercialize new technologies or services in the future and our business could be harmed.

In the future, we may identify third party intellectual property and technology we may need to acquire or license in order to engage in our business, including to develop or commercialize new technologies or services, and the growth of our business may depend in part on our ability to acquire, in-license or use this technology.

However, such licenses may not be available to us on acceptable terms or at all. The licensing or acquisition of third party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Even if such licenses are available, we may be required to pay the licensor in return for the use of such licensor’s technology, lump-sum payments, payments based on certain milestones such as sales volumes, or royalties based on sales of our platform. In addition, such licenses may be non-exclusive, which could give our competitors access to the same intellectual property licensed to us.

In spite of our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize technology covered by these license agreements. If these licenses are terminated, or if the underlying intellectual property fails to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, technologies identical to ours. This could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects. Additionally, termination of these license agreements or reduction or elimination of our rights under these agreements, or restrictions on our ability to freely assign or sublicense our rights under such agreements when it is in the interest of our business to do so, may result in our having to negotiate new or reinstated agreements with less favorable terms, or cause us to lose our rights under these agreements, including our rights to important intellectual property or technology or impede, or delay or prohibit the further development or commercialization of one or more technologies that rely on such agreements.

We cannot prevent third parties from also accessing those technologies. In addition, our licenses may place restrictions on our future business opportunities.

In addition to the above risks, intellectual property rights that we license in the future may include sublicenses under intellectual property owned by third parties, in some cases through multiple tiers. The actions of our licensors may therefore affect our rights to use our sublicensed intellectual property, even if we are in compliance with all of the obligations under our license agreements. Should our licensors or any of the upstream licensors fail to comply with their obligations under the agreements pursuant to which they obtain the rights that are sublicensed to us, or should such agreements be terminated or amended, our or our partners’ ability to further commercialize our technology or products generated using our technology may be materially harmed.

Further, we may not have the right to control the prosecution, maintenance and enforcement of all of our licensed and sublicensed intellectual property, and even when we do have such rights, we may require the cooperation of our licensors and upstream licensors, which may not be forthcoming. Our business could be adversely affected if we or our licensors are unable to prosecute, maintain and enforce our licensed and sublicensed intellectual property effectively.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties such that our licensors are not the sole and exclusive owners of the patents and patent applications we in-license. If other third parties have ownership rights to patents or patent applications we in-license, they may be able to license such patents to our competitors, and our competitors could market competing technology and services. This could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects.

Our business, financial condition, results of operations and prospects could be materially and adversely affected if we are unable to enter into necessary agreements on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties, or if the acquired or licensed patents or other rights are found to be invalid or unenforceable. Moreover, we could encounter delays in the introduction of new technology or services while we attempt to develop alternatives. Defense of any lawsuit or failure to obtain any of these licenses on favorable terms could prevent us from commercializing our platform and technology and advancing partnerships, which could harm our business, financial condition, results of operations and prospects.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our platform, technology, software, systems, workflows and processes in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and even where such protection is nominally available, judicial and governmental enforcement of such intellectual property rights may be lacking. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. Further, we may encounter difficulties in protecting and defending such rights in foreign jurisdictions. Consequently, we may not be able to prevent third parties from practicing our inventions in some or all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own platform or technologies and may also sell their products or services to territories where we have patent protection, but enforcement is not as strong as that in the United States. These platforms and technologies may compete with ours. Our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. In addition, certain countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. Furthermore, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of any patents. In many foreign countries, patent applications and/or issued patents, or parts thereof, must be translated into the native language. If our patent applications or issued patents are translated incorrectly, they may not adequately cover our technologies; in some countries, it may not be possible to rectify an incorrect translation, which may result in patent protection that does not adequately cover our technologies in those countries.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many other countries do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us to stop the misappropriation or other violations of our intellectual property rights including infringement of our patents in such countries. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, or that are initiated against us, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technologies and the enforcement of intellectual property. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make products that are similar to any therapeutic candidates generated by our platform that our partners may develop but that are not covered by the claims of the patents that we or our partners have or license or may own or license in the future;

•

we, or our current or future partners, might not have been the first to make the inventions covered by the issued patents and pending patent applications that we or our partners have or license or may have or license in the future;

•	we, or our current or future partners, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

•	it is possible that our pending patent applications or those that we may hold in the future will not lead to issued patents;

•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•

we cannot ensure that any patents issued to us or our licensors will provide a basis for an exclusive market for our commercially viable technology or therapeutic candidates of our partners or will provide us or our partners with any competitive advantages;

•	we cannot ensure that our commercial activities or partners’ therapeutic candidates will not infringe the patents of others;

•	we cannot ensure that we will be able to further commercialize our technology on a substantial scale, if approved, before the relevant patents that we hold or license expire;

•	we cannot ensure that any of our patents, or any of our pending patent applications, if issued, or those of our licensors, will include claims having a scope sufficient to protect our technology;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents or intellectual property rights of others may harm our business; and

•	we may choose not to file a patent application in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to protect the confidentiality of our information and our trade secrets, the value of our technology could be materially and adversely affected and our business could be harmed.

We rely on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other proprietary information, including parts of our technology platform, and to maintain our competitive position. However, trade secrets and know-how can be difficult to protect. In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisers. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure, which could adversely impact our ability to establish or maintain a competitive advantage in the market. If we are required to assert our rights against such party, it could result in significant cost and distraction.

Monitoring unauthorized disclosure and detection of unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time-consuming, and the outcome would be unpredictable. In addition, some courts both within and outside the United States may be less willing, or unwilling, to protect trade secrets. Further, we may need to share our trade secrets and confidential know-how with current or future partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors.

We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor or other third party, absent patent protection, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. If any of our trade secrets were to be disclosed to or independently discovered by a competitor or other third party, it could harm our business, financial condition, results of operations and prospects.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We have employed and expect to employ individuals who were previously employed at universities or other companies. Although we try to ensure that our employees, consultants, advisors and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that our employees, advisors, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information of their former employers or other third parties, or to claims that we have improperly used or obtained such trade secrets. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights and face increased competition to our business. A loss of key research personnel work product could hamper or prevent our ability to commercialize potential technologies and solutions, which could harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Any of the foregoing could harm our business, financial condition, results of operations and prospects.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties may in the future file for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies or platform. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we have and may in the future enter into agreements with owners of such third party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

We have not yet registered certain of our trademarks in all of our potential markets. If we apply to register these trademarks in other countries, and/or other trademarks in the United States and other countries, our applications may not be allowed for registration in a timely fashion or at all; and further, our registered trademarks may not be maintained or enforced. In addition, opposition or cancellation proceedings may in the future be filed against our trademark applications and registrations, and our trademarks may not survive such proceedings. In addition, third parties may file first for our trademarks in certain countries. If they succeed in registering such trademarks, and if we are not successful in challenging such third party rights, we may not be able to use these trademarks to market our technologies in those countries. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could harm our business, financial condition, results of operations and prospects. And, over the long-term, if we are unable to establish name recognition based on our trademarks, then our marketing abilities may be materially and adversely impacted.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We or our licensors may be subject to claims that former employees, partners or other third parties have an interest in our or our in-licensed patents, trade secrets or other intellectual property as an inventor or co-inventor. Litigation may be necessary to defend against these and other claims challenging inventorship of our or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our systems, including our software, workflows, consumables, reagents, and transgenic animals. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees, and certain partners or partners may defer engaging with us until the particular dispute is resolved. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may from time to time become involved in litigation and other proceedings related to intellectual property, which could be time-intensive and costly and may adversely affect our business, financial condition, results of operations and prospects.

There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology, pharmaceutical and drug discovery industries, including patent infringement lawsuits, declaratory judgment litigation and adversarial proceedings before the USPTO, including interferences, derivation proceedings, ex parte reexaminations, post-grant review and inter partes review, as well as corresponding proceedings in foreign courts and foreign patent offices.

We are, and may, in the future, become involved with litigation or actions at the USPTO or foreign patent offices with various third parties. We expect that the number of such claims may increase as our business, visibility and partnership base expands, and as the level of competition in our industry increases. Any infringement claim, regardless of its validity, could harm our business by, among other things, resulting in time-consuming and costly litigation, diverting management’s time and attention from the development of the business, requiring the payment of monetary damages (including treble damages, attorneys’ fees, costs and expenses) or royalty payments, or result in potential or existing partners delaying entering into engagements with us pending resolution of the dispute.

It may be necessary for us to pursue litigation or adversarial proceedings before the patent office in order to enforce our patent and proprietary rights or to determine the scope, coverage and validity of the proprietary rights of others. The outcome of any such litigation might not be favorable to us, and even if we were to prevail, such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

Third parties may assert that we are employing their proprietary technology without authorization. Given that the therapeutics discovery field is a highly competitive areas, there may be third-party intellectual property rights that others believe could relate to our technologies. The legal threshold for initiating litigation or contested proceedings is low, so that even lawsuits or proceedings with a low probability of success might be initiated and require significant resources to defend. An unfavorable outcome in any such proceeding could require us to cease using the related technology or developing or commercializing our technology, or to attempt to license rights to it from the prevailing party, which may not be available on commercially reasonable terms, or at all.

Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our current or future products, technologies and services may infringe. We cannot be certain that we have identified or addressed all potentially significant third-party patents in advance of an infringement claim being made against us. In addition, similar to what other companies in our industry have experienced, we expect our competitors and others may have patents or may in the future obtain patents and claim that making, having made, using, selling, offering to sell or importing our technologies infringes these patents. Defense of infringement and other claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from our business. Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Parties making claims against us may be able to obtain injunctive or other relief, which could block our ability to develop, commercialize and sell products or services and could result in the award of substantial damages against us, including treble damages, attorney’s fees, costs and expenses if we are found to have willfully infringed. In the event of a successful claim of infringement against us, we may be required to pay damages and ongoing royalties and obtain one or more licenses from third parties, or be prohibited from selling certain products or services. We may not be able to obtain these licenses on acceptable or commercially reasonable terms, if at all, or these licenses may be non-exclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we could encounter delays in product or service introductions while we attempt to develop alternative products or services to avoid infringing third-party patents or proprietary rights. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing products or services, and the prohibition of sale of any of our technologies could materially affect our business and our ability to gain market acceptance for our technology.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition, our agreements with some of our partners, suppliers or other entities with whom we do business require us to defend or indemnify these parties to the extent they become involved in infringement claims, including the types of claims described above. We could also voluntarily agree to defend or indemnify third parties in instances where we are not obligated to do so if we determine it would be important to our business relationships. If we are required or agree to defend or indemnify third parties in connection with any infringement claims, we could incur significant costs and expenses that could adversely affect our business, financial condition, results of operations and prospects.

Any uncertainties resulting from the initiation and continuation of any litigation or administrative proceeding could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

Obtaining and maintaining our patent protection depends on compliance with various required procedures, document submissions, fee payments and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on issued United States and most foreign patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States at several stages over the lifetime of the patents and/or applications in order to maintain such patents and patent applications. We have systems in place to remind us to pay these fees, and we engage an outside service and rely on those services and our outside counsel to pay these fees. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals and services to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, if we or our licensors fail to maintain the patents and patent applications covering our technology and products, our competitors may be able to enter the market with similar or identical technology or products without infringing our patents and this circumstance would have a material adverse effect on our business, financial condition, results of operations and prospects.

Patent terms may be inadequate to protect our competitive position on our technology for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. This term can be reduced by the filing of a terminal disclaimer. Some of our patents have terminal disclaimers. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our platform or technology are obtained, once the patent life has expired, we may be open to competition from others. If our platform or technologies require extended development and/or regulatory review, patents protecting our platform or technologies might expire before or shortly after we are able to successfully commercialize them. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing processes or technologies similar or identical to ours.

Our use of open source software could compromise our ability to offer our data packages and subject us to possible litigation.

We use open source software in connection with our technology and computational engine of our platform. Companies that incorporate open source software into their technologies and services have, from time to time, faced claims challenging their use of open source software and compliance with open source license terms. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses require users who distribute software containing open source software to publicly disclose all or part of the source code to the licensee’s software that incorporates, links or uses such open source software, and make available to third parties for no cost, any derivative works of the open source code created by the licensee, which could include the licensee’s own valuable proprietary code. While we monitor our use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, or could be claimed to have occurred, in part because open source license terms are often ambiguous. There is little legal precedent in this area and any actual or claimed requirement to disclose our proprietary source code or pay damages for breach of contract could harm our business and could help third parties, including our competitors, develop technologies that are similar to or better than ours. Any of the foregoing could harm our business, financial condition, results of operations and prospects.

Some of our intellectual property rights may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights, and limit our ability to contract with non-U.S. manufacturers.

Some of our intellectual property rights may have been generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our technology pursuant to the Bayh-Dole Act of 1980 (Bayh-Dole Act), and implementing regulations. These U.S. government rights in certain inventions developed under a government-funded program include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us or our licensors to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if we, or the applicable licensor, fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. These time limits have recently been changed by regulation, and may change in the future. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us or the applicable licensor to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

General Risk Factors

Our employees, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, and insider trading.

We are exposed to the risk of fraud or other misconduct by our employees, consultants and commercial partners. Misconduct by these parties could include intentional failures to comply with the applicable laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us. These laws and regulations may restrict or prohibit a wide range of pricing, discounting and other business arrangements. Such misconduct could result in legal or regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and any other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant civil, criminal and administrative penalties, which could have a significant impact on our business. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees and divert the attention of management in defending ourselves against any of these claims or investigations.

We use biological and hazardous materials that require considerable expertise and expense for handling, storage and disposal and may result in claims against us.

We work with materials, including chemicals, biological agents and compounds that could be hazardous to human health and safety or the environment. Our operations also produce hazardous and biological waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We are subject to periodic inspections by state and federal authorities to ensure compliance with applicable laws. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental laws and regulations may restrict our operations. If we do not comply with applicable regulations, we may be subject to fines and penalties.

In addition, we cannot eliminate the risk of accidental injury or contamination from these materials or wastes, which could cause an interruption of our commercialization efforts, research and development programs and business operations, as well as environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations. In the event of contamination or injury, we could be liable for damages or penalized with fines in an amount exceeding our resources and our operations could be suspended or otherwise adversely affected. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws and anti-money laundering laws and regulations. We could face criminal liability and other serious consequences for violations, which could harm our business.

We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, and anti-corruption and anti-money laundering laws and regulations, including the US Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the US Travel Act, the USA PATRIOT Act and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, CROs, contractors and other collaborators and partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, improper payments or anything else of value to or from recipients in the public or private sector. We may engage third parties for clinical trials outside of the United States, to sell our products abroad once we enter a commercialization phase, and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, CROs, contractors and other collaborators and partners, even if we do not explicitly authorize or have actual knowledge of such activities. We are also subject to other U.S. laws and regulations governing export controls, as well as economic sanctions and embargoes on certain countries and persons.

Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

From time to time, the global credit and financial markets have experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that future deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, including the conflict between Russia and Ukraine, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, including the one in Ukraine, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget.

We incur significant costs as a result of operating as a standalone public company, and our management is required to devote substantial time to new compliance initiatives.

As a standalone public company, we incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, Sarbanes-Oxley, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say on pay” voting requirements that will apply to us when we cease to be an emerging growth company. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our Common Stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our shares could decrease, which might cause our stock price and trading volume to decline.

We have identified material weaknesses in our internal control over financial reporting. If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Prior to the consummation of the Business Combination, management of Legacy OmniAb concluded that its procedures and internal controls over financial reporting were not effective as of December 31, 2020, due solely to a material weakness in internal controls over financial reporting related to recording transactions between Legacy OmniAb and Ligand. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Management of Legacy OmniAb identified an error in the accumulation of information for the preparation of the carve-out financial statements. The errors resulted in a $7.0 million understatement of accounts receivable, net, as well as a $7.0 million overstatement of cash flows from operating activities, and a $7.0 million understatement of cash flows from financing activities. As a result of the errors, management of Legacy OmniAb restated the financial statements at December 31, 2020 and 2019 and the years then ended.

Additionally, in connection with the recent restatement of APAC’s financial statements, APAC’s management concluded that its disclosure controls and procedures were not effective as of September 30, 2022 and December 31, 2021 due to a material weakness in internal control over financial reporting solely related to its accounting for complex financial instruments. As previously disclosed in APAC’s Current Report on Form 8-K filed with the SEC on December 1, 2021, after consultation with its independent registered public accounting firm, APAC’s management team and its audit committee concluded that it was appropriate to restate its previously issued audited balance sheet as of August 12, 2021 (the “Audited Balance Sheet”) included as Exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on August 18, 2021 and APAC’s unaudited and interim financial statements as of and for the three months ended September 30, 2021 contained in APAC’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2021 (the “Q3 Form 10-Q”). Accordingly, on January 12, 2022 and January 28, 2022, APAC filed Amendment No. 1 to the Q3 Form 10-Q and a restated Audited Balance Sheet, respectively. As part of such process, APAC identified a material weakness in its internal control over financial reporting, solely related to its accounting for complex financial instruments.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the above material weaknesses including the implementation of changes to our process for preparing the carve-out financial statements as well as plans to enhance our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects. If we are unable to maintain an effective system of disclosure controls and procedures and internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and financial results.

Furthermore, if we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Our failure to meet the continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market, as applicable, could result in a delisting of our Common Stock or Warrants.

If we fail to satisfy the continued listing requirements of the Nasdaq Global Market or the Nasdaq Capital Market, as applicable, such as the minimum closing bid price, stockholders’ equity or round lot holders requirements or the corporate governance requirements, Nasdaq may take steps to delist our Common Stock or Warrants. Such a delisting would likely have a negative effect on the price of our Common Stock and Warrants and would impair your ability to sell or purchase our securities when you wish to do so. Such a delisting could also result in a limited amount of news and analyst coverage for the Company; and a decreased ability for us to issue additional securities or obtain additional financing in the future. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with Nasdaq’s listing requirements.

Risks Related to Our Common Stock and Warrants

The market price of our Common Stock and Warrants is likely to be highly volatile, and you may lose some or all of your investment.

The market price of our Common Stock and Warrants may fluctuate significantly due to a number of factors, some of which may be beyond our control, including those factors discussed in this “Risk Factors” section and many others, such as:

•	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in its quarterly and annual results;

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our inability to establish additional partnerships, the termination of license agreements by our existing partners or announcements by our partners regarding therapeutic candidates generated using our platform;

•	the introduction of new technologies or enhancements to existing technology by us or others in the industry;

•	departures of key scientific or management personnel;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet the estimates and projections of the investment community or that it may otherwise provide to the public;

•	publication of research reports about us or the industry, or antibody discovery in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	changes in the market valuations of similar companies;

•	overall performance of the equity markets;

•	announcements or actions taken by Ligand as our previous principal stockholder;

•	sales of our common stock by us or our stockholders in the future;

•	trading volume of our common stock;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	significant lawsuits, including patent or stockholder litigation;

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

•	general economic, industry and market conditions other events or factors, many of which are beyond our control; and

•	changes in accounting standards, policies, guidelines, interpretations or principles.

In addition, the stock markets have experienced extreme price and volume fluctuations that affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Common Stock and Warrants, regardless of our actual operating performance.

Volatility in our share price could subject us to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

The Sponsor beneficially owns a significant equity interest in the Company and may take actions that conflict with the interests of our public shareholders.

The interests of the Sponsor may not align with the interests of our public shareholders in the future. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. In addition, the Sponsor may have an interest in us pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to the us and our stockholders.

If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.

The trading market for our Common Stock and Warrants will depend, in part, on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Common Stock or Warrants or change their opinion, the trading price of our Common Stock and Warrants would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, it could lose visibility in the financial markets, which could cause the trading price or trading volume of our Common Stock and Warrants to decline.

We do not currently intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Common Stock.

We have never declared or paid any cash dividend on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of the business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of Common Stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Future sales of shares of Common Stock may depress its stock price.

Subject to certain exceptions, the A&R Registration Rights Agreement provides for certain restrictions on transfer with respect to our securities, including Founder Shares, Private Placement Warrants, and securities held by former directors and officers of APAC and certain directors and officers of OmniAb and Ligand. Such restrictions will begin upon closing and end (i) with respect to the Founder Shares, at the earliest of (A) one year after the Closing Date and (B) the first date on which (x) the last reported sale price of a share of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ii) with respect to the Private Placement Warrants that are held by the initial purchasers of such warrants (or permitted transferees under the A&R Registration Rights Agreement), and any of the shares of Common Stock issued or issuable upon the exercise or conversion of such warrants and that are held by the initial purchasers of the applicable warrants being converted (or permitted transferees under the A&R Registration Rights Agreement), the period ending 30 days after the Closing; and (iii) with respect to the shares of Common Stock issued to the New Holders (as defined in the A&R Registration Rights Agreement), each of whom are the directors and officers of Ligand and/or OmniAb, in connection with the consummation of the Merger and held by the New Holders (or their permitted transferees under the A&R Registration Rights Agreement), the period ending on the earliest of (A) three months after the Closing and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

However, following the expiration of the applicable lock-up period, such equityholders will not be restricted from selling shares of Common Stock held by them, other than by applicable securities laws. Further, because we are not expected to generate revenue in the near future, there is a likelihood that we will need to continue to raise capital through one or more equity financings in order to continue developing our product candidates. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Provisions in our certificate of incorporation and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our certificate of incorporation and bylaws contain provisions that could significantly reduce the value of our shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of our Board. The provisions in our charter documents include the following:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our Board;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our Board, unless the Board grants such a right to the holders of any series of preferred stock, to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

•	the required approval of at least 66-2/3% of the shares entitled to vote to remove a director for cause, and the prohibition on removal of directors without cause;

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the ability of our Board to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•	the ability of our Board to alter our bylaws without obtaining stockholder approval;

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the required approval of at least 66-2/3% of the shares entitled to vote to adopt, amend or repeal our bylaws or repeal the provisions of our certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	an exclusive forum provision providing that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and proceedings;

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the requirement that a special meeting of stockholders may be called only by the Board, the chair of the Board, the chief executive officer or the president, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to the anti-takeover provisions contained in Section 203 of the DGCL. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the Board has approved the transaction.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders and that the federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees or the underwriters or any offering giving rise to such claim.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine; provided that this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers, which may discourage such lawsuits against us and our directors and officers. If a court were to find the choice of forum provisions in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect its business and financial condition.

The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

The Warrant Agreement provides that (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) we irrevocably submit to such jurisdiction, which jurisdiction will be exclusive. We have waived or will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “ foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

We are an emerging growth company and smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO (December 31, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Common Stock that are held by non-affiliates exceeds $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a smaller reporting company as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and our market price may be more volatile.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We will base our estimates on historical experience, known trends and events, and various other factors that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our financial statements include the estimated variable consideration included in the transaction price in our contracts with customers, stock-based compensation, and valuation of our equity investments in early-stage biotechnology companies. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Common Stock.

Additionally, the combined company will regularly monitor its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to it. As a result of new standards, changes to existing standards and changes in their interpretation, the combined company might be required to change its accounting policies, alter its operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or the combined company may be required to restate its published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on its reputation, business, financial position, and profit.

If securityholders exercise their Public Warrants on a “cashless basis,” they will receive fewer shares of Common Stock from such exercise than if such securityholders were to exercise such Warrants for cash.

There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the Merger, warrantholders may, until such time as there is an effective registration statement, exercise Warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Common Stock is at any time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Third, if we call the

Public Warrants for redemption, our management will have the option to require all holders that wish to exercise Warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” is the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

The Public Warrants may never be in the money, and they may expire worthless and the terms of the Public warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The Public Warrants were issued in registered form under a Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Public Warrant.

Warrants will be exercisable for shares of Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Warrants to purchase an aggregate of 19,012,156 shares of Common Stock are exercisable in accordance with the terms of the warrant agreement governing those securities. The exercise price of the Warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Common Stock.

We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to securitholders, thereby making such Public Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our Common Stock in the event the shares of Common Stock are not traded on any specific trading day) of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the Public Warrants, we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force securityholders: (i) to exercise Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell Public Warrants at the then-current market price when they might otherwise wish to hold Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of such Public Warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds the exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, or the development, operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in any future financing instruments.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy OmniAb and APAC adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical balance sheets of Legacy OmniAb and APAC on a pro forma basis as if the Business Combination had been consummated on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 combine the historical statements of operations of Legacy OmniAb and APAC for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Prior to the closing of the Business Combination, each of APAC’s public shareholders had the right to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 21,713,864 shares of APAC Class A Ordinary Shares at approximately $10.32 per share, or $224,048,747 in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination:

	Shares	%
APAC’s public shareholders(1)	1,286,136	1.1%
Sponsor and related parties(2)(3)	15,922,934	13.9%
Legacy OmniAb stockholders(4)	97,611,789	85.0%

Pro Forma Common Stock(5)	114,820,859	100.0%

(1)	Reflects actual redemptions of 21,713,864 shares of APAC’s Class A Ordinary Shares.
(2)

Includes 1,293,299 Sponsor Earnout Shares held by Sponsor. The Sponsor Earnout Shares were included in the pro forma capitalization as, during the Earnout Period, holders of the Sponsor Earnout Shares are entitled to vote such Sponsor Earnout Shares and receive dividends and other distributions in respect thereof, pursuant to the Sponsor Insider Agreement, dated March 23, 2022, by and among Legacy OmniAb, APAC, Avista Acquisition LP II and the other parties signatory thereto.

(3)

Includes 4,351,701 shares of APAC’s Class B Ordinary Shares held by the Sponsor and 105,000 shares of APAC’s Class B Ordinary Shares held by three former directors of APAC that converted on a one-for-one basis into shares of OmniAb Common Stock in connection with the Domestication. Pursuant to the A&R FPA, includes 1,500,000 shares of OmniAb Common Stock purchased by the Sponsor in the Forward Purchase and 8,672,934 shares of OmniAb Common Stock purchased by the Sponsor in the Redemption Backstop.

(4)

Includes 15,000,000 Earnout Shares as, during the Earnout Period, Earnout Shares are entitled to exercise the voting rights carried by such Earnout Shares and receive any dividends or other distributions in respect of such Earnout Shares.

(5)	The pro forma capitalization excludes the following:

•	12,620,608 Legacy OmniAb Options

•	1,679,867 Legacy OmniAb RSUs and PSUs

•	7,666,667 APAC Public Warrants

•	8,233,333 APAC Private Placement Warrants

•	1,666,667 APAC Warrants issued in the Forward Purchase

•	1,445,489 APAC Warrants issued in the Redemption Backstop

Legacy OmniAb was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Legacy OmniAb’s existing stockholders have the greatest voting interest in the Company with approximately 85% of the voting interest;

•	Legacy OmniAb nominated a majority of the initial members of the Company’s Board;

•	Legacy OmniAb’s senior management is the senior management of the Company;

•	Legacy OmniAb is the larger entity based on historical operating activity and has the larger employee base; and

•	The post-combination company assumed a Legacy OmniAb branded name: “OmniAb, Inc.”

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby APAC was treated as the acquired company and Legacy OmniAb was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy OmniAb issuing stock for the net assets of APAC, accompanied by a recapitalization. The net assets of APAC were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination are those of Legacy OmniAb.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2022

(in thousands)

	Legacy OmniAb (Historical)	APAC (Historical)	Autonomous Entity Adjustments (Note 3)		Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Assets
Cash and cash equivalents	$—	$20	$1,840	(a)	$237,189	(b)	$95,776
					(4,025)	(c)
					(16,178)	(d)
					15,000	(e)
					(750)	(i)
					(224,049)	(m)
					86,729	(n)
Accounts receivable, net	4,722	—			(4,722)	(j)	—
Prepaid expenses	1,125	404					1,529
Other current assets	7,168	—			(6,070)	(d)	1,098

Total current assets	13,015	424	1,840		83,124		98,403
Investments held in Trust Account	—	237,189			(237,189)	(b)	—
Deferred income taxes	902						902
Intangible assets, net	166,274	—					166,274
Goodwill	83,979	—					83,979
Property and equipment, net	19,375	—					19,375
Operating lease assets	21,456	—					21,456
Other assets	1,449	—					1,449

Total assets	306,450	237,613	1,840		(154,065)		391,838

Liabilities
Accounts payable	6,275	6,302			(5,940)	(d)	362
					(214)	(d)
					(6,061)	(j)
Accrued liabilities	4,092	1,619			(1,201)	(d)	418
					(1,673)	(d)
					(2,419)	(j)
Convertible promissory note	—	750			(750)	(i)	—
Derivative—Forward Purchase and Backstop Securities	—	1,596			(1,596)	(f)	—
Current portion of contingent liabilities	1,693	—					1,693
Current portion of deferred revenue	9,202	—					9,202
Current portion of operating lease liabilities	1,530	—					1,530
Current portion of finance lease liabilities	1	—					1

Total current liabilities	22,793	10,267	—		(19,854)		13,206
Long-term contingent liabilities	4,119	—					4,119
Deferred underwriting fee payable	—	4,025			(4,025)	(c)	—
Deferred income taxes, net	16,021	—					16,021
Long-term operating lease liabilities	25,016	—					25,016
Long-term portion of deferred revenue	5,493	—					5,493
Other long-term liabilities	298						298

Total liabilities	73,740	14,292	—		(23,879)		64,153

	Legacy OmniAb (Historical)	APAC (Historical)	Autonomous Entity Adjustments (Note 3)		Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	237,189			(237,189)	(g)	—
Stockholders’ equity (deficit)
Preference shares	—	—					—
Ordinary shares
Class A	—	—			2	(g)	—
					(2)	(h)
Class B	—	1			(1)	(h)	—
Parent company net investment	232,710	—	1,840	(a)	3,758	(j)	—
					(238,308)	(k)
OmniAb Common Stock	—	—			—	(e)	12
					3	(h)
					10	(k)
					(2)	(m)
					1	(n)
Additional paid-in capital	—	—			(12,278)	(d)	327,673
					237,187	(g)
					15,000	(e)
					1,596	(f)
					238,298	(k)
					(14,811)	(l)
					(224,047)	(m)
					86,728	(n)
Accumulated deficit	—	(13,869)			(942)	(d)	—
					14,811	(l)

Total stockholders’ equity (deficit)	232,710	(13,868)	1,840		107,003		327,685

Total liabilities and stockholders’ equity (deficit)	$306,450	$237,613	$1,840		$(154,065)		$391,838

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	Legacy OmniAb (Historical)	APAC (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)			Pro Forma Combined
Revenues:
Royalty	$984	$—					$984
License and milestone revenue	7,826	—					7,826
Service revenue	14,922	—					14,922

Total revenue	23,732	—	—	—			23,732

Operating expense:
Research and development	35,445	—					35,445
General and administrative	14,697	8,744		(90)	(aa	)	23,351
Amortization of intangibles	9,774	—					9,774
Other operating expense (income)—net	(486)	—					(486)

Total operating expenses	59,430	8,744	—	(90)			68,084

Loss from operations	(35,698)	(8,744)	—	90			(44,352)

Other income (expense):
Gain on investments held in Trust Account	—	1,439		(1,439)	(cc	)	—
Change in fair value of Forward Purchase and Backstop Securities	—	(1,147)		1,147	(dd	)	—

Other income, net	—	292	—	(292)			—

Loss before income taxes	(35,698)	(8,452)	—	(202)			(44,352)
Income tax benefit	6,544	—		4,544	(ee	)	11,088

Net loss	$(29,154)	$(8,452)	$—	$4,342			$(33,264)

Deemed dividend—Forward Purchase and Backstop Securities	—	(225)		225	(ff	)	—

Net loss attributable to ordinary shareholders	$(29,154)	$(8,677)	$—	$4,567			$(33,264)

Basic and diluted weighted average shares outstanding		28,750,000		69,777,560	(gg	)	98,527,560
Basic and diluted net loss per share		$(0.29)					$(0.34)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	Year Ended December 31, 2021	For the period from February 5, 2021 (inception) through December 31, 2021	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)			Year Ended December 31, 2021

	Legacy OmniAb (Historical)	APAC (Historical)					Pro Forma Combined
Revenues:
License and milestone revenue	$14,664	$—					$14,664
Service revenue	20,084	—					20,084

Total revenue	34,748	—	—	—			34,748

Operating expense:
Research and development	39,232	—					39,232
General and administrative	16,947	516		(46)	(aa	)	17,417
Amortization of intangibles	12,968	—					12,968
Other operating expense—net	1,210	—					1,210

Total operating expenses	70,357	516	—	(46)			70,827

Loss from operations	(35,609)	(516)	—	46			(36,079)

Other income (expense):
Interest expense	(7)	—					(7)
Other income (expense), net	1,266	—		(942)	(bb	)	324

Other income (expense), net	1,259	—	—	(942)			317

Loss before income taxes	(34,350)	(516)	—	(896)			(35,762)
Income tax benefit	7,308	—		1,633	(ee	)	8,941

Net loss	$(27,042)	$(516)	$—	$737			$(26,821)

Basic and diluted weighted average shares outstanding		15,178,572		83,348,988	(gg	)	98,527,560
Basic and diluted net loss per share		$(0.03)					$(0.27)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby APAC was treated as the acquired company and Legacy OmniAb was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy OmniAb issuing stock for the net assets of APAC, accompanied by a recapitalization. The net assets of APAC were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy OmniAb.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•

Legacy OmniAb’s unaudited combined balance sheet as of September 30, 2022 and the related notes included in Amendment No. 2 to our Current Report on Form 8-K with which this Exhibit is being filed; and

•	APAC’s unaudited condensed consolidated balance sheet as of September 30, 2022 and the related notes included in APAC’s Quarterly Report on Form 10-Q filed on November 10, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•

Legacy OmniAb’s unaudited combined statement of operations for the nine months ended September 30, 2022 and the related notes included in Amendment No. 2 to our Current Report on Form 8-K with which this Exhibit is being filed; and

•

APAC’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022 and the related notes included in APAC’s Quarterly Report on Form 10-Q filed on November 10, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy OmniAb’s audited combined statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement/Prospectus/ Information Statement; and

•

APAC’s audited statement of operations for the period from February 5, 2021 (inception) through December 31, 2021 and the related notes included in the Proxy Statement/Prospectus/ Information Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy OmniAb and APAC.

2. Accounting Policies and Reclassifications

In connection with closing of the Business Combination, management performed a review of Legacy OmniAb’s and APAC’s accounting policies and did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The autonomous entity adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(a)

Represents Ligand’s contribution to Legacy OmniAb of approximately $1,840,000 prior to the Distribution in accordance with the Separation Agreement. The $1,840,000 contribution amount represents $15,000,000 less approximately $13,160,000 of certain transaction and other expenses incurred by Ligand, which are eligible to be offset against the contribution amount in accordance with the Separation Agreement.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022, are as follows:

(b)	Reflects the reclassification of cash held in the Trust Account that became available following the Business Combination.

(c)	Reflects the settlement of the deferred underwriting fee payable upon the closing of the Business Combination.

(d)

Represents transaction costs incurred by Legacy OmniAb and APAC of approximately $14,164,000 and $8,622,000, respectively, for legal, financial and capital markets advisory and other professional fees. APAC’s estimated transaction costs exclude the deferred underwriting fee as described in Note 3(c) above.

For Legacy OmniAb’s transaction costs:

•	$0.2 million were deferred in other current assets and accrued in accounts payables as of September 30, 2022;

•	$1.7 million were deferred in other current assets and accrued in accrued liabilities as of September 30, 2022;

•

$4.2 million were deferred in other current assets and paid by Ligand as of September 30, 2022. Amounts paid by Ligand as of September 30, 2022 were offset against the contribution amount in accordance with the Separation Agreement as described in Note 3(a) above;

•

$8.1 million was reflected as a reduction of cash, which represents Legacy OmniAb’s transaction costs less amounts previously paid by Ligand as of September 30, 2022, and amounts accrued in accounts payable and accrued liabilities as of September 30, 2022, which were retained by Ligand pursuant to the Separation Agreement as described in Note 3(j) below; and

•

$12.3 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital, which represents Legacy OmniAb’s transaction costs less the amounts accrued in accounts payable and accrued liabilities as of September 30, 2022, which were retained by Ligand pursuant to the Separation Agreement.

For APAC’s transaction costs:

•	$5.9 million was accrued by APAC in accounts payable and recognized in expense as of September 30, 2022;

•	$1.2 million was accrued by APAC in accrued liabilities and recognized in expense as of September 30, 2022;

•	$0.5 million was recognized in expense and paid as of September 30, 2022;

•	$8.1 million was reflected as a reduction of cash, which represents APAC’s transaction costs less amounts previously paid by APAC as of September 30, 2022; and

•

$0.9 million was reflected as an adjustment to accumulated deficit as of September 30, 2022, which represents the total APAC transaction costs less $7.7 million previously recognized by APAC as of September 30, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, as discussed in Note 3(bb) below.

(e)

Reflects proceeds of $15,000,000 from the issuance and sale of 1,500,000 shares of OmniAb Common Stock, par value of $0.0001 per share, and 1,666,667 OmniAb Warrants in the Forward Purchase. The OmniAb Warrants issued in the Forward Purchase are equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (“ASC 815-40”).

(f)	Reflects the settlement of the Forward Purchase and Backstop Securities in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(g)	Reflects the reclassification of $237,188,875 of APAC Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(h)	Reflects the conversion of 23,000,000 APAC Class A Ordinary Shares and 5,750,000 APAC Class B Ordinary Shares into 28,750,000 shares of OmniAb Common Stock in the Domestication.

(i)	Reflects the repayment of the convertible promissory note upon the closing of the Business Combination.

(j)

Reflects adjustment to remove Legacy OmniAb’s accounts receivable, accounts payable and accrued liabilities at the Distribution Time. Pursuant to the Separation Agreement, accounts receivable, accounts payable and accrued liabilities accrued by Legacy OmniAb at any time up to and until the Distribution Time were retained by Ligand.

(k)

Reflects the recapitalization of Legacy OmniAb’s parent company net investment into 97,611,789 shares of OmniAb Common Stock, par value of $0.0001 per share. The shares of OmniAb Common Stock include 82,611,789 shares of OmniAb Common Stock issued to holders of Legacy OmniAb Common Stock and 15,000,000 Earnout Shares. The Earnout Shares, which are issued and legally outstanding upon the closing of the Business Combination, are equity classified under ASC 815-40.

(l)	Reflects the elimination of APAC’s historical accumulated deficit after recording the transaction costs to be incurred by APAC as described in Note 3(d) above.

(m)

Represents redemptions of 21,713,864 APAC Class A Ordinary Shares for $224,048,747 allocated to shares of OmniAb Class A Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.32 per share.

(n)

Reflects proceeds of $86,729,340 from the issuance and sale of 8,672,934 shares of OmniAb Common Stock, par value of $0.0001 per share, and 1,445,489 OmniAB Warrants to the Sponsor in the Redemption Backstop. The OmniAb Warrants issued in the Redemption Backstop are equity classified under ASC 815-40.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Autonomous Entity Adjustments

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 do not reflect an amount for an autonomous entity adjustment as management does not anticipate that the net costs derived from expected contractual arrangements, primarily related to the Transition Services Agreements and Employee Matters Agreement will be materially different than the historical costs for these same services that have been allocated by Ligand to Legacy OmniAb in its historical combined financial statements for the nine months ended September 30, 2022 and year ended December 31, 2021.

Management Adjustments for Incremental Costs

Legacy OmniAb expects to incur incremental costs based on management actions and other dis-synergies that will result as a separate public company, which may be material to the Company’s financial results. These incremental costs, which are additional to the net costs expected to be incurred under the Transition Services Agreement and other contractual arrangements executed at closing, primarily include additional compensation expense from potential headcount increases, higher audit and tax fees, and other costs related to our IT, investor relations, finance and general and administrative functions. As these costs are based on certain discretionary management actions for which contractual agreements are not yet known or will occur following closing of the transaction, they are not considered as autonomous entity adjustments. Management has elected not to present Management’s Adjustments related to these incremental costs in the unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 are as follows:

(aa)

Represents pro forma adjustment to eliminate historical expenses related to APAC’s administrative, financial and support services paid to the Sponsor, which terminated upon consummation of the Business Combination.

(bb)

Reflects APAC transaction costs that were expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(cc)	Represents pro forma adjustment to eliminate gain on investments held in the Trust Account.

(dd)

Reflects the elimination of the change in fair value of the Forward Purchase and Backstop Securities, which was settled in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(ee)	Reflects the adjustment to income tax benefit as a result of the tax impact on the Business Combination at the estimated combined statutory tax rate of 25.0%.

(ff)

Reflects the elimination of the deemed dividend on the Forward Purchase and Backstop Securities, which was settled in the Forward Purchase and Redemption Backstop upon the closing of the Business Combination.

(gg)	The following reflects the adjustment to basic and diluted weighted average shares outstanding:

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2022	2021
Issuance of shares of OmniAb Common Stock to holders of Legacy OmniAb Common Stock	82,611,789	82,611,789
Impact on APAC’s weighted average shares outstanding assuming APAC’s shares were outstanding since January 1, 2021, the beginning of the earlier period presented	—	13,571,428
Issuance of shares of OmniAb Common Stock in the Forward Purchase and Redemption Backstop	10,172,934	10,172,934
Redemptions of APAC Class A Ordinary Shares	(21,713,864)	(21,713,864)
Exclusion of Sponsor Earnout Shares(1)	(1,293,299)	(1,293,299)

	69,777,560	83,348,988

(1)

Sponsor Earnout Shares are subject to certain vesting restrictions pursuant to the Sponsor Insider Agreement and the Merger Agreement, which are considered contingently issuable shares for which the milestones have not yet been achieved.

Refer to Note 4 “Loss Per Share” of this Unaudited Pro Forma Condensed Combined Financial Information for further information on the calculation of pro forma weighted average shares outstanding.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Nine Months	Year Ended
	Ended September 30,	December 31,
	2022	2021
Pro forma net loss (in thousands)	$(33,264)	$(26,821)
Pro forma weighted average shares outstanding, basic and diluted	98,527,560	98,527,560
Pro forma net loss per share, basic and diluted	$(0.34)	$(0.27)
Pro forma weighted average shares calculation, basic and diluted
APAC’s public shareholders	1,286,136	1,286,136
Sponsor & related parties(1)(2)	14,629,635	14,629,635
Legacy OmniAb stockholders(3)	82,611,789	82,611,789

Pro forma weighted average shares calculation, basic and diluted(4)	98,527,560	98,527,560

(1)

The pro forma basic and diluted shares exclude 1,293,299 Sponsor Earnout Shares, which are subject to certain vesting restrictions pursuant to the Sponsor Insider Agreement and the Merger Agreement and are considered contingently issuable shares for which the milestones have not yet been achieved. The number of shares included reflects 4,351,701 shares held by the Sponsor and 105,000 shares held by three former directors of APAC.

(2)

The pro forma basic and diluted shares include 1,500,000 shares of OmniAb Common Stock purchased by the Sponsor in the Forward Purchase and 8,672,934 shares of OmniAb Common Stock purchased by the Sponsor in the Redemption Backstop.

(3)

The pro forma basic and diluted shares exclude 15,000,000 Earnout Shares subject to certain vesting restrictions pursuant to the Merger Agreement. These Earnout Shares are considered contingently issuable shares for which the milestones have not yet been achieved.

(4)	The pro forma diluted shares for the nine months ended September 30, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	12,620,608 Legacy OmniAb Options

•	1,679,867 Legacy OmniAb RSUs and Legacy OmniAb PSUs

•	7,666,667 APAC Public Warrants

•	8,233,333 APAC Private Placement Warrants

•	1,666,667 APAC Warrants issued in the Forward Purchase

•	1,445,489 APAC Warrants issued in the Redemption Backstop

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, references in this MD&A to “OmniAb,” “we,” “us” and “our” refer to Legacy OmniAb and its subsidiaries prior to the Closing of the Business Combination. This MD&A is designed to provide a reader of our financial statements with a narrative from the perspective of the OmniAb business’s management. This MD&A should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information” and OmniAb’s audited Combined Financial Statements, unaudited Condensed Combined Financial Statements and related notes included elsewhere in this prospectus. This MD&A includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in these forward-looking statements, see “Cautionary Statement Concerning Forward-Looking Statements.”

Separation from Ligand

Prior to completion of the Separation, OmniAb was a wholly owned subsidiary of Ligand. We have historically operated as part of Ligand and not as a separate, publicly-traded company. Our combined financial statements have been derived from Ligand’s historical accounting records and are presented on a carve-out basis. All sales and costs as well as assets and liabilities directly associated with our business activity are included as a component of the combined financial statements. The combined financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Ligand’s corporate office and from other Ligand businesses to us and allocations of related assets, liabilities, and Ligand’s investment, as applicable. We believe the allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the combined financial statements had we been an entity that operated separately from Ligand during the periods presented. Further, the historical financial statements may not be reflective of what our results of operations, income (loss), historical financial position, equity or cash flows might be in the future as a separate public company. We have entered into the Separation Agreement and various other agreements with Ligand (and in certain cases APAC and/or Merger Sub) to provide for the allocation between us and Ligand of Ligand’s assets, employees, liabilities and obligations attributable to periods prior to, at and after the Separation and will govern certain relationships between us and Ligand after the Separation. Following the Separation, we expect Ligand to continue to provide certain services to us on a transitional basis for associated fees, including services related to information technology, facilities, certain accounting and other financial functions and administrative functions, and we will provide transitional services to Ligand, including services related to legal, corporate, and other administrative functions as we and Ligand may decide from time to time. For additional information regarding the Separation Agreement, Transition Services Agreements and other agreements related to the Separation, please see the section titled, “Certain Relationships and Related Person Transactions – OmniAb – Agreements with Ligand.”

Basis of Presentation

The accompanying audited combined financial statements present the historical financial position, results of operations, changes in equity and cash flows of OmniAb in accordance with GAAP for the preparation of carve-out combined financial statements. We are a biotechnology company enabling the rapid development of innovative therapeutics by pushing the frontiers of drug discovery technologies. Our partners include pharmaceutical and biotechnology companies engaged in drug development. OmniAb’s products are marketed to partners primarily under the OmniAb brand name. Historically, our business has comprised the OmniAb business of Ligand.

Our historical combined financial statements include expense allocations for certain support functions that have historically been provided on a centralized basis within Ligand, such as corporate costs, shared services and other general and administrative costs that benefit OmniAb, among others. Following the Separation, pursuant to agreements with Ligand, we expect that Ligand will continue to provide us with some of the services related to these functions on a transitional basis in exchange for agreed-upon fees, and we expect to incur other costs to replace the services and resources that will not be provided by Ligand. We will also incur additional costs as a separate public company. As a separate public company, our total costs related to such support functions may differ from the costs that were historically allocated to us.

These additional costs are primarily for the following:

•

additional personnel costs, including salaries, benefits and potential bonuses and/or stock-based compensation awards for staff additions to replace support provided by Ligand that is not covered by the Transition Services Agreement; and

•

corporate governance costs, including board of director compensation and expenses, insurance costs, audit and other professional services fees, annual report and proxy statement costs, SEC filing fees, transfer agent fees, consulting and legal fees and stock exchange listing fees.

Certain factors could impact the nature and amount of these separate public company costs, including the finalization of our staffing and infrastructure needs.

OmniAb has historically operated as part of Ligand and not as a stand-alone company. The financial statements have been derived from Ligand’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of OmniAb are included as a component of the financial statements. The financial statements also include allocations of certain general and administrative expenses from Ligand’s corporate office. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had OmniAb been an entity that operated independently of Ligand. Further, the historical financial statements may not be reflective of what our results of operations, comprehensive income, historical financial position, equity or cash flows might be in the future as a separate public company. Certain factors could impact the nature and amount of these separate public company costs, including the finalization of our staffing and infrastructure needs. Following the Separation, pursuant to agreements with Ligand, we expect that Ligand will continue to provide us with some of the services related to these functions on a transitional basis in exchange for agreed-upon fees, and we expect to incur other costs to replace the services and resources that will not be provided by Ligand. Related party allocations are discussed further in Note 9, “Relationship with Parent and Related Entities” in the accompanying audited combined financial statements contained elsewhere in this prospectus.

As part of Ligand, OmniAb is dependent on Ligand for all of its working capital and financing requirements, which utilizes a centralized approach to cash management and financing of its operations. Financing transactions relating to OmniAb are accounted for through the Net Parent investment account of OmniAb. Accordingly, none of Ligand’s cash, cash equivalents or debt has been assigned to OmniAb in the accompanying audited combined financial statements included elsewhere in this prospectus.

Net Parent investment, which includes retained earnings, represents Ligand’s interest in the recorded net assets of OmniAb. All significant transactions between OmniAb and Ligand have been included in the accompanying combined financial statements. Transactions with Ligand are reflected in the accompanying Combined Statements of Equity as “Transfers (to) from Parent, net” and in the accompanying combined balance sheets within “Net Parent investment.”

Overview

Our mission is to enable the rapid development of innovative therapeutics by pushing the frontiers of drug discovery technologies. We intend to achieve this mission by enabling the discovery of high-quality therapeutic candidates and by being the partner of choice for pharmaceutical and biotechnology companies. We believe that pairing the large and diverse antibody repertoires generated from our proprietary transgenic animals with our cutting-edge and high-throughput validated screening tools will deliver high-quality therapeutic candidates for a wide range of diseases.

Our OmniAb technology platform creates and screens diverse antibody pools and is designed to quickly identify optimal antibodies for our partners’ drug development efforts. We harness the power of Biological Intelligence, which we built into our proprietary transgenic animals and paired with our high-throughput screening technologies to enable the discovery of high-quality, fully-human antibody therapeutic candidates. We believe these antibodies are high quality because they are naturally optimized in our proprietary host systems for affinity, specificity, developability and functional performance. Our partners have access to these antibody candidates that are based on unmatched biological diversity and optimized through integration across a full range of technologies, including antigen design, transgenic animals, deep screening and characterization. We provide our partners both integrated end-to-end capabilities and highly customizable offerings, which address critical industry challenges and provide optimized antibody discovery solutions. As of September 30, 2022, we had 68 active partners with 282 active programs using the OmniAb technology, 25 OmniAb-derived antibodies in clinical development by our partners, and three approved products of our partners: (i) zimberelimab, which was approved in China for the treatment of recurrent or refractory classical Hodgkin’s lymphoma, (ii) sugemalimab, which was approved in China for the first-line treatment of metastatic (stage IV) non-small cell lung cancer in combination with chemotherapy, as well as for patients with unresectable stage III non-small cell lung cancer whose disease has not progressed following concurrent or sequential platinum-based chemoradiotherapy, and (iii) teclistamab, which received accelerated approval in the U.S. for adult patients with relapsed or refractory multiple myeloma who have received at least four prior lines of therapy, including a proteasome inhibitor, an immunomodulatory agent, and an anti-CD38 monoclonal antibody, and conditional marketing authorization in Europe as monotherapy for the treatment of adult patients with relapsed and refractory multiple myeloma.

We partner with numerous pharmaceutical and biotechnology companies, varying in size, clinical stage, geography and therapeutic focus. Our license agreements are negotiated separately for each discovery partner, and as a result, the financial terms and contractual provisions vary from agreement to agreement. We structure our license agreements with partners to typically include: (i) upfront or annual payments for technology access (license revenue) and payments for performance of research services (service revenue); (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones (milestone revenue); and (iii) royalties on net sales of our partners’ products, if any. We succeed when our partners are successful and our agreements are structured to align economic and scientific interests. Our typical royalty rates for antibody discovery contracts are currently in the low- to mid-single digits, and can vary depending on the other economic terms in the agreement. Our future success and the potential to receive these payments are entirely dependent on our partners’ efforts over which we have no control. If our partners determine not to proceed with the future development of a drug candidate, we will not receive any future payments related to that program. Additionally, unless publicly disclosed by our partners, we do not have access to information related to our partners’ clinical trial results, including serious adverse events, or ongoing communications with the FDA regarding our partners’ current clinical programs, which limits our visibility into how such programs may be progressing.

For the years ended December 31, 2021, 2020 and 2019, our revenue was $34.7 million, $23.3 million and $18.3 million, respectively. For the three and nine months ended September 30, 2022 our revenue was $6.9 million and $23.7 million, respectively, and for the three and nine months ended September 30, 2021 was $6.3 million and $19.5 million, respectively. For the years ended December 31, 2021, 2020 and 2019, our net loss was $(27.0 million), $(17.6 million) and $(13.6 million), respectively. For the three and nine months ended September 30, 2022 our net loss was $(12.6) million and $(29.2) million, respectively, and for the three and nine months ended September 30, 2021 was $(7.9) million and $(24.0) million, respectively. Historically, our revenue has been derived from payments for technology access, collaborative research services and milestones. We believe the long-term value of our business will be driven by partner royalties as such payments are based on global sales of potential future partner antibodies, which generally provide for larger and recurring payments as compared to technology access, research and milestone payments. While in the first nine months of 2022, we recognized royalty revenue from our partner’s sales of zimberelimab and sugemalimab in China, we believe our revenue will be materially driven by milestones, in the shorter term, and by royalties, in the longer term, from our partnered programs in the United States and Europe. However, drug discovery and development has significant uncertainty in timing and likelihood of reaching marketing authorization, and we cannot be certain when, if at all, royalty payments will be a material portion of our revenue. Furthermore, we do not control the progression, clinical development, regulatory strategy or eventual commercialization of antibodies discovered using our platform, and as a result, we are entirely dependent on our partners’ efforts and decisions with respect to such antibodies.

Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. We believe that the following metrics are important to understanding our current business. These metrics may change or may be substituted for additional or different metrics as our business continues to grow.

Metric	September 30, 2022	December 31, 2021	% Change
Active partners	68	57	19%
Active programs	282	252	12%
Active clinical programs	25	25	—%
Approved products	3	2	50%

Active partners represents the number of partners that have an active program or have executed a license agreement in advance of initiating an active program. We do not include academic partners with a license to the OmniAb platform in our active partner count. We view this metric as an indication of the competitiveness of our platform and our current level of market penetration. The metric also relates to our opportunities to secure additional active programs.

Active programs represents a program for which an antigen is introduced into our animals and remains so as long as the program is actively being developed or commercialized. This number includes active clinical programs and approved products separately disclosed below. We view this metric as an indication of the usage of our technology and the potential for mid- and long-term milestone and royalty payments.

Active clinical programs represents the number of unique programs for which an Investigational New Drug (“IND”) or equivalent under other regulatory regimes has been filed based on an OmniAb-derived antibody and which are in clinical development by our partners and we continue to count programs as active as long as they are actively being developed or commercialized. Where the date of such application is not known to us, we use the official start date from clinical trial registries for the purpose of calculating this metric. This number includes approved products separately disclosed below. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

Approved products represents an OmniAb-derived antibody for which our partner has received marketing approval. We view this metric as an indication of our near- and mid-term potential revenue from royalty payments.

Impact of COVID-19 Pandemic

To date, we have not experienced material disruptions in our business operations or financial impacts as a result of the COVID-19 pandemic. While it is not possible at this time to estimate the impact that COVID-19 could have on our business in the future, the continued spread of COVID-19 and variants of the virus, the rate of vaccinations regionally and globally and the measures taken by the government authorities, and any future epidemic disease outbreaks, could: disrupt the supply chain and the manufacture or shipment of products and supplies for use by us in our discovery activities and by our partners for their discovery and development activities; delay, limit or prevent us or our partners’ from continuing research and development activities; impede our negotiations with partners and potential partners; impede testing, monitoring, data collection and analysis and other related activities, by us and our partners; interrupt or delay the operations of the FDA or other regulatory authorities, which may impact review and approval timelines for initiation of clinical trials or marketing; impede the launch or commercialization of any approved products; any of which could delay our partnership programs, increase our operating costs, and have a material adverse effect on our business, financial condition and results of operations. In addition, if COVID-19 infects our genetically modified animals, which form the basis of our platform, or if there is an outbreak among our employees or subcontractor’s employees who maintain and care for these animals, we and our partners may be unable to produce antibodies for development.

Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2022 and 2021

Revenue

	Three Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Royalty	$582	$—	$582	NM (1)
License fees	400	200	200	100%
Milestone revenue	1,000	1,200	(200)	(17)%
Service revenue	4,928	4,877	51	1%

Total revenue	$6,910	$6,277	$633	10%

(1)	percentage change is not meaningful

	Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Royalty	$984	$—	$984	NM (1)
License fees	2,455	1,950	505	26%
Milestone revenue	5,371	3,264	2,107	65%
Service revenue	14,922	14,254	668	5%

Total revenue	$23,732	$19,468	$4,264	22%

(1)	percentage change is not meaningful

Total revenue increased $0.6 million, or 10%, in the three months ended September 30, 2022 as compared to 2021 driven primarily by royalty revenue from our partner’s sales of zimberelimab and sugemalimab.

Total revenue increased $4.3 million, or 22%, in the nine months ended September 30, 2022 as compared to 2021 driven primarily by (1) additional milestone revenue primarily related to two partners reaching multiple development milestones during the nine months ended September 30, 2022, (2) royalty revenue from our partner’s sales of zimberelimab and sugemalimab and (3) additional service revenue related to a significant contract executed in December 2021.

Operating Expenses

	Three Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Research and development	$13,189	$9,925	$3,264	33%
General and administrative	5,582	3,697	1,885	51%
Amortization of intangibles	3,256	3,278	(22)	(1)%
Other operating expense (income), net	(208)	(817)	609	(75)%

Total operating expenses	$21,819	$16,083	$5,736	36%

	Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Research and development	$35,445	$28,207	$7,238	26%
General and administrative	14,697	12,603	2,094	17%
Amortization of intangibles	9,774	9,740	34	0%
Other operating expense (income), net	(486)	(546)	60	(11)%

Total operating expenses	$59,430	$50,004	$9,426	19%

Our R&D expenses increased $3.3 million, or 33%, in the three months ended September 30, 2022 compared with 2021, primarily due to (1) increased personnel-related costs driven by our increased investment in the growth and development of the OmniAb business and (2) an increase in rent expense for newly leased facilities. General and administrative expenses increased $1.9 million, or 51% in the three months ended September 30, 2022 compared with 2021, primarily due to increased personnel-related costs driven by our increased investment in the growth and development of the OmniAb business. The amortization of intangibles remained consistent for the three months ended September 30, 2022 compared with 2021. Other operating income, net, was $(0.2) million for the three months ended September 30, 2022 compared with $(0.8) million for the same period in 2021 due to fair value adjustments related to contingent earnout liabilities issued in connection with the acquisition of Icagen.

Our R&D expenses increased $7.2 million, or 26%, in the nine months ended September 30, 2022 compared with 2021, primarily due to (1) an increase in rent expense for newly leased facilities, (2) increased personnel-related costs driven by our increased investment in the growth and development of the OmniAb business and (3) services related to a significant contract executed in 2021. General and administrative expenses increased $2.1 million, or 17% in the nine months ended September 30, 2022 compared with 2021, primarily due to increased personnel-related costs driven by our increased investment in the growth and development of the OmniAb business. The amortization of intangibles and other operating income, net remained consistent for the nine months ended September 30, 2022 compared with 2021.

Other income (expense)

Interest expense for the nine months ended September 30, 2021 was related to certain equipment financing.

Income tax benefit

	Three Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Loss before income tax benefit	$(14,909)	$(9,806)	$(5,103)	52%
Income tax benefit	2,313	1,916	397	21%

Net loss	$(12,596)	$(7,890)	$(4,706)	60%

Effective Tax Rate	15.5%	19.5%

	Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	Change	% Change
Loss before income tax benefit	$(35,698)	$(30,542)	$(5,156)	17%
Income tax benefit	6,544	6,572	(28)	—%

Net loss	$(29,154)	$(23,970)	$(5,184)	22%

Effective Tax Rate	18.3%	21.5%

Our effective tax rate is affected by recurring items, such as the U.S. federal and state statutory tax rates and the relative amounts of income we earn in those jurisdictions. The tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Liquidity and Capital Resources

The information set forth in the section titled “Liquidity and Capital Resources” in note 2 of the notes to our unaudited condensed combined financial statements attached as Exhibit 99.2 to Amendment No. 2 to the Current Report on Form 8-K with which this Exhibit is being filed is incorporated herein by reference.

Cash Flow Summary

	Nine Months Ended September 30,		Year ended
(Dollars in thousands)	2022	2021	2021	2020	2019
Net cash provided by (used in):
Operating activities	$3,556	$(1,232)	$(5,672)	$3,619	$(5,195)
Investing activities	$(13,112)	$(2,548)	$(4,025)	$(26,980)	$(12,095)
Financing activities	$9,556	$3,780	$9,697	$23,361	$17,290

Cash Provided by Operating Activities:

During the nine months ended September 30, 2022, cash provided by operating activities of $3.6 million primarily reflected our net loss of $(29.2) million for the period, adjusted by net non-cash charges of $18.2 million which primarily included $12.3 million in share-based compensation, and $13.4 million in depreciation and amortization, partially offset by $(6.8) million of deferred income taxes, net, as well as changes in our working capital accounts in the amount of $14.5 million, primarily consisting of cash inflow from changes in accounts receivable, net, other long-term liabilities and other long-term assets, partially offset by cash outflow from changes in deferred revenue.

During the nine months ended September 30, 2021, cash provided by operating activities of $(1.2) million primarily reflected our net loss of $(24.0) million for the period, adjusted by net non-cash charges of $18.5 million, which primarily included $13.8 million in depreciation and amortization, $11.6 million in share-

based compensation, partially offset by $(6.3) million of deferred income taxes, net, as well as changes in our working capital accounts in the amount of $4.2 million, primarily consisting of cash inflow from changes in accounts receivable, net, partially offset by cash outflow from changes in deferred revenue and other long-term liabilities.

Cash Used in Investing Activities:

During the nine months ended September 30, 2022 and 2021, cash used in investing activities consisted of $(13.1) million and $(2.5) million of cash paid for property and equipment, respectively.

Cash Used in Financing Activities:

As Ligand managed our cash and financing arrangements prior to the completion of the Separation, all excess cash generated through earnings was deemed remitted to Ligand and all sources of cash were deemed funded by Ligand. Cash provided by financing activities in the nine months ended September 30, 2022 and 2021 primarily included cash transferred to us from Ligand based on changes in our cash used for operations.

During the nine months ended September 30, 2022, cash provided by financing activities was $9.6 million, which consisted of $15.3 million net transfer from parent, partially offset by $(1.5) million of payments to CVR holders and $(4.2) million payments for deferred transaction costs.

During the nine months ended September 30, 2021, cash provided by financing activities was $3.8 million, which consisted of $4.8 million net transfer from parent partially offset by $(1.1) million of payments to CVR holders.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act);

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, unless the SEC determines the new rules are necessary for protecting the public;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this proxy statement/prospectus/information statement and in the registration statement of which this proxy statement/prospectus/information statement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information in this proxy statement/prospectus/information statement and that we provide to our stockholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We intend to rely on this and other exemptions provided by the JOBS Act, including without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We expect our cash and cash equivalents will consist of cash in readily available checking accounts and money market funds. As a result, the fair value of our portfolio is relatively insensitive to interest rate changes.

Effects of Inflation

Inflation generally affects us by increasing our cost of labor and research and development contract costs. We do not believe inflation has had a material effect on our results of operations during the periods presented in OmniAb’s combined financial statements included in this proxy statement/prospectus/information statement.

BUSINESS

Overview

Our mission is to enable the rapid development of innovative therapeutics by pushing the frontiers of drug discovery technologies. We intend to achieve this mission by enabling the discovery of high-quality therapeutic candidates and by being the partner of choice for pharmaceutical and biotechnology companies. We believe that pairing the large and diverse antibody repertoires generated from our proprietary transgenic animals with our cutting-edge and high-throughput validated screening tools will deliver high-quality therapeutic candidates for a wide range of diseases.

Our OmniAb technology platform creates and screens diverse antibody pools and is designed to quickly identify optimal antibodies for our partners’ drug development efforts. We harness the power of Biological Intelligence, which we built into our proprietary transgenic animals and paired with our high-throughput screening technologies to enable the discovery of high-quality, fully-human antibody therapeutic candidates. We believe these antibodies are high quality because they are naturally optimized in our proprietary host systems for affinity, specificity, developability and functional performance. Our partners have access to these antibody candidates that are based on unmatched biological diversity and optimized through integration across a full range of technologies, including antigen design, transgenic animals, deep screening and characterization. We provide our partners both integrated end-to-end capabilities and highly customizable offerings, which address critical industry challenges and provide optimized antibody discovery solutions. As of September 30, 2022, we had 68 active partners with 282 active programs using the OmniAb technology, 25 OmniAb-derived antibodies in clinical development by our partners, and three approved products of our partners: (i) zimberelimab, which was approved in China for the treatment of recurrent or refractory classical Hodgkin’s lymphoma, (ii) sugemalimab, which was approved in China for the first-line treatment of metastatic (stage IV) non-small cell lung cancer in combination with chemotherapy, as well as for patients with unresectable stage III non-small cell lung cancer whose disease has not progressed following concurrent or sequential platinum-based chemoradiotherapy, and (iii) teclistamab, which received accelerated approval in the U.S. for adult patients with relapsed or refractory multiple myeloma who have received at least four prior lines of therapy, including a proteasome inhibitor, an immunomodulatory agent, and an anti-CD38 monoclonal antibody, and conditional marketing authorization in Europe as monotherapy for the treatment of adult patients with relapsed and refractory multiple myeloma.

Our robust experience and development activity with our partners gives us critical insights into the industry and creates a positive feedback loop through which we plan to continue to advance our platform. Our business model is dependent on the eventual progression of therapeutic candidates discovered or initially developed utilizing our platform into clinical trials and commercialization by our partners, and our receipt of milestone and royalty payments from our partners. However, our future success and the potential to receive these payments are entirely dependent on our partners’ efforts over which we have no control. If our partners determine not to proceed with the future development of a drug candidate, we will not receive any future payments related to that program. Additionally, unless publicly disclosed by our partners, we do not have access to information related to our partners’ clinical trial results, including serious adverse events, or ongoing communications with the FDA regarding our partners’ current clinical programs, which limits our visibility into how such programs may be progressing.

At the heart of the OmniAb technology platform lies the Biological Intelligence of our proprietary transgenic animals, including OmniRat, OmniMouse and OmniChicken, that have been genetically modified to generate antibodies with human sequences to facilitate development of human therapeutic candidates. Biological Intelligence refers to the ability of the immune system in our transgenic animals to create optimized antibodies through a process that has evolved over 500 million years. The immune system function is to adaptively respond to a given target through an iterative process of diversification and selection that produces novel antibodies with high affinity, specificity, and expression levels. Through its proprietary and carefully designed transgenes,

OmniAb’s Biological Intelligence taps into this powerful in vivo process to generate human antibodies directly from its transgenic animals. OmniFlic and OmniClic are common light-chain rats and chickens, respectively, designed to generate bispecific antibodies. OmniTaur provides cow-inspired antibodies with unique structural characteristics for challenging targets. To our knowledge, we are the industry’s only four-species in vivo antibody discovery platform, making OmniAb the most diverse host system available in the industry. We believe natural antibodies are superior to other antibody generation methods because they are naturally optimized through an iterative in vivo process that preferentially selects antibodies to effectively bind to a specific antigen. Our technology can be leveraged to develop multiple therapeutic formats including mono-, bi- and multi-specific antibodies, antibody-drug conjugates (“ADCs”) and chimeric antigen receptor T cell (“CAR-T”). By generating large and diverse pools of high-quality antibodies, we believe Biological Intelligence increases the probability of success of therapeutic antibody discovery and helps limit the attrition of antibody product candidates in the clinic.

Our technology investments are methodical and deliberate, designed to enable our partner-centric business model to leverage the most cutting-edge solutions to solve the biggest challenges in antibody drug discovery. Some partners prefer integrated end-to-end discovery capabilities, while others prefer to use certain of our technologies within their own labs. This flexibility not only provides value to our partners, but also allows for greater scalability of our business since we do not have to build out capacity for partners that prefer to use some of their own technologies in the process. The breadth and depth of our partner-centric model benefits our investment decision making by providing critical insights into the needs and direction of the industry.

According to Vaccines journal, antibodies are among the fastest growing class of drugs and are used across multiple therapeutic areas including oncology, inflammation, neurodegeneration. In 2021, approved antibody-based therapeutics accounted for over $215.0 billion in sales and 49 antibody therapeutics reached blockbuster status in 2021 with sales higher than $1.0 billion, according to data published by La Merie Publishing. Furthermore, Fatpos Global estimates that antibody-based therapeutic sales are expected to grow to approximately $365.0 billion by 2030. The favorable drug-like properties of antibodies, including high specificity, limited off-target toxicity, superior immune stimulation, and the ability to modulate half-life circulation in serum, have accelerated investment in antibody therapeutics. This has resulted in higher success rates for antibody therapeutics when compared to small molecule modalities, according to Clinical Development Success Rates and Contributing Factors 2011-2020, a study of over 9,000 clinical development programs published by PharmaIntelligence. These factors have led to substantial investment in antibody discovery, which we believe will continue to expand the total addressable market for antibody discovery technologies.

Despite industry momentum that has resulted in an overall increase in the number of antibody therapeutic approvals per year, drug discovery and development has become increasingly fragmented, outdated and non-robust. While many biotechnology companies bring a focused approach to science, their biological hypotheses are often tested utilizing suboptimal antibody discovery methods due to reliance on legacy technologies. Meanwhile, many larger companies have also continued to rely on legacy technologies, often due to the inability to selectively integrate newer technologies at their facilities or because the benefits of technological updates are limited by outdated workflows. Additionally, outsourced technologies that have tried to address these shortcomings often lack flexibility. These legacy approaches are burdened with critical disadvantages including low antibody diversity, lengthy discovery timelines, limited functional parameter data, excess costs or lack of flexibility.

We believe that by eliminating the need for each company to build a comprehensive antibody discovery engine, we can unlock innovation and value across a broad network of partners. Many emerging and established life sciences companies have been built around technologies that focus on a single or a limited number of steps in the discovery process, including antigen design, transgenic animal platforms, single-cell analysis, sequencing, bioinformatics, and proprietary assays. We believe our comprehensive, biologically-driven technology platform provides the industry with a cutting-edge solution for all critical components of the antibody discovery continuum. By providing leading antibody discovery solutions to the industry, we aim to increase the probability of success, reduce costs and shorten development timelines for our partners.

As depicted in Figure 1 below, our technology platform is a suite of integrated technologies designed to discover a wide range of high-quality therapeutic antibodies that leverage the inherent diversity produced by our transgenic animals.

Figure 1: The OmniAb Technology Platform

Our technologies within the OmniAb platform improve the productivity and efficiency of each step of the discovery process:

•

Create Diverse Antibody Pools.    We believe generating large and diverse pools of high-quality antibodies increases the likelihood of discovering the antibody with the most desirable therapeutic characteristics. At the heart of the OmniAb technology platform is the Biological Intelligence of our proprietary transgenic animals, technology that we own. Our animals have been genetically modified to produce a large number of naturally optimized, high-quality, fully-human antibodies. We offer the industry’s only four-species platform to address a wide range of biological challenges facing our partners in their antibody discovery efforts. We pair our Biological Intelligence with computational antigen design to generate robust antibody responses to biological targets, including but not limited to difficult and complex targets such as ion channels, G protein-coupled receptors (“GPCRs”), transporters, and other transmembrane proteins. Our antigen design technology includes transmembrane and cell-surface protein technology that we own or exclusively license.

•

Screen Antibody Candidates.    Our proprietary xPloration microcapillary technology, which we own or license, and Gel Encapsulated Microenvironment (“GEM”) technology, which we own, screen pools of antibody-secreting B cells at a single-cell level to quickly identify antibodies in as little as a few hours, saving weeks compared to traditional technologies. xPloration characterizes tens of millions of antibody producing cells on multiple parameters, then leverages AI to analyze immense amounts of phenotypic data to automatically select and rank thousands of promising therapeutic candidates. Our industry-leading throughput allows for the discovery of rare antibodies that may otherwise be missed with traditional technologies.

•

Identify the Right Antibody.    Our discovery teams are able, as needed, to work closely with partners to identify the right antibody for a particular target profile. Antibody candidates identified through our screening technologies are further characterized through a cascade of performance assays. The data from multi-parameter screening and performance assays is used in combination with bioinformatics to analyze the antibody repertoire and enable our partners to select the right antibody.

In addition to our antibody discovery solutions, we possess extensive biological capabilities focused on ion channels, transporters and x-ray fluorescence. Ion channels and transporters are key components in a wide variety of biological processes and have broad therapeutic applicability across cancer, metabolic disease, pain, neurological diseases, infectious diseases and others. In the search for new drugs, ion channels are a frequent, but challenging target. We believe our capabilities in the ion channel area are leverageable for both small molecule and antibody approaches to therapeutic development.

We partner with pharmaceutical and biotechnology companies that vary in size, clinical stage, geography and therapeutic focus. Our license agreements are negotiated separately for each discovery partner, and as a result, the financial terms and contractual provisions vary from agreement to agreement. We structure our license agreements with partners to typically include: (i) payments for technology access and payments for performance of research services; (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones; and (iii) royalties on net sales of our partners’ products, if any. We succeed when our partners are successful and our agreements are structured to align economic and scientific interests. As of September 30, 2022, we had 68 active partners with 282 active programs using the OmniAb technology, 25 OmniAb-derived antibodies in clinical development by our partners, and three approved products of our partners. An active program is counted once an antigen is introduced into our animals and remains so as long as the program is actively being developed or commercialized. An active partner is counted if such partner has an active program or has executed a license agreement in advance of initiating an active program. As of September 30, 2022 and 2021, our partners with active antibody programs included Amgen, Boehringer Ingelheim, Genmab, Janssen, Merck KGaA, Pfizer, Sanofi, and Seagen, among others. In addition, we work with academic partners including The Scripps Research Institute, Oxford University, University of Maryland, and the Wistar Institute.

For the years ended December 31, 2021, 2020 and 2019, our revenue was $34.7 million, $23.3 million and $18.3 million, respectively. For the three and nine months ended September 30, 2022 our revenue was $6.9 million and $23.7 million, respectively, and for the three and nine months ended September 30, 2021 was $6.3 million and $19.5 million, respectively. For the years ended December 31, 2021, 2020 and 2019, our net loss was $(27.0 million), $(17.6 million) and $(13.6 million), respectively. For the three and nine months ended September 30, 2022 our net loss was $(12.6) million and $(29.2) million, respectively, and for the three and nine months ended September 30, 2021 was $(7.9) million and $(24.0) million, respectively. Historically, our revenue has been derived from payments for technology access, collaborative research services and milestones. We believe the long-term value of our business will be driven by partner royalties as such payments are based on global sales of potential future partner antibodies, which generally provide for larger and recurring payments as compared to technology access, research and milestone payments. While in the first nine months of 2022, we recognized royalty revenue from our partner’s sales of zimberelimab and sugemalimab in China, we believe our revenue will be materially driven by milestones, in the shorter term, and by royalties, in the longer term, from our partnered programs in the United States and Europe. However, drug discovery and development has significant uncertainty in timing and likelihood of reaching marketing authorization, and we cannot be certain when, if at all, royalty payments will be a material portion of our revenue. Furthermore, we do not control the progression, clinical development, regulatory strategy or eventual commercialization of antibodies discovered using our platform, and as a result, we are entirely dependent on our partners’ efforts and decisions with respect to such antibodies.

Our Strategy

Our mission is to enable the rapid development of innovative therapeutics by pushing the frontiers of drug discovery technologies. We intend to achieve this mission by enabling the discovery of high-quality therapeutic candidates and by being the partner of choice for pharmaceutical and biotechnology companies. Our strategy to accomplish this is as follows:

•

Enable discovery of high-quality antibody candidates through our platform.    We have a technologically differentiated platform that provides our partners with end-to-end antibody discovery capabilities, as well as customized solutions for individual steps of the antibody discovery process. We believe that pairing the power of Biological Intelligence built into our proprietary transgenic animals with our high-throughput screening technologies will continue to enable the discovery of high-quality, fully-human antibody therapeutic candidates for a wide range of diseases.

•

Expand upon our existing partnerships.    We have 68 active partners as of September 30, 2022, consisting of pharmaceutical and biotechnology organizations, varying in size, clinical stage, geography and therapeutic focus. We intend to continue to identify and capture new opportunities with existing partners by building upon our trusted relationships. The quality and breadth of our platform enables our partners to succeed in new campaigns and has also enabled them to pursue programs that would otherwise not be pursued due to technical challenges. In addition, collaboration between our scientists and partners has expanded partners’ usage to other offerings within our technology platform, such as bispecific, screening, and antigen technologies.

•

Increase the number of our partnerships.    We intend to forge new partnerships with pharmaceutical and biotechnology companies focused on antibody development. We plan to continue to gain new customers through increased business development activities, and through continued technological expansion. We also intend to increase the number of partnerships with smaller early-stage biotechnology companies by offering flexible deal structures and offerings. Through continual investment and expansion of our capabilities, we believe we have the opportunity to further enable our partners to capture additional value from our technologies.

•

Further our technological differentiation through intelligent expansion.    We employ a methodical and deliberate approach to expanding our technology platform. Serving a broad partner base has provided us a unique insight into the needs and direction of the industry, and we continue to leverage this insight for our decision-making. In recent years, we have successfully integrated a number of technology acquisitions covering antigen generation, additional animal species, deep screening capabilities, and ion channel expertise. We intend to continue to invest in enabling technologies and evaluate strategic technology acquisitions to broaden our capabilities in the antibody discovery continuum.

•

Drive partner adoption through a customizable and flexible offering.    We meet our partners’ specific needs by offering access to all or certain components of our technology platform. Some partners prefer integrated end-to-end discovery capabilities, while others prefer to use our technologies within their own labs. This flexibility not only provides value to our partners, but it allows for greater scalability of our business since we do not have to build capacity for partners that prefer to use some of their own resources in the process. This approach helps increase the partnership funnel and provides an initial forum for us to expand our relationship moving forward.

Our Key Competitive Strengths

We believe the following capabilities and competitive strengths will enable us to become the partner of choice for antibody discovery:

•

A discovery platform with a track record of success.    As of September 30, 2022, our partners had generated 25 unique antibodies using our platform that our partners have progressed into the clinic, of which 22 are in clinical trials for initial marketing approval and three have been approved for marketing in one or more markets. We believe that clinical success, including regulatory approval, has demonstrated our platform’s capability to successfully discover antibodies and reduced the technical risk associated with our technology, which may lead to new partnerships and expansion of existing partnerships. In addition, our large portfolio of 282 active partnered programs demonstrates our successful track record of partnering.

•

A complete antibody discovery solution, leveraging proprietary and differentiated technologies.    We have built a cutting-edge end-to-end antibody discovery solution using state-of-the-art genetic engineering technologies. Our technology platform includes a suite of next-generation transgenic animals, computationally powered antigen design, high-throughput microcapillary single-cell analysis, next-generation sequencing, proprietary assays and bioinformatics. Our end-to-end solution allows us to efficiently generate and deliver lead antibodies for our partners’ development efforts.

•

Proprietary Biological Intelligence that is designed to yield one of the industry’s most diverse set of high-quality antibodies.    Not all genetically engineered antibody discovery technologies are created equal. Each host animal provides a distinct immune response profile, and we believe the availability of multiple species provides an increased probability of success to find the ideal therapeutic candidate. Our animals have been genetically modified to produce naturally optimized, high-quality, antibodies with human sequences. Our technologies were developed by industry leaders in genetic engineering to elicit strong immune responses not only to biologically validated targets but also to the most difficult targets. Our team of world-renowned genetic engineers continue to work on next-generation transgenic animals to address industry challenges. To our knowledge, we are the only four-species platform with a transgenic rat, mouse, and chicken, as well as cow antibody humanization technology.

•

Rapid deep sequencing of immune repertoires.    Our xPloration and GEM technologies can screen tens of millions of cells and recover thousands of antibody-secreting B cells for further analysis in a matter of hours. Our technologies generate multidimensional profiling data on a single-cell level that provides higher resolution. To our knowledge, xPloration has the industry’s highest screening and recovery throughput of single-cell deep profiling and sorting platforms. This throughput enables us to capture a significant portion of the antibody repertoire, including rare cells that might be missed with traditional or competing systems. We believe these technologies combined with our OmniAb transgenic animals reduce timelines, costs and technical risk associated with traditional antibody generation methods.

•

Ion channel target capabilities.    We have extensive biological capabilities focused on ion channels and transporters, along with an established track record in novel drug discovery from screening to lead optimization. These capabilities provide novel reagent generation and proprietary assays that can support OmniAb antibody discovery programs and other therapeutic modalities which can be accessed by partners as part of the OmniAb Technology Platform when pursuing targets.

•

Diversified and scalable business model.    Our business is built on the success of our partners and the strength of our technology. Our business applies to a broad universe of potential partners and aligns with their economic and scientific interests. Furthermore, our technologies are modular whereby each step feeds into the next, creating a complete and scalable solution. Certain of our technology can also be used directly by our partners, enhancing the flexibility of our offerings. We believe this capital-efficient model allows us to build a diversified portfolio of royalty streams that reach far into the future therapeutic antibody market. Because we focus on improving the process of drug discovery, we will continue to make critical investments in technology that benefit the entire industry.

•

Robust IP portfolio with multiple long duration patent families.    Our patent portfolio reflects our innovative position and end-to-end capabilities in antibody discovery, including antigen design, transgenic animals, microcapillary single-cell screening, and ion channel assays. As of November 19, 2022, we have 324 issued patents with expiry dates to 2039, and 169 pending patent applications worldwide. Our license agreements with our partners are often structured with royalties that are linked to the patents for the antibodies discovered using OmniAb, thereby creating royalty rights that extend longer than our current technology patent coverage.

Industry Background

Antibodies: 500 Million Years of Immune System Evolution

Antibodies are blood proteins produced by the adaptive immune system in response to a specific foreign antigen. Antibodies bind to substances which the body recognizes as foreign, such as bacteria, viruses, cancer cells, and proteins in the blood. Antibodies can also be used to target cell surface proteins critical to biological functions and disease.

The immune system creates antibodies through a process of random shuffling of DNA fragments known as V(D)J recombination. During this process two separate genes, referred to as the heavy and light chain, are assembled to create a Y-shaped antibody protein. The shuffling of these DNA fragments, as well as random DNA insertions, deletions and edits, results in over 100 trillion different antibody possibilities.

At any one time, the human body typically has approximately one billion different antibodies circulating in the bloodstream. Each antibody is created by one immune B cell. When antibody expressing B cell binds to an antigen, the B cell quickly proliferates and differentiates into a family of closely related cells producing slightly differentiated antibodies. This iterative process preferentially selects antibodies that are naturally optimized to be most effective in neutralizing the specific antigen.

This process, referred to as in vivo affinity maturation, has evolved over 500 million years to naturally select antibodies that are optimized for their intended function. Antibodies discovered from natural immune systems generally have favorable therapeutic characteristics, such as high specificity, limited off-target toxicity, superior immune stimulation, and the ability to modulate half-life circulation in serum. Despite man-made technologies that try to imitate the natural selection process, over 90% of approved therapeutics are derived from natural immune systems. Our OmniAb transgenic animals take advantage of the immune system’s ability to produce high-quality antibodies, and have been genetically modified so the antibodies generated have human sequences.

The evolutionary divergence of different species has resulted in some animals developing unique mechanisms that increase their immune system effectiveness to certain antigens. Each species taps a signature combination of antigen recognition, diversification mechanisms, and distinct structural features that support survival in the face of persistent exposure to evolving environmental threats. Our four-species platform harnesses these characteristics, while maintaining the human genetic sequences needed to generate diverse pools of high-quality, fully-human therapeutic antibodies that fit almost any discovery campaign.

Market Opportunity

According to Vaccines journal, antibodies are among the fastest growing class of drugs and are used across many therapeutic areas, including oncology, inflammation and neurodegeneration. EvaluatePharma data indicates that monoclonal antibodies have represented the majority of the top 10 bestselling drugs over the last five years. In 2021, approved antibody-based therapeutics accounted for over $215.0 billion in sales, according to data published by La Merie Publishing. Also according to La Merie Publishing, in 2021, 49 antibody therapeutics reached blockbuster status with sales higher than $1.0 billion, up from 41 antibodies in 2020. Furthermore, Fatpos Global estimates that antibody-based therapeutic sales are expected to grow to approximately $365.0 billion by 2030.

Despite advances in other therapeutic modalities, investment in antibodies has accelerated over the past decade, which has translated into clinical productivity and ultimately new drug approvals. According to data from the Antibody Society, the number of antibodies in the clinic has increased at an estimated 11% CAGR from approximately 500 in 2015 to approximately 950 in 2021. The expansion of clinical development has led to an accelerating pace of regulatory approvals as depicted in Figure 3 below. The FDA approved the first therapeutic antibody in 1986. By 2015, the FDA approved its 50th antibody, and 6 years later in 2021, approved its 100th antibody.

Figure 2: Antibody Sales (US and EU)

(Source: Fatpos Global, Global Next-Generation Antibody Therapeutics Market Report: 2019-2030, March 11, 2021; La Merie Publishing, 2020 Sales of Recombinant Therapeutic Antibodies, Proteins, Biosimilars & Other Biologics, March 11, 2021.)

Figure 3: Antibody Regulatory Approvals (FDA and EMA)

(Source: The Antibody Society Database of Antibody Regulatory Approvals, December 31, 2021.)

Much of the success of antibodies as a therapeutic class is attributable to their favorable qualities relative to other therapeutic modalities. Antibodies can offer high affinity, potency and specificity, limited off-target toxicity, low immunogenicity, superior immune stimulation and the ability to modulate half-life circulation in serum. Industry statistics suggest that these properties have also translated to an increased probability of success relative to other modalities. According to PharmaIntelligence’s Clinical Development Success Rates and Contributing Factors 2011-2020, which summarizes a study of over 9,000 drugs being developed for the U.S. market, monoclonal antibodies and monoclonal antibody conjugate drugs have had an approximately 12% likelihood of receiving market authorization from the start of Phase 1 clinical trials. This is higher than the success rate of small molecule modalities, which had an approximately 8% likelihood of receiving market authorization from the start of Phase 1 clinical trials in the United States.

Our business model allows us to participate in the high growth antibody therapeutic market through technology access fees and services fees, as well as downstream success-based payments in the form of milestones and royalties on therapeutic candidates that have been discovered using our platform. As of September 30, 2022, we had 68 active partners with 282 active programs using the OmniAb technology, 25 OmniAb-derived antibodies in clinical development by our partners, and three approved products of our partners.

Existing Industry Limitations

Despite industry momentum which has resulted in an overall increase in the number of antibody therapeutic approvals per year, drug discovery and development has become increasingly fragmented, outdated and non-robust.

Reduced large pharmaceutical investment has intensified fragmentation and created ripple effects for small biotechnology companies due to reduced investment in enabling technologies. While many of these biotechnology companies bring a focused approach to science that prioritizes nimble movement and efficient decision making, their biological hypotheses are often tested utilizing suboptimal antibody discovery methods due to reliance on legacy technologies. Meanwhile, many larger companies have also continued to rely on legacy technologies for many processes related to antibody discovery, often due to the inability to selectively integrate newer technologies at their facilities or because the benefits of technological updates are limited by outdated workflows. Key examples of the frequently utilized legacy technologies and their shortcomings include:

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Humanized wild-type antibodies.    This process has been utilized over the last 25 years and attempts to capture the benefits of natural antibody optimization. However, the process that converts the animal antibody into a human format introduces conformational changes that impact the desired therapeutic properties of the antibody and may cause immunogenicity concerns.

•

First generation transgenics.    Earlier transgenic systems demonstrated proof-of-concept and did deliver therapeutic antibodies, however it became apparent that flaws in transgene design limited the robustness of immune responses from these animals. In addition, other technical issues, legacy agreement structures and industry consolidation presented further obstacles for the access to and use of the early platforms.

•

Display technology.    The commonly utilized technologies were invented over 35 years ago and do not benefit from in vivo affinity maturation and optimization. Some display libraries are engineered to capture benefits from natural immune systems, however they still carry limitations including loss of the heavy and light chain pairing, need for high quality soluble antigen, and they often require downstream sequence optimization for high production in a mammalian manufacturing cell line.

•

Hybridoma screening.    This method has been utilized for over 45 years and results in a loss of over 99% of antibody diversity, drastically reducing the pool of potential therapeutic candidates to choose from.

There is a significant and growing disparity between today’s widely used legacy antibody discovery tools and the latest advances in antibody discovery technologies. Despite the increased investment into antibody drug development, there is often a slow adoption of newer technologies due to the lack of flexibility integrating these technologies into existing workflows. These existing industry approaches are burdened with critical disadvantages including low antibody diversity, lengthy discovery timelines, limited functional parameter data, excess costs and lack of flexibility.

Our Platform

Our OmniAb technology platform is designed to enable the efficient discovery of high-quality, fully-human antibodies for a wide range of diseases. This platform aims to overcome the existing industry challenges and provides our partners access to antibody candidates based on unparalleled biological diversity that are optimized through tight integration across a full range of discovery technologies. These technologies include computationally powered antigen design, transgenic animals, high-throughput microcapillary single-cell analysis, next-generation sequencing, proprietary assays and bioinformatics. We believe that by providing our partners with access to these technologies we will ultimately shorten the discovery timelines, reduce costs, and increase the probability of success.

Our investments in our technologies are methodical and deliberate, with the goal to continue to provide our partners with the most cutting-edge technologies to solve the biggest challenges in antibody discovery. Our technologies are modular and sequential, creating a complete and scalable solution. These technologies also can be individually integrated into our partners internal or external workflows, which allows us to provide our partners with both integrated end-to-end discovery solutions and highly customizable, program-by-program offerings, which address critical industry challenges and provide our partners with optimized antibody discovery solutions. As depicted below, our technology platform is a suite of integrated technologies designed to discover a wide range of high-quality therapeutic antibodies that leverage the inherent diversity produced by transgenic animals and high throughput single-cell screening.

Our technologies within the OmniAb platform improve the productivity and efficiency of each step of the discovery process:

Create Diverse Antibody Pools.    We believe generating large and diverse pools of high-quality antibodies increases the chances of discovering the antibody with the most desirable therapeutic characteristics. At the heart of the OmniAb technology platform is the Biological Intelligence of our proprietary transgenic animals, technology that we own. Our animals have been genetically modified to produce a large number of naturally optimized, high-quality, antibodies with human sequences. We offer the industry’s only four-species platform to address a wide range of biological challenges facing our partners in their antibody discovery efforts. We can pair our Biological Intelligence with computational antigen design to generate robust antibody responses to biological targets, including but not limited to difficult and complex targets such as ion channels, GPCRs, transporters, and other transmembrane proteins. Our antigen design technology includes transmembrane and cell-surface protein technology that we own or exclusively license.

Screen Antibody Candidates.    Our proprietary xPloration microcapillary technology, which we own or license, and GEM technology, which we own, screen antibody pools at a single-cell level to quickly identify antibodies in as little as a few hours, saving weeks compared to traditional technologies. xPloration screens tens of millions of immune cells on multiple parameters, then leverages AI to analyze immense amounts of phenotypic data to automatically select and rank thousands of promising therapeutic candidates. Our industry-leading throughput allows for the discovery of rare antibodies that may otherwise be missed with traditional technologies.

Identify the Right Antibody.    Our discovery teams are flexibly positioned to work closely with partners to identify the right antibody for a particular target profile. Antibody candidates identified through our screening technologies are further characterized through a cascade of performance assays. The data from multi-parameter screening and performance assays is used in combination with bioinformatics to analyze the antibody repertoire and enable our partners to select the right antibody.

Create Diverse Antibody Pools

We believe generating large and diverse pools of high-quality antibodies increases the chances of discovering the antibody with the most desirable therapeutic characteristics. We have assembled a suite of transgenic animal and antigen technologies that are designed to generate a large and diverse pool of high-quality antibodies. The heart of the OmniAb technology platform is the Biological Intelligence of our proprietary transgenic animals, including OmniRat, OmniMouse, and OmniChicken, that have been genetically modified to generate antibodies with human sequences which are naturally optimized through in vivo affinity maturation. We combine our transgenic animals with proprietary antigen technology and immunization techniques to generate high-quality antibodies for even the most difficult biological challenges. The various OmniAb animal technologies are depicted in Figure 4 below.

Figure 4: OmniAb Animal Technologies

We believe that natural antibodies are superior to other antibody generation methods due to the immune system’s ability to naturally select quality, and already optimized antibodies through a process that has evolved over 500 million years. According to the TAB Database of Therapeutic Antibodies, as of December 30, 2021, over 90% of all approved antibody drugs had been derived from natural immune systems, which we believe is due to their superior drug-like properties. The evolutionary divergence of different species has resulted in some animals developing unique mechanisms that increase their immune system effectiveness to certain antigens. Our four-species platform harnesses these characteristics, while maintaining the human genetic sequences needed to generate diverse pools of high-quality, fully-human therapeutic antibodies that fit almost any discovery campaign.

Our team of world-renowned scientists use a variety of gene editing techniques to alter the genomes of animals to produce antibodies that use human sequences, while retaining the animal’s ability to illicit a strong immune response to antigen. We then set up breeding colonies of our genetically modified animals for use in partner’s discovery efforts. While there are several options when considering transgenic mice, OmniAb is the only four-species platform, with the world’s only transgenic mouse, rat, chicken, and cow antibody humanization technology. Each animal has unique characteristics which address key challenges in antibody discovery.

We pair our animal technologies with antigen design to further enhance the robust antibody repertoires for antibody campaigns. Ab Initio offers antigen design technology, which we own or exclusively license, for production of challenging therapeutic targets. Most drug targets are membrane proteins which are inherently unstable and challenging to investigate. The technology produces full-length membrane proteins, including multi-Tm proteins, such as ion channels and GPCRs, the largest class of therapeutic drug targets. Our antigen production works in tandem with our therapeutic antibody discovery platform, providing access to high-quality membrane protein antigens for immunization campaigns. Guided by molecular modeling and protein design capabilities, our antigen design team manages the cloning, expression, purification, reconstitution, and quality control of purified native-conformation membrane proteins for immunization and screening purposes. Antigens can be prepared in particular conformations with protein or small molecule conformational chaperones. The range of accessible antigen formats improves the probability of success in generating robust immune response with desired specificities from any of the OmniAb animals.

Collectively, we believe our transgenic animal and antigen technologies provide the foundation for a successful drug discovery campaign.

Screen Antibody Candidates

Finding the best antibody means finding the best antibody producing cell. Each antibody is made by an antibody producing cell, known as a B cell, that contains the genetic sequence that encodes its unique antibody. When presented with an antigen, the immune system will respond by creating millions of different antibodies and preferentially selecting antibodies that best neutralize the perceived threat. These large antibody pools can present a challenge in identifying the antibodies with the most optimal candidate drug profiles from millions of possibilities.

In addition to the enormous number of different antibodies generated, individual B cells are microscopic, generate only a miniscule amount of antibody protein, and are difficult to grow in culture conditions. The amount of antibody produced by an individual B cell is too small to be tested directly in conventional 96-well plates. Because of this, scientists have relied on the hybridoma method for antibody discovery for the past 45 years. During this process, B cells are fused with a certain type of cancer cell, which immortalizes the B cell allowing them to be grown into sufficient quantities for the antibodies to be tested in conventional 96-well plates. This process takes approximately 8 to 12 weeks, and is extremely inefficient, leading to losses of 99.9% of the relevant immune diversity from the beginning of the process. Despite these significant limitations, hybridoma remains a commonly used technology in the industry.

We analyze B cells individually using microcapillaries and industry leading throughput with our proprietary xPloration and GEM platforms. The xPloration platform is an AI-powered single-cell microcapillary platform that provides multi-dimensional profiling data on tens of millions of cells. Our proprietary technology uses a chip with 1.5 million microscopic capillaries that are loaded with B cells. Chips are processed through automated imaging, then AI-powered algorithms analyze and identify thousands of B cells that express antibodies with the desired characteristics. Our AI algorithms are empowered by the industry leading LandingLensTM platform developed by Landing AI. Using technology we own or license from Stanford University, thousands of AI-selected B cells are recovered within minutes using lasers that break the capillary forces and drop the B cell into wells for sequencing. The whole process can screen up to 40 million cells and recover thousands of paired sequences all within a few hours.

We believe the xPloration platform represents industry-leading screening and cell recovery. The screening throughput enables the discovery of rare cells that would be missed with other systems that only evaluate a small sliver of the repertoire.

Identify the Right Antibody

Both xPloration and GEM identify potentially thousands of therapeutic antibody candidates which must then be narrowed to a small number of lead candidates. Our OmniAb team is flexibly positioned to work directly with partners to develop work plans and screening cascades that are customized to their antibody design specifications. We also assist our partners in their own downstream activities to ultimately find the right antibody for further development. Paired chains are cloned in high throughput and expressed as recombinant antibodies in a variety of format options for confirmation and further characterization. Assays include high throughput epitope binning and kinetics analysis, and target-specific functional assays. Functional data combined with the large amounts of data generated from xPloration provide a comprehensive view of the immune response and allow our partners to select antibodies with even the most stringent design criteria.

Often the right antibody must be further modified to enhance certain desired characteristics in a process known as antibody optimization. Introducing changes to the DNA sequence that enhance one characteristic, can be detrimental to others. This results in a process that is lengthy, costly, and reliant on trial-and-error experimentation. We believe many of these challenges are averted by using natural immune systems that have evolved over 500 million years to naturally selects antibodies that are optimized for their intended function. Our antibody pools are large, diverse, and full of high-quality antibodies that provide our partners with a significant number of fully optimized leads. In the most challenging discovery programs, our team can provide hit expansion through xPloration deep dives and/or NGS data mining to identify variants of confirmed clones with improved affinity, improved manufacturability, or other favorable characteristics, while avoiding the time and technical risk associated with traditional optimization methods.

In situations where characteristics need to be improved beyond what is available in the repertoire, we can filter sequence variants through a battery of in silico evaluations to remove sequences with liabilities or potential developability problems, and potentially improve potency. Optimized sequences are then re-expressed in antibody format of choice and performance is further evaluated in analytical and bioassay evaluation to create a ranked list of potential leads.

Our Partnership Business Model

We partner with pharmaceutical and biotechnology companies that vary in size, clinical stage, geography and therapeutic focus. Our partners have access to wide repertoires of antibodies and state-of-the-art screening technologies designed to enable efficient discovery of next-generation novel therapeutics and deliver high-quality therapeutic antibody candidates for a wide range of diseases. Our partners can select a target and define the antibody properties needed for therapeutic development or use certain of our technologies directly in their own laboratories. We typically structure our license agreements with each partner so that they are indifferent to the species used to generate antibodies. To the extent our partners request us to provide additional discovery work beyond screening, we capture additional fees either in terms of upfront payments or downstream via additional milestones or royalties.

Our license agreements with partners typically include: (i) upfront or annual payments for technology access and payments for performance of research services; (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones; and (iii) royalties on net sales of our partners’ products, if any. We succeed when our partners are successful and our agreements are structured to take advantage of the upside of approved antibody therapeutics. As of September 30, 2022, we had 68 active partners, with 282 active programs. Our license agreements typically include annual reporting requirements which provide us updates from our partners on the status of their programs. In addition, we track our active partnered programs by reviewing our partners’ public announcements and maintaining close communications with our partners to the extent possible. In some instances, a partner may not publicly announce milestones in which case we are generally dependent on our partners to track and disclose milestones at the time of achievement. Our license agreements are typically terminable by our partners without penalty with specified notice. However, all milestone payments and royalties survive termination and continue with respect to any OmniAb-derived antibodies. The royalty term is typically the longer of 10 years from the first commercial sale or through the last expiration in any jurisdiction of the patents covering such OmniAb-derived antibody. We believe the long-term value of our business will be driven by downstream royalty payments. Our typical royalty rates for antibody discovery contracts are currently in the low- to mid-single digits, and can vary depending on other economic terms in the agreement. Although our license agreements typically include technology access fees, milestone payments and royalties, each agreement is negotiated separately and as a result, the financial terms and contractual provisions vary from agreement to agreement. By providing a full suite of antibody discovery technologies with streamlined economics, we believe we offer an attractive option to industry stakeholders that are often forced to pay multiple royalty obligations for enabling technologies.

Figure 5 below shows the growth in active partners, active programs and clinical programs since our acquisition by Ligand in January 2016 and the number of programs that have entered clinical trials. As of

September 30, 2022, there were 282 active antibody programs. An active program is counted once an antigen is introduced into our animals and includes active clinical programs and approved products. An active partner is one that has an active program or has executed a license agreement in advance of initiating an active program. Active clinical programs represents the number of unique programs for which an IND or equivalent under other regulatory regimes has been filed based on an OmniAb-derived antibody and which are in clinical development. Approved products represents an OmniAb-derived antibody for which our partner has received marketing approval. We do not include academic partners with a license to the OmniAb platform in our active partner count.

Figure 5: Active Partners, Active Programs, and Active Clinical Programs and Approved Products

*	Active programs not tracked prior to acquisition of Open Monoclonal Technology, Inc. in January 2016.

Our partners’ active clinical programs include monoclonal and bispecific antibodies discovered using OmniRat, OmniMouse, OmniFlic, or OmniChicken and target a range of therapeutic indications including oncology, immunology, and metabolic disorders. As our partners’ discovery and preclinical programs continue to mature, we expect the number of OmniAb-derived antibodies in clinical development by our partners to expand to include antibodies discovered using our newer OmniClic and OmniTaur technologies.

Our Technology

The foundational technologies that power our OmniAb Technology Platform are described below:

OmniRat

OmniRat was launched in 2012 and is the first example of a successful knock-out of the endogenous rat immunoglobulin genes coupled with transgenesis of human counterparts. OmniRat produces a diverse repertoire of antibodies with human idiotypes and immunological characteristics that are comparable to antibodies from wildtype animals. OmniRat provides cross-reactivity against a mouse, which may streamline preclinical development by obviating the need for surrogate antibodies, and thereby may decrease clinical risks. The OmniRat has been engineered to contain functional recombinant immunoglobulin loci, use genes with similar frequency as humans, and rearrange functional human immunoglobulin genes. The animals are bred on a mixed genetic background to further diversify the antibody repertoire and feature different light chain isotypes which is designed to provide flexibility around partners’ needs and technology. The OmniRat shows high expression, normal human CDR-H3 length distribution, and normal hypermutation and affinity maturation. As of September 30, 2022, there are three approved OmniRat-derived antibodies and 16 additional antibodies in clinical development by our partners.

OmniMouse

OmniMouse was launched in 2014, and we designed this technology using the same transgenes as OmniRat to deliver fully human antibodies utilizing standard mouse-based protocols. OmniMouse expands the sequence diversity of our rat-based platforms (OmniRat and OmniFlic), offering easy conversion from wildtype mice while utilizing the same protocols. OmniMouse produces a diverse repertoire of antibodies with human idiotypes and provides a complementary murine system for additional sequence diversity. Like OmniRat, OmniMouse is currently bred to generate a mixed genetic background to further increase sequence diversity. For partners who prefer to work with mice, OmniMouse provides a rapid solution to deliver fully-human antibodies. As of September 30, 2022, there are two OmniMouse-derived antibodies in clinical development by our partners.

OmniChicken

OmniChicken was launched in 2016 and is the first successfully engineered bird with an immune system that can efficiently generate human sequence antibody repertoires for the discovery of therapeutic antibodies. OmniChicken and OmniClic, our bispecific transgenic chicken platform, offer affinity matured antibodies in an evolutionarily distant chicken host environment. As depicted in Figure 6 below, more than 300 million years of evolutionary distance drives divergence between mammalian and avian orthologs, which are genes in different species that evolved from a common ancestral gene by speciation. This evolutionary distance enables generation of a diverse repertoire of antibody panels to highly conserved therapeutic target antigens that are not immunogenic in mammals.

OmniChicken features a high level of functional diversity, with sequence diversity focused on the CDR regions, while maintaining conserved, well-validated human framework regions. OmniChicken antibodies bind to diverse epitopes on human targets with high affinity, and therefore we believe offer excellent developability profiles. As of September 30, 2022, there is one OmniChicken-derived antibody in clinical development by our partners.

Figure 6: OmniChicken Yields Greater Antibody Diversity

Due to the phylogenic evolutionary distance between humans and chickens, the OmniChicken can generate an immune response against targets that are not immunogenic in mammals.

OmniTaur

OmniTaur was launched in 2020 and provides cow-derived ultralong CDR-H3 antibodies with a human framework. CDR-H3 is the region of the antibody that makes primary contact with the target and ultralong CDR-H3 antibodies have been shown to bind to targets with deep or cryptic epitopes. We believe these antibodies could be leveraged for a variety of targets with cryptic epitopes which may be difficult to reach with conventional antibodies, including channel blockers, ion channels, transporters, and viral proteins. As depicted below in Figure 7, OmniTaur features a fully human variable framework, and a CDR-H3 region, which we believe makes OmniTaur antibodies well suited for therapeutic development.

Figure 7: Cow Antibodies Have Unique Characteristics for Binding Cryptic Epitopes

OmniChicken with cow-inspired properties (in development)

We are currently developing a next generation OmniChicken with cow-inspired CDR-H3 motifs. If successful, this will combine the OmniChicken’s ability to generate antibodies against highly conserved targets, with OmniTaur’s ability to target highly cryptic epitopes. We believe these combined benefits may enable antibody discovery for a number of high-value targets that are undruggable with today’s technologies.

Bispecific antibody platforms

We offer the only rat and chicken platform for generation of bispecific antibodies. Although bispecific antibody drugs have been researched for more than 30 years, only a limited number of bispecific antibodies have achieved regulatory approval. There are very few successful examples of large-scale manufacturing for a bispecific antibody, and the “common light chain format” is a technology designed to simplify and improve the efficiency of the production and purification of a whole IgG—type bispecific antibody. Our bispecific antibodies are IgG antibodies, with a common light chain and different heavy chains. Common light chain antibodies allow for combining targeting arms for bispecific and multi-specific antibodies without the complexity of correct heavy and light chain pairing. Using this IgG format, the bispecific function can be introduced while maintaining the natural shape of the antibody. Both OmniFlic, our bispecific rat, and OmniClic, our bispecific chicken, express the same light chain which enables the formation of bispecific therapeutics through the combination of antibodies generated from either platform.

We believe that the characteristics of our platforms offer several advantages over current generation bispecific antibody technologies. To generate bispecific antibodies, we conduct parallel immunizations with two antigens and then engineer the two targeting arms of the antibody as depicted in Figure 8 below. We then use functional screening to identify heavy chain pairs with balanced affinities for their targets and support robust purification of the bispecific antibodies for manufacturing purposes.

OmniFlic (Bispecific rat platform)

OmniFlic was launched in 2014 and is a fixed light-chain variation of OmniRat. The OmniFlic transgenic rat expresses a fixed VK3-15 light chain. OmniFlic features the same heavy chain transgene as OmniRat, which generates diverse repertoires upon immunization. OmniFlic is a fixed light-chain transgenic rat developed to facilitate the generation of bispecific antibodies. As of September 30, 2022, there are three OmniFlic-derived antibodies in clinical development by our partners.

OmniClic (Bispecific chicken platform)

OmniClic was launched in 2019 and is a common light-chain transgenic chicken developed to facilitate the generation of bispecific antibodies. OmniClic was engineered to focus sequence diversity on the CDRs of the VH domain. OmniAb expresses the VH3-23 and VK3-15 light chains, with a modified light chain transgene to minimize diversification.

Figure 8: Bispecific antibody platforms

Our bispecific antibodies are IgG, antibodies, with a common light chain and different heavy chains. To generate these antibodies, we conduct parallel immunizations with two antigens and then engineer a bespoke version of the transgenic platform to generate a diverse set of heavy chains and ultimately bispecific therapeutic antibodies.

HCO/OmnidAb™ chicken (in development)

OmniAb scientists are currently developing a next generation OmniChicken designed to express antibodies comprised of principally heavy chains, without the light chains found in conventional IgG antibodies, also referred to as heavy chain only (HCO) antibodies. In addition to other unique benefits and uses, HCO antibodies, similar to common light chain antibodies, can be used to generate bispecific and multispecific antibodies while avoiding the complexity of correct heavy and light chain pairing. HCO antibodies resemble camelid antibodies, which are smaller than conventional antibodies, allowing for the targeting of cryptic epitopes.

Screening Technologies

We believe that the xPloration platform offers greatly improved screening and cell recovery compared to other leading, commercially available single-cell multi-dimensional profiling technologies. The xPloration screening throughput is designed to enable the discovery of rare cells that would likely be missed with other systems that are only able to evaluate a small sliver of the repertoire. We pair this with next-generation sequencing to further expand the repertoire for potential hit expansion downstream if necessary. Our laser-based recovery process retains heavy/light chain paring of the antibodies, which directly provides potential lead antibody sequences bypassing the need for pairing algorithms that attempt to reconstruct the repertoire. The considerable throughput combined with retaining heavy/light chain antibody pairing can cut weeks or months of traditional discovery workflows.

For certain development programs, we leverage our proprietary GEM technology. The GEM technology incorporates many of the same principles of the xPloration platform by isolating and performing multi-dimensional profiling of single B cells from an immunized animal. Small droplets encapsulate single B cells and Reporters that present the target antigen on the surface of a bead or cell. Secreted antibodies from the B Cell diffuse locally in the microenvironment where they can bind to Reporters, which in turn can be detected with a fluorescent probe. Using different types of Reporters in the microenvironment can generate a multi-parameter binding profile of each antibody. Antigen specificity is determined by colocalization of signal with alternative bead and/or cell types. Millions of GEMs can be examined in parallel. GEMs containing B cells and antibodies of interest can be harvested, cloned, and expressed as recombinant antibodies for further characterization studies.

Both xPloration and GEM are compatible with a wide variety of assay formats, including cell surface binding assays, reporter cell stimulation, multiplex target binding, and cross-reactivity screening. These assays enable us to tackle high value, challenging targets, such as ion channels and GPCRs. High throughput B-cell screening is particularly valuable within the OmniAb ecosystem because of our unique animal offerings. While mouse hybridoma techniques have been available for decades, the hybridoma generation methods for other species including chickens, and cows is not available. As such, B-cell screening with OmniAb’s platforms enable the discovery of unique antibodies from any host systems.

Figure 9: xPloration Core Components

Next generation xPloration (in development)

OmniAb scientists and engineers are currently developing a next generation xPloration platform as depicted in Figure 10 below. We believe this platform has the potential to further expand our position as the industry leader in speed, throughput, reliability, and ease of use. The next generation xPloration is designed as a deployable instrument that could give certain strategic partners or collaborators the option to access xPloration in their own labs for their OmniAb discovery efforts.

Figure 10: Prototype Next Generation xPloration Platform

Ion Channel Differentiated Capabilities

Ion channels and transporters are key components in a wide variety of biological processes that involve rapid changes in cells and have broad therapeutic applicability across multiple therapeutic areas including oncology, metabolic disease, pain, neurological diseases, infectious diseases and others. Ion channels make particularly challenging drug targets due to (i) difficulty with antigen purification (ii) poor immunogenicity (iii) high homology with rodents used in immunization campaigns and (iv) small binding regions with the majority of protein embedded in cell membranes.

Due to these challenges in developing effective therapeutics, patients suffering from ion channel and transporter related diseases are severely underserved. Icagen has extensive biological capabilities focused on ion channels and transporters, and decades of experience in novel drug discovery from screening to lead optimization, with an active set of big pharma discovery and asset-based partnerships. The differentiated core capabilities at Icagen can provide novel reagent generation and proprietary assays that can also support antibody discovery programs and can be accessed by partners when pursuing ion channels and transporter targets. We believe we are well positioned to provide the tools necessary to generate and discover antibodies and small molecules to target ion channel and transporter targets. Our computational antigen generation technology has been validated in successfully generating, stabilizing, and purifying antigen for these targets and our four-species transgenic animal platform is validated in successfully generating antibodies for poorly immunogenic, high homology, and cryptic targets.

In addition to the drug design challenges, it is difficult to develop effective functional assays to test potential therapeutics. OmniAb’s proprietary Icagen ion channel platform leverages proprietary expertise in the combination of biological assays, medicinal chemistry, and in silico and computational chemistry applications to enable the discovery of ion channel targeting therapeutics. We believe this suite of technologies provides and differentiated capability for advancing high value ion channel and transporter drug discovery programs regardless of modality including small molecules, mono-, bi-and multi-specific antibodies, and antibody-drug conjugates (ADCs).

Investing in Differentiated Technology

We built the OmniAb technology platform through acquisition, investment, and innovation. We acquired OMT in January 2016, Crystal Bioscience in October 2017, Ab Initio in July 2019, Icagen in April 2020, xCella Biosciences in September 2020 and Taurus Biosciences in September 2020. In addition to acquisitions, we have advanced our technology platform through internal investment and innovation. Over the past five years, the OmniAb team has launched new transgenic animals, introduced computational antigen design, expanded internal capabilities in downstream processing, and developed internal data management and bioinformatics software. We have several internal projects in development including multiple new transgenic animals, a next generation high-throughput microcapillary deep screening platform, and a number of undisclosed projects. The key technologies obtained through acquisition are listed below.

Business	Acquisition Date	Technologies Acquired

Open Monoclonal Technology (OMT)	January 2016	OmniRat OmniMouse OmniFlic

Crystal	October 2017	OmniChicken GEM screening

Ab Initio	July 2019	Antigen design

Icagen	April 2020	Ion channel technology

xCella	September 2020	xPloration screening

Taurus	September 2020	OmniTaur

Our Technology in Action—Selected Case Studies

Partner A:    Emerging Biotech

Problem:    Partner wanted to generate antibodies against a novel multi-transmembrane target for triple negative breast cancer. All previously-known antibodies for the target could only bind to denatured or fixed form, therefore unsuitable for therapeutic use.

Solution:    Our antigen technology was applied to deliver mg-scale quantities of purified receptor in native conformation for immunization and screening. We then performed an OmniChicken immunization campaign which led to discovery of a large and diverse panel of fully-human antibodies capable of binding target on live tissues.

Partner B:    Big Pharma

Problem:    Partner attempted to generate antibodies using internal discovery tools towards a growth factor target that is highly conserved among mammals. The human version of the target is non-immunogenic in other rodents, therefore no titer was achieved despite numerous immunization attempts by the partner. Additionally, the genetic knockout of target gene attempted in mice was lethal.

Solution:    An OmniChicken immunization campaign led to robust titers and diverse antibody panels. >90% of sequences recovered had excellent developability profiles based on multi-parameter in silico analysis, and the partner was able to proceed with the program.

Partner C:    Established Biotech

Problem:    Partner has a history of success in developing antibodies, with a large discovery group and expanding novel biology. The partner needed a flexible, scalable, antibody discovery solution to start dozens of new programs every year to achieve development objectives.

Solution:    OmniAb technologies were transferred to the partner, with an OmniRat breeding colony established. In its own labs, the partner utilizes the OmniAb technology to discover multiple OmniAb antibodies each year, with clinical candidates routinely identified, and currently targeting Phase 1 and 2 data readouts in the next 18 months, and multiple candidates to enter clinical development in the coming years.

Outcomes:    As a result of the solutions that OmniAb provided and our expertise in genetic engineering, Partner C entered a deep collaboration for OmniAb to develop next generation rodents, which were tested in parallel with active novel programs. OmniAb wholly owns rights to next-generation animals and can include them in the OmniAb technology offering to other partners.

Partner D:    Global Pharma

Problem:    Partner is an Asia-based global pharma company that is establishing a new and substantial presence in the antibody space with large investment and expansion of its global antibody team. Partner D needed our antibody discovery engine to power their growth in the antibody space.

Solution:    Partner D selected OmniAb as its core technology to feed robust discovery and development efforts. Satisfaction with the relationship resulted in a three-way collaboration with deep repertoire analysis to rapidly identify best binders for bispecific antibodies.

Competition

The market for technologies that enable the discovery and development of therapeutic antibodies, such as ours, is global, characterized by intense competition and subject to significant intellectual property barriers. The solutions and applications offered by our competitors vary in size, breadth and scope, and given the broad promise of antibody therapeutics, we face competition from many different sources, including companies developing single-cell screening technologies, transgenic animals and antibody engineering technologies, using a variety of business models, including the development of internal pipelines of therapeutics, technology licensing, and the sale of instruments and devices. We also face competition from companies who use internal resources and technologies for their discovery capabilities, as well as integrated contract research organizations that use traditional hybridoma, phage, and yeast display technologies in discovery. Due to the significant interest and growth in antibody therapeutics more broadly, we expect the intensity of this competition to increase.

We seek to provide our partners with the most advanced technologies for antibody drug discovery, including antigen design, transgenic animal platforms and single-cell analysis. Many emerging and established life sciences companies have been built around technologies that focus on one or a limited number of these steps. Examples include:

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in discovery using genetically engineered rodents, we face technical competition from companies that provide access to similar technologies, such as AbCellera Biologics Inc., Ablexis LLC, Alloy Therapeutics, Inc. Crescendo Biologics Ltd., Harbour Antibodies BV, Merus N.V., Regeneron Pharmaceuticals, Inc. and RenBio Inc.;

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in the field of single-cell screening, we face technical competition from companies that provide access to similar technologies, such as AbCellera Biologics Inc., Berkeley Lights Inc., HiFiBio Inc., and Sphere Fluidics Ltd.; and

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in ion channel drug discovery, we face technical competition from companies that provide similar technologies, or biological expertise, such as Charles River Labs Inc., Evotec SE, Metrion Biosciences Ltd., and WuXi AppTec.

We also face direct business competition from companies that provide antibody discovery services using technologies, such as hybridoma and display. Companies with discovery business models that include downstream payments include AbCellera Biologics Inc. and Adimab LLC. In addition, we compete with a variety of fee-for-service contract research organizations that provide services, in most cases using legacy technologies, that compete with one or more steps in our technology platform.

For a discussion of the risks we face relating to competition, see “Risk Factors—Risks Related to Our Business—The life sciences and biotech platform technology market is highly competitive, and if we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue, or sustain profitability.”

Intellectual Property

We believe that patents and other proprietary rights are important to our business. Our practice is to file patent applications to protect technology, inventions and improvements to our inventions that are considered important to the development of our business. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position.

Patents are issued or pending for the technology families described below. The scope and type of patent protection provided by each patent family is defined by the claims in the various patents. Patent term may vary by jurisdiction and depend on a number of factors including potential patent term adjustments, patent term extensions, and disclaimers, and patent terms referenced below do not take into consideration such adjustments, extensions, or disclaimers. For each technology family, the patents and/or applications referred to are in force in at least the United States, European jurisdictions, Japan and other jurisdictions as indicated. The patents and patent applications referenced below are in each case, as of November 19, 2022.

OmniAb Technology Platform

Our OmniAb therapeutic antibody platforms, including OmniRat, OmniMouse and OmniChicken, produce naturally optimized antibodies with human sequences in animals. Our OmniAb antibody platform patent portfolio includes patents and applications obtained upon the acquisition of Open Monoclonal Technology, Inc. in January 2016 and Crystal Bioscience in October 2017. We own patents directed to OmniAb animals and related inventions, including 25 issued patents in the United States, six issued patents in Europe, five issued patents in Japan, three issued patents in China, and counterpart patents granted in other countries. These patents include:

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four U.S. patents directed to rodent germ cells, transgenic rodents, methods of generating transgenic rodents, and antibodies produced from transgenic rodents, and foreign counterparts including in Europe, Japan, China, and Canada, all having an expiration date in 2028 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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two U.S. patents directed to our GEM assay, including gel microdrops, their use, and their method of manufacture, and foreign counterparts including in Europe, Japan, and Canada, all having an expiration date in 2029 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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seven U.S. patents directed to transgenic animals including chickens, B cells isolated from transgenic chickens, and methods of producing antibodies, all having an expiration date in 2030 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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one U.S. patent directed to avian gonocytes and their method of manufacture, each having an expiration date in 2031 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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three U.S. patents directed to transgenic chickens and chicken germ cells, and foreign counterparts including in Europe and Canada, all having an expiration date in 2032 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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three U.S. patents directed to transgenic chickens, methods of producing antibodies, and isolated antibody-producing cells, all having an expiration date in 2032 without accounting for potentially available patent term adjustments and extensions or disclaimers;

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two U.S. patents directed to transgenic rodents, methods of producing antibodies, and chimeric polynucleotides, and foreign counterparts including in Europe, China, and Japan, all having an expiration date in 2033 without accounting for potentially available patent term adjustments and extensions or disclaimers; and

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one U.S. patent directed to transgenic chickens and methods of producing antibodies having an expiration date in 2036 without accounting for potentially available patent term adjustments and extensions or disclaimers.

We also own 15 pending U.S. patent applications, ten pending European patent applications, nine pending Japanese patent applications, four pending Chinese patent applications, and counterpart patent applications pending in other countries. Any patents issuing from these applications are expected to expire between 2028 and 2041, without accounting for potentially available patent term adjustments and extensions or disclaimers. Our partners who use the OmniAb patented technology to generate novel antibodies may be entitled to separate, additional patent protection on such antibodies.

Icagen Ion Channel Platform

In April 2020, we acquired the core assets of Icagen, LLC, an early-stage drug discovery company focused on ion channel and transporter targets. Icagen owns a portfolio of issued patent and pending patent applications directed to X-ray fluorescence-based detection of binding events and transport across barriers and related inventions, including 23 issued patents in the United States, six issued patents in Europe, eight issued patents in Japan, and three issued patents in China. Icagen’s portfolio also includes six pending U.S. patent applications and three pending European patent applications. These patents and applications are directed to methods and apparatus. Icagen also owns a pending Patent Cooperation Treaty patent application directed to branched-chain amino acid aminotransferase modulator composition-of-matter and method of use. The patents and applications in Icagen’s portfolio are expected to expire between 2023 and 2040, without accounting for potentially available patent term adjustments and extensions or disclaimers.

xCella Biosciences

In September 2020, we acquired xCella Biosciences. xCella’s technology includes a microcapillary platform that can screen single B cells for specificity and bioactivity, which expand our existing single- B cell assay capabilities in the OmniAb technology platform. xCella owns a patent portfolio that includes four issued patents in the United States, one issued patent in China, five pending U.S. patent applications, six pending European patent applications, six pending Japanese patent applications, three pending Chinese patent applications, counterpart patent applications pending in other countries, and one pending Patent Cooperation Treaty patent application. These patents and applications are directed to methods and apparatus. The patents and applications in xCella’s owned portfolio are expected to expire between 2036 and 2040, without accounting for potentially available patent term adjustments and extensions or disclaimers. Through xCella, we also have a non-exclusive license from Stanford University to a patent family directed to methods for extracting samples from microcapillary arrays, which includes two issued patents in the U.S., two issued patents in Europe, three issued patents in Japan, two issued patents in China, one pending application the U.S. and one pending application in Europe. These licensed patents and applications have an expected expiry date in 2033 and 2036, without accounting for potentially available patent term adjustments and extensions or disclaimers.

Taurus Biosciences

In September 2020, we acquired Taurus Biosciences, which added technologies for discovery and humanization of antibodies from immunized cows or cow-derived libraries to our OmniAb platform technology platform. These antibodies feature some of the longest CDR-H3s of any species, with unique genetic and structural diversity that can enable binding to challenging antigens with application in therapeutics, diagnostics and research. Through this acquisition, we own issued patents and pending patent applications relating to screening methods and antibody engineering. Taurus’ owned patent portfolio includes five U.S. patents, two pending U.S. patent applications, two granted European patents, two granted Japanese patents, one pending Japanese patent application, one granted Australian patent, one granted Chinese patent, one pending Chinese patent application, one granted Canadian patent and one pending Canadian patent application. These patents and applications are directed to methods of generating combinatorial human antibody libraries, methods of affinity maturation of antibodies, humanized antibodies with ultralong CDRs, and bovinized human antibodies comprising ultralong CDRs. The patents and applications in Taurus’ owned portfolio are expected to expire between 2029 and 2034, without accounting for potentially available patent term adjustments and extensions or disclaimers. Through Taurus, we also have an exclusive license from The Scripps Research Institute to technology related to ultralong CDR-H3s. This licensed portfolio includes three issued patents in the U.S., one issued patent in Europe, one issued patent in Japan, and two issued patents in Australia. These licensed patents have an expected expiry date in 2033, without accounting for potentially available patent term adjustments and extensions or disclaimers.

Ab Initio

In July 2019, we acquired Ab Initio. Ab Initio owns a portfolio of issued patents and pending patent applications directed to SIRP-gamma polypeptides and apelin (APJ) receptor binding domains that includes three issued patents in the United States, one issued patent in Europe, two pending U.S. patent applications, one pending patent application in Europe, one issued patent and one pending patent application in Japan, one issued patent and one pending patent application in China and one pending patent application in Canada. These patents and applications are directed to composition-of-matter and methods of use. The patents and applications in Ab Initio’s owned portfolio are expected to expire between 2036 and 2040, without accounting for potentially available patent term adjustments and extensions or disclaimers. Through Ab Initio, we also have an exclusive license from Stanford University directed to screening methods using transmembrane and cell-surface proteins and related compositions and kits. This licensed portfolio includes four issued patents and one pending application in the U.S., two pending applications in Japan, one pending application in Europe and an issued patent in China. The patents and application in the licensed portfolio are expected to expire between 2034 and 2035, without accounting for potentially available patent term adjustments and extensions or disclaimers.

We also use trademark rights to protect our brand. As of November 19, 2022, we own a total of 22 registered United States trademarks, 8 pending United States trademarks, 133 registered foreign trademarks in various countries including China, the European Union, and Japan, and nine pending foreign trademarks in various countries around the world. Our trademarks include our company name OMNIAB and product-specific names such as OMNICHICKEN, OMNICLIC, OMNIFLIC, OMNIMOUSE, OMNIRAT, and OMNITAUR, as well as slogans and marketing taglines such as “3 SPECIES, 1 LICENSE,” “ABSOLUTELY OMNIAB,” “ANIMAL INTELLIGENCE,” “BIOLOGICAL INTELLIGENCE,” and “NATURALLY OPTIMIZED HUMAN ANTIBODIES.”

Commercial

Our license agreements are negotiated separately for each discovery partner, and as a result, the financial terms and contractual provisions vary from agreement to agreement. We structure our license agreements with our partners to include: (i) payments for technology access and payments for performance of research services; (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones; and (iii) royalties on net sales of our partners’ products, if any. We succeed when our partners are successful and our agreements are structured to align economic and scientific interests.

We partner with drug developers of all sizes, from large cap pharmaceutical to small biotechnology companies. Our partners are predominantly based in the United States, Europe, and China. As of September 30,

2022, we had a total of 68 active partners. For the year ended December 31, 2021 and nine months ended September 30, 2022, our top three partners represented 63% and 62% of revenue, respectively. See “— Partner License Agreements” below for a description of our license agreements with these three partners. We do not believe the loss of any one or more of our partners would have a material adverse effect on us and our subsidiaries taken as a whole.

As of November 1, 2022, we had 90 full-time employees in the United States including 75 employees engaged in research and development.

Our strategy involves:

•	Providing the best antibody discovery engine to our partners through continued investment and innovation

•	Giving our partners optionality and flexibility to use components of our technology to broaden our potential customer base

•	Working with partners to guide our investment and development priorities to expand our current partnerships

•	Expand the reach of our technology to new partners of all sizes in the drug development industry

•	Deliver a complete solution through investment in infrastructure, resources and expertise to execute early-stage discovery

As of November 1, 2022, our business development and marketing function had two dedicated business development professional, and two dedicated marketing professionals. Our business development and marketing team has been complemented with research and development staff attending a variety of scientific conferences, which has helped increase the business development pipeline. We plan to further expand our commercial sales, marketing and business development teams.

Partner License Agreements

Antibody License Agreement with CNA Development LLC

In December 2012, OMT entered into an Antibody License Agreement (the CNA Agreement) with CNA Development LLC (CNA), an affiliate of Janssen Pharmaceuticals, Inc. (Janssen), and we acquired OMT on January 8, 2016. Under the CNA Agreement, we granted to CNA a fee-bearing, non-exclusive, worldwide, sublicensable license under our patent rights relating to the generation of human antibodies using our transgenic rat platform to develop and commercialize pharmaceutical products derived from antibodies generated and selected during the research term against a low single digit number of antigens provided to us by CNA. Upon payment of a commercial fee, CNA became the sole and exclusive owner of such antibodies and any products generated from such antibodies.

Pursuant to the CNA Agreement, we received from CNA an initial research fee in the low six digits and a commercial fee in the mid six digits. We are eligible to receive development and commercialization milestone payments from CNA of up to an aggregate of $42.0 million for the first product directed to each antigen, regardless of the number of products directed to each such antigen that reaches the development milestones. Since we acquired OMT in January 2016, we have received an aggregate of $25.3 million under the CNA Agreement, as of September 30, 2022.

As of November 1, 2022, several product candidates under the CNA Agreement are in clinical development, with other programs in the preclinical or discovery stages. The most advanced product candidate under the CNA Agreement is teclistamab, a bispecific antibody. In August 2022, Janssen received conditional marketing authorization from the European Commission for teclistamab as monotherapy for the treatment of adult patients with relapsed and refractory multiple myeloma. In October 2022, Janssen received accelerated approval from the FDA for teclistamab for the treatment of adult patients with relapsed or refractory multiple myeloma who have received at least four prior lines of therapy, including a proteasome inhibitor, an immunomodulatory agent, and an anti-CD38 monoclonal antibody. It is expected that Janssen will complete additional clinical trials of teclistamab, including studies in combination with other drugs, as is customary in the pharmaceutical industry. Upon the first commercial sales of teclistamab in the U.S. and Europe, OmniAb will receive milestone payments of $25.0 million and $10.0 million, respectively, under the CNA Agreement. In November 2022, Janssen notified us that the first commercial sale in the United States had occurred, and we now expect to receive the related $25 million milestone payment and expect to book $25 million of milestone revenue in the fourth quarter of 2022.

Unless terminated earlier, the CNA Agreement will continue until all of CNA’s payment obligations are met. CNA has the right to terminate the CNA Agreement at its discretion upon prior written notice. Either party may terminate the CNA Agreement for the other party’s uncured material breach after a certain notice and cure period, or immediately if such breach is incurable. Either party may terminate the CNA Agreement for the other party’s insolvency. Unless we terminate the CNA Agreement for CNA’s material breach, under all other termination scenarios CNA may continue to develop and commercialize licensed products for which it has paid one or more milestone payments, provided it continues to pay us the remaining milestone payments.

Research, Development and Commercialization Agreement with the Cystic Fibrosis Foundation

In May 2018, Icagen entered into Research, Development and Commercialization Agreement (the CFF Agreement), with the Cystic Fibrosis Foundation (CFF), as amended in June 2018, April 2020 and September 2021. Since we acquired Icagen in April 2020, we have received an aggregate of $7.0 million under the CFF Agreement, as of September 30, 2022. The research term under the CFF Agreement expired on July 30, 2022.

Under the CFF Agreement, during the research term CFF agreed to fund a research program under which we worked to identify lead compounds from a third party compound library for potential treatment of cystic fibrosis and other rare diseases. We were solely responsible for the conduct of research programs in accordance with research plans and agreed to use commercially reasonable efforts to complete such plans, identify lead compounds and, if appropriate at our sole discretion, develop and commercialize a product derived from such lead compounds in the U.S. and major European countries. Prior to the research term expiring, we identified one or more lead compounds. At this time, we do not intend to develop and commercialize a product candidate under the CFF Agreement but may enter into future relationships to do so with a partner.

If we do develop and commercialize a product candidate under the CFF Agreement, we are obligated to pay CFF milestone payments of up to an aggregate of approximately $56.0 million upon achievement of certain regulatory and commercial milestone events. We are also obligated to pay CFF tiered royalties equal to low-single digit percentages on net sales of each product developed under the CFF Agreement. Furthermore, if we undergo a change of control or enter into a transaction in which we license, sell or otherwise transfer a product candidate developed under the CFF Agreement to a third party prior to the first commercial sale of such product candidate, we are obligated to pay to CFF a royalty equal to a low-double digit percentage of the consideration we receive in connection with such change of control or other transaction. We do not anticipate incurring the foregoing payment obligations unless we license, sell or otherwise transfer a product candidate to a third party for further development and potential commercialization, or if we decide in the future to continue and develop a product candidate. There are no similar agreements under which we play a development or commercialization role.

Unless terminated earlier, the CFF Agreement will continue until all of our payment obligations to CFF are fulfilled. CFF has the right to terminate the CFF Agreement at its discretion upon prior written notice. We have the right to terminate the CFF Agreement for scientific cause, such as a lack of safety or efficacy, upon prior notice to and an opportunity for discussion with CFF. Either party may terminate the CFF Agreement for the other party’s uncured material breach after a notice and cure period or for the other party’s insolvency.

Amended and Restated License Agreement with F. Hoffman-La Roche Ltd and Hoffman-La Roche Inc.

In December 2018, Icagen entered into an Amended and Restated License Agreement (the Roche Agreement), with F. Hoffman-La Roche Ltd and Hoffman-La Roche Inc. (Roche), as amended in June 2021. Under the Roche Agreement, we granted Roche an exclusive, world-wide, non-transferable, sublicensable license under certain of our patent rights and know-how relating to our ion channel integrated drug discovery platform to research, develop, manufacture, and commercialize small molecule compounds (and products containing such compounds) that modulate specified targets for all therapeutic, prophylactic and diagnostic uses. We agreed to collaborate with Roche to use commercially reasonable efforts to conduct, at Roche’s cost, research programs in accordance with research plans and as overseen by a committee, to discover and identify compounds that modulate each specified target.

Since we acquired Icagen on April 1, 2020, we have received an aggregate of $22.4 million under the Roche Agreement, as of September 30, 2022. Pursuant to the Roche Agreement, we received an upfront payment from Roche of $5.0 million. For the second target and each target thereafter, if we and Roche agree to begin any new research programs, we will receive an initiation payment from Roche in the low-single digit millions for each new research program. We are eligible to receive development milestone payments from Roche up to an aggregate of $144.0 million for each selected target, regardless of the number of products directed to such target that reach the development milestones. We are eligible to receive sales milestone payments of up to an aggregate of $130.0 million for each product if total worldwide nets sales of such product exceeds certain thresholds. Further, Roche is obligated to pay us tiered royalties on a product-by-product basis ranging from low-single digit to high-single digit percentages on net sales of the applicable product, subject to certain customary reductions and offsets. Roche’s obligation to pay us royalties will expire on a product-by-product and country-by-country basis on the later of (i) ten years after the first commercial sale of such product in such country or (ii) the expiration of the last-to-expire licensed patent claim covering the composition of matter of such product in such country. Such last-to-expire licensed patent claims are expected to expire in 2042, without accounting for potential patent term adjustment or extension. As of September 30, 2022, there are several product candidates in preclinical development or discovery under the Roche Agreement.

Unless terminated earlier, the Roche Agreement will continue until the expiration of all royalty and payment obligations. Either party may terminate the Roche Agreement in its entirety or on a country-by-country basis for the other party’s uncured material breach after a certain notice and cure period. Either party may terminate the Roche Agreement in its entirety for the other party’s insolvency. Roche has the right to terminate the Roche Agreement at its discretion in its entirety or on a product-by-product or country-by-country basis upon prior written notice. If we or Roche undergo a change of control during the term of the Roche Agreement, there will be restrictions on the acquirer’s ability to use sensitive information of the non-acquired party, and the non-acquired party may restrict the acquired party’s participation in certain committees.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, extensively regulate, among other things, the research, development, testing, manufacturing, quality control, safety, effectiveness, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drugs and biological products such as those that our partners develop. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources. If we or our partners fail to comply with applicable laws or regulations at any time, we or our partners may become subject to administrative or judicial sanctions or other legal consequences, including among other things, restrictions on marketing or manufacturing, withdrawal of products, product recalls, fines, warning letters, untitled letters, clinical holds on clinical studies, refusal of the FDA or foreign regulatory authorities to approve pending applications or supplements to approved applications, suspension or revocation of product approvals, product seizure or detention, refusal to permit the import or export of products, consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs, mandated modification of promotional materials, issuance of safety alerts, Dear Healthcare Provider letters, injunctions or the imposition of civil or criminal penalties.

Our partners must obtain the requisite approvals from the applicable regulatory authority prior to the commencement of clinical studies or marketing of a drug or biological product in any country in which they wish to initiate such activities. In the United States, the U.S. Food and Drug Administration (FDA) regulates drugs under the Federal Food, Drug, and Cosmetic Act (FDCA) and its implementing regulations, and biologics under the FDCA and the Public Health Service Act and their implementing regulations. FDA approval of a New Drug Application (NDA) or Biologics License Application (BLA) or supplement is required before any new unapproved drug, biologic or dosage form, including a new use of a previously approved drug or biologic, can be marketed in the United States.

The process required by the FDA before such therapeutic candidates may be marketed in the United States generally involves the following:

•	completion of extensive preclinical laboratory tests and preclinical animal studies, which may need to be performed in accordance with the Good Laboratory Practices (GLP) regulations;

•	submission to the FDA of an investigational new drug application (IND) which must become effective before human clinical trials may begin and must be updated annually;

•	approval by an independent Institutional Review Board (IRB) or ethics committee representing each clinical site before each clinical study may be initiated;

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performance of adequate and well-controlled human clinical studies in accordance with Good Clinical Practice (GCP) requirements to establish the safety and efficacy, or with respect to biologics, the safety, purity and potency of the therapeutic candidate for each proposed indication;

•	preparation of and submission to the FDA of an NDA or BLA;

•	potential review of the product application by an FDA advisory committee, where appropriate and if applicable;

•	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

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satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities where the proposed product drug substance and drug product are produced to assess compliance with current Good Manufacturing Practice requirements (cGMPs), and audits of selected clinical trial sites to ensure compliance with GCP; and

•	FDA review and approval of an NDA or BLA prior to any commercial marketing or sale of the drug or biologic in the United States.

Preclinical studies include laboratory evaluation of product chemistry, toxicity and formulation, as well as in vitro and animal studies to assess potential safety and efficacy. The conduct of certain preclinical studies is subject to federal regulations and requirements, including GLP regulations applicable to certain safety/toxicology studies.

An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol for the proposed clinical trial. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology and pharmacodynamic characteristics of the therapeutic candidate, chemistry, manufacturing and controls information, and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP, which includes the requirement that all research subjects, or their legal representative, provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the inclusion and exclusion criteria, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board or committee, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may recommend that the clinical trial be halted if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. Study sponsors also must comply with requirements governing the reporting of clinical trials and clinical study results to public registries.

The clinical investigation of a drug is generally divided into three phases. Although the phases are usually conducted sequentially, they may overlap or be combined.

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Phase 1.    The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

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Phase 2.    The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

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Phase 3.    The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for labeling.

Post-marketing studies, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, such as with drugs approved under FDA’s accelerated approval pathway, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the characteristics of the therapeutic candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the therapeutic candidate and must include methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency.

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of clinical development, nonclinical studies and clinical trials are submitted to the FDA as part of an NDA or BLA requesting approval to market the therapeutic candidate for one or more indications. The submission of an NDA or BLA requires payment of a substantial application user fee to the FDA, unless a waiver or exemption applies.

After the FDA evaluates an NDA or BLA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced and of select clinical trial sites, the FDA may issue an approval letter or a Complete Response Letter (CRL). An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A CRL will describe all of the deficiencies that the FDA has identified in the NDA or BLA, except that where the FDA determines that the data. supporting the application are inadequate to support approval, the FDA may issue the CRL without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the CRL, the FDA may recommend actions that the applicant might take to place the NDA or BLA in condition for approval, including requests for additional information or clarification. Even with the submission of additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may include limitations on the indicated uses for which such product may be marketed. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.

Any drugs or biologics manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, many changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are annual program fees for any marketed products. Drug and biologic manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

The FDA may withdraw any marketing authorization if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, imposition of post-market studies or clinical studies to assess new safety risks, or imposition of distribution restrictions or other restrictions. Other potential consequences include, among other things: restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market, product recalls, fines, warning letters, untitled letters, clinical holds on clinical studies, refusal of the FDA to approve pending applications or supplements to approved applications, product seizures or detention, refusal to permit the import or export of products, consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs, the issuance of corrective information, injunctions, or the imposition of civil or criminal penalties.

FDA Regulation of Animals with Intentionally Altered Genomic DNA

The FDCA provides FDA with authority to regulate as a drug the portion of an animal’s genome that has been intentionally altered, including where such animals with intentionally altered genomes are intended to produce medical products, such as human drugs. In particular, the FDCA defines the term “drug” to include, among other things, articles (other than food) intended to affect the structure or any function of the body of man or other animals. Subject to certain exceptions, the FDA considers each specific DNA alteration utilized in genetically modified animals to be an article meeting the FDCA’s definition of a new animal drug, because such altered DNA is intended to affect the structure or function of the body of the animal. Consequently, the FDA considers intentionally genetically altered (IGA) animals to be subject to regulation under the new animal drug provisions of the FDCA.

In general, any new animal drug is deemed unsafe and adulterated unless FDA has approved a new animal drug application (NADA) for its intended use, or unless such drug is only for investigational use and conforms to specified exemptions for such use under an Investigational New Animal Drug (INAD) exemption. However, although IGA animals may be subject to premarket approval requirements or the requirement for an INAD when used in research and development, in some circumstances the FDA has not required INADs or NADAs for such IGA animals. For example, in a draft guidance issued in January 2017, FDA stated its intention to exercise enforcement discretion in a risk-based manner with regard to INAD and NADA requirements for certain IGA animals that are nonfood-producing species, taking into consideration the relative human, animal and environmental risks posed by such animals. The FDA has also stated it may modify its approach with respect to INAD or NADA requirements for other kinds or uses of animals based on its evaluation of risks. Failure to comply with applicable requirements may subject a company to FDA enforcement action.

Foreign Government Regulation

Regulation Governing Medicinal Products in the European Union

Similarly to the United States, our partners are subject to stringent regulations governing the development, and marketing of medicinal products in the European Union (EU). The various phases of non-clinical and clinical research in the EU are subject to significant regulatory controls.

Non-clinical studies are performed to demonstrate the health or environmental safety of new chemical or biological substances. Non-clinical studies must be conducted in compliance with the principles of good laboratory practice (GLP) as set forth in EU Directive 2004/10/EC. In particular, non-clinical studies, both in vitro and in vivo, must be planned, performed, monitored, recorded, reported and archived in accordance with the GLP principles, which define a set of rules and criteria for a quality system for the organizational process and the conditions for non-clinical studies. These GLP standards reflect the Organization for Economic Co-operation and Development requirements.

Clinical trials of medicinal products in the EU must be conducted in accordance with EU and national regulations and the International Conference on Harmonization (ICH) guidelines on Good Clinical Practice (GCP) as well as the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki. If the sponsor of the clinical trial is not established within the EU, it must appoint an EU entity to act as its legal representative. The sponsor must take out a clinical trial insurance policy, and in most EU member states, the sponsor is liable to provide ‘no fault’ compensation to any study subject injured in the clinical trial.

The regulatory landscape related to clinical trials in the EU has been subject to recent changes. The EU Clinical Trials Regulation (CTR) which was adopted in April 2014 and repeals the EU Clinical Trials Directive, became applicable on January 31, 2022. Unlike directives, the CTR is directly applicable in all EU member states without the need for member states to further implement it into national law. The CTR notably harmonizes the assessment and supervision processes for clinical trials throughout the EU via a Clinical Trials Information System, which contains a centralized EU portal and database.

While the Clinical Trials Directive required a separate clinical trial application (CTA) to be submitted in each member state, to both the competent national health authority and an independent ethics committee, much like the FDA and IRB respectively, the CTR introduces a centralized process and only requires the submission of a single application to all member states concerned. The CTR allows sponsors to make a single submission to both the competent authority and an ethics committee in each member state, leading to a single decision per member state. The CTA must include, among other things, a copy of the trial protocol and an investigational medicinal product dossier containing information about the manufacture and quality of the medicinal product under investigation. The assessment procedure of the CTA has been harmonized as well, including a joint assessment by all member states concerned, and a separate assessment by each member state with respect to specific requirements related to its own territory, including ethics rules. Each member state’s decision is communicated to the sponsor via the centralized EU portal. Once the CTA is approved, clinical study development may proceed.

The CTR foresees a three-year transition period. The extent to which ongoing and new clinical trials will be governed by the CTR varies. For clinical trials whose CTA was made under the Clinical Trials Directive before January 31, 2022, the Clinical Trials Directive will continue to apply on a transitional basis for three years. Additionally, sponsors may still choose to submit a CTA under either the Clinical Trials Directive or the CTR until January 31, 2023 and, if authorized, those will be governed by the Clinical Trials Directive until January 31, 2025. By that date, all ongoing trials will become subject to the provisions of the CTR.

Medicines used in clinical trials must be manufactured in accordance with good manufacturing practice (GMP). Other national and EU-wide regulatory requirements may also apply and compliance with these requirements is subject to inspections by competent authorities of the EU member states.

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of non-clinical studies and clinical trials are submitted to the European Medicines Agency (EMA) or national competent authorities of the EU member states as part of a marketing authorization application (MAA) requesting authorization to market the therapeutic candidate for one or more indications. The submission of a MAA requires payment of a substantial application fee to the EMA or national competent authorities depending on the approval procedure used by the applicant, subject to some exceptions.

In the EU, the process for submitting a MAA depends, among other things, on the nature of the medicinal product candidate. There are two types of MAs:

•

“Centralized MAs” are issued by the European Commission through the centralized procedure, based on the opinion of the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) and are valid throughout the EU. It is compulsory for certain types of products, such as (i) medicinal products derived from biotechnological processes, (ii) designated orphan medicinal products, (iii) advanced-therapy medicinal products (ATMPs) such as gene therapy, somatic cell-therapy or tissue-engineered medicines and (iv) medicinal products containing a new active substance indicated for the treatment of HIV/AIDS, cancer, neurodegenerative diseases, diabetes, auto-immune and other immune dysfunctions and viral diseases. The centralized procedure is optional for any other products containing new active substances not authorized in the EU or for product candidates which constitute a significant therapeutic, scientific, or technical innovation or for which the granting of authorization would be in the interests of public health in the EU.

•

“National MAs” are issued by the competent authorities of the EU member states, only cover their respective territory, and are available for product candidates not falling within the mandatory scope of the centralized procedure. Where a product has already been authorized for marketing in an EU member state, this national MA can be recognized in another member state through the Mutual Recognition Procedure. If the product has not received a national MA in any member state at the time of application, it can be approved simultaneously in various member states through the decentralized procedure. Under the decentralized procedure an identical dossier is submitted to the competent authorities of each of the member states in which the MA is sought, one of which is selected by the applicant as the reference member state.

MAs have an initial duration of five years. After these five years, the authorization may be renewed for an unlimited period on the basis of a reevaluation of the risk-benefit balance.

Moreover, in the EU, a “conditional” MA may be granted in cases where all the required safety and efficacy data are not yet available. The conditional MA is subject to conditions to be fulfilled for generating the missing data or ensuring increased safety measures. It is valid for one year and has to be renewed annually until fulfillment of all the conditions. Once the pending studies are provided, it can become a “normal” MA. However, if the conditions are not fulfilled within the timeframe set by the EMA, the MA ceases to be renewed. Furthermore, MA may also be granted “under exceptional circumstances” when the applicant can show that it is unable to provide comprehensive data on the efficacy and safety under normal conditions of use even after the product has been authorized and subject to specific procedures being introduced. This may arise in particular when the intended indications are very rare and, in the present state of scientific knowledge, it is not possible to provide comprehensive information, or when generating data may be contrary to generally accepted ethical principles. This MA is close to the conditional MA as it is reserved to medicinal products to be approved for severe diseases or unmet medical needs and the applicant does not hold the complete data set legally required for the grant of a MA. However, unlike the conditional MA, the applicant does not have to provide the missing data and will never have to. Although the MA “under exceptional circumstances” is granted definitively, the risk-benefit balance of the medicinal product is reviewed annually and the MA is withdrawn in case the risk-benefit ratio is no longer favorable.

Similar to the United States, both MA holders, manufacturers and distributors of medicinal products are subject to comprehensive regulatory oversight by the EMA, the European Commission and/or the competent regulatory authorities of the EU member states.

All new MAA must include a risk management plan (RMP) describing the risk management system that the company will put in place and documenting measures to prevent or minimize the risks associated with the product. The regulatory authorities may also impose specific obligations as a condition of the MA. Such risk-minimization measures or post-authorization obligations may include additional safety monitoring, more frequent submission of PSURs, or the conduct of additional clinical trials or post-authorization safety and/or efficacy studies. Similar to the FDA, the EMA or national competent authorities of the EU member states may limit further marketing of the product based on the results of these post-authorization safety and/or efficacy studies.

Compliance with substantial requirements is imposed to manufacturers and distributors of medicinal products. Manufacturing and distribution activities are subject to authorizations in the EU member states where these activities take place, referred to as manufacturing and wholesale distribution authorizations. Such authorizations are only valid for the authorized product categories and specific types of manufacturing/distribution activities. Medicinal products must be manufactured in accordance with the principles of GMP and compliance with GMP requirements is monitored via periodic unannounced inspections by the competent regulatory authorities of the EU member states. EU legislation also requires investigation and correction of any deviations from GMP and imposes reporting requirements.

The aforementioned EU rules are generally applicable in the European Economic Area (EEA) which consists of the 27 EU member states plus Norway, Liechtenstein and Iceland.

Failure to comply with EU and member state laws that apply to the conduct of clinical trials, manufacturing approval, MA of medicinal products and marketing of such products, both before and after grant of the MA, manufacturing of pharmaceutical products, or with other applicable regulatory requirements may result in administrative, civil or criminal penalties. These penalties could include delays or refusal to authorize the conduct of clinical trials, or to grant MA, product withdrawals and recalls, product seizures, suspension, withdrawal or variation of the MA, total or partial suspension of production, distribution, manufacturing or clinical trials, operating restrictions, injunctions, suspension of licenses, fines and criminal penalties.

Brexit and the Regulatory Framework in the United Kingdom

The United Kingdom (UK) left the EU on January 31, 2020, following which existing EU medicinal product legislation continued to apply in the UK during the transition period under the terms of the EU-UK Withdrawal Agreement. The transition period, which ended on December 31, 2020, maintained access to the EU single market and to the global trade deals negotiated by the EU on behalf of its members. The transition period provided time for the UK and EU to negotiate a framework for partnership for the future, which was then crystallized in the Trade and Cooperation Agreement (TCA) and became effective on the January 1, 2021. The TCA includes specific provisions concerning pharmaceuticals, which include the mutual recognition of GMP inspections of manufacturing facilities for medicinal products and GMP documents issued, but does not foresee wholesale mutual recognition of UK and EU pharmaceutical regulations.

EU laws which have been transposed into UK law through secondary legislation continue to be applicable as “retained EU law.” However, new legislation such as the EU CTR will not be applicable. The UK government has passed a new Medicines and Medical Devices Act 2021, which introduces delegated powers in favor of the Secretary of State or an ‘appropriate authority’ to amend or supplement existing regulations in the area of medicinal products and medical devices. This allows new rules to be introduced in the future by way of secondary legislation, which aims to allow flexibility in addressing regulatory gaps and future changes in the fields of human medicines, clinical trials and medical devices.

As of January 1, 2021, the Medicines and Healthcare products Regulatory Agency (MHRA) is the UK’s standalone medicines and medical devices regulator. As a result of the Northern Ireland protocol, different rules will apply in Northern Ireland than in England, Wales, and Scotland, together, Great Britain, or GB. Broadly, Northern Ireland will continue to follow the EU regulatory regime, but its national competent authority will remain the MHRA. The MHRA has published a guidance on how various aspects of the UK regulatory regime for medicines will operate in GB and in Northern Ireland following the expiry of the Brexit transition period on December 31, 2020. The guidance includes clinical trials, importing, exporting, and pharmacovigilance and is relevant to any business involved in the research, development, or commercialization of medicines in the UK. The new guidance was given effect via the Human Medicines Regulations (Amendment etc.) (EU Exit) Regulations 2019 (the Exit Regulations).

The MHRA has introduced changes to national licensing procedures, including procedures to prioritize access to new medicines that will benefit patients, including a 150-day assessment and a rolling review procedure. All existing EU MAs for centrally authorized products were automatically converted or grandfathered into UK MAs, effective in GB (only), free of charge on January 1, 2021, unless the MA holder chooses to opt-out. After Brexit, companies established in the UK cannot use the centralized procedure and instead must follow one of the UK national authorization procedures or one of the remaining post-Brexit international cooperation procedures to obtain an MA to commercialize products in the UK. The MHRA may rely on a decision taken by the European Commission on the approval of a new (centralized procedure) MA when determining an application for a GB authorization; or use the MHRA’s decentralized or mutual recognition procedures which enable MAs approved in EU member states (or Iceland, Liechtenstein, Norway) to be granted in GB.

Other U.S. and Foreign Regulatory Requirements

In addition to FDA and EMA regulation, pharmaceutical and biologics companies are also subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business and may constrain the financial arrangements and relationships through which such companies research, as well as sell, market and distribute any products for which we obtain marketing authorization. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, data privacy and security, and transparency laws and regulations related to drug pricing and payments and other transfers of value made to physicians and other healthcare providers. If their operations are found to be in violation of any of such laws or any other governmental regulations that apply, they may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment.

Coverage and Reimbursement

Sales of any product depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state, and foreign government healthcare programs, commercial insurance and managed healthcare organizations, and the level of reimbursement for such product by third-party payors. Decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis. These third-party payors are increasingly reducing reimbursements for medical products, drugs and services. In addition, the U.S. government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product. Decreases in third-party reimbursement for any product or a decision by a third-party payor not to cover a product could reduce physician usage and patient demand for the product and also have a material adverse effect on sales.

Healthcare Reform

In the United States, there have been, and continue to be, legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of therapeutic candidates, restrict or regulate post-approval activities, and affect the profitable sale of therapeutic candidates, and similar healthcare laws and regulations exist in the European Union (EU) and other jurisdictions. Among policy makers and payors in the United States, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

By way of example, in March 2010, the Patient Protection and Affordable Care Act (the ACA) was passed, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly affected the pharmaceutical industry. The ACA, among other things, increased the minimum level of Medicaid rebates payable by manufacturers of brand name drugs from 15.1% to 23.1% of the average manufacturer price; extended the Medicaid rebate obligation to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell certain “branded prescription drugs” to specified federal government programs; implemented a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected; expanded eligibility criteria for Medicaid programs; created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and established a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending.

Since its enactment, there have been judicial, executive and political challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, on March 11, 2021, President Biden signed the American Rescue Plan Act of 2021 into law, which eliminates the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price, beginning January 1, 2024.

On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (IRA) into law. This statute marks the most significant action by Congress with respect to the pharmaceutical industry since adoption of the ACA in 2010. Among other things, the IRA requires manufacturers of certain drugs to engage in price negotiations with Medicare (beginning in 2026), imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation (first due in 2023), and replaces the Part D coverage gap discount program with a new discounting program (beginning in 2025). The IRA permits the Secretary of the Department of Health and Human Services (HHS) to implement many of these provisions through guidance, as opposed to regulation, for the initial years. For that and other reasons, it is currently unclear how the IRA will be effectuated, and while the impact of the IRA on the pharmaceutical industry cannot yet be fully determined, it is likely to be significant.

Moreover, heightened governmental scrutiny is likely to continue over the manner in which manufacturers set prices for their marketed products, which has already resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Individual states in the United States have also become increasingly active in implementing state laws and regulations addressing pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine which drugs and suppliers will be included in their healthcare programs Furthermore, there has been increased interest by third party payors and governmental authorities in reference pricing systems and publication of discounts and list prices.

Data Privacy & Security

Numerous state, federal and foreign laws, regulations, and standards govern the collection, use, access to, confidentiality and security of health-related and other personal information, including clinical trial data, and could apply now or in the future to our operations or the operations of our partners. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws and consumer protection laws and regulations govern the collection, use, disclosure, and protection of health-related and other personal information. In addition, certain foreign laws govern the privacy and security of personal data, including health-related data. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.

Facilities

Our corporate headquarters and research and development facilities are located in Emeryville, California, where we lease approximately 31,000 square feet of space under leases expiring between 2023 and 2032. In 2022, we expanded our headquarters and research and development facilities in Emeryville to approximately 35,000 square feet of space under leases expiring in 2032. Icagen, our wholly owned subsidiary, leases approximately 30,000 square feet of research and development space in Durham, North Carolina and Tucson, Arizona, under leases that expire between 2026 and 2029. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Employees and Human Capital Resources

We recognize and take care of our employees by offering a wide range of competitive pay, recognition, and benefit programs. We are proud to provide our employees the opportunity to grow and advance as we invest in their education and career development. As of November 1, 2022, we have 90 employees, including 75 employees engaged in research and development.

We rely on skilled, experienced, and innovative employees to conduct the operations of our company. Our key human capital objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. We frequently benchmark our compensation practices and benefits programs against those of comparable industries and in the geographic areas where our facilities are located. We believe that our compensation and employee benefits are competitive and allow us to attract and retain skilled labor throughout our organization. Our notable health, welfare and retirement benefits include:

•	equity awards;

•	subsidized health insurance;

•	401(k) Plan with matching contributions;

•	tuition assistance program; and

•	paid time off.

We strive to maintain an inclusive environment free from discrimination of any kind, including sexual or other discriminatory harassment. Our employees have multiple avenues available through which inappropriate behavior can be reported, including a confidential hotline. All reports of inappropriate behavior are promptly investigated with appropriate action taken to stop such behavior.

Legal Proceedings

From time to time, we may be subject to legal proceedings. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations. However, regardless of outcome, litigation can have an adverse impact on our business because of defense and settlement costs, diversion of management resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT

Management and Board of Directors

Executive Officers

The following sets forth certain information, as of November 1, 2022, concerning the persons who serve as our executive officers.

Name	Age	Position
Matthew W. Foehr	50	President, Chief Executive Officer and Director
Charles S. Berkman	53	Chief Legal Officer and Secretary
Kurt A. Gustafson	54	Executive Vice President, Finance and Chief Financial Officer

Matthew W. Foehr has served as our President and Chief Executive Officer and as a member of our Board since November 2022. Mr. Foehr had served as a member of Legacy OmniAb’s board of directors since December 2015 and previously served as Legacy OmniAb’s Vice President until March 2022, when he became Legacy OmniAb’s President and Chief Executive Officer. Mr. Foehr had also served as Ligand’s President and Chief Operating Officer from January 2015 until the consummation of the Business Combination. Prior to that time, Mr. Foehr served as Ligand’s Executive Vice President and Chief Operating Officer since 2011, and has more than 20 years of experience managing global research and development programs. Prior to joining Ligand in 2011, he was Vice President and Head of Consumer Dermatology R&D, as well as Acting Chief Scientific Officer of Dermatology, in the Stiefel division of GlaxoSmithKline (NYSE: GSK). Following GSK’s acquisition of Stiefel in 2009, Mr. Foehr led the R&D integration of Stiefel into GSK. At Stiefel Laboratories, Inc., Mr. Foehr served as Senior Vice President of Global R&D Operations, Senior Vice President of Product Development & Support, and Vice President of Global Supply Chain Technical Services. Prior to Stiefel, Mr. Foehr held various executive roles at Connetics Corporation including Senior Vice President of Technical Operations and Vice President of Manufacturing. Mr. Foehr serves on the board of directors of Viking Therapeutics, Inc. (Nasdaq: VKTX), a publicly-traded biotechnology company and served as a director of Ritter Pharmaceuticals, Inc. from February 2015 until its merger with Qualigen Therapeutics, Inc. (Nasdaq: QLGN) in May 2020. Mr. Foehr is the author of multiple scientific publications and is named on numerous U.S. patents. He received his B.S. degree in biology from Santa Clara University. Mr. Foehr’s experience as an executive officer of Ligand and intimate knowledge of our business contributed to our decision to designate Mr. Foehr to serve as a director of our Board.

Charles S. Berkman has served as Chief Legal Officer and Secretary since November 2022. Previously, Mr. Berkman had served as a member of Legacy OmniAb’s board of directors and as OmniAb’s Secretary since December 2015 and as Legacy OmniAb’s Chief Legal Officer since March 2022. Mr. Berkman had also served as Ligand’s Senior Vice President, General Counsel and Secretary since January 2018 and prior to that as its Vice President, General Counsel and Secretary since April 2007. Mr. Berkman joined Ligand in November 2001 and served as Associate General Counsel and Chief Patent Counsel (and Secretary since March 2007). Prior to joining Ligand, Mr. Berkman was an attorney at the international law firm of Baker & McKenzie from November 2000 to November 2001. Before that he served as an attorney at the law firm of Lyon & Lyon from 1993 to November 2000, where he specialized in intellectual property law. Mr. Berkman earned a B.S. in chemistry from the University of Texas and a J.D. from the University of Texas School of Law.

Kurt A. Gustafson has served as our Executive Vice President, Finance and Chief Financial Officer since November 2022. Mr. Gustafson had served as Legacy OmniAb’s Executive Vice President, Finance and Chief Financial Officer since March 2022. Prior to joining OmniAb, Mr. Gustafson served as Executive Vice President and Chief Financial Officer of Spectrum Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, a position he has held since June 2013. Prior to joining Spectrum, Mr. Gustafson served as Vice President and Chief Financial Officer at Halozyme Therapeutics, Inc., a publicly traded biopharmaceutical company, where he was responsible for finance, information technology, facilities, and human resources. Before joining Halozyme in

2009, Mr. Gustafson worked at Amgen Inc. for over 18 years, most recently as Vice President, Finance, with responsibility for financial planning and cost accounting for worldwide manufacturing covering seven manufacturing sites. During his tenure at Amgen, Mr. Gustafson also served as Treasurer, Vice President, Finance and Chief Financial Officer of Amgen International based in Switzerland. Mr. Gustafson is currently a member of the board of directors of Xencor, Inc., a clinical stage biopharmaceutical company and is also a member of the board of directors of ChromaDex Corporation, a proprietary ingredient company. Mr. Gustafson received a B.A. in accounting at North Park University and an M.B.A. from the University of California, Los Angeles.

Board of Directors

The following sets forth certain information, as of November 1, 2022, concerning the persons who serve as members of our Board.

Name	Age	Position
Matthew W. Foehr	50	Class I Director, President and Chief Executive Officer
John L. Higgins(1)	52	Class III Director, Chairman of the Board
Carolyn R. Bertozzi, Ph.D(3)	56	Class III Director
Sarah Boyce(1)	50	Class II Director
Jennifer Cochran, Ph.D.(2)(3)	50	Class I Director
Sunil Patel(1)(2)	51	Class II Director
Joshua Tamaroff(2)(3)	37	Class III Director

(1)	Member of the human capital management and compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and corporate governance committee

The biography of Matthew W. Foehr is set forth under the section entitled “—Executive Officers.”

John L. Higgins has served as the Chairman of our Board since November 2022. Mr. Higgins previously served as Legacy OmniAb’s President from December 2015 until March 2022 and as a member of Legacy OmniAb’s board of directors since December 2015. Mr. Higgins has served as Ligand’s Chief Executive Officer since January 2007 and a member of the Ligand Board since March 2007. Prior to joining Ligand, Mr. Higgins served as Chief Financial Officer at Connetics Corporation (Connetics), a specialty pharmaceutical company, since 1997, and also served as Executive Vice President, Finance and Administration and Corporate Development at Connetics until its acquisition by Stiefel Laboratories, Inc. in December 2006. Before joining Connetics, he was a member of the executive management team at BioCryst Pharmaceuticals Inc. (Nasdaq: BCRX). Prior to BioCryst, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins serves on the board, audit committee and nominations and governance committee of Bio-Techne Corporation (Nasdaq: TECH), a publicly-traded life sciences services company. Mr. Higgins has served as a director on numerous public and private companies. He also serves as the chairperson of the board of trustees of Academy of Whole Learning, a non-profit organization dedicated to providing educational and therapy services to children of underrepresented communities. He graduated Magna Cum Laude from Colgate University with an A.B. in economics. Mr. Higgins’ executive experience operating and managing public biotechnology companies, his intimate knowledge of our business, his prior service on other company boards and his financial transaction experience as an investment banker in the biopharmaceutical industry contributed to our decision to designate Mr. Higgins to serve as a director of our Board.

Carolyn R. Bertozzi, Ph.D. has served as a member of our Board since November 2022. Since June 2015, Dr. Bertozzi has served at Stanford University, where she is currently the Anne T. and Robert M. Bass Professor of Chemistry, a professor of Chemical and Systems Biology and Radiology and the Baker Family Co-Director of Stanford ChEM-H. Since 2000, Dr. Bertozzi has also served as an Investigator at the Howard Hughes Medical

Institute. From 1996 to 2015, she was a professor of Chemistry and Molecular and Cell Biology at the University of California, Berkeley. Previously, Dr. Bertozzi served as a member of the board of directors of Eli Lilly and Company (NYSE: LLY) from February 2017 to August 2021. She holds an undergraduate degree in Chemistry from Harvard University and a Ph.D. in Chemistry from the University of California, Berkeley and was awarded the 2022 Wolf Prize in Chemistry. Dr. Bertozzi’s deep expertise in chemistry and biology and her corporate governance experience in the pharmaceutical industry contributed to our decision to designate Ms. Bertozzi to serve as a director of our Board.

Sarah Boyce has served as a member of our Board since November 2022. Ms. Boyce had served on the Ligand Board since October 2019, and resigned from the Ligand board prior to the Distribution. Since October 2019, Ms. Boyce has served as President and Chief Executive Officer of Avidity Biosciences, Inc., a publicly-traded biotechnology company. Prior to joining Avidity, she served as a Director and President of Akcea Therapeutics (Nasdaq: AKCA), a publicly-traded biopharmaceutical company focused on serious and rare diseases, from April 2018 through September 2019. Ms. Boyce served as Chief Business Officer at Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) from January 2015 to April 2018, where she was responsible for business development, alliance management, patient advocacy and investor relations. Prior to joining Ionis, she served as Vice President, Head of International Business Strategy and Operations at Forest Laboratories, Inc. Ms. Boyce held various positions with Alexion Pharmaceuticals Inc., Novartis Group AG (NYSE: NVS), Bayer AG and F. Hoffmann-La Roche AG. Ms. Boyce also served on the board of directors of Berkeley Lights Inc. (Nasdaq: BLI), a publicly-held biopharmaceutical company, from July 2019 until May 2022. Ms. Boyce received a B.S. degree in microbiology from the University of Manchester, England. Ms. Boyce’s executive experience in the biopharmaceutical industry and knowledge of our business contributed to our decision to designate Ms. Boyce to serve a director of our Board.

Jennifer Cochran, Ph.D. has served as a member of our Board since November 2022. Dr. Cochran had served on the Ligand Board since July 2021, and resigned from the Ligand board prior to the Distribution. She has served in numerous roles at Stanford University since 2005, where she is currently a Professor of Bioengineering and (by courtesy) of Chemical Engineering (appointed to the faculty as an Assistant Professor in January 2005, promoted to Professor in 2018), and the Shriram Chair of Bioengineering, a position she has held since September 2017. Dr. Cochran also serves as the Chief Scientific Advisor to Red Tree Venture Capital, a life-sciences-focused investment fund, since she co-founded it in August 2020. Dr. Cochran was also the Chief Scientist of Lagunita Biosciences, a healthcare investment company and incubator, from October 2015 to April 2020. Prior to Stanford, she held several research positions at the Massachusetts Institute of Technology, most recently as a Postdoctoral Fellow. Dr. Cochran currently serves on the boards of directors of privately-held biotechnology companies Virsti Therapeutics, Inc., Revel Pharmaceuticals, and Trapeze Therapeutics, Inc. She has also served on the boards of directors of privately-held biotechnology companies Nodus Therapeutics, Inc. and Combangio, Inc., as well as xCella Biosciences until its acquisition by Ligand in 2020. Dr. Cochran received a B.S. degree in biochemistry from the University of Delaware and a Ph.D. in biological chemistry from the Massachusetts Institute of Technology. Dr. Cochran’s extensive bioengineering background and knowledge of the biopharmaceutical industry contributed to our decision to designate Dr. Cochran as a director of our Board.

Sunil Patel has served as a member of our Board since November 2022. Mr. Patel had served on the Ligand Board since October 2010, and resigned from the Ligand board prior to the Distribution. He has more than 20 years of senior management and R&D experience in the biotechnology industry. Mr. Patel has worked as an independent consultant to biotechnology companies advising on strategy and corporate development initiatives since March 2018. From 2009 to March 2018, Mr. Patel served in executive roles of increasing responsibility at OncoMed Pharmaceuticals, Inc. (Nasdaq: OMED), a publicly-traded biotechnology company, most recently as Executive Vice President and Chief Financial Officer. Mr. Patel has held senior management positions in corporate development, marketing, and strategy with BiPar Sciences, Inc., Allos Therapeutics, Inc., Connetics, Abgenix, Inc. and Gilead Sciences Inc. (Nasdaq: GILD). Mr. Patel also worked at McKinsey & Company serving biotechnology and pharmaceutical clients and has held scientific research positions at ZymoGenetics, Inc. and ProCyte Corporation. Mr. Patel received his undergraduate degree in Chemistry at the University of California,

Berkeley, and master’s degree in Molecular Bioengineering/Biotechnology at the University of Washington. Mr. Patel’s executive and corporate development experience in the biopharmaceutical industry contributed to our decision to designate Mr. Patel to serve as a director of our Board.

Joshua Tamaroff has served as a member of our Board since November 2022. Mr. Tamaroff joined Avista in 2009 and serves as a Partner. Prior to joining Avista, Mr. Tamaroff worked as an Analyst in the leveraged finance group at Lehman Brothers and Barclays Capital. Mr. Tamaroff currently serves as a director of Cosette Pharmaceuticals, Inc., GCM Holding Corporation, Probo Medical, Solmetex and United BioSource Corporation, and previously served as a director of InvestorPlace Media, IWCO Direct, OptiNose, Inc. (NASDAQ: OPTN), Organogenesis Holdings, Inc. (NASDAQ: ORGO) and WideOpenWest, Inc. (NYSE: WOW). Mr. Tamaroff received a Bachelor of Science from Cornell University and a Master of Business Administration from the Wharton School of the University of Pennsylvania, where he was a Palmer Scholar. Mr. Tamaroff was selected to serve on our Board of Directors because of his private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings.

Board Composition and Election of Directors

Director Independence

Our Board consists of seven (7) members. We have determined that all of our directors, other than Mr. Foehr and Mr. Higgins, are independent directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his, her or their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors

In accordance with the terms of our certificate of incorporation, our Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the directors whose terms then expire will be eligible for reelection until the third annual meeting following reelection. Our directors are divided among the three classes as follows:

•	the Class I directors are Dr. Cochran and Mr. Foehr, and their terms will expire at our 2023 annual meeting of stockholders;

•	the Class II directors will be Ms. Boyce and Mr. Patel, and their terms will expire at our 2024 annual meeting of stockholders; and

•	the Class III directors will be Joshua Tamaroff, Dr. Bertozzi and Mr. Higgins, and their terms will expire at our 2025 annual meeting of stockholders.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our Board or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock then entitled to vote in an election of directors.

In addition, the A&R Registration Rights Agreement provides that the Sponsor has the right to designate one (1) individual to our Board, and that such right will terminate upon the later of (i) such time as the Sponsor ceases to beneficially own at least ten percent (10%) of our outstanding voting stock and (ii) subject to compliance with the rules of Nasdaq, the third anniversary of the date of the Merger Agreement, or March 23, 2025. Moreover, any individual nominated by the Sponsor requires the consent of our Board, subject to certain exceptions. Mr. Tamaroff was designated as a member of our Board by the Sponsor pursuant to A&R Registration Rights Agreement. See “Certain Relationships and Related Person Transactions—Registration Rights and Board Designation Rights” for additional information on the agreement, including termination provisions.

Board Leadership Structure

Our Board is currently chaired by Mr. Higgins. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chair of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of the Board provides guidance to the chief executive officer and presides over meetings of the full Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our company. Our Board has concluded that our current leadership structure is appropriate. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board consists of an audit committee, a human capital management and compensation committee and a nominating and corporate governance committee. The composition of each committee is set forth below.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities will include, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our Board any changes to such investment policy;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Mr. Patel, Mr. Tamaroff and Dr. Cochran. Mr. Patel serves as the chair of the committee. All members of our audit committee are independent directors and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Mr. Patel is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Human Capital Management and Compensation Committee

Our human capital management and compensation committee approves policies relating to compensation and benefits of our officers and employees. The human capital management and compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The human capital management and compensation committee also approves the issuance of stock options and other awards under our equity plans. The human capital management and compensation committee will review and evaluate, at least annually, the performance of the human capital management and compensation committee and its members, including compliance by the committee with its charter.

The members of our human capital management and compensation committee are Ms. Boyce, Mr. Patel and Mr. Higgins. Ms. Boyce serves as the chair of the committee. Our Board has determined that each of Ms. Boyce and Mr. Patel is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Under applicable Nasdaq rules, we are permitted to phase in our compliance with the independent compensation committee requirements of Nasdaq, which requires all members to be independent within one year of us ceasing to be a “controlled company” upon the consummation of the Business Combination. We will comply with the phase-in requirements of the Nasdaq rules and within one year of the consummation of the Business Combination, all members of this committee will be independent under Nasdaq rules.The human capital management and compensation committee operates under a written charter, which the human capital management and compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our Board in discharging the Board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our Board and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our Board concerning governance matters and oversight of the evaluation of our Board.

The members of our nominating and corporate governance committee are Dr. Cochran, Mr. Tamaroff and Dr. Bertozzi. Dr. Cochran serves as the chair of the committee. All members of our nominating and corporate governance committee are independent directors under the applicable Nasdaq listing standards. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Compensation Committee Interlocks and Insider Participation

No member of the human capital management and compensation committee serves or served during the fiscal year ended December 31, 2021, as a member of our Board or compensation committee of a company that has one or more executive officers serving as a member of the Board of directors or compensation committee.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the nominating and corporate governance committee and the Board will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience as a board member or executive officer of another publicly-held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

Our Board evaluates, each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Nasdaq Board Diversity Matrix

The following Board Diversity Matrix presents our Board’s diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by the director nominees.

Board Diversity Matrix (As of November 1, 2022)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
Asian	0	1
White	3	4
Two or More Races or Ethnicities	0	1
LGBTQ+	1

ESG

We will continue and build upon Ligand’s commitment to delivering long-term sustainable value to stakeholders by promoting a diverse, inclusive and supportive culture and inspiring innovation. Our corporate sustainability program is designed to identify, assess and manage the environmental, social and governance (“ESG”) factors that are relevant to the scale and scope of our business and its long-term performance. Our corporate sustainability program takes into account the interests of our key stakeholders including employees, partners and shareholders.

Our ESG priorities include employee and board diversity, workplace health and safety, human capital management, business ethics and compliance, energy and resource efficiency, and data privacy and protection.

We will review and assess our corporate sustainability program to ensure alignment with stakeholders. In addition, members of our Board have committed themselves to various environmental and social diversity initiatives such as leading research and technology development relating to climate change, advising start-up companies developing green products, supporting diversity, equity and inclusion initiatives at universities and funding programs focused on supporting children with mental health, behavioral and learning disorders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.omniab.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through it’s website, and you should not consider it to be a part of this prospectus.

EXECUTIVE COMPENSATION

Executive Compensation

The following section provides compensation information applicable to “emerging growth companies” under the SEC disclosure rules.

Overview

None of APAC’s executive officers or directors received any cash compensation for services rendered to APAC prior to the Business Combination. Since the consummation of the IPO and until the Closing of the Business Combination, APAC reimbursed the Sponsor for office space, secretarial and administrative services provided to APAC in the amount of $10,000 per month. In addition, APAC’s Sponsor, executive officers and directors, or their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on APAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. APAC’s audit committee reviewed on a quarterly basis all payments that were made by APAC to its Sponsor, executive officers or directors, or their affiliates. Any such payments prior to the Business Combination were made using funds held outside the trust account. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by APAC to the Sponsor, executive officers and directors, or their respective affiliates, prior to completion of the Business Combination.

Immediately prior to the Distribution and Business Combination, Legacy OmniAb was a wholly-owned subsidiary of Ligand and each of the named executive officers identified below was employed by Ligand or one of its subsidiaries. Accordingly, all pre-Distribution payments and benefits described below were provided by Ligand. For purposes of this registration statement, our executive officers whose compensation is discussed in this Executive Compensation section and whom we refer to as our named executive officers are Matthew W. Foehr, who serves as our President and Chief Executive Officer, and Charles S. Berkman, who serves as our Chief Legal Officer and Secretary. Decisions regarding past compensation of our named executive officers were made by Ligand’s Human Capital Management and Compensation Committee prior to the Distribution. Kurt Gustafson, who serves as our Executive Vice President, Finance and Chief Financial Officer, commenced employment with Legacy OmniAb in March 2022 and is therefore not included in the following discussion as it relates to prior years.

This Executive Compensation section sets forth certain information regarding total compensation earned by our named executive officers for fiscal years 2020 and 2021. Our compensation package for our named executive officers primarily consists of salary, an annual performance bonus, and long-term equity incentive awards. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The share numbers and exercise prices reflected in this Executive Compensation section with respect to outstanding Ligand stock options, RSUs and PSUs granted to our named executive officers prior to the Distribution have not been adjusted to reflect the adjustment of such awards pursuant to the Distribution and the Business Combination. See “Treatment of Outstanding Equity Awards at the Time of the Distribution” above for a description of the adjustment of outstanding Ligand equity awards in connection with the Distribution and the Business Combination.

Summary Compensation Table

The following table provides certain information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total ($)
Matthew W. Foehr	2021	518,933	3,146,844	1,226,357	259,467	130,603	(4)	5,282,204
Chief Executive Officer	2020	503,750	1,242,269	1,303,366	277,063	158,001	(5)	3,484,449

Charles S. Berkman	2021	451,682	1,665,811	649,308	203,257	10,890		2,980,948
Chief Legal Officer and Secretary	2020	441,917	644,168	675,820	176,767	6,180		1,944,852

(1)

Reflects the grant date fair value for stock and option awards covering shares of Ligand Common Stock granted by Ligand in 2020 and 2021, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, (Topic 718). The assumptions used to calculate the value of stock and option awards granted in 2020 and 2021 are set forth under Note 9 of the Notes to Consolidated Financial Statements included in Ligand’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022. The grant date fair value of the RSUs granted in 2020 and 2021 was determined based on the closing price per share of Ligand Common Stock on the date of grant for each RSU granted.

With respect to the PSU awards included in the Summary Compensation Table, these amounts include the grant date fair value of such PSUs granted to the named executive officers based on the estimated probable outcome of the performance based objectives applicable to such awards on the grant date.

With respect to the PSUs granted in 2020, the number of PSUs that were eligible to vest were determined based on the measurement of two equally weighted metrics, the compound annual growth rate for Ligand’s adjusted EPS over a two-year performance period and Ligand’s relative TSR ranked on a percentile basis against the NASDAQ Biotechnology Index over a three-year performance period measured from January 1, 2020. The grant date fair value of the PSUs granted during 2020 included in this column that are tied to the compound annual growth rate for Ligand’s adjusted EPS was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The grant date fair value of the PSUs that are tied to relative TSR was calculated using the Monte Carlo simulation which utilizes the stock volatility, dividend yield and market correlation of Ligand and the NASDAQ Biotechnology Index. For the PSUs granted during 2020, such inputs consisted of: (a) an expected term that was based on the actual 2.81 year term of the award; (b) a risk-free interest rate of 0.4% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.0% based on historic and future dividend yield estimates; (d) stock price volatility of 39.75% based on an analysis of the historical stock price volatility of Ligand and each company in the NASDAQ Biotechnology Index over the three years prior to the date of grant to conform to the term of the awards; and (e) initial TSR performance of -11.48% based on actual historical TSR performance for Ligand and each company in the NASDAQ Biotechnology Index. Based on this methodology, the valuation of the PSUs tied to relative TSR performance granted during 2020 was 52.81% of the closing price of Ligand Common Stock on the date of grant. The highest level of performance that may be achieved for the PSUs is 200% of the target. The full grant date fair value of the PSUs awarded to our named executive officers during fiscal year 2020, assuming maximum achievement of the applicable performance objectives, is $1,049,603 for Mr. Foehr and $544,291 for Mr. Berkman.

With respect to the PSUs granted in 2021, the number of PSUs that were eligible to vest were determined based on the measurement of two equally weighted metrics, the initiation of partnered OmniAb antibody programs over a two-year performance period measured from January 1, 2021 and Ligand’s relative TSR ranked on a percentile basis against the NASDAQ Biotechnology Index over a three-year performance period measured from January 1, 2021. The grant date fair value of the PSUs granted during 2021 included in this column that are tied to the initiation of partnered OmniAb antibody programs was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The grant date fair value of the PSUs that are tied to relative TSR was calculated using the Monte Carlo simulation which utilizes the stock volatility, dividend yield and market correlation of Ligand and the NASDAQ Biotechnology Index. For the PSUs granted during 2021, such inputs consisted of: (a) an expected term that was based on the actual 2.9 year term of the award; (b) a risk-free interest rate of 0.18% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.0% based on historic and future dividend yield estimates; (d) stock price volatility of 52.56% based on an analysis of the historical stock price volatility of Ligand and each company in the NASDAQ Biotechnology Index over the three years prior to the date of grant to conform to the term of the awards; and (e) initial TSR performance of 84.38% based on actual historical TSR performance for Ligand and each company in the NASDAQ Biotechnology Index. Based on this methodology, the valuation of the PSUs tied to relative TSR performance granted during 2020 was 176.27% of the closing price of Ligand Common Stock on the date of grant. The highest level of performance that may be achieved for the PSUs is 200% of the target. The full grant date fair value of the PSUs awarded to our named executive officers during fiscal year 2021, assuming maximum achievement of the applicable performance objectives, is $2,333,894 for Mr. Foehr and $1,235,551 for Mr. Berkman.

These awards were adjusted at the time of the Distribution and Business Combination into both Ligand and OmniAb Equity Awards. For more information about the adjustment of Integra equity awards in connection with the Spin-Off, see “Treatment of Outstanding Equity Awards at the Time of the Distribution” below.

(2)	Represents performance bonus awards under Ligand’s annual performance-based bonus program.
(3)

For Mr. Berkman, represents life insurance premiums paid by Ligand of $1,380 for each of 2021 and 2020, taxable fringe benefits of $3,510 for 2021, and 401(k) matching funds paid by Ligand of $6,000 in 2021 and $4,800 in 2020.

(4)

Pursuant to the management rights letter between Viking Therapeutics, Inc. (Viking) and Ligand dated May 21, 2014, Ligand nominated Mr. Foehr to serve as a member of Viking’s board of directors. During 2021, in connection with Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $38,000 in cash payments and (2) $85,603 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by Ligand for 2021 of $900, taxable fringe benefits of $100, and $6,000 in 401(k) matching funds paid by Ligand in 2021.

(5)

During 2020, in connection with Mr. Foehr’s service as a director of Viking, Mr. Foehr received (1) $38,000 in cash payments and (2) $114,001 in option awards (representing the aggregate grant date fair value of the option awards as reported by Viking, computed in accordance with authoritative accounting guidance). Additionally, Mr. Foehr received life insurance premiums paid by Ligand for 2020 of $900, taxable fringe benefits of $300, and $4,800 in 401(k) matching funds paid by Ligand in 2020.

Narrative to Summary Compensation Table

Base Compensation

Pre-Distribution Ligand Practice

Prior to the Distribution, annual base salary increases for our named executive officers were based upon the performance of the executive officers, internal pay equity considerations, and peer practices, as assessed by the chief executive officer (for executives other than himself) and approved by Ligand’s Human Capital Management and Compensation Committee. Ligand’s Human Capital Management and Compensation Committee assesses these factors with respect to the chief executive officer. Ligand provides its executive officers with a base salary that falls between the 25th and 50th percentiles for similar positions at its peer group, but may vary from such level based on the factors listed above.

For 2021, our named executive officers each received an approximately 3% increase to his base salary, effective as of February 1, 2021. This increase was determined to be appropriate by the Human Capital Management and Compensation Committee to ensure that the base salaries of Ligand’s executive officers (including our named executive officers) continued to be generally consistent with its pay positioning philosophy, as described above. The base salary paid to our named executive officers for 2021 was $520,200 for Mr. Foehr and $456,300 for Mr. Berkman.

OmniAb Practice Following Distribution and Business Combination

Our Human Capital Management and Compensation Committee will set base salary levels for executive officers taking into account base salary levels for positions with similar roles and scope of responsibilities within our peer group, as well as the executive officer’s performance. No adjustments were made to the base salaries of our named executive officers in connection with the Distribution and Business Combination.

Annual Performance-Based Cash Compensation

Pre-Distribution Ligand Practice

Ligand’s Human Capital Management and Compensation Committee aims to have a substantial portion of each executive officer’s compensation contingent upon company performance. Ligand’s annual performance-based bonus program provides for cash bonus payments tied to achievement of key annual corporate performance objectives established by the Ligand Board for such purpose. Ligand’s annual performance-based bonus program is intended to complement its long-term equity program, which more directly aligns realized executive compensation with longer-term share price and corporate objectives.

Target Annual Bonus Opportunities

Ligand sets annual incentive targets so that each executive’s total target cash compensation (inclusive of base salary) is positioned between the 25th and 50th percentiles of target total cash opportunities offered by its peer group. The target incentive opportunity for Mr. Berkman for 2021 was increased from 40% to 45% of his base salary. The target incentive opportunity for Mr. Foehr for 2021 did not increase as compared to his 2020 target. Each named executive officer’s annual bonus for 2021 is tied 100% to corporate performance. For 2021, Mr. Foehr’s target incentive opportunity was 50% of his base salary, and Mr. Berkman’s target incentive opportunity was 45% of his base salary.

2021 Corporate Performance Objectives and Achievements

At the beginning of each year, the Ligand Board sets corporate objectives for the year in a number of areas after considering management input and its overall strategic objectives. Following the conclusion of each year, Ligand’s Human Capital Management and Compensation Committee assesses the level of achievement relative to these corporate objectives. This achievement level is then applied to each executive officer’s target bonus to determine that year’s total annual bonus. The Human Capital Management and Compensation Committee retains the discretion to reduce the final bonus payout to an executive officer based on other factors deemed relevant to assessing the company’s performance in comparison to its peers and the industry.

In January 2021, Ligand’s Human Capital Management and Compensation Committee and the Ligand Board approved the performance objectives for the 2021 annual bonus program. The metrics were established after careful consideration of key short-term corporate goals. While Ligand’s business was considerably impacted by the COVID-19 pandemic, the goals set at the beginning of the year were not adjusted to take into account the impact of the pandemic. Objectives included the following: finance (revenue, EBITDA), licensing (completion of at least three new major contracts from the Icagen and Pfenex technology platforms), OmniAb (build computer-aided antigen design capability and position antigen library to leverage in partnerships, acquire or build new cell screening and discovery capabilities, complete at least one out-license or major buy-out transaction), Captisol (expand IP footprint, optimize cost structure and processing efficiencies), and pipeline (management of partners and portfolio to support high-value, late-stage assets).

In January 2022, Ligand’s Board and Human Capital Management and Compensation Committee determined to pay the following bonus amounts to our named executive officers for 2021 based on Ligand’s achievement of the performance objectives discussed above: $259,467 for Mr. Foehr and $203,257 for Mr. Berkman.

OmniAb Practice Following Distribution and Business Combination

Our Human Capital Management and Compensation Committee will develop an annual performance-based cash compensation plan focused on corporate objectives that support our long-term business goals, while also allowing for meaningful pay differentiation tied to performance of individuals and groups. Our named executive officers’ 2022 annual bonuses will generally be determined based on Ligand’s 2022 annual bonus program in place at the time of the Distribution.

Long-Term Equity Awards

Prior to the Distribution, our named executive officers participated in Ligand’s equity plans. Ligand’s long-term performance-based compensation is designed to link the ultimate level of an executive officer’s compensation to Ligand’s stock price performance and long-term stockholder interests while creating an incentive for sustained growth.

Ligand provides equity compensation to its executive officers through grants of stock options, performance stock units (PSUs) and restricted stock units (RSUs). For 2021, these equity vehicles were weighted at 40%, 33%, and 27%, respectively.

•

Time-based stock options granted to the executive officers generally have a four-year vesting schedule designed to provide an incentive for continued employment. Options have a ten-year term and an exercise price equal to 100% of the fair market value of the underlying stock on the date of grant. Accordingly, options will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

•	Time-based restricted stock units generally vest in equal installments over three years.

•

Performance stock units are a significant component of Ligand’s annual long-term equity incentive awards for executive officers that vest based on key corporate and financial objectives over multi-year performance periods. At the time of grant, Ligand’s Human Capital Management and Compensation Committee conducts a review of the performance measures and associated payout levels, the rigor of the performance goals and their alignment with performance.

The Ligand Human Capital Management and Compensation Committee views granting equity awards as a retention device and therefore also reviews the status of vesting and number of vested versus unvested awards at the time of grant. Guidelines for the number of equity awards granted to each executive officer are determined using a procedure approved by the Ligand Human Capital Management and Compensation Committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the equity awards at the time of grant.

Given the position of executive cash compensation relative to market (which is set between the 25th and 50th percentiles), the Ligand Human Capital Management and Compensation Committee has emphasized long-term equity incentive compensation to ensure total compensation is competitive. The long-term equity incentive awards granted to its executive officers in 2021 fell between the 50th and 75th percentiles of equity awards for similar positions at the peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as the number of shares outstanding and market capitalization, compared to the peer group companies. As a result of the weighting of the short-term cash and long-term equity components of total compensation, the total target annual compensation for Ligand’s executive officers approximates the 50th to 75th percentile range of the peer group.

2021 Long-Term Incentive Awards

In January 2021, Ligand’s Human Capital Management and Compensation Committee approved long-term incentive awards to our named executive officers as described in the table below.

Name	Total Stock Option Target Value (40%)	Number of Stock Options Granted(1)	Total RSU Target Value (27%)	Number of RSUs Granted(2)	Total PSU Target Value (33%)	Number of PSUs Granted (at Target)(2)
Matthew W. Foehr	1,360,000	13,136	918,000	6,595	1,122,000	8,060
Charles S. Berkman	720,000	6,955	486,000	3,491	594,000	4,267

(1)	The actual number of options awarded was calculated using the Black-Scholes option pricing model (utilizing the same assumptions that Ligand utilizes in the preparation of its financial statements).
(2)

The actual number of RSUs and PSUs awarded is calculated by dividing (a) the target grant value of the RSU award, by (b) the average closing price per share of Ligand’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period through and including February 3, 2021.

Consistent with prior years, the PSUs granted by the Ligand Human Capital Management and Compensation Committee in 2021 (the “2021 PSUs”) were divided into two equally weighted components: one subject to three-year relative TSR performance conditions and one subject to the number of partnered OmniAb antibody programs initiated over the two-year period commencing on January 1, 2021. The Ligand Human Capital Management and Compensation Committee selected these performance measures in order to drive the key behaviors that the Ligand Human Capital Management and Compensation Committee wants to reinforce and align pay with stockholder returns.

Threshold, target and maximum performance levels for both components of the 2021 PSUs were as described below. The Ligand Human Capital Management and Compensation Committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible as well as align with stockholders’ interests, thereby creating the clearest link between executive actions, corporate results and Ligand’s continued long-term success.

Relative TSR Component.    The performance-based vesting requirement for the 2021 PSUs tied to Ligand’s relative TSR was based on the percentile level of Ligand’s TSR for the three-year performance period from January 1, 2021 through December 31, 2023, relative to the members of the NASDAQ Biotechnology Index. The NASDAQ Biotechnology Index was selected for comparison because it enabled the Ligand Human Capital Management and Compensation Committee to assess Ligand’s performance against an objective peer group.

TSR PERCENTILE VS. NASDAQ BIOTECHNOLOGY INDEX	% OF TARGET PAID
95th percentile	200%
55th percentile	100%
30th percentile	50%
< 30th percentile	0%

To receive the earned shares, an executive officer must generally remain employed with Ligand through the last day of the applicable performance period.

OmniAb Antibody Programs Component.    The second performance-based vesting component for the 2021 PSUs is tied to the number of partnered OmniAb antibody programs initiated during the two-year performance period from January 1, 2021 through December 31, 2022. The programs may be a combination of new platform rodent partnerships, cow or heavy chain-only technology programs and/or programs leveraging the OmniChicken technology and services. Each program must be potentially royalty-bearing. A “new” platform rodent partnership is defined as rodent programs initiated by partners that are added during the performance period. The portion of the 2021 PSUs tied to OmniAb antibody programs were eligible to vest as follows:

Number of OmniAb Programs	% of Target Paid
35 or more	150%
25	100%
15	50%
< 15	0%

Ligand’s Human Capital Management and Compensation Committee amended the outstanding Ligand PSUs granted prior to the Equity Cutoff Date to convert those PSUs into time-based RSUs immediately prior to the Distribution based on its assessment of Ligand’s achievement relative to the applicable performance objectives s of such dates. As a result of such determination, the portion of the 2021 PSUs tied to Ligand’s TSR was determined to be 168% and the portion of the 2021 PSUs tiled to OmniAb program initiation was determined to be 150%. The 2021 PSUs, after giving effect to these achievement levels, were converted into time-based Ligand RSUs and will vest on December 31, 2022 (with respect to the portion tied to OmniAb program initiation) and December 31, 2023 (with respect to the portion formerly tied to Ligand’s TSR), subject to continued employment through each applicable vesting date.

The time-based stock options and RSUs granted to our named executive officers by Ligand in 2021 vest in accordance with the standard vesting schedules described above.

2020 Performance-Based Restricted Stock Units Earned

In February and March 2020, our named executive officers were granted PSUs (the “2020 PSUs”) that were eligible to vest based on the following two equally-weighted objectives:

•	The vesting of the first component of the 2020 PSUs was tied to Ligand’s adjusted EPS growth for the two year performance period commencing January 1, 2020 and ending December 31, 2021.

•

The vesting of the second component of the 2020 PSUs is tied to Ligand’s TSR during the performance period commencing January 1, 2020 and ending December 31, 2022, relative to the members of the NASDAQ Biotechnology Index.

In January 2022, the Ligand Human Capital Management and Compensation Committee certified Ligand’s achievement relative to the adjusted EPS growth objective for purposes of the 2020 PSUs following the end of the applicable two-year performance period. The threshold, target and maximum performance levels for the adjusted EPS growth component of these awards (which equated to 50%, 100% and 200% payout levels, respectively, with performance between these levels determined by linear interpolation and no payout for performance below threshold), the performance achievement relative to such performance levels and the actual number of 2020 PSUs that vested are set forth in the table below:

Objective	Weighting	(0%)	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Percentage Earned
Adjusted EPS Growth(1)	50%	<10%	10%	15%	>24%	43%	200	%(2)

(1)

Adjusted earnings per share (EPS) represents GAAP net income/loss excluding the impact of the (a) share-based compensation expense, (b) amortization of intangible assets, (c) non-cash interest expense,

(d) amortization of commercial license and other economic rights, (e) fair value changes in contingent liabilities, (f) acquisition and integration costs, (g) transaction costs, (h) unrealized gain/loss from short-term investments, (i) other non-recurring items, (j) tax effect, if any, of the foregoing adjustments, and (k) excess tax benefits and tax deficiencies relating to equity awards vested and exercised since January 1, 2017, divided by diluted weighted average common shares outstanding during the period.
(2)	The actual number of units that vested and issued in January 2022 with respect to the portion of the 2020 PSUs tied to incremental revenue are as follows: Mr. Foehr, 7,396; and Mr. Berkman, 3,836.

The “target” number of 2020 PSUs that remained eligible to vest as of December 31, 2021 based on Ligand’s three-year relative TSR are reported in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Ligand’s Human Capital Management and Compensation Committee amended the outstanding Ligand PSUs granted prior to the Equity Cutoff Date to convert those PSUs into time-based RSUs immediately prior to the Distribution based on its assessment of Ligand’s achievement relative to the applicable performance objectives as of such dates. As a result of such determination, the portion of the 2020 PSUs tied to Ligand’s TSR were assigned a 0% achievement level and were forfeited.

2019 Performance-Based Restricted Stock Units Earned

In May 2019, our named executive officers were granted PSUs (the “2019 PSUs”) that were eligible to vest based on the following two equally-weighted objectives (and a possible performance multiplier of 150% for “maximum” performance relative to both objectives):

•

The vesting of the first component of the 2019 PSUs was tied to Ligand’s incremental revenue from acquisitions, new licensing deals and Captisol sales above projections for the two year performance period commencing January 1, 2019 and ending December 31, 2020.

•	The vesting of the second component of the 2019 PSUs was tied to new licenses for internally funded programs during the performance period commencing January 1, 2019 and ending December 31, 2021.

In January 2021 and January 2022, the Human Capital Management and Compensation Committee certified our achievement relative to the objectives for purposes of the 2019 PSUs following the end of the applicable two-year or three-year performance period. The threshold, target and maximum performance levels for the incremental revenue component of these awards (which equated to 50%, 100% and 150% payout levels, respectively, with performance between these levels determined by linear interpolation and no payout for performance below threshold), the performance achievement relative to such performance levels and the actual number of 2019 PSUs that vested are set forth in the table below:

Objective	Weighting	Threshold (0%)	Target (100%)	Maximum (150%)	Actual Performance	Percentage Earned
Incremental Revenue(1)	50%	$10 million	$15 million	$20 million	$109 million	150%
New Licenses for Internally Funded Programs(2)	50%	0	2 licenses	3 licenses	5 licenses	150%

(1)	The actual number of units that vested and issued in January 2021 with respect to the portion of the 2019 PSUs tied to incremental revenue are as follows: Mr. Foehr, 5,604; and Mr. Berkman, 2,401.
(2)

The actual number of units that vested and issued in January 2022 with respect to the portion of the 2019 PSUs tied to new licenses for internally funded programs are as follows: Mr. Foehr, 5,604; and Mr. Berkman, 2,401.

Acceleration of Equity Awards upon a Change in Control

Equity awards granted under Ligand’s 2002 Stock Incentive Plan (the 2002 Plan) to our named executive officers may be subject to accelerated vesting in the event of a “change in control.”

Ligand equity award agreements under the 2002 Plan entered into by our named executive officers provide that such equity awards will automatically vest in the event of a “change in control” where the option is not assumed or replaced by a successor.

Under the 2002 Plan, a “change in control” is generally defined as:

•	a merger, consolidation or reorganization of the company in which 50% or more of Ligand’s voting securities change ownership;

•	the sale, transfer or other disposition of all or substantially all of Ligand’s assets in complete liquidation or dissolution of the company; or

•

a change in control of the company effected through a successful tender offer for more than 50% of Ligand’s outstanding common stock or through a change in the majority of the Ligand Board as a result of one or more contested elections for board membership.

Treatment of Outstanding Equity Awards at the Time of the Distribution

Pursuant to the Employee Matters Agreement (as amended), each outstanding Ligand stock option, RSU award and PSU award held by Ligand and Legacy OmniAb service providers as of the time of the Distribution and granted prior to March 2, 2022 (the “Equity Cutoff Date”) was split at the time of the Distribution into two equity awards which included a Ligand equity award and a Legacy OmniAb Equity Award. The adjusted Ligand equity awards and Legacy OmniAb Equity Awards generally are subject to the same terms and conditions, including the same vesting and share payment timing provisions, as applied to the applicable Ligand equity awards immediately prior to the Distribution.

The outstanding Ligand PSU awards granted in 2020 and 2021 were amended to provide that such PSUs will vest solely based on continued service with Ligand or OmniAb, as applicable.

As described above under “—2021 Long-Term Incentive Awards”, the 2021 PSUs were eligible to vest based on the following two equally weighted components (and a possible performance multiplier of 150% for the relative TSR component and 200% for the OmniAb program initiative component):

•

The vesting of the first component of the 2021 PSUs was tied to the percentile level of Ligand’s TSR for the three-year performance period from January 1, 2021 through December 31, 2023, relative to the members of the NASDAQ Biotechnology Index.

•	The vesting of the second component of the 2021 PSUs was tied to OmniAb program initiation performance conditions during the two-year performance period from January 1, 2021 through December 31, 2022.

Ligand’s Human Capital Management and Compensation Committee amended the outstanding Ligand PSUs granted prior to the Equity Cutoff Date to convert those PSUs into time-based RSUs immediately prior to the Distribution based on its assessment of Ligand’s achievement relative to the applicable performance objectives s of such dates. As a result of such determination, the portion of the 2020 PSUs tied to Ligand’s TSR were assigned a 0% achievement level and were forfeited. With respect to the 2021 PSUs, the portion of the 2021 PSUs tied to Ligand’s TSR was determined to be 168% and the portion of the 2021 PSUs tiled to OmniAb program initiation was determined to be 150%. The 2021 PSUs, after giving effect to these achievement levels, were converted into time-based Ligand RSUs and will vest on December 31, 2022 (with respect to the portion tied to OmniAb program initiation) and December 31, 2023 (with respect to the portion formerly tied to Ligand’s TSR), subject to continued employment through each applicable vesting date.

Each outstanding Ligand stock option, RSU award and PSU award that was granted on or after the Equity Cutoff Date to an individual who was a current or former Ligand service provider as of the time of the

Distribution generally was adjusted solely into a Ligand equity award at the time of the Distribution. The adjusted Ligand equity awards generally are subject to the same terms and conditions, including the same vesting and share payment timing provisions, as applied to the applicable Ligand equity awards immediately prior to the Distribution. The performance metrics for the outstanding Ligand PSU awards were amended to provide that such PSUs will vest solely based on continued service with Ligand.

Each outstanding Ligand stock option, RSU award and PSU award that was granted after the Equity Cutoff Date to an individual who was a Legacy OmniAb service provider as of the time of the Distribution generally was adjusted solely into a Legacy OmniAb Equity Award at the time of the Distribution. The adjusted Legacy OmniAb Equity Awards generally are subject to the same terms and conditions, including the same vesting and share payment timing provisions, as applied to the applicable Ligand equity awards immediately prior to the Distribution. The performance metrics for the outstanding Ligand PSU awards were amended to provide that such PSUs will vest solely based on continued service with OmniAb, as described above.

At the Effective Time, all Legacy OmniAb Options, Legacy OmniAb RSU awards and Legacy OmniAb PSU awards, in each case, that were outstanding as of immediately prior to the Effective Time were converted into awards relating to shares of OmniAb Common Stock, respectively, in each case, with substantially the same terms and conditions as were applicable to the Legacy OmniAb Equity Award immediately prior to the Closing (other than terms that have been rendered inoperative by the Distribution and Business Combination), including with respect to vesting and termination-related provisions, as adjusted by the Base Exchange Ratio. In addition, at the Effective Time, each holder of a Legacy OmniAb Equity Award was issued a number of Earnout Shares equal to the product of the number of shares of Legacy OmniAb Common Stock subject to the Legacy OmniAb Equity Award multiplied by the Earnout Exchange Ratio, which Earnout Shares are subject to the restrictions set forth in the Merger Agreement.

Following the foregoing adjustments, in the case of Ligand equity awards that were converted into both adjusted Ligand equity awards and Legacy OmniAb Equity Awards (or, following the Closing, OmniAb Equity Awards), continued employment with or service to Ligand or its affiliates is treated as employment or other continued service with OmniAb and its affiliates with respect to OmniAb Equity Awards held by Ligand service providers, and continued employment with or other service to OmniAb and its affiliates is treated as employment or other continued service with Ligand and its affiliates with respect to Ligand equity awards held by OmniAb service providers.

Notwithstanding the foregoing, with respect to any unvested OmniAb Equity Award or unvested Ligand equity award granted or adjusted, as applicable, in connection with the Distribution and Business Combination, if the original Ligand equity award was subject to accelerated vesting provisions in connection with a termination of service with Ligand and/or a “change in control” (as defined in the applicable award agreements or equity plan) of Ligand, then the OmniAb Equity Award or Ligand equity award, as applicable, is subject to the same acceleration provisions in connection with the holder’s termination of service with his or her post-spin employer, as applicable, and/or change in control of such entity. In addition, any unvested OmniAb Equity Award granted to a Ligand service provider in connection with the Distribution and Business Combination will vest in full upon a change in control of New OmniAb, and any unvested Ligand equity award held by an OmniAb service provider that is adjusted in connection with the Distribution and Business Combination will vest in full upon a change in control of Ligand. Additionally, if our Board or the Ligand Board, as applicable, determines to accelerate in full the vesting of all of such entity’s equity awards that are held by its current and former service providers, then such board of directors shall also accelerate in full the vesting of all of its equity awards that are held by current and former service providers of the other entities, as applicable.

Currently, our long-term incentive award program is similar to Ligand’s program. The Human Capital Management and Compensation Committee will review our program with the goal of ensuring it is effective in attracting, retaining and motivating skilled executives and aligning the interests of management and stockholders.

Distribution Equity Awards

In April and June 2022, Ligand granted stock options and RSUs to our named executive officers and certain of our employees, which represent such executives’ and employees’ annual equity awards for 2022. Such stock options and RSUs contain terms substantially similar to those of the Ligand equity awards described above. Our named executive officers were granted the following Ligand stock options and Ligand RSUs in April and June 2022: Mr. Foehr, 34,214 stock options and 9,137 RSUs, and Mr. Berkman, 20,126 stock options and 5,375 RSUs. In connection with his commencement of employment, in April 2022, Mr. Gustafson was granted 40,000 Ligand options and 8,000 Ligand RSUs. Mr. Gustafson’s Ligand RSUs were granted under the 2002 Plan, and the options subject to the Gustafson Inducement Award were granted as a standalone “employment inducement” award within the meaning of Nasdaq Stock Market Rule 5635(c)(4). Additionally, in July 2022, Ligand granted PSUs to our named executive officers and certain management employees, 50% of which will vest based on the achievement of certain combined total shareholder return goals of Ligand and OmniAb relative to the Nasdaq Biotechnology Index during a period of approximately two years following the Closing of the Business Combination, and the remaining 50% of which were eligible to vest based on the calendar quarter during which the completion of the Distribution occurred. The PSUs are eligible to vest in up to 162.5% of the “target” number of PSUs based on performance relative to the performance objectives. Our named executive officers and Mr. Gustafson were granted the following number of PSUs at “target” in July 2022: Mr. Foehr, 11,167 PSUs at “target”; Mr. Berkman, 6,569 PSUs at “target”; and Mr. Gustafson, 4,000 PSUs at “target.” Upon the closing of the Distribution on November 1, 2022, our named executive officers vested in the portion of these PSUs tied to that performance metric at a 100% achievement level. The actual number of units that vested and issued in connection with the Distribution with respect to the portion of the 2022 PSUs tied to the completion of the Distribution was 5,584 for Mr. Foehr, 3,285 for Mr. Berkman and 2,000 for Mr. Gustafson. The “target” number of 2022 PSUs that remain eligible to vest based on the achievement of certain combined total shareholder return goals of Ligand and OmniAb relative to the Nasdaq Biotechnology Index are 5,583 for Mr. Foehr, 3,284 for Mr. Berkman and 2,000 for Mr. Gustafson.

Equity Compensation Plans

2022 Incentive Award Plan

Our board and our stockholders have adopted the 2022 Incentive Award Plan, or the 2022 Plan, which became effective upon the Closing of the Business Combination. Under the 2022 Plan, we may grant cash and equity incentive awards to eligible employees, directors and consultants in order to attract, motivate and retain the talent for which we compete. The material terms of the 2022 Plan are summarized below.

Eligibility and Administration

Employees, consultants and directors of the company and its subsidiaries are eligible to receive awards under the 2022 Plan. The 2022 Plan is administered by our Board with respect to awards to non-employee directors and by our Human Capital Management and Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to one or more committees of its directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the 2022 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2022 Plan, to interpret the 2022 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2022 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2022 Plan.

Shares Available for Awards

The initial aggregate number of shares of our common stock that is available for issuance under the 2022 Plan is equal to the sum of (i) 16,409,022 shares, and (ii) any shares which, as of the effective date of the 2022

Plan, are subject to awards under the OmniAb Prior Plans (as defined below) which, on or following the effective date of the 2022 Plan, become available for issuance pursuant to the 2022 Plan recycling provisions, described below. In addition, the number of shares of our common stock available for issuance under the 2022 Plan will be annually increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by an amount equal to the lesser of (i) a number equal to 5% of the fully-diluted shares on the final day of the immediately preceding calendar year or (ii) such smaller number of shares as is determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2022 Plan, is 250,000,000.

If an award under the 2022 Plan or the OmniAb Prior Plans expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2022 Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award under the 2022 Plan or the OmniAb Prior Plans may, to the extent of such tender or withholding, be used for new grants under the 2022 Plan. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2022 Plan will not reduce the shares available for grant under the 2022 Plan.

Awards granted under the 2022 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2022 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2022 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed an amount equal to $750,000 (increased to $1,000,000 in the calendar year of a non-employee director’s initial service as a non-employee director or any calendar year during which a non-employee director serves as chairman of the board or lead independent director) (which limits shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation or any compensation paid to any non-employee director prior to the calendar year following the calendar year in which the Closing occurs).

Awards

The 2022 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, RSUs and other stock or cash based awards. Certain awards under the 2022 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2022 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock Options and SARs.    Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the board, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110%

in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•	Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.

•

RSUs.    RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2022 Plan.

•

Other Stock or Cash Based Awards.    Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•

Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Certain Transactions

The plan administrator has broad discretion to take action under the 2022 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards. In the event of a change in control (as defined in the 2022 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Repricing

Our Board may, without approval of the stockholders, reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Plan Amendment and Termination

Our Board or our Human Capital Management and Compensation Committee may amend or terminate the 2022 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2022 Plan, may materially and adversely affect an award outstanding under the 2022 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2022 Plan will remain in effect until October 2032, unless earlier terminated. No awards may be granted under the 2022 Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2022 Plan are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

2022 Employee Stock Purchase Plan

Our board and our stockholders have adopted the 2022 Employee Stock Purchase Plan, or the ESPP, which became effective upon the Closing of the Business Combination. The ESPP is comprised of two distinct components in order to provide increased flexibility to grant purchase rights under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (i) the grant of purchase rights to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”) and (ii) the grant of purchase rights that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees located outside of the United States who do not benefit from favorable U.S. tax treatment and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where possible under local law and custom, we expect that the Non-Section 423 Component generally will be operated and administered on terms and conditions similar to the Section 423 Component. The material terms of the ESPP are summarized below.

Administration

Our Human Capital Management and Compensation Committee, or any other committee to whom our Board delegates such power or authority, serves as the administrator of the ESPP. The plan administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the plan administrator has the authority to determine when rights to purchase shares will be offered and the provisions of each offering under the ESPP, to determine which subsidiaries will participate as “designated subsidiaries” in the ESPP (including in the Non-Section 423 and the Section 423 Components), and to make all other determinations and to take all other actions necessary or advisable for the administration of the ESPP. The plan administrator is also authorized to establish, amend or revoke rules relating to administration of the ESPP and to adopt annexes or sub-plans that apply to certain participating subsidiaries or jurisdictions.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued pursuant to rights granted under the ESPP equals 1,758,109 shares of our common stock . In addition, on the first day of each calendar year beginning on January 1, 2023 and ending on (and including) January 1, 2032, the number of shares available for issuance under the ESPP will be increased by a number of shares equal to the lesser of (i) 1% of the fully diluted shares outstanding on the final day of the immediately preceding calendar year, and (ii) such smaller number of shares as determined by our Board. If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. Notwithstanding the foregoing, no more than 100,000,000 shares of common stock may be issued under the Section 423 Component of the ESPP.

Eligible Employees

Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by us or one of our designated subsidiaries on the first trading day of the offering period, or the enrollment date. However, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our or one of our subsidiaries’ stock will not be allowed to participate in the ESPP (unless otherwise required under applicable law). In addition, the plan administrator may provide that an employee may not be eligible to participate in an offering under the Section 423 Component if the employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase shares would be prohibited under applicable law or would cause the Section 423 Component (or any offering thereunder) to violate the requirements of Section 423 of the Code. Additionally, the plan administrator may provide that certain highly compensated, seasonal and/or part-time employees may not be eligible to participate in an offering or, with respect to offerings under the Non-Section 423 Component, that only certain employees are eligible to participate in such offerings (regardless of the foregoing rules).

Participation; Offerings; Purchase Periods

Employees may become participants in the ESPP for an offering period by completing a subscription agreement prior to the enrollment date of the applicable offering period, which will designate a whole percentage of the employee’s compensation to be withheld by us as payroll deductions under the ESPP during the offering period.

•

Offerings; Purchase Periods.    Under the ESPP, participants are offered the right to purchase shares of our common stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to twenty-seven (27) months long. Accumulated employee payroll deductions will be used to purchase shares of our common stock on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering will be established by the plan administrator. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offerings.

•

Enrollment and Contributions.    The ESPP permits participants to purchase our common stock through payroll deductions of a whole percentage of their eligible compensation, which may not be less than 1% and may be up to a maximum percentage determined by the plan administrator (which, in the absence of a contrary designation, will be 20% of eligible compensation). The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 100,000 shares for an offering period and 100,000 shares for a purchase period. In addition, a participant may not, with respect to the Section 423 Component, subscribe for more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by us or certain parent or subsidiary entities) based on the fair market value of the shares at the time the purchase right is granted.

•

Purchase Rights.    On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of our common stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described above, and any fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date, unless the plan administrator provides that such amounts should be returned to the participant in a lump sum.

•

Purchase Price.    The purchase price for each offering period will be designated by the plan administrator in the applicable offering document (which purchase price, for purposes of the Section 423 Component, will not be less than 85% of the closing trading price of a share of our common stock on the enrollment date or purchase date of the applicable offering period, whichever is lower) or, in the absence of a designation by the plan administrator, the purchase price will be the lower of 85% of the closing trading price per share of our common stock on the enrollment date of the applicable offering period or 85% of the closing trading price per share on the applicable purchase date, which will be the last trading day of each purchase period.

•

Payroll Deduction Changes; Withdrawals; Terminations of Employment.    A participant may decrease (but not increase) or suspend his or her payroll deductions once during any offering period. In addition, a participant may withdraw his or her participation from the ESPP at any time by submitting written notice to us at least one week prior to the end of the then-current offering period for the offering in which such participant is enrolled. Upon any withdrawal, the participant will receive a refund of the participant’s account balance in cash, and his or her payroll deductions shall cease. Participation in the ESPP ends automatically upon a participant’s termination of employment.

Transfer Restrictions

A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.

Adjustments; Changes in Capitalization

In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control or change in applicable law or accounting principles, the plan administrator may, in order to prevent the dilution or enlargement of intended benefits under the ESPP or facilitate or give effect to such transactions, events or changes, provide for one or more of the following: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.

Amendment and Termination

The plan administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval to increase the number (or change the type) of securities that may be issued under the ESPP or to change the corporations or classes of corporations whose employees may be granted rights under the ESPP.

OmniAb Prior Plans

In connection with the Business Combination, Legacy OmniAb adopted the OmniAb, Inc. 2022 Ligand Service Provider Assumed Award Plan and the OmniAb, Inc. 2022 OmniAb Service Provider Assumed Award Plan, collectively referred to as the OmniAb Prior Plans, which govern the OmniAb Equity Awards issued upon adjustment of outstanding Ligand equity awards in connection with the Distribution as described above under “—Treatment of Outstanding Equity Awards at the Time of the Distribution.” The terms and conditions of the OmniAb Prior Plans are substantively the same as the terms and conditions set forth in Ligand’s 2002 Stock Incentive Plan. All awards under the OmniAb Prior Plans that are outstanding as of the Closing will continue to be governed by the terms, conditions and procedures set forth in the OmniAb Prior Plans and any applicable award agreements, as those terms may be equitably adjusted in connection with the Business Combination, as described above under “—Treatment of Outstanding Equity Awards at the Time of the Distribution.” We assumed the OmniAb Prior Plans in connection with the Closing of the Business Combination, and each of the awards thereunder.

At the time of the Distribution, and after giving effect to the adjustment of the OmniAb Equity Awards to reflect the Business Combination, awards representing the right to receive an aggregate of 5,997,765 and 8,302,710 shares of our common stock were outstanding under the OmniAb, Inc. 2022 Ligand Service Provider Assumed Award Plan and the OmniAb, Inc. and the 2022 OmniAb Service Provider Assumed Award Plan, respectively. No future awards will be granted under the OmniAb Prior Plans. Shares subject to outstanding awards under the OmniAb Prior Plans as of the effective date of the 2022 Plan may, on or following the effective date of the 2022 Plan, become available for issuance pursuant to the 2022 Plan recycling provisions, described above.

Severance and Change in Control Arrangements

Change in Control Severance Agreements

Effective upon the Closing, we entered into a change in control severance agreement with each of Messrs. Foehr, Gustafson and Berkman. Under the terms of the change in control severance agreements, in the event an executive officer’s employment is terminated by us without cause or he resigns for good reason within 24 months following a change in control of our company, he will be eligible to receive a severance benefit equal to:

•	one times the annual rate of base salary in effect for such officer at the time of involuntary termination; plus

•

one times the greater of: (a) the maximum target bonus for the fiscal year in which the termination occurs; or (b) the maximum target bonus for the fiscal year in which the change in control occurs, if different; plus

•	twelve multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself and his eligible dependents.

The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

The change in control severance agreements also provide that all of an executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of an executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options).

For purposes of the change in control severance agreements, an involuntary termination is either a termination of the named executive officer’s employment by us without cause or his resignation for good reason. “Cause” is generally defined as an officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, an officer’s willful and material breach of any obligation or duty under the employment agreement, any confidentiality and proprietary rights agreement or any written employment or other written policies that have previously been furnished to the officer, which breach is not cured within 30 days after written notice thereof is received by the officer, if such breach is capable of cure, the officer’s gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his duties, or the officer’s continuing failure or refusal to perform his assigned duties or to comply with reasonable directives of the board of directors that are consistent with the officer’s job duties (which directives are not in conflict with applicable law), which failure is not cured within 30 days after written notice thereof is received by the officer.

For purposes of the change in control severance agreements, “good reason” is generally defined as a material diminution in the officer’s authority, duties or responsibilities, a material diminution in the officer’s base compensation, a material change in the geographic location at which the officer must perform his duties, or any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to the officer under the employment agreement. An officer must provide written notice to us of the occurrence of any of the foregoing events or conditions without his written consent within 90 days of the occurrence of such event. We will have a period of 30 days to cure such event or condition after receipt of written notice of such event from the officer. Any voluntary termination of an officer’s employment for “good reason” must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions.

For purposes of the change in control severance agreements, a “change in control” has generally the same definition as given to such term under the 2022 Plan.

Severance Plan

Effective upon the Closing, the Human Capital Management and Compensation Committee of our Board adopted the OmniAb, Inc. Severance Plan, or the Severance Plan, to provide severance payments to our employees and the employees of our subsidiaries upon an involuntary termination of employment without cause. Our executive officers are each eligible to participate in the severance plan, provided that he or she is not subject to disciplinary action or a formal performance improvement plan at the time of termination. However, if, as a result of his or her involuntary termination by us without “cause,” the executive officer would be eligible to receive severance under any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by our Board or a committee thereof, the executive officer will not be eligible for benefits under the severance plan.

Under the terms of the severance plan, participants will be eligible to receive (1) a lump sum payment in cash for his or her fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (2) an amount equal to his or her base salary for the severance period, which period will be equal to (a) two months plus (b) one week for each year of service as of the date of termination and (c) continued health coverage at the same cost as was in effect for the participant at the date of termination throughout such severance period, provided that such participant elects continued coverage under COBRA. The foregoing cash severance benefit will be payable in a lump sum following the participant’s termination of employment, subject to the participant’s execution of a general release of claims acceptable to us.

For purposes of the severance plan, “cause” is generally defined as an executive officer’s conviction of (or entry of a plea of no contest to) any felony or any other criminal act, an officer’s commission of any act of fraud or embezzlement, an executive officer’s unauthorized use or disclosure of our confidential or proprietary information or trade secrets, an executive officer’s commission of any material violation of our policies, or an executive officer’s commission of any other intentional misconduct which adversely affects our business or affairs in a material manner.

Other Elements of Compensation and Perquisites

Pre-Distribution Ligand Practice

Our named executive officers were eligible for the following benefits and perquisites offered by Ligand to its employees.

Health and Welfare Benefits

Each named executive officer and his spouse and children was eligible for such health, dental and vision insurance coverage as Ligand made available to its other executives of the same level of employment. Ligand paid a portion of the premiums for this insurance for all employees.

Our named executive officers were also eligible for such disability and/or life insurance as Ligand made available to its other employees of the same level of employment. Ligand paid the premiums for this life insurance coverage for the named executive officers.

Defined Contribution Plan

Ligand and its designated affiliates offer the Section 401(k) Savings/Retirement Plan (the 401(k) Plan), a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. Ligand also makes matching contributions to the 401(k) Plan. In 2021, the match was equal to 50% with respect to the first $12,000 contributed by an employee up to an annual maximum of $6,000 per employee per year.

Limited Perquisites and Other Benefits

Ligand makes available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, professional society dues and food and recreational fees incidental to official company functions, including board meetings. The aggregate of these other benefits was less than $10,000 for each of our named executive officers in the last fiscal year.

No Tax Gross-Ups

Ligand has not made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by Ligand.

OmniAb Practice Following Distribution and Business Combination

Our benefits and retirement programs are generally similar to those of Ligand immediately prior to completion of the Distribution. Our Human Capital Management and Compensation Committee will review these programs and benefits and may make changes to align them with our business needs and strategic priorities.

Health and Welfare Benefits

Each named executive officer and his spouse and children is eligible for such health, dental and vision insurance coverage as Ligand made available to its other executives of the same level of employment. We pay a portion of the premiums for this insurance for all employees.

Our named executive officers are also eligible for such disability and/or life insurance as Ligand made available to its other employees of the same level of employment. We pay the premiums for this life insurance coverage for the named executive officers.

Defined Contribution Plan

Until December 1, 2022, our employees continued to participate in Ligand’s 401(k) Plan. Effective December 1, 2022, we will offer a 401(k) plan to our eligible employees. Our 401(k) plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. Ligand also makes matching contributions to the 401(k) Plan. Commencing in 2023, the match will be equal to 50% with respect to the first $14,000 contributed by an employee up to an annual maximum of $7,000 per employee per year.

Limited Perquisites and Other Benefits

We make available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, professional society dues and food and recreational fees incidental to official company functions, including board meetings.

No Tax Gross-Ups

We have not made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock and option awards held by our named executive officers as of December 31, 2021. All outstanding equity awards are in shares of Ligand Common Stock. The share numbers and exercise prices reflected in the table below with respect to outstanding stock options, RSUs and PSUs of Ligand as of December 31, 2021 have not been adjusted to reflect the adjustment of such awards pursuant to the Distribution and the Business Combination. See “Treatment of Outstanding Equity Awards at the Time of the Distribution” above for a description of the adjustment of outstanding Ligand equity awards in connection with the Distribution and the Business Combination.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)		Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Matthew W. Foehr	63,210	—	—	74.42	2/11/2024	—		—	—		—
	40,358	—	—	56.26	2/10/2025	—		—	—		—
	25,938	—	—	85.79	2/11/2026	—		—	—		—
	24,348	—	—	100.38	2/24/2027	—		—	—		—
	19,007	1,267	—	159.01	3/2/2028	—		—	—		—
	24,212	9,969	—	117.97	2/11/2029	—		—	—		—
	15,222	17,988	—	95.68	2/13/2030	—		—	—		—
	2,737	10,399	—	177.50	2/3/2031	—		—	—		—
	—	—	—	—	—	14,015	(4)	2,164,757	—		—
	—	—	—	—	—	—		—	7,396	(5)	1,142,386
	—	—	—	—	—	—		—	8,060	(6)	1,244,948

Charles S. Berkman	1,948	—	—	56.26	2/10/2025	—		—	—		—
	4,153	—	—	85.79	2/11/2026	—		—	—		—
	6,830	—	—	100.38	2/24/2027	—		—	—		—
	8,711	581	—	159.01	3/2/2028	—		—	—		—
	10,377	4,272	—	117.97	2/11/2029	—		—	—		—
	7,893	9,327	—	95.68	2/13/2030	—		—	—		—
	1,450	5,505	—	177.50	2/3/2031	—		—	—		—
	—	—	—	—	—	7,114	(7)	1,098,828	—		—
	—	—	—	—	—	—		—	3,835	(5)	592,354
	—	—	—	—	—	—		—	4,267	(6)	659,081

(1)

Each option grant to the named executive officers has a ten year term from the date of grant. Except as described below, each option vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. For a description of the change in control provisions applicable to the stock option awards, see “Acceleration of Equity Awards upon a Change in Control” above.

(2)

The RSU awards granted to the named executive officers vest over a three year period in equal installments on February 15 of the first three calendar years following the year in which the date of grant occurs. For a description of the change in control provisions applicable to the stock awards, see “Acceleration of Equity Awards upon a Change in Control” above.

(3)	Computed by multiplying the closing market price of Ligand’s common stock on December 31, 2021, the last trading day of 2021, of $154.46, by the number of shares of common stock subject to such award.
(4)

The table above reflects the remaining unvested RSUs from the following grants of RSUs to Mr. Foehr, which vest in equal installments over a three year period from the date of grant: 2,490 unvested RSUs granted on February 11, 2019, 4,930 unvested RSUs granted on February 13, 2020, and 6,595 unvested RSUs granted on February 3, 2021. For a description of the change in control provisions applicable to the stock awards, see “Acceleration of Equity Awards upon a Change in Control” above.

(5)

Represents the “target” number of PSUs granted to the named executive officers in 2020. The PSUs granted in 2020 were eligible to vest based on objectives related to the compound annual growth rate of Ligand’s adjusted EPS growth for the two year performance period commencing January 1, 2020 and ending December 31, 2021 and Ligand’s relative TSR for the three year performance period commencing January 1, 2020 and ending December 31, 2022, with each such objective equally weighted (and a possible performance multiplier of 200% for “maximum” performance relative to earnings per share growth objective). Threshold performance levels, below which no vesting would have been awarded, were also established for each performance objective. For a description of the change in control provisions applicable to the foregoing equity awards, see “Acceleration of Equity Awards upon a Change in Control” above.

In January 2022, the Ligand Human Capital Management and Compensation Committee certified Ligand’s achievement relative to the adjusted EPS growth objective for purposes of the 2020 PSUs and determined that a 200% of “target” payout with respect to the units eligible to vest based on the adjusted EPS growth objective was earned. The actual number of units that vested and issued in January 2022 with respect to the portion of the 2020 awards tied to adjusted EPS growth is as follows: Mr. Foehr, 7,396; and Mr. Berkman, 3,836.

The “target” number of PSUs granted to the named executive officers reflected in the column above represented the portion of the award that was eligible to vest based on Ligand’s relative TSR. In connection with the Distribution, Ligand’s Human Capital Management and Compensation Committee amended the outstanding Ligand PSUs granted prior to the Equity Cutoff Date to convert those PSUs into time-based RSUs immediately prior to the Distribution based on its assessment of Ligand’s achievement relative to the applicable performance objectives of such date. As a result of such determination, the portion of the 2020 PSUs tied to Ligand’s relative TSR were assigned a 0% achievement level and were forfeited.

(6)

Represents the “target” number of PSUs granted to the named executive officers in 2021. The PSUs granted in 2021 were eligible to vest based on objectives related to the number of partnered OmniAb antibody programs initiated for a two year performance period commencing January 1, 2021 and ending December 31, 2022 (up to a maximum of 150% of the target PSUs tied to this objective) and Ligand’s relative TSR for the three year performance period commencing January 1, 2021 and ending December 31, 2023 (up to a maximum of 200% of the target PSUs tied to this objective), with each such objective equally weighted. Threshold performance levels, below which no vesting would have been awarded, were also established for each performance objective. For a description of the change in control provisions applicable to the foregoing equity awards, see “Acceleration of Equity Awards upon a Change in Control” above. The “target” number of PSUs granted to the named executive officers reflected in the column above is 8,060 for Mr. Foehr and 4,267 for Mr. Berkman.

Ligand’s Human Capital Management and Compensation Committee amended the outstanding Ligand PSUs granted prior to the Equity Cutoff Date to convert those PSUs into time-based RSUs immediately prior to the Distribution based on its assessment of Ligand’s achievement relative to the applicable performance objectives of such date. With respect to the 2021 PSUs, the portion of the 2021 PSUs tied to Ligand’s relative TSR was determined to be 168% and the portion of the 2021 PSUs tiled to OmniAb program initiation was determined to be 150%. The 2021 PSUs, after giving effect to these achievement levels, were converted into time-based Ligand RSUs and will vest on December 31, 2022 (with respect to the portion tied to OmniAb program initiation) and December 31, 2023 (with respect to the portion formerly tied to Ligand’s relative TSR), subject to continued employment through each applicable vesting date.

(7)

The table above reflects the remaining unvested RSUs from the following grants of RSUs to Mr. Berkman, which vest in equal installments over a three year period: 1,067 unvested RSUs granted February 11, 2019, 2,556 unvested RSUs granted on February 13, 2020, and 3,491 unvested RSUs granted on February 3, 2021. For a description of the change in control provisions applicable to the stock awards, see “Acceleration of Equity Awards upon a Change in Control” above.

Director Compensation

In connection with the Business Combination, we adopted a non-employee director compensation policy. The material terms of the non-employee director compensation policy are summarized below.

Cash Compensation

Under our non-employee director compensation policy, each director will be eligible to receive an annual retainer of $50,000. No meeting fees will be paid. In addition, the chair of our Board will receive an additional annual retainer of $30,000. Non-employee directors also receive additional annual retainers for service on committees of our Board, as provided in the table below. Directors may elect to receive their retainers in cash or vested shares of our common stock, which shares will be issued under the 2022 Plan.

Non-employee members of the Board will also be reimbursed for expenses incurred in connection with such service.

Service	Annual Retainer (Chair)	Annual Retainer (Member)
Audit Committee	$20,000	$10,000
Human Capital Management and Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

Equity Compensation

Pursuant to our non-employee director compensation policy, Dr. Bertozzi and Mr. Tamaroff, who did not previously serve on the Ligand Board, will receive an initial grant of stock options and RSUs under the 2022 Plan, as described below. Our non-employee directors who previously served on the Ligand Board will not receive an initial award in connection with the Closing of the Business Combination. Following the Closing, new non-employee directors will receive initial awards effective on the date on which the individual first becomes a non-employee director. In addition, on the date of each annual meeting of our stockholders following the Closing of the Business Combination, each non-employee director will receive an annual grant of stock options and RSUs under the 2022 Plan. The equity compensation to be provided to our non-employee directors is provided in the table below.

	Target Value of RSU Award(1)	Target Value of Option Award(2)	Total Target Value of Award
Initial Grant	$145,000	$280,000	$425,000
Annual Grant	85,000	175,000	260,000

(1)

Except as described below with respect to the initial awards to Dr. Bertozzi and Mr. Tamaroff, the actual number of RSUs to be awarded is calculated by dividing (a) the target grant value of the RSU award, by (b) the average closing price per share of our common stock on the Nasdaq Stock Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 60-calendar day period prior to the date of grant.

(2)

Except as described below with respect to the initial awards to Dr. Bertozzi and Mr. Tamaroff, the actual number of options to be awarded is calculated using the Black-Scholes option pricing model (utilizing the same assumptions that we utilize in the preparation of our financial statements) and the same average closing price per share of the Company’s common stock as described in (b) above.

The exercise price of options granted to non-employee directors will be equal to the fair market value of our common stock on the Nasdaq Stock Market (or such other established stock exchange or national quotation system on which the stock is quoted) on the effective date of grant. The initial awards vest in three equal annual installments on each of the first three anniversaries following the date on which the director commences service on the Board. The annual awards vest in full on the earlier of (1) the date of the annual meeting of stockholders following the grant date, and (2) on the first anniversary of the date of grant. In addition, all awards will vest in full in the event of a change in control, as defined under the 2022 Plan. A non-employee director is able to exercise his or her stock options that were vested at the time of his or her cessation of Board service until the first to occur of (1) the third anniversary of the date of his or her cessation of Board service, or (2) the original expiration date of the term of such stock options.

At the time of the Closing of the Business Combination, we approved equity awards to Dr. Bertozzi and Mr. Tamaroff with an aggregate grant date fair value of $425,000 (comprised of a stock option having a value of $280,000 and a RSU award having a value of $145,000), in accordance with the terms of our non-employee director compensation policy. The foregoing value for the RSU award will be converted into a number of RSUs based on the average closing price per share of our common stock on the Nasdaq Stock Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the period from November 2, 2022 through and including November 30, 2022. The foregoing value for the option award will be converted into a number options based on the Black-Scholes value of a share of our common stock on the grant date (using the foregoing average closing price per share of our common stock as the stock price input for such calculation). The grant date of the RSUs will be the date on which the Company’s Form S-8 Registration Statement filed with respect to the 2022 Plan becomes effective and the grant date of the options will be December 1, 2022. The options and RSUs will vest as described above for initial awards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

APAC

Founder Shares

On February 12, 2021, the Sponsor paid an aggregate of $25,000, or approximately $0.004 per share, to cover certain APAC expenses in consideration of 5,750,000 APAC Class B Ordinary Shares. The number of APAC Class B Ordinary Shares issued was determined based on the expectation that such APAC Class B Ordinary Shares would represent 20% of the outstanding shares upon completion of the IPO. Prior to the closing of the IPO, the Sponsor transferred 35,000 APAC Class B Ordinary Shares to each of William E. Klitgaard, Lâle White and Wendel Barr, each of whom served on the APAC Board. In connection with the Domestication, all then-outstanding APAC Class B Ordinary Shares were automatically exchanged, on a one-for-one basis, into Common Stock.

Private Placement Warrants

On August 12, 2021, APAC completed the sale to the Sponsor of an aggregate of 8,233,333 Private Placement Warrants for a purchase price of $1.50 per whole warrant for an aggregate of $12,350,000. Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, except that (a) subject to certain exceptions, the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of the Business Combination, (b) the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (c) the Sponsor is entitled to registration rights in respect of the Private Placement Warrants. The Private Placement Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants described above.

Original Sponsor Insider Letter Agreements

On August 9, 2021, APAC entered into the Sponsor Insider Letter Agreements with each of the Insiders, pursuant to which, among other things, the Insiders agreed to vote any APAC securities held by them to approve a proposed business combination (including any proposals recommended by the APAC Board in connection with such business combination and not to redeem any APAC shares held by them in connection with such shareholder approval in order to induce APAC and the underwriters in the IPO to enter into an underwriting agreement and to proceed with the IPO.

Sponsor Insider Agreement

On March 23, 2022, in connection with the execution of the Merger Agreement, OmniAb, the Sponsor, APAC and the Insiders entered into the Sponsor Insider Agreement, pursuant to which, among other things, the Insiders agreed to vote any APAC securities held by them to approve the Business Combination and the other APAC shareholder matters required pursuant to the Merger Agreement, and not to seek redemption of any of their APAC securities in connection with the consummation of the Business Combination. Pursuant to the Sponsor Insider Agreement, the Sponsor also agreed to subject up to all 1,916,667 Sponsor Earnout Shares to forfeiture if an applicable Sponsor Triggering Event has not occurred with respect to such Sponsor Earnout Shares during the period from the date of the Closing to and including the fifth anniversary of the date of the Closing.

The Sponsor Insider Agreement also provides, among other things, that the holders of the Sponsor Earnout Shares may not transfer their Sponsor Earnout Shares until the date in which vesting has occurred, other than in a distribution made by the Sponsor to its members in accordance with the Cayman Governance Documents of APAC and the A&R Registration Rights Agreement.

The Sponsor Insider Agreement will terminate on the earlier of (i) termination of the Merger Agreement or (ii) the vesting in full of all Sponsor Earnout Shares.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of APAC’s officers and directors could, but were not obligated, to loan APAC funds as may be required (“Working Capital Loans”).

On February 12, 2021, APAC and the Sponsor entered into promissory notes pursuant to which the Sponsor agreed to loan up to an aggregate of $300,000 to APAC for working capital purposes (the “First Promissory Note”). The Sponsor paid certain offering costs totaling $55,725, which was included in the outstanding balance of the promissory note as of March 22, 2021. On June 23, 2021, APAC borrowed $119,275 under a Working Capital Loan.

On August 12, 2021, APAC repaid the outstanding balance under the promissory note of $175,000. On March 14, 2022, APAC entered into a promissory note with the Sponsor (the “Second Promissory Note”) pursuant to which APAC could borrow up to an aggregate of $750,000. The loan under the Second Promissory Note was non-interest bearing and payable upon the completion of the Business Combination. As of September 30, 2022, the outstanding balance on the promissory note was $750,000. The outstanding balance under the promissory note was paid in full in connection with the Closing out of the proceeds of the trust account released to APAC.

Administrative Services Agreement

From August 9, 2021 until the completion of the Business Combination, APAC was party to an administrative services agreement pursuant to which APAC paid an affiliate of the Sponsor a total of $10,000 per month for administrative, financial and support services. For the three and nine months ended September 30, 2022, APAC incurred $30,000 and $90,000 of administrative expenses respectively, and accrued $86,129 of administrative expenses as of September 30, 2022. For the period from February 5, 2021 (inception) through December 31, 2021, APAC incurred $46,129 of administrative services under this arrangement.

Registration Rights and Board Designation Rights

In connection with the closing of the Merger, the Company, the Sponsor and the other parties thereto entered into the A&R Registration Rights Agreement, which amended and restated APAC’s original registration rights agreement in its entirety. The holders of Common Stock and the Private Placement Warrants are entitled to shelf registration rights pursuant to the A&R Registration Rights Agreement requiring the Company to use commercially reasonable efforts to, within thirty (30) days after the Closing, file a registration statement on Form S-1 to permit the public resale of all of the Registrable Securities (as defined in the A&R Registration Rights Agreement) held by the holders from time to time as permitted by Rule 415 under the Securities Act. In addition, the holders have certain customary “piggy back” registration rights with respect to registration statements filed subsequent to the completion of a business combination.

In addition, the A&R Registration Rights Agreement provides that the Sponsor has the right to designate one (1) individual to our Board, and that such right will terminate upon the later of (i) such time as the Sponsor ceases to beneficially own at least ten percent (10%) of our outstanding voting stock and (ii) subject to compliance with the rules of Nasdaq, the third anniversary of the date of the Merger Agreement, or March 23, 2025. Moreover, any individual nominated by the Sponsor requires the consent of our Board, subject to certain exceptions. Mr. Tamaroff was designated as a member of our Board by the Sponsor pursuant to A&R Registration Rights Agreement

For additional information regarding the A&R Registration Rights Agreement, see “Description of our Securities—Registration Rights.”

In connection with the entry into the A&R Registration Rights Agreement, the Original Registration Rights Agreement was terminated as of the Effective Time, and replaced with the A&R Registration Rights Agreement.

Forward Purchase Agreement

On August 9, 2021, APAC entered into the Forward Purchase Agreement with Sponsor. Pursuant to the Forward Purchase Agreement, the Sponsor agreed to purchase 10,000,000 APAC Class A Ordinary Shares, plus an aggregate of 3,333,333 redeemable warrants to purchase one APAC Class A Ordinary Share at $11.50 per share, for an aggregate purchase price of $100,000,000, or $10.00 per APAC Class A Ordinary Shares, in a private placement to occur concurrently with the closing of APAC’s initial business combination. On March 23, 2022, the Forward Purchase Agreement was amended and restated in its entirety by the A&R FPA in connection with the pending Business Combination, and entered into by APAC, Sponsor and OmniAb. Pursuant to the A&R FPA, APAC agreed to issue and sell to the Sponsor 1,500,000 shares of Common Stock and warrants to acquire 1,666,667 shares of Common Stock for an aggregate purchase price of $15,000,000, with such purchases consummated immediately following the Domestication and prior to the Merger. In addition to the Forward Purchase, the Sponsor purchase an additional 8,672,934 shares of Common Stock and an additional 1,445,489 Private Placement Warrants, for an aggregate additional purchase price of $86,729,340, in order to backstop shareholder redemptions which would have otherwise resulted cash proceeds available to the combined company following the Business Combination from APAC’s trust account to be less than $100,000,000 as of immediately prior to the Closing.

OmniAb

Agreements with Ligand

In connection with the Separation, OmniAb entered into various agreements to effect the Separation and provide a framework for OmniAb’s relationship with Ligand after the Separation, including the Separation Agreement, two Transition Services Agreements, an Employee Matters Agreement and a Tax Matters Agreement. These agreements provide for the allocation between OmniAb and Ligand of Ligand’s assets, employees, liabilities and obligations (including its property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after OmniAb’s separation from Ligand and govern certain relationships between OmniAb and Ligand after the Separation.

The following summaries of each of the agreements listed above are qualified in their entireties by reference to the full text of the applicable agreements which are filed as exhibits to the registration statement of which this prospectus forms a part.

Separation Agreement

On March 23, 2022, in connection with the execution of the Merger Agreement, Ligand, Legacy OmniAb and APAC entered into the Separation Agreement which sets forth the principal actions taken in connection with the Separation. The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Ligand and Legacy OmniAb as part of the internal reorganization described therein and requires the Ligand Contribution to be made to Legacy OmniAb. The Separation Agreement also sets forth other agreements that govern certain aspects of the Company’s and Legacy OmniAb’s relationship with Ligand following the Separation, Distribution and Merger. On the Closing Date, pursuant to the Separation Agreement, Legacy OmniAb issued additional shares of Common Stock to Ligand. Ligand then distributed on a pro rata basis all of the outstanding shares of Common Stock to the holders of Ligand Common Stock as of the record date set for the Distribution by delivering to the distribution agent a book-entry authorization representing the shares of Common Stock being distributed for the account of Ligand’s stockholders. The distribution agent held such book-entry shares for the account of Legacy OmniAb’s stockholders (as of immediately after consummation of the Distribution) pending the Merger.

Transition Services Agreements

In connection with the Separation, Legacy OmniAb and Ligand entered into two Transition Services Agreements pursuant to which Ligand and its affiliates and Legacy OmniAb and its affiliates will provide to each other various non-scientific and non-technical services set forth in the applicable Transition Services Agreement, which services are of the type that Legacy OmniAb and Ligand provided to, and received from, each other prior to the Separation. Ligand will provide services relating to information technology, facilities, accounting and finance, business development, investor relations, human resources, and other corporate and administrative functions, and Legacy OmniAb will provide services relating to corporate functions, legal administration, and other administrative functions. The fees for each of the transition services are set forth in the applicable Transition Services Agreement as a flat monthly fee, and the receiving party will reimburse the providing party for all reasonable out-of-pocket costs and expenses that the providing party incurs in connection with providing the transition services.

Each of the Transition Services Agreements will terminate on the expiration of the term of the last service provided under it, unless earlier terminated by the receiving party with prior written notice, by either party in the event of an uncured material breach by the other party or its applicable affiliates, upon bankruptcy or insolvency of the other party, or by mutual agreement of the parties. The transition services are generally expected to last up to one year and the receiving party for a particular service may terminate such service prior to the scheduled expiration date with prior written notice.

Tax Matters Agreement

Prior to the Distribution, the Company, Legacy OmniAb, and Ligand entered into the Tax Matters Agreement that governs each party’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and certain other matters regarding taxes.

In general, we will be liable for all U.S. federal, state, local and foreign taxes (and any related interest, penalties or audit adjustments) that are (i) imposed with respect to tax returns that include both Legacy OmniAb and Ligand, to the extent such taxes are attributable to Legacy OmniAb or the OmniAb Business (as defined in the Tax Matters Agreement), or (ii) imposed with respect to tax returns that include the Company or Legacy OmniAb but not Ligand, in each case, for tax periods (or portions thereof) beginning after the Distribution.

Notwithstanding the foregoing, we may be liable for certain taxes resulting from the restructuring transactions undertaken to effectuate the Distribution.

The Distribution, together with certain related transactions, is intended to qualify as a reorganization under Sections 355 and 368(a)(1)(D) of the Code. Pursuant to the Tax Matters Agreement, taxes incurred by Ligand, the Company or Legacy OmniAb relating to or arising out of the failure of the intended tax treatment will generally be shared equally by Ligand, on the one hand, and us, on the other hand. If, however, such failure is attributable to certain acts or omissions by the Company or Legacy OmniAb, inaccuracies, misrepresentations or misstatements relating to the Company or Legacy OmniAb or certain events involving our stock or the assets of the OmniAb Business, we will generally bear all such taxes. Under certain circumstances, including if the failure is attributable to Ligand or an event involving Ligand’s stock or assets, Ligand will bear all such taxes.

The Tax Matters Agreement requires us to comply with the representations made in the materials submitted to legal counsel in connection with the Distribution Tax Opinion that Ligand received regarding the intended tax treatment of the Distribution and certain related transactions. The Tax Matters Agreement also restricts our ability to take or fail to take any action if such action or failure to act could reasonably be expected to adversely affect the intended tax treatment. In particular, in the two years following the Distribution, we will be subject to certain restrictions, generally including being prevented from (i) entering into any transaction which could, when combined with other transactions (including the Merger), result in a 45% or greater change in ownership of shares of our Common Stock, Ligand Common Stock or the stock of a successor of any of the foregoing occurring as part of a plan or series of related transactions that includes the Distribution, (ii) ceasing the active conduct of certain of our businesses, (iii) voluntarily dissolving or liquidating the Company or Legacy OmniAb and (iv) causing, permitting, or agreeing to the sale, transfer, or disposal of our assets that, in the aggregate, constitute more than 30% of our consolidated gross assets, in each case, unless we obtain a private letter ruling from the IRS, an unqualified opinion of a nationally recognized tax advisor that such action will not cause a failure of the intended tax treatment, or Ligand consents to the undertaking of such action.

Notwithstanding receipt of such ruling, opinion or consent, in the event that such action causes a failure of the intended tax treatment, we could be responsible for all taxes arising therefrom.

Our obligations under the Tax Matters Agreement are not limited in amount or subject to any cap.

Employee Matters Agreement

On March 23, 2022, in connection with the execution of the Merger Agreement, APAC, Ligand, Legacy OmniAb and Merger Sub entered into the Employee Matters Agreement, which sets forth the terms and conditions of certain employee-related matters in connection with the transaction, including allocation of benefit plan assets and liabilities between Ligand and Legacy OmniAb, treatment of incentive equity awards in the Distribution and the Business Combination and related covenants and commitments of the parties. On August 18, 2022, the parties entered into the A&R Employee Matters Agreement in order to update the treatment of certain incentive equity awards in the Distribution and the Business Combination.

The A&R Employee Matters Agreement provides for the treatment of outstanding Ligand equity awards held by our employees upon completion of the Distribution and the treatment of outstanding OmniAb Equity Awards in connection with the Business Combination, each as described in further detail in the section entitled “Executive and Director Compensation—Narrative to Summary Compensation Table—Treatement of Outstanding Equity Awards at the Time of the Distribution,” and also provides for certain other incentive arrangements.

The A&R Employee Matters Agreement provides that, following the Distribution and Business Combination, our employees generally will continue to participate in benefit plans sponsored or maintained by Ligand until the earlier to occur of (i) January 1, 2023 or (ii) such earlier date as may be agreed among the parties. Following the respective plan transition date, our employees will commence participation in our respective benefit plans, which are expected to be generally similar to the existing Ligand benefit plans. Additionally, the A&R Employee Matters Agreement provided that APAC shall approve and adopt the 2022 Plan and the ESPP, effective as of the Closing of the Business Combination.

The A&R Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment and transfer of employees, the assumption and retention of liabilities and related assets, workers’ compensation, payroll taxes, regulatory filings, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.

The A&R Employee Matters Agreement may be amended or modified only by a written agreement among the parties and will terminate automatically upon the termination of the Merger Agreement.

Policies and Procedures for Related Person Transactions

Our Board adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which our company was or is to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occured prior to the adoption of this policy.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock following the consummation of the Business Combination by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Common Stock;

•	each of our current named executive officers and directors; and

•	all current executive officers and directors as a group.

The beneficial ownership of Common Stock is based on 114,820,859 shares of Common Stock outstanding as of November 1, 2022, which includes 2,137,035 outstanding Earnout Shares.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The table below includes the beneficial ownership of the Earnout Shares but does not reflect the beneficial ownership of shares of Common Stock issuable upon the exercise of Public Warrants. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, no shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Avista Acquisition LP II(2)	27,163,423	21.6%
Thompson Dean(2)	27,163,423	21.6%
David Burgstahler(2)	27,163,423	21.6%
BlackRock, Inc.(3)	13,439,951	11.7%
The Vanguard Group(4)	8,412,122	7.3%
Janus Henderson Group plc(5)	7,061,418	6.2%
William Blair Investment Management, LLC(6)	6,861,769	6.0%
Directors and Executive Officers
Matthew W. Foehr(7)	2,276,259	2.0%
Charles S. Berkman(8)	550,054	*
Kurt A. Gustafson(9)	148,437	*
John L. Higgins(10)	4,139,392	3.5%
Carolyn R. Bertozzi, Ph.D.	—	—
Sarah Boyce(11)	75,859	*
Jennifer Cochran, Ph.D.(12)	19,114	*
Sunil Patel(13)	262,785	*
Joshua Tamaroff(14)	—	—
All directors and executive officers as a group (9 individuals)	7,471,899	6.4%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 5980 Horton Street, Suite 600, Emeryville, CA 94608.
(2)

Represents shares of Common Stock benefically owned by the Sponsor, Mr. Dean and Mr. Burgstahler (the “Reporting Persons”) at November 1, 2022, as indicated in the Reporting Persons’ Schedule 13D filed with the SEC on November 14, 2022. Consists of (i) 15,817,934 shares of Common Stock, (ii) 8,233,333 shares of Common Stock issuable to Sponsor pursuant to the APAC Private Placement Warrants exercisable within 60 days of November 1, 2022, (iii) 1,666,667 shares of Common Stock issuable to Sponsor pursuant to the OmniAb Warrants issued in the Forward Purchase exercisable within 60 days of November 1, 2022, and (iv) 1,445,489 shares of Common Stock issuable to Sponsor pursuant to the OmniAb Warrants issued in the Redemption Backstop exercisable within 60 days of November 1, 2022. The shares reported above are held in the name of the Sponsor. Mr. Dean and Mr. Burgstahler may be deemed to beneficially own shares held by the Sponsor by virtue of their shared control over Avista Acquisition GP LLC II, which is the general partner of the Sponsor. Each of Messrs. Dean and Burgstahler disclaims beneficial ownership of the shares held by the Sponsor. The business address of the Reporting Persons is 65 East 55th Street 18th Floor, New York, NY 10022.

(3)

Represents shares of Common Stock owned by funds affiliated with BlackRock, Inc. at December 31, 2021, as indicated in the entity’s Schedule 13G/A filed with the SEC on January 27, 2022. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

Represents shares of Common Stock beneficially owned by The Vanguard Group at December 31, 2021 as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2022. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Represents shares of Common Stock owned by funds affiliated with Janus Henderson Group plc. at December 31, 2021, as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2022. The business address for Janus Henderson Group plc. is 201 Bishopsgate EC2M 3AE, United Kingdom.

(6)

Represents shares of Common Stock beneficially owned by William Blair Investment Management, LLC at December 31, 2021 as indicated in the entity’s Schedule 13G/A filed with the SEC on February 10, 2022. The business address for William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, Illinois 60606.

(7)

Consists of (i) 1,129,274 shares of Common Stock, (ii) 29,620 shares of Common Stock issuable to Mr. Foehr upon settlement of outstanding restricted stock units vesting within 60 days of November 1, 2022 and (iii) 1,117,365 shares of Common Stock Mr. Foehr has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(8)

Consists of (i) 255,947 shares of Common Stock, (ii) 15,685 shares of Common Stock issuable to Mr. Berkman upon settlement of outstanding restricted stock units vesting within 60 days of November 1, 2022 and (iii) 278,422 shares of Common Stock Mr. Berkman has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(9)

Consists of (i) 90,310 shares of Common Stock and (ii) 58,127 shares of Common Stock Mr. Gustafson has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(10)

Consists of (i) 1,993,137 shares of Common Stock, (ii) 56,630 shares of Common Stock issuable to Mr. Higgins upon settlement of outstanding restricted stock units vesting within 60 days of November 1, 2022 and (iii) 278,422 shares of Common Stock Mr. Higgins has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(11)	Consists of (i) 28,684 shares of Common Stock and (ii) 47,175 shares of Common Stock issuable to Ms. Boyce within 60 days of November 1, 2022.
(12)

Consists of (i) 12,681 shares of Common Stock and (ii) 6,433 shares of Common Stock Dr. Cochran has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(13)

Consists of (i) 163,759 shares of Common Stock and (ii) 99,026 shares of Common Stock Mr. Patel has the right to acquire pursuant to outstanding options that are exercisable within 60 days of November 1, 2022.

(14)	Although Mr. Tamaroff does not beneficially own any shares of Common Stock, he may have an indirect economic interest in OmniAb through entities that have an interest in Avista Acquisition LP II.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. The table also includes shares of Common Stock issuable to certain “affiliates” of our company (as defined in Rule 405 under the Securities Act) upon the exercise of options to purchase Common Stock, or vesting of RSUs and PSUs, held by such affiliates irrespective of whether such securities are exercisable or will vest within 60 days of the date of this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Percentage ownership is based on 114,820,859 shares of Common Stock, which includes 2,137,035 Earnout Shares, and 19,012,156 Warrants outstanding as of November 1, 2022.

Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

Names and Addresses(1)	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Avista Acquisition LP II(2)	27,163,423	11,345,489	27,163,423	11,345,489	—	—	—	—
Matthew W. Foehr(3)	2,742,487	—	2,742,487	—	—	—	—	—
Charles S. Berkman(4)	819,155	—	819,155	—	—	—	—	—
Kurt A. Gustafson(5)	526,260	—	526,260	—	—	—	—	—
John L. Higgins(6)	4,580,126	—	4,580,126	—	—	—	—	—
Carolyn R. Bertozzi, Ph.D.	—	—	—	—	—	—	—	—
Sarah Boyce(7)	122,452	—	122,452	—	—	—	—	—
Jennifer Cochran, Ph.D.(8)	82,364	—	82,364	—	—	—	—	—
Sunil Patel(9)	309,378	—	309,378	—	—	—	—	—
Joshua Tamaroff(10)	—	—	—	—	—	—	—	—

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 5980 Horton Street, Suite 600, Emeryville, CA 94608.
(2)

Consists of (i) 27,163,423 shares of Common Stock (consisting of 15,817,934 shares of Common Stock directly held by Avista Acquisition LP II and 11,345,489 shares of Common Stock issuable upon the exercise of 11,345,489 Private Placement Warrants held directly by Avista Acquisition LP II) and (ii) 11,345,489 APAC Private Placement Warrants. The shares and Private Placement Warrants reported above are held in the name of the Sponsor. Mr. Dean and Mr. Burgstahler may be deemed to beneficially own shares held by our sponsor by virtue of their shared control over Avista Acquisition GP LLC II, which is the general partner of the Sponsor. Each of Messrs. Dean and Burgstahler disclaims beneficial ownership of our ordinary shares held by the Sponsor. The business address of the Sponsor, Mr. Dean and Mr. Burgstahler is 65 East 55th Street 18th Floor, New York, NY 10022.

(3)

Consists of (i) 1,129,274 shares of Common Stock, including 264,760 Earnout Shares, (ii) 224,754 shares of Common Stock issuable to Mr. Foehr upon vesting of RSUs and PSUs and (iii) 1,388,459 shares of Common Stock issuable to Mr. Foehr upon the exercise of options.

(4)

Consists of (i) 255,947 shares of Common stock, including 96,038 Earnout Shares, (ii) 126,402 shares of Common Stock issuable to Mr. Berkman upon vesting of RSUs and PSUs and (iii) 436,806 issuable to Mr. Berkman upon the exercise of options.

(5)

Consists of (i) 96,310 shares of Common stock, including 72,872 Earnout Shares, (ii) 87,190 shares of Common Stock issuable to Mr. Gustafson upon vesting of RSUs and PSUs and (iii) 348,760 issuable to Mr. Gustafson upon the exercise of options.

(6)

Consists of (i) 2,239,785 shares of Common Stock, including 362,232 Earnout Shares, (ii) 183,384 shares of Common Stock issuable to Mr. Higgins upon vesting of RSUs and (iii) 2,156,957 shares of Common Stock issuable to Mr. Higgins upon the exercise of options.

(7)

Consists of (i) 28,684 shares of Common Stock, including 14,512 Earnout Shares, (ii) 8,753 shares of Common Stock issuable to Ms. Boyce upon vesting of RSUs and (iii) 85,015 shares of Common Stock issuable to Ms. Boyce upon the exercise of options.

(8)

Consists of (i) 12,681 shares of Common Stock, including 10,784 Earnout Shares, (ii) 12,545 shares of Common Stock issuable to Dr. Cochran upon vesting of RSUs and (iii) 57,138 shares of Common Stock issuable to Dr. Cochran upon the exercise of options.

(9)

Consists of (i) 163,759 shares of Common Stock, including 22,538 Earnout Shares, (ii) 8,753 shares of Common Stock issuable to Mr. Patel upon vesting of RSUs, and (iii) 136,866 shares of Common Stock issuable to Mr. Patel upon the exercise of options.

(10)	Although Mr. Tamaroff does not beneficially own any shares of Common Stock, he may have an indirect economic interest in OmniAb through entities that have an interest in Avista Acquisition LP II.

DESCRIPTION OF OUR SECURITIES

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL, as well as the terms of the Warrants. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, our bylaws and the Warrant Agreement, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Authorized and Outstanding Capital Stock

The total number of shares of our authorized capital stock is 1,100,000,000. The total amount of our authorized capital stock consists of 1,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock. As of the date of this prospectus, no shares of preferred stock are issued or outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared by the Board out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred stock

Under the terms of our certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in our control and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of our Common Stock. We have no current plans to issue any shares of preferred stock.

Registration rights

Pursuant to the A&R Registration Rights Agreement, we are required to use commercially reasonable efforts to, within thirty (30) days after the Closing, file a registration statement on Form S-1 to permit the public resale of all of the Registrable Securities (as defined in the A&R Registration Rights Agreement) held by the holders from time to time as permitted by Rule 415 under the Securities Act, and to provide certain equityholders of Legacy OmniAb as of immediately prior to the Closing of the Business Combination with customary registration rights. In addition, the holders have certain customary “piggy back” registration rights with respect to registration statements.

Transfer restrictions

Transfer Restrictions Applicable to the Sponsor and the Directors and Officers of the Combined Company

The A&R Registration Rights Agreement provides for certain restrictions on transfer with respect to our securities, including Founder Shares, Private Placement Warrants, Backstop Warrants, Forward Purchase Warrants, and securities held by directors and officers of APAC prior to the Business Combination and certain directors and officers of OmniAb and Ligand. Such restrictions will begin upon Closing and end (i) with respect to the Founder Shares, at the earliest of (A) one year after the closing date and (B) the first date on which (x) the last reported sale price of a share of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing date or (y) APAC completing a liquidation, merger, share exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ii) with respect to the Private Placement Warrants, Backstop Warrants and Forward Purchase Warrants that are held by the initial purchasers of such warrants (or permitted transferees under the A&R Registration Rights Agreement), and any of the shares of Common Stock issued or issuable upon the exercise or conversion of such warrants and that are held by the initial purchasers of the applicable warrants being converted (or permitted transferees under the A&R Registration Rights Agreement), the period ending 30 days after the closing; and (iii) mean with respect to the shares of Common Stock issued to the New Holders (as defined in the A&R Registration Rights Agreement), each of whom are the directors and officers of Ligand and/or OmniAb, in connection with the consummation of the Merger and held by the New Holders (or their permitted transferees under the A&R Registration Rights Agreement), the period ending on the earliest of (A) three months after the closing and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Earnout Shares

Pursuant to the Merger Agreement and our bylaws, OmniAb Earnout Shares and Sponsor Earnout Shares may not be transferred until the applicable OmniAb Triggering Event or a Sponsor Triggering Event has occurred. OmniAb Earnout Shares and Sponsor Earnout Shares are issued and outstanding will be automatically forfeited for no consideration if an applicable OmniAb Triggering Event or Sponsor Triggering Event has not occurred with respect to such OmniAb Earnout Shares or Sponsor Triggering during the period from the date of the Closing to and including the fifth anniversary of the date of the Closing.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein, at any time after December 1, 2022 (which is 30 days after the completion of the Business Combination), except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. Consequently, only a whole Public Warrant may be exercised at a given time by a warrant holder. The Public Warrants will expire on November 1, 2027 (which is five years after the completion of the Business Combination), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless the Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants has not been declared effective within 60 business days after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We have agreed that as soon as practicable, we will use our commercially reasonable efforts to file with the SEC a registration statement (which may be a post-effective amendment to the registration statement of which this prospectus is a part or any other applicable registration statement) for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants, and we will use our commercially reasonable efforts to cause the same to become effective, and to maintain the effectiveness of such registration statement and a current prospectus relating to such shares until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if shares of Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants

Once the Public Warrants become exercisable, we may redeem such outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of shares of Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of such warrant as described under the heading “—Warrants—Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of such warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of such warrant as described under the heading “—Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

No fractional shares of Common Stock will be issued upon warrant exercise. If, upon warrant exercise, a warrant holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than shares of Common Stock pursuant to the Warrant Agreement, such warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than shares of Common Stock, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of such warrants.

A warrant holder may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a sub-division of shares of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value”

means the volume weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of such warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of such warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the descriptions of the terms of such warrants and the Warrant Agreement set forth in this prospectus, or defective provision or (ii) making any amendments that are necessary in the good faith determination of our board of directors to allow for such warrants to continue to be classified as equity in our financial statements; provided that no such amendment shall increase the warrant exercise price, shorten the warrant exercise period or, in the aggregate, materially affect the legal rights of registered holders of the then-outstanding Public Warrants under the Warrant Agreement, (iii) removing or reducing our ability to redeem the Warrants or (iv) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the warrant holders, provided that in the case of this clause (iv) the approval by the registered holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the legal rights of such holders under the Warrant Agreement. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a warrant holder if the holders of at least 50% of the then-outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants; provided that the Warrant Agreement may be amended with the vote or written consent of holders of at least 50% of the then outstanding Private Placement Warrants without the consent of any other holder to provide that the Private Placement Warrants (a) will remain Private Placement Warrants, as applicable, when transferred to any party, including parties that are not permitted transferees, or (b) have the same terms as the Public Warrants, subject to any applicable contractual restrictions or securities law restrictions. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the Warrants.

The warrant holders do not have the rights or privileges of holders of shares of Common Stock or any voting rights until they exercise the Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us rising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act, but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, except that (a) subject to certain exceptions, the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of the Business Combination, (b) the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (c) the Sponsor is entitled to registration rights in respect of the Private Placement Warrants. The Private Placement Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants described above.

Anti-takeover effects of Delaware law and our certificate of incorporation and bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of OmniAb to first negotiate with OmniAb’s board of directors. OmniAb believes that the benefits of the increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure OmniAb outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated preferred stock

The ability of our Board, without action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by the board of directors could impede the success of any attempt to change our control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in our control or management.

Stockholder meetings

Our certificate of incorporation provides that a special meeting of stockholders may be called only by our Board or chair of the board of directors, chief executive officer or president.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to Shareholder Proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of stockholder action by written consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of stockholders.

Staggered board of directors

Our certificate of incororation provides that our Board is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of OmniAb, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of directors

Our certificate of incororation provides that no member of our Board may be removed from office except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders not entitled to cumulative voting

Our certificate of incororation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock who are entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware anti-takeover statute

OmniAb is subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on OmniAb’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws (as each may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. The provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. In addition, the certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, we note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in any security of OmniAb will be deemed to have notice of and to have consented to these choice of forum provisions.

Amendment of charter provisions

The provisions of Delaware law, our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the issuance of preferred stock, the number, term, classification, removal and filling of vacancies with respect to the board of directors, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, stockholder action by written consent, forum selection, the ability to amend the bylaws, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions.

Amendment of bylaws

Our certificate of incorporation and bylaws provide that our bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class. Additionally, the certificate of incorporation provides that our bylaws may be adopted, amended, altered or repealed by our Board.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Common Stock and the warrant agent for the Warrants is Computershare Trust Company, N.A. (“Computershare”). Computershare’s address is 150 Royall Street, Canton, Massachusetts 02021.

The Nasdaq Stock Market Listing

Our common stock listed on the Nasdaq Global Market under the symbol “OABI,” and our Warrants are listed on the Nasdaq Capital Market under the symbol “OABIW.”

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see “Executive and Director Compensation — Limitations of Liability and Indemnification Matters.”

PLAN OF DISTRIBUTION

We are registering (i) the resale of 3,920,440 shares of Common Stock issued in connection with the Business Combination, including 843,736 Earnout Shares that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Merger Agreement, by certain of the Selling Securityholders; (ii) the resale of 15,817,934 shares of Common Stock issued to the Sponsor in private placements in connection with the IPO, the Redemption Backstop and the Forward Purchase, including 1,293,299 Sponsor Earnout Shares; (iii) the resale of 11,345,489 shares of Common Stock issuable upon the exercise of up to 11,345,489 Private Placement Warrants; (iv) the issuance by us and resale of 5,261,782 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and the vesting of RSUs and PSUs; and (v) the issuance by us of up to 19,012,156 shares of Common Stock upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market, in private transactions or otherwise, at prices and under terms then prevailing, at fixed prices, at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers, including the resale by any such broker-dealers for its own account;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in short sales;

•	in privately negotiated transactions;

•	in the writing or settlement of options or other hedging transactions;

•	through the distribution of the securities by any Selling SecurityHolder to its partners, members or stockholders;

•	through an exchange distribution in accordance with the rules of the applicable exchange

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

The Selling Securityholders may use this prospectus in connection with the resales of our Common Stock or the Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders. The terms of our Common Stock or Warrants, as applicable, and any material relationships between us and the Selling Securityholders. In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Computershare, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the warrant exercise, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Under the A&R Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to pay all expenses in connection with this offering and maintaining the effectiveness of the registration statement for as long as we are required to do so pursuant to the A&R Registration Rights Agreement, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering, except for the fees of one counsel in an underwritten offering.

LEGAL MATTERS

The validity of the shares of Common Stock and the Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

The financial statements of Avista Public Acquisition Corp. II as of December 31, 2021, and for the period from February 5, 2021 (inception) through December 31, 2021, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of OmniAb, Inc. at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in this prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and the Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and the Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.omniab.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
OMNIAB, INC.

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets as of December 31, 2021 and 2020	F-3
Combined Statements of Operations for the Years Ended December 2021, 2020 and 2019	F-4
Combined Statements of Changes in Parent Company Net Investment for the Years Ended December 31, 2021, 2020 and 2019	F-5
Combined Statements of Cash Flows for the Years Ended December 31, 2021, 2020 and 2019	F-6
Notes to Combined Financial Statements	F-7

Unaudited Condensed Combined Financial Statements

Condensed Combined Balance Sheets as of September 30, 2022 (Unaudited) and December 31, 2021 (Audited)	F-30
Unaudited Condensed Combined Statements of Operations for the Three and Nine Months ended September 30, 2022 and September 30, 2021	F-31
Unaudited Condensed Combined Statements of Changes in Parent Company Net Investment for the Three and Nine Months ended September 30, 2022 and September 30, 2021	F-32
Unaudited Condensed Combined Statements of Cash Flows for the Three and Nine Months ended September 30, 2022 and September 30, 2021	F-33
Notes to Unaudited Condensed Combined Financial Statements	F-34

AVISTA PUBLIC ACQUISITION CORP. II

Audited Financial Statements

References to the ‘‘Company’’ in the Avista Public Acquisition Corp. II financial statements are to Avista Public Acquisition Corp. II.
Report of Independent Registered Public Accounting Firm	F-45
Balance Sheet as of December 31, 2021	F-46
Statement of Operations for the period from February 5, 2021 (Inception) through December 31, 2021	F-47
Statement of Changes in Shareholders’ Deficit for the period from February 5, 2021 (Inception) through December 31, 2021	F-48
Statement of Cash Flows for the period from February 5, 2021 (Inception) through December 31, 2021	F-49
Notes to Financial Statements	F-50

Unaudited Condensed Consolidated Financial Statements

References to the ‘‘Company’’ in the Avista Public Acquisition Corp. II financial statements are to Avista Public Acquisition Corp. II.
Condensed Consolidated Balance Sheets as of September 30, 2022 (Unaudited) and December 31, 2021 (Audited)	F-67
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2022, for the Three Months ended September 30, 2021, and for the period from February 5, 2021 (inception) Through September 30, 2021
F-68
Condensed Consolidated Statement of Changes in Shareholders’ Equity (Deficit) for the Three and Nine Months ended September 30, 2022, for the Three Months ended September 30, 2021, and for the period from February 5, 2021 (inception) September June 30, 2021
F-69
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2022 and for the period from February 5, 2021 (inception) Through September 30, 2021	F-70
Notes to Unaudited Condensed Consolidated Financial Statements	F-71

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Management of Ligand Pharmaceuticals Incorporated
Opinion on the Financial Statements
We have audited the accompanying combined balance sheets of OmniAb, Inc., Crystal Bioscience, Inc., xCella Biosciences, Inc., Taurus Biosciences LLC, Icagen, Inc. and Ab Initio Biotherapeutics, Inc., (each of which is a subsidiary of Ligand Pharmaceuticals Incorporated, collectively “OmniAb, A Business of Ligand Pharmaceuticals Incorporated,” or the “Company”) as of December 31, 2021 and 2020, the related combined statements of operations, changes in parent company net investment, and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 2021 in conformity with U.S. generally accepted accounting principles.
Restatement of the Financial Statements
As discussed in Note 2 to the combined financial statements, the December 31, 2020 and December 31, 2019 combined financial statements have been restated to correct misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2021.
San Diego, California
April 27, 2022

OmniAb, Inc.
(A Business of Ligand Pharmaceuticals Incorporated)
COMBINED BALANCE SHEETS
(in thousands)

	December 31,
	2021	2020
		As Restated
ASSETS
Current assets:
Accounts receivable, net	$21,136	$15,875
Other current assets	1,406	774

Total current assets	22,542	16,649
Intangible assets, net	176,321	186,644
Goodwill	83,979	83,979
Property and equipment, net	6,795	3,480
Operating lease assets	13,332	2,499
Other assets	1,496	2,129

Total assets	$304,465	$295,380

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current liabilities:
Accounts payable	$2,924	$469
Accrued liabilities	3,746	3,956
Current portion of contingent liabilities	2,538	2,115
Current portion of deferred revenue	10,790	7,157
Current portion of operating lease liabilities	578	579
Current portion of finance lease liabilities	1	1

Total current liabilities	20,577	14,277
Long-term contingent liabilities	4,826	5,089
Deferred income taxes, net	21,962	28,925
Long-term operating lease liabilities	13,272	2,012
Long-term portion of deferred revenue	9,226	8,232
Other long-term liabilities	295	1,308

Total liabilities	70,158	59,843

Commitments and contingencies (Note 10)
Parent company net investment:
Parent company net investment	234,307	235,537

Total liabilities and parent company net investment	$304,465	$295,380

See accompanying notes to these combined financial statements.

F-
3

OmniAb, Inc.
(A Business of Ligand Pharmaceuticals Incorporated)
COMBINED STATEMENTS OF OPERATIONS
(in thousands)

	Year Ended December 31,
	2021	2020	2019
		As Restated	As Restated
Revenues:
License and milestone revenue	$14,664	$11,385	$12,750
Service revenue	20,084	11,883	5,568

Total revenue	34,748	23,268	18,318

Operating expenses:
Research and development	39,232	24,796	13,208
General and administrative	16,947	10,225	8,651
Amortization of intangibles	12,968	11,800	10,304
Other operating expense (income), net	1,210	2,070	(818)

Total operating expenses	70,357	48,891	31,345

Loss from operations	(35,609)	(25,623)	(13,027)

Other income (expense):
Interest expense	(7)	(5)	—
Other income, net	1,266	1,900	—

Total other income	1,259	1,895	—

Loss before income tax	(34,350)	(23,728)	(13,027)
Income tax benefit (expense)	7,308	6,171	(562)

Net loss	$(27,042)	$(17,557)	$(13,589)

See accompanying notes to these combined financial statements.

F-
4

OmniAb, Inc.
(A Business of Ligand Pharmaceuticals Incorporated)
COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY NET INVESTMENT
(in thousands)

Parent company net investment
Opening balance at January 1, 2019	$204,882
Net loss (as restated)	(13,589)
Parent allocation of share-based compensation	6,660
Net transfers from parent company (as restated)	20,290

Balance at December 31, 2019 (as restated)	218,243
Net loss (as restated)	(17,557)
Parent allocation of share-based compensation	9,165
Net transfers from parent company (as restated)	25,686

Balance at December 31, 2020 (as restated)	235,537
Net loss	(27,042)
Parent allocation of share-based compensation	15,065
Net transfers from parent company	10,747

Balance at December 31, 2021	$234,307

See accompanying notes to these combined financial statements.

OmniAb, Inc.
(A Business of Ligand Pharmaceuticals Incorporated)
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020	2019
		As Restated	As Restated
Operating activities
Net loss	$(27,042)	$(17,557)	$(13,589)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in estimated fair value of contingent liabilities	1,210	2,070	(818)
Depreciation and amortization	16,252	13,137	10,917
Share-based compensation	15,065	9,165	6,660
Deferred income taxes, net	(7,325)	(6,185)	557
Gain from short-term investments	(1,265)	—	—
Gain from sale of intellectual property license	—	(1,900)	—
Other	64	161	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	6,019	339	(4,290)
Other current assets	(632)	(497)	(14)
Other long-term assets	(938)	1,621	(20)
Accounts payable and accrued liabilities	1,513	2,759	(570)
Deferred revenue	(6,717)	1,328	(1,875)
Other long-term liabilities	(1,876)	(822)	(2,153)

Net cash provided by (used in) operating activities	(5,672)	3,619	(5,195)

Investing activities
Proceeds from sale of short-term investments	1,265	—	—
Cash paid for acquisitions, net of cash and restricted cash acquired	—	(27,127)	(11,840)
Purchases of property and equipment	(4,070)	(1,753)	(255)
Proceeds from sale of intellectual property license	—	1,900	—
Payments to CVR holders	(720)	—	—
Other	(500)	—	—

Net cash used in investing activities	(4,025)	(26,980)	(12,095)

Financing activities
Payment to CVR holders	(1,050)	(2,325)	(3,000)
Net transfer from parent	10,747	25,686	20,290

Net cash provided by financing activities	9,697	23,361	17,290

Net increase in cash, cash equivalents, and restricted cash	—	—	—
Cash, cash equivalents and restricted cash at beginning of year	—	—	—
Cash, cash equivalents and restricted cash at end of year	$—	$—	$—

Supplemental disclosure of cash flow information:
Deferred revenue recorded in accounts receivable	$11,344	$8,451	$1,425
Purchase of fixed assets recorded in accounts payable	$1,231	$—	$471

See accompanying notes to these combined financial statements.

F-
6

1. Organization and Nature of Operations
The accompanying combined financial statements include all of the assets, liabilities and results of operations of six subsidiaries of Ligand Pharmaceuticals Incorporated (“Ligand” or the “Parent”), which are Ab Initio Biotherapeutics, Inc. (Ab Initio), Crystal Bioscience, Inc. (Crystal), Icagen, LLC (Icagen), Open Monoclonal Technology, Inc. (OMT), Taurus Biosciences, LLC (Taurus) and xCella Biosciences, Inc. (xCella) (collectively, “OmniAb,” “the company,” “we,” “us” and “our”). OmniAb is a biotechnology company with a Biological Intelligence powered multi-species antibody platform for the discovery of mono and bispecific therapeutic human antibodies. OmniAb primarily derives revenue from license fees for technology access, milestones from partnered programs and service revenue from research programs. On January 8, 2016, Ligand acquired OMT, pursuant to a multi-step transaction that resulted in Ligand’s acquisition of OMT. On November 10, 2021 OMT’s name was changed to OmniAb, Inc. In connection with the separation of OmniAb from Ligand, Ab Initio, Crystal, Icagen, Taurus and xCella will become wholly owned subsidiaries of OmniAb, Inc.
2. Restatement of Previously Issued Combined Financial Statements
Subsequent to the issuance of the audited combined financial statements for the year ended December 31, 2020 and 2019, the Company determined the balance of accounts receivable, net, as of December 31, 2020, was understated by $7.0 million and general and administrative expense was understated by $0.7 million for the year ended December 31, 2019. The error as of December 31, 2020 was the result of the omission of an unbilled amount which was also improperly excluded from net transfers from parent company in the combined statement of changes in parent company net investment for the year ended December 31, 2020, resulting in an understatement of parent company net investment. The error as of December 31, 2019 related to bad debt expense that was not properly included in general and administrative expense on the combined statements of operations and was improperly recorded as part of the net transfers from parent company in the combined statements of changes in parent company net investment. The errors identified as of December 31, 2020 and 2019, each resulted in the overstatement of cash provided by operating activities and an understatement of cash provided by financing activities in the combined statements of cash flows, in the respective periods. The Company has concluded that the errors identified were material to the combined financial statements as of and for the year ended December 31, 2020 and 2019. Accordingly, previously reported amounts have been revised to reflect the correction of the error as well as other immaterial errors identified through the process of compiling the carve-out
financial statements.
The following tables present the revised results for the year ended December 31, 2020, the adjustments made and the previously reported amounts to summarize the effect of the restatement on the previously-issued combined financial statements for the periods impacted (in thousands).
Combined Balance Sheets

	December 31, 2020
	Reported	Adjustment	Restated
Assets:
Accounts receivable	$8,870	$7,005	$15,875
Total current assets	$9,644	$7,005	$16,649
Intangible assets, net	$186,592	$52	$186,644
Goodwill	$84,066	$(87)	$83,979
Total assets	$288,410	$6,970	$295,380

F-
7

	December 31, 2020
	Reported	Adjustment	Restated
Liabilities:
Accrued liabilities	$3,456	$500	$3,956
Current portion of finance lease liabilities	$14	$(13)	$1
Total current liabilities	$13,790	$487	$14,277
Deferred income taxes, net	$29,185	$(260)	$28,925
Other long-term liabilities	$1,295	$13	$1,308
Total liabilities	$59,603	$240	$59,843
Parent company net investment:
Parent company net investment	$228,807	$6,730	$235,537
Total liabilities and parent company net investment	$288,410	$6,970	$295,380
Combined Statements of Operations

	Year ended December 31, 2020
	Reported	Adjustment	Restated
Research and development	$24,894	$(98)	$24,796
General and administrative	$10,240	$(15)	$10,225
Total operating expenses	$49,004	$(113)	$48,891
Loss from operations	$(25,736)	$113	$(25,623)
Loss before income tax	$(23,841)	$113	$(23,728)
Income tax benefit (expense)	$5,945	$226	$6,171
Net loss	$(17,896)	$339	$(17,557)
Combined Statements of changes in Parent Company Net Investment

	December 31, 2020
	Reported	Adjustment	Restated
Parent company net investment – January 1, 2020	$218,185	$58	$218,243
Net loss	$(17,896)	$339	$(17,557)
Net transfers from parent company	$19,353	$6,333	$25,686
Parent company net investment – December 31, 2020	$228,807	$6,730	$235,537
Combined Statements of Cash Flows

	Year ended December 31, 2020
	Reported	Adjustment	Restated
Operating activities:
Net loss	$(17,896)	$339	$(17,557)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes, net	$(5,960)	$(225)	$(6,185)
Other	$—	$161	$161
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	$(1,096)	$1,435	$339
Accounts payable and accrued liabilities	$2,337	$422	$2,759
Deferred revenue	$9,779	$(8,451)	$1,328
Other	$1,323	$(14)	$1,309
Net cash provided by operating activities	$9,952	$(6,333)	$3,619

F-
8

	Year ended December 31, 2020
	Reported	Adjustment	Restated
Financing activities:
Net transfer from parent	$19,353	$6,333	$25,686
Net cash provided by financing activities	$17,028	$6,333	$23,361
Supplemental disclosure of cash flow information:
Deferred revenue recorded in accounts receivable	$—	$8,451	$8,451
The following tables present the revised results for the year ended December 31, 2019, the adjustments made and the previously reported amounts to summarize the effect of the restatement on the previously-issued combined financial statements for the periods impacted (in thousands).
Combined Balance Sheets

	December 31, 2019
	Reported	Adjustment	Restated
Assets:
Accounts receivable	$7,774	$150	$7,924
Total current assets	$7,795	$150	$7,945
Goodwill	$77,108	$(86)	$77,022
Total assets	$262,320	$64	$262,384
Liabilities:
Accounts payable	$806	$71	$877
Current portion of finance lease liabilities	$—	$7	$7
Total current liabilities	$6,139	$78	$6,217
Deferred income taxes, net	$35,388	$(86)	$35,302
Other long-term liabilities	$295	$14	$309
Total liabilities	$44,135	$6	$44,141
Parent company net investment:
Parent company net investment	$218,185	$58	$218,243
Total liabilities and parent company net investment	$262,320	$64	$262,384
Combined Statements of Operations

	Year ended December 31, 2019
	Reported	Adjustment	Restated
License and milestone revenue	$12,685	$65	$12,750
Service revenue	$5,528	$40	$5,568
Total revenue	$18,213	$105	$18,318
Research and development	$13,137	$71	$13,208
General and administrative	$7,976	$675	$8,651
Total operating expenses	$30,599	$746	$31,345
Loss from operations	$(12,386)	$(641)	$(13,027)
Loss before income tax	$(12,386)	$(641)	$(13,027)
Income tax benefit (expense)	$(657)	$95	$(562)
Net loss	$(13,043)	$(546)	$(13,589)

F-
9

Combined Statements of changes in Parent Company Net Investment

	December 31, 2019
	Reported	Adjustment	Restated
Net loss	$(13,043)	$(546)	$(13,589)
Net transfers from parent company	$19,686	$604	$20,290
Parent company net investment – December 31, 2019	$218,185	$58	$218,243
Combined Statements of Cash Flows

	Year ended December 31, 2019
	Reported	Adjustment	Restated
Operating activities:
Net loss	$(13,043)	$(546)	$(13,589)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes, net	$653	$(96)	$557
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	$(5,565)	$1,275	$(4,290)
Accounts payable and accrued liabilities	$(648)	$78	$(570)
Deferred revenue	$(450)	$(1,425)	$(1,875)
Other	$(1,959)	$110	$(1,849)
Net cash used in operating activities	$(4,591)	$(604)	$(5,195)
Financing activities:
Net transfer from parent	$19,686	$604	$20,290
Net cash provided by financing activities	$16,686	$604	$17,290
Supplemental disclosure of cash flow information:
Deferred revenue recorded in accounts receivable	$—	$1,425	$1,425
3. Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation and Combination
The accompanying combined financial statements have been prepared on a stand-alone basis and are derived from Ligand’s consolidated financial statement accounting records. The combined financial statements include the historical results of operations, financial position and cash flows of OmniAb in conformity with United States generally accepted accounting principles (U.S. GAAP). The operations comprising OmniAb are in various legal entities wholly owned by Ligand. Accordingly, Ligand’s net investment in these operations is shown in lieu of stockholder’s equity in the combined financial statements.
OmniAb comprises certain stand-alone legal entities for which discrete financial information is available. As Ligand records transactions at the legal entity level, allocation methodologies were applied to certain accounts to allocate amounts to OmniAb as discussed further below.
OmniAb entities were under the common control of the Parent as a result of, among other factors, Ligand’s ownership. As the entities were under common control, the financial statements report the financial position, results of operations and cash flows of the Company as though the transfer of net assets and equity interests had occurred as of January 2016. Transactions between Ligand and the Company are accounted through Parent

F-
10

company net investment in OmniAb. The total net effect of the settlement of these intercompany transactions is reflected in our combined balance sheets as Parent company net investment in OmniAb. All significant intercompany transactions with Ligand are deemed to have been paid in the period the costs were incurred. Expenses related to corporate allocations from Ligand to OmniAb are considered to be effectively settled for cash in the combined financial statements at the time the transaction was recorded.
The combined financial statements include all revenues and expenses as well as assets and liabilities directly associated with the business activity of OmniAb as well as an allocation of certain general and administrative expenses related to facilities, functions and services provided by our Parent. These corporate expenses have been allocated to OmniAb based on direct usage or benefit, where identifiable, with the remainder allocated based on headcount or a percentage of total operating expenses or other measures that management believes are consistent and reasonable. See
Note (9)
 Relationship with Parent and Related Entities
.
Our Parent maintains various share-based compensation plans at a corporate level. OmniAb employees participate in those programs, and a portion of the compensation cost associated with those plans is included in OmniAb’s combined statements of operations. However, the share-based compensation expense has been included within Parent company net investment. The amounts presented in the combined financial statements are not necessarily indicative of future awards and may not reflect the results that OmniAb would have experienced as a stand-alone entity. See
Note (9)
 Relationship with Parent and Related Entities
for additional discussion.
All of the allocations and estimates in the combined financial statements are based on assumptions that management believes are reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of OmniAb in the future or if OmniAb had been a separate, stand-alone publicly traded entity during the periods presented.
Liquidity and Capital Resources
As part of Ligand, OmniAb was dependent upon Ligand for all of its working capital and financing requirements, as Ligand uses a centralized approach to cash management and financing its operations. There were no cash amounts specifically attributable to OmniAb for the historical periods presented; therefore, there is no cash reflected in the combined financial statements. Accordingly, cash and cash equivalents, debt or related interest expense have not been allocated to OmniAb in the combined financial statements. Financing transactions related to OmniAb are accounted for as a component of net Parent investment in the combined balance sheets and as a financing activity including an interest expense component allocation on the accompanying combined statements of cash flows.
For the years ended December 31, 2021, 2020 and 2019, OmniAb’s revenue was $34.7 million, $23.3 million and $18.3 million, respectively. For the years ended December 31, 2021, 2020 and 2019, OmniAb’s net loss was ($27.0 million), ($17.6 million) and ($13.6 million), respectively. OmniAb expects to continue to incur losses for the foreseeable future, and we anticipate these losses will increase substantially as we invest in research and development activities to improve our technology and platform, market and sell our solutions to existing and new partners, add operational, financial and management information systems and personnel to support our operations and incur additional costs associated with operating as a public company. OmniAb’s ability to continue its operations is dependent upon our ability to obtain additional capital in the future and generate cash flows from operations. Funding from Ligand is our primary source of liquidity and Ligand has both the intent and ability to provide such funding to support our operations through at least 12 months following the issuance date of the financial statements.
The accompanying combined financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

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Emerging Growth Company
OmniAb qualifies as an “emerging growth company” (EGC) as defined in Section 2(a) of the Securities Act of 1933, as amended, (Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (JOBS Act).
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. OmniAb has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, OmniAb, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
OmniAb’s historical results are included as a part of the Parent’s financial statements which are filed with the Securities and Exchange Commission (SEC). As a result, OmniAb tracks the effective dates and adopts all guidance applicable to it consistent with the manner that the Parent tracks and adopts all applicable guidance. However, OmniAb intends to adopt future standards at the appropriate date for emerging growth companies once it is established as a stand-alone company.
This may make comparison of OmniAb’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used
Segment Information
Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the company’s chief operating decision-maker in deciding how to allocate resources and in assessing performance. OmniAb currently operates in one reportable business segment.
Use of Estimates
The preparation of combined financial statements in conformity with U.S. GAAP requires the use of estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results may differ from those estimates.
Concentrations of Business Risk
Revenue from significant partners, which is defined as 10% or more of our total revenue, was as follows:

	Year-ended December 31,
	2021	2020	2019 (1)
Partner A	28%	26%	17%
Partner B	24%	21%	12%
Partner C	11%	10%	11%

(1)	Partner A, B and C in 2019 represent different customers than 2020 and 2021.
Accounts Receivable
Our accounts receivable represents the amounts we have billed our partners and that are due to us unconditionally for services we have performed. We establish an allowance for credit losses to present the net

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amount of accounts receivable expected to be collected. The allowance is determined by using the loss-rate method, which requires an estimation of loss rates based upon historical loss experience adjusted for factors that are relevant to determining the expected collectability of accounts receivable. Some of these factors include historical loss experience, delinquency trends, aging behavior of receivables and credit and liquidity quality indicators for industry groups, customer classes or individual customers. During 2021, we considered the current and expected future economic and market conditions including, but not limited to, the anticipated unfavorable impacts of the surrounding novel coronavirus
(COVID-19)
pandemic on our business and recorded an adjustment of $0.1 million of allowance for credit losses as of December 31, 2021.
Property and Equipment
Property and equipment are stated at cost, subject to review for impairment, and depreciated over the estimated useful lives of the assets, which generally range from three to ten years, using the straight-line method. Amortization of leasehold improvements is recorded over the shorter of the lease term or estimated useful life of the related asset. Maintenance and repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operating income or expense.
Acquisitions
We first determine whether a set of assets acquired constitute a business and should be accounted for as a business combination. If the assets acquired are not a business, we account for the transaction as an asset acquisition. Business combinations are accounted for by using the acquisition method of accounting which requires us to use significant estimates and assumptions, including fair value estimates, as of the business combination date and to refine those estimates as necessary during the measurement period (defined as the period, not to exceed one year, in which we may adjust the provisional amounts recognized for a business combination).
Under the acquisition method of accounting, we recognize separately from goodwill the identifiable assets acquired, the liabilities assumed, including contingent consideration and all contractual contingencies, generally at the acquisition date fair value. Contingent purchase consideration to be settled in cash are remeasured to estimated fair value at each reporting period with the change in fair value recorded in statement of operations. Costs that we incur to complete the business combination such as investment banking, legal and other professional fees are not considered part of consideration and we charge them to general and administrative expense as they are incurred.
We measure goodwill as of the acquisition date as the excess of consideration transferred, which we also measure at fair value, over the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed.
Should the initial accounting for a business combination be incomplete by the end of a reporting period that falls within the measurement period, we report provisional amounts in our financial statements. During the measurement period, we adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date and we record those adjustments to our financial statements in the period of change, if any.
Under the acquisition method of accounting for business combinations, if we identify changes to acquired deferred tax asset valuation allowances or liabilities related to uncertain tax positions during the measurement period and they relate to new information obtained about facts and circumstances that existed as of the acquisition date, those changes are considered a measurement period adjustment and we record the offset to goodwill. We record all other changes to deferred tax asset valuation allowances and liabilities related to uncertain tax positions in current period income tax expense.

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Goodwill, Intangible Assets and Other Long-Lived Assets
Goodwill attributed to OmniAb’s combined balance sheets represents the historical goodwill balances in the OmniAb legal entities. Goodwill, which has an indefinite useful life, represents the excess of cost over fair value of net assets acquired. Goodwill is reviewed for impairment at least annually during the fourth quarter, or more frequently if an event occurs indicating the potential for impairment. During the goodwill impairment review, we assess qualitative factors to determine whether it is more likely than not that the fair value of our reporting unit is less than the carrying amount, including goodwill. We operate in one reporting unit. The qualitative factors include, but are not limited to, macroeconomic conditions, industry and market considerations, cost factors, the overall financial performance, and events affecting the reporting unit. If, after assessing the totality of these qualitative factors, we determine that it is not more likely than not that the fair value of our reporting unit is less than the carrying amount, then no additional assessment is deemed necessary. Otherwise, we proceed to perform the quantitative assessment. We will then evaluate goodwill for impairment by comparing the estimated fair value of the reporting unit to its carrying value, including the associated goodwill. To determine the fair value, we generally use a combination of market approach based on OmniAb and comparable publicly traded companies in similar lines of businesses and the income approach based on estimated discounted future cash flows. Our cash flow assumptions consider historical and forecasted revenue, operating costs and other relevant factors. We may also elect to bypass the qualitative assessment in a period and elect to proceed to perform the quantitative assessment for the goodwill impairment test. We performed the annual assessment for goodwill impairment during the fourth quarter of 2021 and 2020, noting no impairment indicators under the qualitative assessment.
Our identifiable intangible assets are composed of acquired core technologies, licensed technologies, contractual relationships, customer relationships and trade names. Identifiable intangible assets with finite lives are generally amortized on a straight-line basis over the assets’ respective estimated useful life. We regularly perform reviews to determine if any event has occurred that may indicate that intangible assets with finite useful lives and other long-lived assets are potentially impaired. If indicators of impairment exist, an impairment test is performed to assess the recoverability of the affected assets by determining whether the carrying amount of such assets exceeds the undiscounted expected future cash flows. If the affected assets are not recoverable, we estimate the fair value of the assets and record an impairment loss if the carrying value of the assets exceeds the fair value. Factors that may indicate potential impairment include market conditions, industry and economic trends, changes in regulations, clinical success, historical and forecasted financial results, significant changes in the ability of a particular asset to generate positive cash flows, and the pattern of utilization of a particular asset. We did not identify indicators of impairment for the finite-lived intangibles and other long-lived assets at December 31, 2021 and 2020.
Revenue Recognition
Our revenue is generated primarily from license fees for technology access, development, regulatory and sales based milestone payments and service revenue for performance of research. We apply the following five-step model in accordance with ASC 606,
Revenue from Contracts with Customers
, in order to determine the revenue: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.
Our revenue is typically derived from our license agreements with our partners and consists of: (i) upfront or annual payments for technology access (license revenue) and payments for performance of research services; (service revenue); (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones (milestone revenue) and (iii) royalties on net sales from our partners’ product sales, if any. To date, while we have generated revenue from intellectual property and development milestones, we have not generated any revenue from commercial milestone payments or royalties on product sales.

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License fees are generally recognized at a point in time once we grant our customers access to our intellectual property rights. We generally satisfy our obligation to grant intellectual property rights on the effective date of the contract.
We recognize service revenue for contracted R&D services performed for our customers over time. We measure our progress using an input method based on the effort we expend or costs we incur toward the satisfaction of our performance obligation. We estimate the amount of effort we expend, including the time it will take us to complete the activities, or the costs we may incur in a given period, relative to the estimated total effort or costs to satisfy the performance obligation. This results in a percentage that we multiply by the transaction price to determine the amount of revenue we recognize each period. This approach requires us to make estimates and use judgment. If our estimates or judgments change over the course of the collaboration, they may affect the timing and amount of revenue that we recognize in the current and future periods.
We include contingent milestone based payments in the estimated transaction price when there is a basis to reasonably estimate the amount of the payment and is probable of being achieved. These estimates are based on historical experience, anticipated results and our best judgment at the time. If the contingent milestone based payment is sales-based, we apply the royalty recognition constraint and record revenue when the underlying sale has taken place. Significant judgments must be made in determining the transaction price for our licenses of intellectual property. Because of the risk that products in development with our partners will not reach development based milestones or receive regulatory approval, we generally recognize any contingent payments that would be due to us upon or after the development milestone
or
regulatory approval.
Deferred Revenue
Depending on the terms of the arrangement, we may also defer a portion of the consideration received if we have to satisfy a future obligation.
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deposits (contract liabilities) on the combined balance sheet. We generally receive payment at the point we satisfy our obligation or soon after. Any fees billed in advance of being earned are recorded as deferred revenue. During the year ended December 31, 2021, the amount recognized as revenue that was previously deferred at December 31, 2020 was $7.4 million. During the year ended December 31, 2020, the amount recognized as revenue that was previously deferred at December 31, 2019 was $0.4 million. During the year ended December 31, 2019, the amount recognized as revenue that was previously deferred at December 31, 2018 was $2.4 million.
Disaggregation of Revenue
The following table represents disaggregation of service revenue, license fees and milestone revenue (in thousands):

	Year ended December 31,
	2021	2020	2019
License fees	$4,500	$4,260	$5,700
Milestone revenue	10,164	7,125	7,050
Service revenue	20,084	11,883	5,568

	$34,748	$23,268	$18,318

Milestone revenue represents variable consideration in the contracts where uncertainties have been resolved and the development milestones are probable of being achieved or were achieved.

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Research and Development Expenses
Research and development expense consists of labor, material, equipment, and allocated facilities costs of our scientific staff who are working pursuant to our collaborative agreements and other research and development projects. Also included in research and development expenses are third-party costs incurred for our research programs including in-licensing
costs, and costs incurred by other research and development service vendors. We expense these costs as they are incurred. When we make payments for research and development services prior to the services being rendered, we record those amounts as prepaid assets on our combined balance sheet and we expense them as the services are provided.
Share-Based Compensation
Certain of our employees participated in our Parent’s equity-based incentive plans. We incur share-based compensation expense related to restricted stock, shares issued under Ligand’s Employee Stock Purchase Plan (as amend and restated in 2019) (ESPP) and stock options. The Company has not issued any share-based compensation instruments on a standalone basis.
Restricted stock units (RSU) and performance stock units (PSU) are all considered restricted stock. The fair value of restricted stock is determined by the closing market price of the Parent’s common stock on the date of grant. We recognize share-based compensation expense based on the fair value on a straight-line basis over the requisite service periods of the awards, taking into consideration of forfeitures as they occur. PSU generally represent right to receive a certain number of shares of common stock based on the achievement of the Parent’s corporate performance goals and continued employment during the vesting period. At each reporting period, we reassess the probability of the achievement of such corporate performance goals and any expense change resulting from an adjustment in the estimated shares to be released are treated as a cumulative catch-up
in the period of adjustment.
We use the Black-Scholes-Merton option-pricing model to estimate the fair value of stock purchases under the ESPP and stock options granted. The model assumptions include expected volatility, term, dividends, and the risk-free interest rate. We look to historical and implied volatilities of Ligand stock to determine the expected volatility. The expected term of an award is based on historical forfeiture experience, exercise activity, and on the terms and conditions of the stock awards. The expected dividend yield is determined to be 0% given that except for 2007, during which our Parent declared a cash dividend on its common stock of $2.50 per share, our Parent has not paid any dividends on our common stock in the past and currently does not expect to pay cash dividends or make any other distributions on common stock in the future. The risk-free interest rate is based upon U.S. Treasury securities with remaining terms similar to the expected term of the share-based awards.
We grant options, RSUs and PSUs to employees and
non-employee
directors under Ligand’s equity plan.
Non-employee
directors are accounted for as employees. Options and RSUs granted to certain non-employee
directors typically vest one year from the date of grant.
Options granted to employees typically vest 1/8 on the six m onth anniversary of the date of grant, and 1/48 each month thereafter for forty-two
months. RSUs and PSUs granted to employees vest over three years. All option awards generally expire ten years from the date of grant.
Income Taxes
Income taxes as presented herein include current and deferred income taxes of Ligand allocated to our standalone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by the Accounting Standards Codification (“ASC”) Topic 740,
Income Taxes
(“Topic 740”). Accordingly, our income tax provision was prepared following the “Separate Return Method.” The Separate Return Method applies Topic 740 to the standalone financial statements of the OmniAb members of the consolidated group as if the group member were a separate taxpayer which joined in filing a consolidated federal income tax return and combined state income tax returns separate from Ligand. As a result, actual tax transactions included in the consolidated financial statements of Ligand may not be included in the combined

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financial statements of OmniAb. Similarly, the tax treatment of certain items reflected in the combined financial statements of OmniAb may not be reflected in the consolidated financial statements and tax returns of Ligand; therefore, items such as net operating losses, credit carryforwards and valuation allowances may exist in the standalone financial statements that may or may not exist in Ligand’s consolidated financial statements.
We provide for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates in effect when the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.
We account for uncertain tax positions recognized in the combined financial statements in accordance with the provisions of Topic 740 by prescribing a more-likely-than-not
threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. When uncertain tax positions exist, we recognize the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. We evaluate uncertain tax positions on a quarterly basis and adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. Any changes to these estimates, based on the actual results obtained and/or a change in assumptions, could affect our income tax provision in future periods. Interest and penalty charges, if any, related to unrecognized tax benefits would be classified as a provision for income tax in our combined statement of operations.
In general, the taxable loss of OmniAb for the tax years ended December 31, 2021, 2020 and 2019 was included in Ligand’s U.S. consolidated federal and combined state income tax returns, where applicable. As such, separate income tax returns were not prepared for OmniAb. Consequently, income taxes currently payable are deemed to have been remitted to Ligand in the period the liability arose and income taxes currently receivable are deemed to have been received from Ligand in the period that a refund could have been recognized by OmniAb had we been a separate taxpayer, if applicable.
Impact of
COVID-19
Pandemic
The
COVID-19
worldwide pandemic has presented substantial public health and economic challenges and is affecting us, as well as our employees, partners, communities and business operations, as well as the U.S. and global economies and financial markets. International and U.S. governmental authorities in impacted regions have been taking actions since the onset of the pandemic in an effort to slow the spread of
COVID-19
initially, including issuing varying forms of
“stay-at-home”
orders, and restricting business functions outside of one’s home. We have generally restricted in-person
access to our executive offices, our administrative employees are working remotely on an intermittent basis, and we have limited the number of staff in our research and development laboratories and other facilities. To date, we have not experienced material disruptions in our business operations or financial impacts. While it is not possible at this time to estimate the impact that
COVID-19
could have on our business in the future, the continued spread of
COVID-19
and variants of the virus, the rate of vaccinations regionally and globally and the measures taken by the government authorities, and any future epidemic disease outbreaks, could: disrupt the supply chain and the manufacture or shipment of products and supplies for use by us in our antibody discovery activities and by our partners for their discovery and development activities; delay, limit or prevent us or our partners’ from continuing research and development activities; impede our negotiations with partners and potential partners; impede testing, monitoring, data collection and analysis and other related activities, by us and our partners; interrupt or delay the operations of the FDA or other regulatory authorities, which may impact review and approval timelines for initiation of clinical trials or marketing by our partners; impede the launch or commercialization of any approved products; any of which could delay our partnership programs, increase our operating costs, and have a material adverse effect on our business, financial condition and results of operations.

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In addition, if
COVID-19
infects our genetically modified animals, which form the basis of our platform, or if there is an outbreak among our employees who maintain and care for these animals, we and our partners may be unable to produce antibodies for development. The
COVID-19
pandemic and mitigation measures have had and may continue to have, and any future epidemic disease outbreak may have, an adverse impact on global economic conditions, which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed. The extent to which the
COVID-19
pandemic impacts our results of operations will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the virus and new variants and the actions to contain its impact.
Accounting Standards Not Yet Adopted
We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on our combined financial statements or disclosures.
Subsequent Events
We consider events or transactions that have occurred after the balance sheet date of December 31, 2021, but prior to the filing of the financial statements with the SEC to provide additional evidence relative to certain estimates or to identify matters that require additional recognition or disclosure. Subsequent events have been evaluated through the filing of this registration statement on Form
S-4,
of which this proxy statement/prospectus/information statement forms a part.
4. Acquisitions
As set forth below, we completed four acquisitions from January 1, 2019 through December 31, 2021, of which two (Icagen and Ab Initio) were accounted for as business combinations and Taurus and xCella were accounted for as asset acquisitions. For business combinations, we applied the acquisition method of accounting. Accordingly, we recorded the tangible and intangible assets acquired and liabilities assumed at their estimated fair values as of the applicable date of acquisition. We did not incur any material acquisition related costs.
Taurus Acquisition
On September 9, 2020, we acquired Taurus, which discovers and humanize antibodies from immunized cows and cow-derived
libraries. These antibodies feature some of the longest
CDR-H3s
of any species, with unique genetic and structural diversity that can enable binding to challenging antigens with application in therapeutics, diagnostics and research.
The purchase price of $5.2 million included $4.6 million in cash, and a $0.5 million holdback to satisfy indemnification obligations which were settled in September 2021. Taurus stockholders also received nontransferable contingent value rights (CVRs) representing the right to receive up to $4.5 million tied to partnered and internal research and development and up to $25.0 million as a 25% share of post-clinical Taurus product revenues (including milestone payments) received by us. We evaluated this acquisition in accordance with ASC 805,
Business Combinations
, to discern whether the assets and operations of Taurus met the definition of a business. We accounted for this transaction as an asset acquisition as we concluded that substantially all of the fair value of the gross assets acquired was concentrated in the acquired core technology. As an asset acquisition, for the contingent consideration, we record that when the contingency is resolved and the consideration becomes payable, and as such no amounts were recorded as of the date of acquisition.

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The allocation of the consideration was allocated to the acquisition date fair values of acquired assets as follows (in thousands)

Cash included in Parent company net investment	$47
Intangibles assets with finite-life – core technologies	5,155

$5,202

The core technology is being amortized on a straight-line basis over the estimated useful life of 10 years.
xCella Acquisition
On September 8, 2020, we acquired xCella Biosciences, an antibody discovery company. xCella’s xPloration platform is a proprietary microcapillary platform that can screen single B cells for specificity and bioactivity which expand our existing single
B-cell
assay capabilities in the OmniAb technology platform.
We paid $7.1 million in cash (including a $0.5 million holdback to satisfy indemnification obligations which was settled in September 2021), and issued earnout rights for up to $5.0 million tied to our use of the xCella technology for partnered research and development and for up to $25.75 million as a 25% share of any future milestone payments we received under a certain existing xCella partner arrangement. We evaluated this acquisition in accordance with ASC 805 to discern whether the assets and operations of xCella met the definition of a business. We accounted for this transaction as an asset acquisition as we concluded that substantially all of the fair value of the gross assets acquired was concentrated in the acquired core technology. As an asset acquisition, for the contingent consideration, we record that when the contingency is resolved and the consideration becomes payable, and as such no amounts were recorded as of the date of acquisition.
The allocation of the consideration was allocated to the acquisition date fair values of acquired assets and assumed liabilities as follows (in thousands):

Cash included in Parent company net investment and other assets	$240
Accrued liabilities	(142)
Deferred tax liabilities, net	(320)
Intangibles assets with finite-life – core technology	7,298

$7,076

The core technology is being amortized on a straight-line basis over the estimated useful life of 15 years.
Icagen Acquisition
On April 1, 2020, we acquired the core assets of Icagen and certain of its affiliates. The Icagen Technology Platform leverages proprietary expertise in the combination of biological assays, medicinal chemistry, and in silico and computational chemistry applications for the discovery of therapeutics targeting ion channel pathways. Icagen is partnered with several globally recognized pharmaceutical companies for ion channel drug discovery.
The purchase price of $19.9 million included $15.1 million cash consideration paid upon acquisition, and a contingent earnout payment to the selling shareholders of up to $25.0 million of cash payments based on certain revenue milestones with an estimated fair value of $4.8 million. The fair value of the earnout liability was determined using a probability weighted income approach incorporating the estimated future cash flows from expected future milestones. These cash flows were then discounted to present value using a discount rate based on the market participants’ cost of debt reflective of Icagen. Refer to
Note 5, Fair Value Measurement
, for further discussion. The liability will be periodically assessed based on events and circumstances related to the

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underlying milestones, and any change in fair value will be recorded in our combined statements of operations. The carrying amount of the liability may fluctuate significantly and the actual amount paid may be materially different than the carrying amount of the liability. The results of Icagen have been included in our results of operations since the date of acquisition.
The consideration was allocated to the acquisition date fair values of acquired assets and assumed liabilities as follows (in thousands):

Property and equipment, net	$1,173
Prepaids and other assets	588
Liabilities assumed	(812)
Deferred revenue	(3,685)
Deferred tax assets, net	821
Acquired intangibles	12,800
Goodwill (1)	9,055

$19,940

(1)
Goodwill represents the excess of the purchase price over the preliminary fair value of the underlying assets acquired and liabilities assumed. Goodwill is attributable to the assembled workforce of experienced personnel at Icagen and expected synergies.

The majority of the goodwill is deductible for tax purposes. Acquired intangibles include $11.1 million of customer relationships and $1.7 million of core technology. The fair values of the customer relationships were based on a discounted cash flow analysis incorporating the estimated future cash flows from these relationships during the contractual term. These cash flows were then discounted to present value using a discount rate of 17%. The fair value of the customer relationships is being amortized on a straight-line basis over the weighted average estimated useful life of 9.6 years. The fair value of the core technology was based on the discounted cash flow method that estimated the present value of the potential royalties, milestones, and collaboration revenue streams derived from the licensing of the related technologies. These projected cash flows were discounted to present value using a discount rate of 17%. The fair value of the core technology is being amortized on a straight-line basis over the estimated useful life of 10 years. The total acquired intangibles are being amortized on a straight-line basis over the estimated weighted average useful life of 9.7 years.
Ab Initio Acquisition
On July 23, 2019, we acquired Ab Initio, an antigen-discovery company located in South San Francisco, California. Ab Initio has licensed a patented antigen technology owned by Stanford for the discovery of therapeutic antibodies including against difficult-to-access
cellular targets. Ab Initio has a collaboration agreement with Pfizer to discover novel therapeutic antibodies against an undisclosed target in the GPCR superfamily.
The purchase price of $12.0 million included $11.9 million cash consideration paid upon acquisition, net of cash acquired, and a $0.15 million cash holdback for potential indemnification claims.

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The purchase consideration was allocated to the acquisition date fair values of acquired assets and assumed liabilities as follows (in thousands):

Cash and other assets	$28
Accounts payable and accrued liabilities	(83)
Deferred tax liabilities, net	(196)
Intangible assets with finite-life – core technologies	7,400
Goodwill (1)	4,862

$12,011

(1)
Goodwill represents the excess of the purchase price over the fair value of the underlying assets acquired and liabilities assumed. Goodwill is attributable to the assembled workforce of experienced personnel at Ab Initio and expected synergies.

None of the goodwill is deductible for tax purposes. The fair value of the core technologies was determined based on the discounted cash flow method that estimated the present value of the hypothetical royalty/milestone streams from the licensing of the antigen-discovery technology and collaboration agreement. These projected cash flows were discounted to present value using a discount rate of 12.0%. The fair value of the core technologies is being amortized on a straight-line basis over the weighted average estimated useful life of approximately 20 years.
5. Fair Value Measurement
We measure certain financial liabilities at fair value on a recurring basis. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. We establish a three-level hierarchy to prioritize the inputs used in measuring fair value. The levels are described below with level 1 having the highest priority and level 3 having the lowest:
Level 1 — Observable inputs such as quoted prices in active markets
Level 2 — Inputs other than the quoted prices in active markets that are observable either directly or indirectly
Level 3 — Unobservable inputs in which there is little or no market data, which require our company to develop its own assumptions
Liabilities Measured on a Recurring Basis
The following table presents the hierarchy for our liabilities measured at fair value (in thousands):

	December 31, 2021				December 31, 2020
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities:
Crystal contingent liabilities (1)	$—	$—	$—	$—	$—	$—	$800	$800
Icagen contingent liabilities (2)	—	—	7,364	7,364	—	—	6,404	6,404

Total liabilities	$—	$—	$7,364	$7,364	$—	$—	$7,204	$7,204

(1)
We acquired Crystal Bioscience in October 2017. The fair value of Crystal contingent liabilities was determined using a probability weighted income approach. Most of the contingent payments are based on development or regulatory milestones as defined in the merger agreement with Crystal. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s estimates regarding the timing and probability of achievement of certain developmental and regulatory milestones.

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Changes in these estimates may materially affect the fair value. During the year ended December 31, 2020, we paid $1.8 million contingent liability on development milestones to former Crystal shareholders. During the year ended December 31, 2021, we made no payments former Crystal shareholders for contingent liability on development milestones.
(2)
The fair value of Icagen contingent liabilities was determined using a probability weighted income approach. Most of the contingent payments are based on certain revenue milestones as defined in the asset purchase agreement with Icagen. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s estimates regarding the timing and probability of achievement of certain developmental and regulatory milestones. Changes in these estimates may materially affect the fair value. During the year ended December 31, 2020, we paid $0.5 million contingent liability based on revenue milestones to former Icagen shareholders. During the year ended December 31, 2021, we paid $1.1 million contingent liability based on revenue milestones to former Icagen shareholders.

A reconciliation of the level 3 financial instruments as of December 31, 2021 and 2020 is as follows (in thousands):

Fair value of level 3 financial instruments as of January 1, 2020	$2,659
Payments to CVR holders and other contingent payments	(2,325)
Fair value adjustments to contingent liabilities	2,070
Contingent liabilities from Icagen acquisition	4,800

Fair value of level 3 financial instruments as of December 31, 2020	$7,204
Payments on contingent liabilities	(1,770)
Fair value adjustments to contingent liabilities	1,210
Contingent liabilities from xCella asset acquisition (1)	720

$7,364

(1)
The xCella contingent liabilities is determined when the contingency is resolved and the consideration becomes payable. Management concluded that no earnout liability would be recognized at the acquisition date in September 2020. During the year ended December 31, 2021, management paid $0.7 million of earnout liability to be allocated to the cost of the acquired assets due to contingencies being met as part of the acquisition agreement.
The carrying amounts reported in our combined balance sheets for accounts receivable, other assets, accounts payable and other accrued expenses approximate fair value due to relatively short periods to maturity.
Assets Measured on a
Non-Recurring
Basis
We apply fair value techniques on a
non-recurring
basis associated with valuing potential impairment losses related to our goodwill, indefinite-lived intangible assets, and long-lived assets.
We evaluate goodwill and indefinite-lived intangible assets annually for impairment and whenever circumstances occur indicating that goodwill might be impaired. We determine the fair value of our reporting unit based on a combination of inputs, including the market capitalization of Ligand, as well as Level 3 inputs such as discounted cash flows, which are not observable from the market, directly or indirectly. We determine the fair value of our indefinite-lived intangible assets using the income approach based on Level 3 inputs.
There were no impairment of our goodwill, indefinite-lived assets, or long-lived assets recorded during the years ended December 31, 2021 and 2020.

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6. Leases
Certain legal entities included in this combined financials lease office facilities and equipment primarily under various operating leases. Our operating leases have remaining contractual terms up to ten years, some of which include options to extend the leases for up to ten years. Our lease agreements do not contain any material residual value guarantees, material restrictive covenants, or material termination options. Our operating lease costs are primarily related to facility leases for administration offices and research and development facilities, and our finance leases are immaterial.
Lease assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. Lease assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the lease asset, unless the implicit rate is readily determinable. Lease assets also include any upfront lease payments made and lease incentives. Lease terms include options to extend or terminate the lease when it is reasonably certain that those options will be exercised.
In addition to base rent, certain of our operating leases require variable payments, such as insurance and common area maintenance. These variable lease costs, other than those dependent upon an index or rate, are expensed when the obligation for those payments is incurred. Leases with an initial term of 12 months or less are not recorded on the balance sheet, and the expense for these short-term leases and for operating leases is recognized on a straight-line basis over the lease term.
The depreciable life of lease assets and leasehold improvements is limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.
During the year ended December 31, 2021, we entered into several new lease agreements including our Emeryville headquarter and animal facility expansion and a new Icagen office lease, which resulted in an increase in operating lease right of use assets of $12.7 million and lease liabilities of $13.2 million as of December 31, 2021 for the portion of the lease with a starting accounting lease commencement date during the period.
Operating Lease Assets and Liabilities (in thousands):

	December 31, 2021	December 31, 2020
Assets
Operating lease assets	$13,332	$2,499
Liabilities
Current operating lease liabilities	578	579
Long-term operating lease liabilities	13,272	2,012

Total operating lease liabilities	$13,850	$2,591

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Maturity of Operating Lease Liabilities as of December 31, 2021 (in thousands):

Maturity Dates	Operating Leases
2022	$2,122
2023	2,178
2024	2,249
2025	2,384
2026	2,433
Thereafter	10,414

Total lease payments	21,780
Less imputed interest	(3,603)
Less tenant improvement allowance	(4,327)

Present value of operating lease liabilities	$13,850

As of December 31, 2021, our operating leases have a weighted-average remaining lease term of 9.3 years and a weighted-average discount rate of 4%. As of December 31, 2020, our operating leases have a weighted-average remaining lease term of 4.7 years and a weighted-average discount rate of 7%. Cash paid for amounts included in the measurement of operating lease liabilities was $1.1 million and $0.7 million for the years ended December 31, 2021 and 2020, respectively. Operating lease expense was $1.6 million, $0.7 million and $0.5 million for the years ended December 31, 2021, 2020 and 2019, respectively.
7. Balance Sheet Account Details
Property and equipment are stated at cost and consist of the following (in thousands):

	December 31,
	2021	2020
Lab and office equipment	$6,410	$3,872
Leasehold improvements	3,495	732
Computer equipment and software	182	182

	10,087	4,786
Less accumulated depreciation and amortization	(3,292)	(1,306)

	$6,795	$3,480

Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or their related lease term, whichever is shorter. Depreciation expense of $2.0 million, $0.8 million and $0.3 million was recognized for the years ended December 31, 2021, 2020 and 2019, respectively, and was included in operating expenses.

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Goodwill and identifiable intangible assets consist of the following (in thousands):

	December 31,
	2021	2020
Indefinite-lived intangible assets
Goodwill	$83,979	$83,979
Definite-lived intangible assets
Complete technology	227,403	224,758
Less: Accumulated amortization	(60,099)	(48,321)
Customer relationships	11,100	11,100
Less: Accumulated amortization	(2,083)	(893)

Total goodwill and other identifiable intangible assets, net	$260,300	$270,623

Amortization of finite-lived intangible assets is computed using the straight-line method over the estimated useful life of the asset of up to 20 years. Amortization expense of $13.0 million, $11.8 million and $10.3 million was recognized for the years ended December 31, 2021, 2020 and 2019, respectively. Estimated amortization expense for the years ending December 31, 2022 through 2026 is $13.0 million per year. For each of the years ended December 31, 2021, 2020 and 2019, there was no impairment of intangible assets with finite lives.
Accrued liabilities consist of the following (in thousands):

	December 31,
	2021	2020
Compensation	$2,320	$1,495
Professional fees	67	22
Royalties owed to third parties	296	272
Subcontractor	—	482
Acquisitions related liabilities	1,000	1,500
Other	63	185

	$3,746	$3,956

8. Income Taxes
We have historically operated as part of Ligand and not as a stand-alone company. We determined the OmniAb income tax provision as if OmniAb had joined in the consolidated federal income tax return and combined state income tax returns separate from Ligand. We recorded a current state income tax expense for the tax years ended December 31, 2021, 2020 and 2019 for certain OmniAb state minimum taxes. We recorded a deferred federal and state income tax benefit for the year ended December 31, 2021 and 2020 to reflect the change in the net deferred tax liability for the period. We recorded a deferred federal tax benefit and deferred state tax expense for the year ended December 31, 2019 to reflect the change in the net deferred tax liability for the period.

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The components of the income tax expense (benefit) for continuing operations are as follows (in thousands):

	Year ended December 31,
	2021	2020	2019
Current expense (benefit):
Federal	$—	$—	$—
State	17	14	5

	17	14	5

Deferred expense (benefit):
Federal	(6,756)	(3,662)	(2,779)
State	(569)	(2,523)	3,336

	(7,325)	(6,185)	557

Income tax expense (benefit)	$(7,308)	$(6,171)	$562

A reconciliation of income tax expense (benefit) from continuing operations to the amount computed by applying the statutory federal income tax rate to the net loss from continuing operations is summarized as follows (in thousands):

	Year ended December 31,
	2021	2020	2019
Tax at federal statutory rate	$(7,214)	$(4,983)	$(2,736)
State, net of federal benefit	(350)	(188)	(207)
Contingent liabilities	(168)	(12)	(172)
Share-based compensation	1,143	1,253	847
Research and development credits	(1,064)	(573)	—
Change in uncertain tax positions	119	(6)	—
State tax rate change	37	(1,596)	2,840
Change in valuation allowance	228	—	—
Other	(39)	(66)	(10)

	$(7,308)	$(6,171)	$562

We remeasured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%. Significant components of the our deferred tax assets and liabilities as of December 31, 2021 and 2020 are shown below. We assess the positive and negative evidence to determine if sufficient future taxable income will be generated to use the existing deferred tax assets. Our evaluation of evidence resulted in management concluding that the majority of the our deferred tax assets will be realized.

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We offset all deferred tax assets and liabilities by jurisdiction, as well as any related valuation allowance, and present them on our consolidated balance sheet as a non-current
deferred income tax asset or liability (as applicable). Deferred tax assets (liabilities) are comprised of the following:

	December 31,
	2021	2020
Deferred assets:
Net operating loss carryforwards	$6,618	$4,492
Research credit carryforwards	2,803	1,991
Stock compensation	1,703	1,373
Deferred revenue	1,768	772
Operating lease liabilities	3,088	577
Other	1,488	1,015
Valuation allowance for deferred tax assets	(526)	(403)

Net deferred tax assets	$16,942	$9,817
Deferred tax liabilities:
Identified intangibles	(35,114)	(37,479)
Operating lease assets	(2,973)	(560)
Other	(817)	(703)

Net deferred tax liabilities	$(38,904)	$(38,742)

Deferred income taxes, net	$(21,962)	$(28,925)

As of December 31, 2021, we had federal net operating loss carryforwards set to expire through 2037 of $27.3 million and $12.6 million of state net operating loss carryforwards that begin to expire in 2032. We also have $1.9 million of federal research and development credit carryforwards, which expire through 2028. We have $2.0 million of California research and development credit carryforwards that have no expiration date.
Pursuant to Section 382 and 383 of the Internal Revenue Code of 1986, as amended, utilization of our net operating losses and credits may be subject to annual limitations in the event of any significant future changes in its ownership structure. These annual limitations may result in the expiration of net operating losses and credits prior to utilization. The deferred tax assets as of December 31, 2021 are net of any previous limitations due to Sections 382 and 383.
We account for income taxes by evaluating a probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Our remaining liabilities for uncertain tax positions are presented net of the deferred tax asset balances on the accompanying combined balance sheet.
A reconciliation of the amount of unrecognized tax benefits at December 31, 2021, 2020 and 2019 is as follows (in thousands):

	Year ended December 31,
	2021	2020	2019
Balance at beginning of year	$766	$589	$556
Additions based on tax positions related to the current year	128	94	—
Additions for tax positions of prior years	—	87	33
Reductions for tax positions in prior years	—	(4)	—

Balance at end of year	$894	$766	$589

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Included in the balance of unrecognized tax benefits at December 31, 2021 is $0.8 million of tax benefits that, if recognized would impact the effective rate. There are no positions for which it is reasonably possible that the uncertain tax benefit will significantly increase or decrease within twelve months.
We recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2021, 2020 and 2019, we recognized an immaterial amount of interest and penalties. We file income tax returns in the United States and various state jurisdictions with varying statutes of limitations. The federal statute of limitation remains open for the 2018 tax year to the present. The state income tax returns generally remain open for the 2017 tax year through the present. Net operating loss and research credit carryforwards arising prior to these years are also open to examination if and when utilized.
9. Relationship with Parent and Related Entities
Historically, the OmniAb business has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to OmniAb and reflected as expenses in the combined financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to OmniAb for purposes of the stand-alone financial statements. However, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if OmniAb historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by OmniAb.
General Corporate Overhead
The combined statements of operations include expenses for certain centralized functions (such as information systems, accounting, treasury, audit, purchasing, human resources, legal and facilities), executive compensation and other programs provided and/or administered by Parent that are charged directly to us. A portion of these costs benefits us and is allocated to us using a pro-rata
method based on project-related costs or other measures that management believes are consistent and reasonable.
Costs of $6.1 million, $3.6 million and $2.8 million for the years ended December 31, 2021, 2020 and 2019, respectively, have been reflected in the general and administrative expenses in our combined statements of operations for our allocated share of Parent’s corporate overhead.
Cash Management and Financing
We participate in Ligand’s centralized cash management and financing programs and will continue to participate in Ligand’s centralized cash management until the OmniAb business becomes an independent publicly-traded company.
Disbursements are made through centralized accounts payable systems which are operated by Ligand. Cash receipts are transferred to centralized accounts, also maintained by Ligand. As cash is disbursed and received by Ligand, it is accounted for by us through the Parent company net investment. All obligations are financed by Ligand and financing decisions are determined by central Ligand treasury operations.
Ligand intends to transfer the assets, liabilities and operations of its OmniAb business, pursuant to the terms of a separation agreement, to be entered into between Ligand and OmniAb. Completion of the separation and distribution is subject to certain conditions, including final approval by Ligand’s board of directors. Ligand is targeting the separation of OmniAb during the second quarter of 2022. The separation is anticipated to be tax-free
to Ligand stockholders. Accordingly, after the anticipated
tax-free
separation, all of the related tax attributes of Ligand will remain with Ligand.

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Equity-Based Incentive Plans
Certain of our employees participate in our Parent’s equity-based incentive plans. Under the Ligand 2002 Stock Incentive Plan (2002 Plan), our employees, directors, managers and advisors were awarded share-based incentive awards in a number of forms, including nonqualified stock options. Under the 2002 Plan, our employees can be awarded share-based incentive awards which includes non-statutory
stock options or incentive stock options, restricted stock units (RSUs), performance stock units (PSUs) and other cash-based or share-based awards. Awards granted to our employees under the incentive plans typically vest 1/8 on the six month anniversary of the date of grant, and 1/48 each month thereafter for forty-two months
.
We measure share-based compensation for all share-based incentive awards at fair value on the grant date. Share-based compensation expense is generally recognized on a straight-line basis over the requisite service periods of the awards.
Compensation costs associated with our employees’ participation in the incentive plans have been specifically identified for employees who exclusively support our operations and are allocated to us as part of the cost allocations from our Parent. Total costs charged to us related to our employees’ participation in our Parent’s incentive plans, depending on the nature of the employee’s role in our operations, were $15.1 million ($9.0 million in research and development expenses and $6.1 million in general and administrative expenses), $9.2 million ($5.6 million in research and development expenses and $3.6 million in general and administrative expenses) and $6.7 million ($3.9 million in research and development expenses and $2.8 million in general and administrative expenses) during the years ended December 31, 2021, 2020 and 2019, respectively.
Employee Stock Purchase Plan
Our eligible employees participate in our Parent’s ESPP. The ESPP permits eligible participants to purchase Ligand’s shares at a discount through regular payroll deductions of up to 10% of their eligible compensation during the offering period. The ESPP is typically implemented through consecutive six-month
offering periods. The purchase price of the shares is 85% of the lesser of the fair market value of the closing price per share on the first day of the offering period and the fair market value of the closing price per share on the last day of the offering period. No participant may purchase more than $25,000 worth of common stock per calendar year.
Costs charged to us related to our employees’ participation in our Parent’s ESPP were $0.2 million, $0.1 million and $0.1 million for the years ended December 31, 2021, 2020 and 2019, respectively.
10. Commitments and Contingencies: Legal Proceedings
From time to time, we have been and may be involved in various legal proceedings arising in our ordinary course of business. In the opinion of management, resolution of any pending claims (either individually or in the aggregate) is not expected to have a material adverse impact on our combined financial statements, cash flows or financial position and it is not possible to provide an estimated amount of any such loss. However, the outcome of disputes is inherently uncertain. Therefore, although management considers the likelihood of such an outcome to be remote, an unfavorable resolution of one or more matters could materially affect our future results of operations or cash flows, or both, in a particular period.

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OmniAb, Inc.
(which changed its name to OmniAb Operations, Inc. on October 31, 2022)
(A Business of Ligand Pharmaceuticals Incorporated)
CONDENSED COMBINED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Accounts receivable, net	$4,722	$21,136
Prepaid expenses	1,125	785
Transaction costs	5,931	—
Other current assets	1,237	621

Total current assets	13,015	22,542
Deferred income taxes, net	902	—
Intangible assets, net	166,274	176,321
Goodwill	83,979	83,979
Property and equipment, net	19,375	6,795
Operating lease assets	21,456	13,332
Other assets	1,449	1,496

Total assets	$306,450	$304,465

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current liabilities:
Accounts payable	$6,275	$2,924
Accrued liabilities	4,092	3,746
Current portion of contingent liabilities	1,693	2,538
Current portion of deferred revenue	9,202	10,790
Current portion of operating lease liabilities	1,530	578
Current portion of financing lease liabilities	1	1

Total current liabilities	22,793	20,577
Long-term contingent liabilities	4,119	4,826
Deferred income taxes, net	16,021	21,962
Long-term operating lease liabilities	25,016	13,272
Long-term portion of deferred revenue	5,493	9,226
Other long-term liabilities	298	295

Total liabilities	73,740	70,158

Commitments and contingencies (Note 5)
Parent company net investment:
Parent company net investment	232,710	234,307

Total liabilities and parent company net investment	$306,450	$304,465

See accompanying notes to unaudited condensed combined financial statements.

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OmniAb, Inc.
(which changed its name to OmniAb Operations, Inc. on October 31, 2022)
(A Business of Ligand Pharmaceuticals Incorporated)
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Service revenue	$4,928	$4,877	$14,922	$14,254
License and milestone revenue	1,400	1,400	7,826	5,214
Royalty revenue	582	—	984	—

Total revenues	6,910	6,277	23,732	19,468

Operating expenses:
Research and development	13,189	9,925	35,445	28,207
General and administrative	5,582	3,697	14,697	12,603
Amortization of intangibles	3,256	3,278	9,774	9,740
Other operating expense (income), net	(208)	(817)	(486)	(546)

Total operating expenses	21,819	16,083	59,430	50,004

Loss from operations	(14,909)	(9,806)	(35,698)	(30,536)
Other expense:
Interest expense	—	—	—	(6)

Loss before income taxes	(14,909)	(9,806)	(35,698)	(30,542)
Income tax benefit	2,313	1,916	6,544	6,572

Net loss	$(12,596)	$(7,890)	$(29,154)	$(23,970)

See accompanying notes to unaudited condensed combined financial statements.

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OmniAb, Inc.
(which changed its name to OmniAb Operations, Inc. on October 31, 2022)
(A Business of Ligand Pharmaceuticals Incorporated)
CONDENSED COMBINED STATEMENTS OF CHANGES IN PARENT COMPANY NET INVESTMENT
(Unaudited)
(in thousands)

Parent company net investment
Balance at December 31, 2020	$235,537
Net loss	(7,455)
Parent allocation of share-based compensation	3,379
Net transfers from parent company	(3,861)

Balance at March 31, 2021	$227,600
Net loss	(8,625)
Parent allocation of share-based compensation	4,417
Net transfers from parent company	3,011

Balance at June 30, 2021	$226,403
Net loss	(7,890)
Parent allocation of share-based compensation	3,809
Net transfers from parent company	5,680

Balance at September 30, 2021	$228,002

Balance at December 31, 2021	$234,307
Net loss	(6,282)
Parent allocation of share-based compensation	3,146
Net transfers from parent company	(6,250)

Balance at March 31, 2022	$224,921
Net loss	(10,276)
Parent allocation of share-based compensation	3,848
Net transfers from parent company	8,450

Balance at June 30, 2022	$226,943
Net loss	(12,596)
Parent allocation of share-based compensation	5,279
Net transfers from parent company	13,084

Balance at September 30, 2022	$232,710

See accompanying notes to unaudited condensed combined financial statements.

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OmniAb, Inc.
(which changed its name to OmniAb Operations, Inc. on October 31, 2022)
(A Business of Ligand Pharmaceuticals Incorporated)
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(29,154)	$(23,970)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in estimated fair value of contingent liabilities	(487)	(546)
Depreciation and amortization	13,429	13,779
Share-based compensation	12,273	11,605
Deferred income taxes, net	(6,840)	(6,325)
Other	(133)	35
Changes in operating assets and liabilities:
Accounts receivable, net	17,610	12,721
Other current assets	(817)	(188)
Other long-term assets	1,755	567
Accounts payable and accrued liabilities	432	161
Deferred revenue	(6,384)	(5,118)
Other long-term liabilities	1,872	(3,953)

Net cash provided by (used in) operating activities	3,556	(1,232)

Investing activities:
Purchase of property and equipment	(12,152)	(2,548)
Payments to CVR holders	(960)	—

Net cash used in investing activities	(13,112)	(2,548)
Financing activities:
Payments to CVR holders	(1,545)	(1,050)
Deferred transaction cost payment	(4,183)	—
Net transfer from parent	15,284	4,830

Net cash provided by financing activities	9,556	3,780

Net change in cash, cash equivalents and restricted cash	—	—

Cash, cash equivalents and restricted cash at beginning of period	—	—

Cash, cash equivalents and restricted cash at end of period	$—	$—

Supplemental disclosure of cash flow information:
Purchase of fixed assets recorded in accounts payable	$3,561	$114

See accompanying notes to unaudited condensed combined financial statements.

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OmniAb, Inc.
(which changed its name to OmniAb Operations, Inc. on October 31, 2022)
(A Business of Ligand Pharmaceuticals Incorporated)
Notes to Condensed Combined Financial Statements
(Unaudited)
1. Organization and Nature of Operations
The accompanying combined financial statements include all of the assets, liabilities and results of operations of six subsidiaries of Ligand Pharmaceuticals Incorporated (“Ligand” or the “Parent”), which are Ab Initio Biotherapeutics, Inc. (Ab Initio), Crystal Bioscience, Inc. (Crystal), Icagen, LLC (Icagen), Open Monoclonal Technology, Inc. (OMT), Taurus Biosciences, LLC (Taurus) and xCella Biosciences, Inc. (xCella) (collectively, “OmniAb”, “the Company”, “we”, “us” and “our”). OmniAb is powered by Biological Intelligence, a multi-species antibody platform for the discovery of mono and bispecific therapeutic human antibodies. OmniAb primarily derives revenue from license fees for technology access, milestones from partnered programs and service revenue from research programs. On January 8, 2016, Ligand completed a multi-step transaction that resulted in Ligand’s acquisition of OMT. In connection with the separation of OmniAb from Ligand, Ab Initio, Crystal, Icagen, Taurus and xCella will become wholly owned subsidiaries of OmniAb, Inc.
On November 1, 2022, Ligand completed (the “Closing”) the separation of its antibody discovery business and certain related assets and liabilities through a spin-off
of OmniAb to Ligand’s shareholders of record as of October 26, 2022 on a pro rata basis and merger of OmniAb with a wholly owned subsidiary of OmniAb, Inc. (formerly known as Avista Public Acquisition Corp. II, a Cayman Islands exempted company, prior to its domestication as a corporation incorporated in the state of Delaware (“APAC”)) in a Reverse Morris Trust transaction pursuant to the Agreement and Plan of Merger, dated as of March 23, 2022 (the “Merger Agreement”), among Ligand, OmniAb, APAC and Orwell Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of APAC, and the Separation and Distribution Agreement, dated as of March 23, 2022 (the “Separation Agreement”), among Ligand, OmniAb and APAC. The day prior to the Closing, OmniAb was renamed OmniAb Operations, Inc. and APAC was renamed OmniAb, Inc. (“New OmniAb”).
As of the Closing, New OmniAb expected to have approximately $95.8 million of net cash.
On November 2, 2022, New OmniAb began
regular-way
trading on NASDAQ under the ticker symbol “OABI.” Ligand continues to trade under the ticker symbol “LGND.” See further details regarding the transaction in Note 9: Subsequent Event.
2. Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation and Combination
The accompanying interim condensed combined financial statements have been prepared on a stand-alone basis and are derived from Ligand’s interim condensed combined financial statement accounting records. The interim condensed combined financial statements include the historical results of operations, financial position and cash flows of OmniAb in conformity with United States generally accepted accounting principles (U.S. GAAP). The operations comprising OmniAb are in various legal entities wholly owned by Ligand. Accordingly, Ligand’s net investment in these operations is shown in lieu of stockholder’s equity in the combined financial statements.
OmniAb comprises certain stand-alone legal entities for which discrete financial information is available. As Ligand records certain transactions at the parent entity level, allocation methodologies were applied to certain accounts to allocate amounts to OmniAb as discussed further below.
OmniAb entities were under the common control of the Parent as a result of, among other factors, Ligand’s ownership. As the entities were under common control, the financial statements report the financial position,

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results of operations and cash flows of the Company as though the transfer of net assets and equity interests had occurred as of January 2016. Transactions between Ligand and the Company are accounted for through the Parent company net investment in OmniAb. The total net effect of the settlement of these intercompany transactions is reflected in our combined balance sheets as Parent company net investment in OmniAb. All significant intercompany transactions with Ligand are deemed to have been paid in the period the costs were incurred. Expenses related to corporate allocations from Ligand to OmniAb are considered to be effectively settled for cash in the combined financial statements at the time the transaction was recorded.
The interim condensed combined financial statements include all revenues, expenses, assets and liabilities directly associated with the business activity of OmniAb as well as an allocation of certain general and administrative expenses related to facilities, functions and services provided by our Parent. These corporate expenses have been allocated to OmniAb based on direct usage or benefit, where identifiable, with the remainder allocated based on headcount or a percentage of total operating expenses or other measures that management believes are consistent and reasonable. See Note 8. Relationship with Parent and Related Entities
.
Our Parent maintains various share-based compensation plans at a corporate level. OmniAb employees participate in those programs, and a portion of the compensation cost associated with those plans is included in OmniAb’s combined statements of operations. The share-based compensation expense has been included within Parent company net investment. The amounts presented in the combined financial statements are not necessarily indicative of future awards and may not reflect the results that OmniAb would have experienced as a stand-alone entity. See Note 8. Relationship with Parent and Related Entities for additional discussion.
All of the allocations and estimates in the interim condensed combined financial statements are based on assumptions that management believes are reasonable. However, the interim condensed combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of OmniAb in the future or if OmniAb had been a separate, stand-alone publicly traded entity during the periods presented.
Unaudited Interim Financial Information
The accompanying interim condensed combined balance sheet as of September 30, 2022, the condensed combined statements of operations, condensed combined statements of changes in parent company net investment for the three and nine months ended September 30, 2022 and 2021, and the condensed combined statements of cash flows for the nine months ended September 30, 2022 and 2021 and the related footnote disclosures are unaudited. In management’s opinion, the unaudited interim combined financial statements have been prepared on the same basis as the audited combined financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of September 30, 2022, its results of operations for the three and nine months ended September 30, 2022 and 2021, and its statements of cash flows for the nine months ended September 30, 2022 and 2021 in accordance with U.S. GAAP. The results for the nine months ended September 30, 2022 are not necessarily indicative of the results expected for the full fiscal year or any other interim period.
Liquidity and Capital Resources
As part of Ligand, OmniAb was dependent upon Ligand for all of its working capital and financing requirements, as Ligand uses a centralized approach to cash management and financing its operations. Therefore, there is no cash reflected in the combined financial statements. Accordingly, cash and cash equivalents, debt or related interest expense have not been allocated to OmniAb in the combined financial statements. Financing transactions related to OmniAb are accounted for as a component of Parent company net investment in the combined balance sheets and as a financing activity allocation on the accompanying combined statements of cash flows.

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For the nine months ended September 30, 2022 and 2021, OmniAb’s revenue was $23.7 million and $19.5 million, respectively. For the nine months ended September 30, 2022 and 2021, OmniAb’s net loss was $(29.2) million and $(24.0) million, respectively. OmniAb expects to continue to incur losses for the foreseeable future as we invest in research and development activities to improve our technology and platform, market and sell our solutions to existing and new partners, add operational, financial and management information systems and personnel to support our operations and incur additional costs associated with operating as a public company. OmniAb’s ability to continue its operations is dependent upon our ability to obtain additional capital in the future and generate cash flows from operations. Prior to November 1, 2022, funding from Ligand was our primary source of liquidity. On November 1, 2022, with the closing of the merger between the Company and a subsidiary of APAC, New OmniAb was capitalized with approximately $95.8 million in net cash. This cash and cash the Company generates from operations provide us the flexibility we need to meet operating, investing, and financing needs and support operations through at least 12 months following the issuance date of the financial statements.
The accompanying interim condensed combined financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
Significant Accounting Policies
We have described our significant accounting policies in Note 3,
Basis of Presentation and Summary of Significant Accounting Policies
of the Notes to Combined Financial Statements included in the registration statement on Form S-4 filed on September 27, 2022.
Use of Estimates
The preparation of interim condensed combined financial statements in conformity with U.S. GAAP requires the use of estimates and assumptions that affect the amounts reported in the interim condensed combined financial statements and the accompanying notes. Actual results may differ from those estimates.
Accounts Receivable
Our accounts receivable represents the amounts we have billed our partners and that are due to us unconditionally for services we have performed. We establish an allowance for credit losses to present the net amount of accounts receivable expected to be collected. The allowance is determined by using the loss-rate method, which requires an estimation of loss rates based upon historical loss experience adjusted for factors that are relevant to determining the expected collectability of accounts receivable. Some of these factors include historical loss experience, delinquency trends, aging behavior of receivables and credit and liquidity quality indicators for industry groups, customer classes or individual customers. During the three and nine months ended September 30, 2022, we considered the current and expected future economic and market conditions including, but not limited to, the anticipated unfavorable impacts of the surrounding novel coronavirus
(COVID-19)
pandemic on our business and the allowance for credit losses was $0.1 million as of September 30, 2022.
Revenue Recognition
Our revenue is generated primarily from license fees for technology access, development, regulatory and sales based milestone payments and service revenue for performance of research. We apply the following five-step model in accordance with ASC 606, Revenue from Contracts with Customers, in order to determine revenue: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration;

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(iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.
Our revenue is typically derived from our license agreements with our partners and consists of: (i) upfront or annual payments for technology access (license revenue) and payments for performance of research services; (service revenue); (ii) downstream payments in the form of preclinical, intellectual property, clinical, regulatory, and commercial milestones (milestone revenue) and (iii) royalties on net sales from our partners’ product sales, if any. To date, we have generated revenue from intellectual property and development milestones, and have only recently begun to generate revenue from commercial milestone payments and royalties on product sales this year.
We receive royalty revenue on sales by our partners of products covered by patents that we or our partners own under contractual agreements. We do not have future performance obligations under these license arrangements. We generally satisfy our obligation to grant intellectual property rights on the effective date of the contract. However, we apply the royalty recognition constraint required under the guidance for sales-based royalties which requires a royalty to be recorded no sooner than the underlying sale occurs. Therefore, royalties on sales of products commercialized by our partners are recognized in the quarter the product is sold. Our partners generally report sales information to us on a one quarter lag. Thus, we estimate the expected royalty proceeds based on an analysis of historical experience and interim data provided by our partners including their publicly announced sales. Differences between actual and estimated royalty revenues, which have not been material, are adjusted in the period in which they become known, typically the following quarter.
License fees are generally recognized at a point in time once we grant our customers access to our intellectual property rights. We generally satisfy our obligation to grant intellectual property rights on the effective date of the contract.
We recognize service revenue for contracted R&D services performed for our customers over time. We measure our progress using an input method based on the effort we expend or costs we incur toward the satisfaction of our performance obligation. We estimate the amount of effort we expend, including the time it will take us to complete the activities, or the costs we may incur in a given period, relative to the estimated total effort or costs to satisfy the performance obligation. This results in a percentage that we multiply by the transaction price to determine the amount of revenue we recognize each period. This approach requires us to make estimates and use judgement. If our estimates or judgements change over the course of the collaboration, they may affect the timing and amount of revenue that we recognize in the current and future periods.
We include contingent milestone based payments in the estimated transaction price when there is a basis to reasonably estimate the amount of the payment and the milestone is probable of being achieved. These estimates are based on historical experience, anticipated results and our best judgment at the time. If the contingent milestone based payment is sales-based, we apply the royalty recognition constraint and record revenue when the
underlying sale has taken place. Significant judgments must be made in determining the transaction price for our licenses of intellectual property. Because of the risk that products in development with our partners will not reach development based milestones or receive regulatory approval, we generally recognize any contingent payments that would be due to us upon or after the development milestone or regulatory approval.
Deferred Revenue
Depending on the terms of the arrangement, we may also defer a portion of the consideration received if we have to satisfy a future obligation.
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deposits (contract liabilities) on the combined balance sheet. We generally receive payment at the point we satisfy our obligation or soon after. Any fees billed in advance of being earned are recorded as deferred revenue. During the three and nine months ended

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September 30, 2022, the amount recognized as revenue that was previously deferred was $4.0 million and $9.9 million, respectively. During the three and nine months ended September 30, 2021, the amount recognized as revenue that was previously deferred was $2.4 million and $5.2 million, respectively.
Disaggregation of Revenue
The following table represents disaggregation of royalty revenue, license fees, milestone revenue and service revenue (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Royalty revenue	$582	$—	$984	$—
License fees	400	200	2,455	1,950
Milestone revenue	1,000	1,200	5,371	3,264
Service revenue	4,928	4,877	14,922	14,254

	$6,910	$6,277	$23,732	$19,468

Accounting Standards Not Yet Adopted
We do not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material impact on our combined financial statements or disclosures.
3. Fair Value Measurements
We measure certain financial liabilities at fair value on a recurring basis. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. We establish a three-level hierarchy to prioritize the inputs used in measuring fair value. The levels are described below with level 1 having the highest priority and level 3 having the lowest:
Level 1 - Observable inputs such as quoted prices in active markets
Level 2 - Inputs other than the quoted prices in active markets that are observable either directly or indirectly
Level 3 - Unobservable inputs in which there is little or no market data, which require our company to develop its own assumptions
Liabilities Measured on a Recurring Basis
The following table presents the hierarchy for our liabilities measured at fair value (in thousands):

	September 30, 2022				December 31, 2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities:
Icagen contingent liabilities (1)	$—	$—	$5,332	$5,332	$—	$—	$7,364	$7,364
xCella contingent liabilities (2)	—	—	480	480	—	—	—	—

Total liabilities	$—	$—	$5,812	$5,812	$—	$—	$7,364	$7,364

1.
The fair value of Icagen contingent liabilities was determined using a probability weighted income approach. Most of the contingent payments are based on certain revenue milestones as defined in the asset purchase agreement with Icagen. The fair value is subjective and is affected by changes in inputs to the valuation model including management’s estimates regarding the timing and probability of achievement of

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certain developmental and regulatory milestones. During the year ended December 31, 2021, we paid $1.1 million towards the contingent liability based on revenue milestones to former Icagen shareholders. During the nine months ended September 30, 2022, we paid $1.5 million towards the contingent liability based on revenue milestones to former Icagen shareholders.
2.
The xCella contingent liability is determined when the contingency is resolved and the consideration becomes payable. Management concluded that no earnout liability would be recognized at the acquisition date in September 2020. During the year ended December 31, 2021, we paid $0.7 million towards the contingent liability based on revenue milestones to former xCella shareholders. During the nine months ended September 30, 2022, we paid $1.0 million towards the contingent liability based on revenue milestones to former xCella shareholders.

A reconciliation of the level 3 financial instruments as of September 30, 2022 is as follows (in thousands):

Fair value of level 3 financial instruments as of December 31, 2021	$7,364
Payments to CVR holders	(2,505)
Fair value adjustments to contingent liabilities	(487)
Contingent liabilities from xCella asset acquisition	1,440

Fair value of level 3 financial instruments as of September 30, 2022	$5,812

The carrying amounts reported in our combined balance sheets for accounts receivable, other assets, accounts payable and other accrued expenses approximate fair value due to their relatively short periods to maturity.
Assets Measured on a
Non-Recurring
Basis
We apply fair value techniques on a
non-recurring
basis associated with valuing potential impairment losses related to our goodwill, indefinite-lived intangible assets and long-lived assets.
We evaluate goodwill and indefinite-lived intangible assets annually for impairment and whenever circumstances occur indicating that goodwill might be impaired. We determine the fair value of our reporting unit based on a combination of inputs, including the market capitalization of Ligand, as well as level 3 inputs such as discounted cash flows, which are not observable from the market, directly or indirectly. We determine the fair value of our indefinite-lived intangible assets using the income approach based on level 3 inputs.
There was no impairment of our goodwill, indefinite-lived assets, or long-lived assets recorded during the nine months ended September 30, 2022 and 2021.
4. Income Tax
Our effective tax rate may vary from the U.S. federal statutory tax rate due to the change in the mix of earnings in various state jurisdictions with different statutory rates, benefits related to tax credits, and the tax impact of non-deductible
expenses, stock award activities and other permanent differences between income (loss) before income taxes and taxable income. The effective tax rate for the three and nine months ended September 30, 2022 was 15.5% and 18.3%, respectively. The variance from the U.S. federal statutory tax rate of 21.0% was primarily due to the benefit related to tax credits, as well as the difference in statutory state rates and the tax impact of stock award activities. The variance is also a result of the valuation allowance established for state attributes. The effective tax rate for the three and nine months ended September 30, 2021 was 19.5% and 21.5%, respectively. The variance from the U.S. federal statutory tax rate of 21.0% was primarily due to the benefit related to tax credits, state taxes, the tax impact of stock award activities and the valuation allowance established for state attributes.

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5. Commitment and Contingencies: Legal Proceedings
From time to time, we have been and may be involved in various legal proceedings arising in our ordinary course of business. In the opinion of management, resolution of any pending claims (either individually or in the aggregate) is not expected to have a material adverse impact on our combined financial statements, cash flows or financial position and it is not possible to provide an estimated amount of any such loss. However, the outcome of disputes is inherently uncertain. Therefore, although management considers the likelihood of such an outcome to be remote, an unfavorable resolution of one or more matters could materially affect our future results of operations or cash flows, or both, in a particular period.
6. Leases
Certain OmniAb legal entities lease office facilities and equipment primarily under various operating leases. Our operating leases have remaining contractual terms up to ten years, some of which include options to extend the leases for up to ten years. Our lease agreements do not contain any material residual value guarantees, material restrictive covenants, or material termination options. Our operating lease costs are primarily related to facility leases for administration offices and research and development facilities, and our finance leases are immaterial.
Lease assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. Lease assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the lease asset, unless the implicit rate is readily determinable. Lease assets also include any upfront lease payments made and lease incentives. Lease terms include options to extend or terminate the lease when it is reasonably certain that those options will be exercised. In addition to base rent, certain of our operating leases require variable payments, such as insurance and common area maintenance. These variable lease costs, other than those dependent upon an index or rate, are expensed when the obligation for those payments is incurred. Leases with an initial term of 12 months or less are not recorded on the balance sheet, and the expense for these short-term leases and for operating leases is recognized on a straight-line basis over the lease term.
The depreciable life of lease assets and leasehold improvements is limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.
Operating Lease Assets and Liabilities (in thousands):

	September 30, 2022	December 31, 2021
Assets
Operating lease assets	$21,456	$13,332
Liabilities
Current operating lease liabilities	1,530	578
Long-term operating lease liabilities	25,016	13,272

Total lease liabilities	$26,546	$13,850

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Maturity of Operating Lease Liabilities as of September 30, 2022 (in thousands):

Maturity Dates	Operating Leases
Remaining three months ending December 31, 2022	$848
2023	3,455
2024	3,408
2025	3,523
2026	3,787
2027	3,885
Thereafter	14,745

Total lease payments	33,651
Less imputed interest	(6,075)
Less tenant improvement allowance	(1,030)

Present value of lease liabilities	$26,546

During the nine months ended September 30, 2022, we had a lease commence in our Emeryville office, which resulted in an increase in lease assets and liabilities of $9.9 million each during the period.
As of September 30, 2022, our operating leases had a weighted-average remaining lease term of 8.8 years and a weighted-average discount rate of 4.3%. As of December 31, 2021, our operating leases had a weighted-average remaining lease term of 9.3 years and a weighted-average discount rate of 3.9%. Cash paid for amounts included in the measurement of operating lease liabilities was $1.3 million and $2.2 million, respectively, for the three and nine months ended September 30, 2022. The operating lease expense was $1.0 million and $2.7 million for the three and nine months ended September 30, 2022, respectively. The operating lease expense was $0.4 million and $1.0 million for the three and nine months ended September 30, 2021, respectively.
7. Balance Sheet Account Details
Property and equipment
Property and equipment are stated at cost and consist of the following (in thousands):

	September 30, 2022	December 31, 2021
Lab and office equipment	$6,443	$6,410
Leasehold improvements	17,639	3,495
Computer equipment and software	487	182

	24,569	10,087
Less: accumulated depreciation and amortization	(5,194)	(3,292)

Total property and equipment, net	$19,375	$6,795

Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or their related lease term, whichever is shorter. Depreciation expense for the three and nine months ended September 30, 2022 was $0.7 million and $1.9 million, respectfully. Depreciation expense for the three and nine months ended September 30, 2021 was $0.4 million and $1.0 million, respectively.

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Goodwill and identifiable intangible assets
Goodwill and other identifiable intangible assets consist of the following (in thousands):

	September 30, 2022	December 31, 2021
Indefinite-lived intangible assets
Goodwill	$83,979	$83,979
Definite lived intangible assets
Complete technology	227,129	227,403
Less: accumulated amortization	(68,980)	(60,099)
Customer relationships	11,100	11,100
Less: accumulated amortization	(2,975)	(2,083)

Total goodwill and other identifiable intangible assets, net	$250,253	$260,300

Amortization of finite-lived intangible assets is computed using the straight-line method over the estimated useful life of the asset of up to 20 years. Amortization expense for the three and nine months ended September 30, 2022 was $3.3 million and $9.8 million, respectively. Amortization expense for the three and nine months ended September 30, 2021 was $3.3 million and $9.7 million, respectively.
Accrued Liabilities
Accrued liabilities consist of the following (in thousands):

	September 30, 2022	December 31, 2021
Compensation	$2,249	$2,320
Professional fees	1,679	67
Royalties owed to third parties	124	296
Acquisition related liabilities	—	1,000
Other	40	63

Total accrued liabilities	$4,092	$3,746

8. Relationship with Parent and Related Entities
Historically, the OmniAb business has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to OmniAb and reflected as expenses in the combined financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to OmniAb for purposes of the stand-alone financial statements. However, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if OmniAb historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by OmniAb.
General Corporate Overhead
The combined statements of operations include expenses for certain centralized functions (such as information systems, accounting, treasury, audit, purchasing, human resources, legal and facilities), executive compensation and other programs provided and/or administered by Parent that are charged directly to us. A portion of these costs benefits us and is allocated to us using a pro-rata
method based on project-related costs or other measures that management believes are consistent and reasonable.

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Costs of $1.6 million and $4.9 million for the three and nine months ended September 30, 2022, respectively, and $0.9 million and $3.8 million for the three and nine months ended 2021, respectively, have been reflected in the general and administrative expenses in our interim condensed combined statements of operations for our allocated share of Parent’s corporate overhead.
Cash Management and Financing
We participate in Ligand’s centralized cash management and financing programs and will continue to participate in Ligand’s centralized cash management until the OmniAb business becomes an independent publicly-traded company.
Disbursements are made through centralized accounts payable systems which are operated by Ligand. Cash receipts are transferred to centralized accounts, also maintained by Ligand. As cash is disbursed and received by Ligand, it is accounted for by us through the Parent company net investment. All obligations are financed by Ligand and financing decisions are determined by central Ligand treasury operations.
Ligand intends to transfer the assets, liabilities and operations of its OmniAb business, pursuant to the terms of a Separation Agreement, entered into among Ligand, OmniAb and APAC. Completion of the separation and distribution is subject to certain conditions. The separation is anticipated to be tax-free
to Ligand stockholders. Accordingly, after the
tax-free
separation, all of the related tax attributes of Ligand will remain with Ligand.
Equity-Based Incentive Plans
Certain of our employees participate in our Parent’s equity-based incentive plans. Under the Ligand 2002 Stock Incentive Plan (2002 Plan), our employees, directors, managers and advisors were awarded share-based incentive awards in a number of forms, including nonqualified stock options. Under the 2002 Plan, our employees can be awarded share-based incentive awards which include non-statutory
stock options or incentive stock options, restricted stock units (RSUs), performance stock units (PSUs) and other cash-based or share-based awards. Stock options granted to our employees under the incentive plans typically vest
1/8
on the six month anniversary of the date of grant, and
1/48
each month thereafter for
forty-two
months. We measure share-based compensation for all share-based incentive awards at fair value on the grant date. Share-based compensation expense is generally recognized on a straight-line basis over the requisite service periods of the awards.
Compensation costs associated with our employees’ participation in the incentive plans have been specifically identified for employees who exclusively support our operations and are allocated to us as part of the cost allocations from our Parent. The following table summarizes total share-based compensation (SBC) charged to us related to our employees’ participation in our Parent’s incentive plans, depending on the nature of the employee’s role in our operations (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SBC - Research and development expenses	$3,079	$2,395	$7,243	$6,902
SBC - General and administrative expenses	2,200	1,415	5,030	4,704

	$5,279	$3,810	$12,273	$11,606

9. Subsequent Event
For the purposes of the financial statements as of September 30, 2022 and the three and nine months then ended, the Company has evaluated subsequent events through the date on which the financial statements were issued.

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Business Combination closing of APAC and OmniAb
On November 1, 2022, Ligand completed the separation (the “Separation”) of its antibody discovery business and certain related assets and liabilities through a spin-off of OmniAb to Ligand’s shareholders of record as of October 26, 2022 (the “Record Date”) on a pro rata basis (the “Distribution”) and merger (the “Merger”) of OmniAb with a wholly owned subsidiary of APAC in a Reverse Morris Trust transaction (collectively, the “Transactions”) pursuant to the Merger Agreement and the Separation Agreement (collectively with the other related transaction documents, the “Transaction Agreements”). The day prior to the Closing, OmniAb was renamed OmniAb Operations, Inc. and APAC was renamed OmniAb, Inc. (“New OmniAb”). Pursuant to the Transaction Agreements, Ligand contributed to OmniAb cash and certain assets and liabilities constituting the OmniAb business, including certain related subsidiaries of Ligand, to OmniAb (the “Contribution”). In consideration for the Contribution, OmniAb issued to Ligand additional shares of OmniAb common stock such that the number of shares of OmniAb common stock then outstanding equaled the number of shares of OmniAb common stock necessary to effect the Distribution. Pursuant to the Distribution, Ligand shareholders as of the Record Date received one share of OmniAb common stock for each share of Ligand common stock held as of such date. Pursuant to the Merger Agreement, each share of OmniAb common stock was thereafter exchanged for the right to receive 4.90007 shares of New OmniAb common stock and 0.75842 shares of New OmniAb common stock subject to price-based earnout triggers (the “Earnout Shares”). The Earnout Shares will vest based upon the achievement of certain volume-weighted average trading prices (VWAP) for shares of New OmniAb for any
20
trading days over a consecutive
30
trading-day period during the five-year period following the Closing, with (i) fifty percent of such Earnout Shares vesting upon achievement of a VWAP of $12.50 per share of New OmniAb common stock or upon the occurrence of a change of control transaction that will result in the holders of New OmniAb common stock receiving a price per share in excess of $12.50, and (ii) the remaining fifty percent of the Earnout Shares vesting upon achievement of a VWAP of $15.00 per share of New OmniAb common stock or upon the occurrence of a change of control transaction that will result in the holders of New OmniAb common stock receiving a price per share in excess of $15.00. The Earnout Shares are not transferable until the vesting condition for the applicable tranche of Earnout Shares has been achieved. Upon the closing of the Transactions, the ownership of the outstanding stock of New OmniAb (including the Earnout Shares) was as follows: Ligand’s existing shareholders held approximately 85.0%, APAC’s existing public shareholders held approximately 1.1% and the sponsor and related parties of APAC held approximately 13.9%. Fractional shares of New OmniAb common stock were not issued pursuant to the Merger. Instead, shareholders received cash in lieu of any fractional share (other than with respect to Earnout Shares).
As of the Closing, New OmniAb expected to have approximately $95.8 million of net cash. On November 2, 2022, New OmniAb began regular-way trading on NASDAQ under the ticker symbol “OABI.” Ligand continues to trade under the ticker symbol “LGND.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Avista Public Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Avista Public Acquisition Corp. II (the “Company”) as of December 31, 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from February 5, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 5, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
New York, NY
March 25, 2022

AVISTA PUBLIC ACQUISITION CORP. II
BALANCE SHEET
DECEMBER 31, 2021

ASSETS
Current assets:
Cash	$189,971
Prepaid expenses	744,542

Total current assets	934,513
Cash held in trust account	235,750,000

TOTAL ASSETS	$236,684,513

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	15,440
Accrued expenses	107,734
Accrued offering costs	314,153
Due to related party	884

Total current liabilities	438,211
Deferred underwriting fee payable	8,050,000

TOTAL LIABILITIES	8,488,211

Commitments (see Note 6)
Class A ordinary shares, $0.0001 par value, subject to possible redemption; 23,000,000 shares at redemption value	235,750,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	—
Accumulated deficit	(7,554,273)

Total Shareholders’ Deficit	(7,553,698)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$236,684,513

The accompanying notes are an integral part of these financial statements.

AVISTA PUBLIC ACQUISITION CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 5, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Formation and operating costs	$516,442

Net loss	$(516,442)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	9,857,143

Basic and diluted net loss per share, Class A ordinary shares	$(0.03)

Basic and diluted weighted average shares outstanding, Class B ordinary shares	5,321,429

Basic and diluted net loss per share, Class B ordinary shares	$(0.03)

The accompanying notes are an integral part of these financial statements.

F-4
7

AVISTA PUBLIC ACQUISITION CORP. II
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM FEBRUARY 5, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at February 5, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Proceeds from Initial Public Offering Costs allocated to Public Warrants (net of offering costs)	—	—	—	—	9,232,604	—	9,232,604
Proceeds from sale of Private Placement Warrants to the Sponsor (net of offering costs)	—	—	—	—	12,298,375	—	12,298,375
Re-measurement of Class A ordinary shares to redemption value	—	—	—	—	(21,555,404)	(7,037,831)	(28,593,235)
Net loss	—	—	—	—	—	(516,442)	(516,442)

Balance at December 31, 2021	—	$—	5,750,000	$575	$—	$(7,554,273)	$(7,553,698)

The accompanying notes are an integral part of these financial statements.

F-
48

AVISTA PUBLIC ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 5, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Cash Flows from Operating Activities:
Net loss	$(516,442)
Changes in operating assets and liabilities:
Prepaid expenses	(744,542)
Accounts payable	15,440
Due to related party	884
Accrued expenses	107,734

Net cash used in operating activities	(1,136,926)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(235,750,000)

Net cash used in investing activities	(235,750,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Proceeds from initial public offering, net of underwriter’s discount paid	225,400,000
Proceeds from sale of Private Placement Warrants	12,350,000
Proceeds from Sponsor note	175,000
Repayment of Sponsor note	(175,000)
Payment of offering costs	(698,103)
Net cash provided by financing activities	237,076,897

Net change in cash	189,971
Cash – beginning of period	—

Cash – end of period	$189,971

Non-cash investing and financing activities
Re-measurement of Class A ordinary shares to redemption value	$28,593,235

Offering costs included in accrued offering costs	$314,153

Deferred underwriting fee payable	$8,050,000

The accompanying notes are an integral part of these financial statements.

F-
49

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND LIQUIDITY
Avista Public Acquisition Corp. II (the “Company”) is a blank check company incorporated in the Cayman Islands on February 5, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from February 5, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on August 9, 2021. On August 12, 2021, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 3,000,000 Units that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $230,000,000 (see Note 3).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,233,333 warrants (the “Private Placement Warrants”), including 900,000 Private Placement Warrants that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at a price of $1.50 per Private Placement Warrant in a private placement to Avista Acquisition LP II (the “Sponsor”), generating gross proceeds of $12,350,000 (see Note 4).
Transaction costs amounted to $13,662,256 consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees, and $1,012,256 of other offering costs. In addition, as of December 31, 2021, cash of $189,971 is held outside of the Trust Account (as defined below) and is available for the payment of accrued offering costs and for working capital purposes.
Upon closing of the Initial Public Offering and the sale of the Private Placement Warrants, a total of $235,750,000 ($10.25 per Public Share) was placed in a trust account (the “Trust Account”) and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the consummation of the initial Business Combination within 18 months from the closing of the Initial Public Offering, (ii) the redemption of the Company’s Public Shares if the Company has not consummated an Business Combination within 18 months from the closing of the Company’s Initial Public Offering, subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company does not complete the initial Business Combination within 18 months from the closing the Company’s Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares.

F-
50

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion.
The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption was recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480,
Distinguishing Liabilities from Equity
(“ASC 480”)
.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete an initial Business Combination within 18 months from the closing of the Initial Public Offering or with respect to any other material provision relating to shareholders’ rights or pre-initial
Business Combination activity and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held if the Company fails to complete an initial Business Combination within 18 months from the closing of the Initial Public Offering. However, if the Sponsor acquires

F-
51

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within 18 months from the closing of the Initial Public Offering.
The Company has until 18 months from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
Indemnity
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company (other than the Company’s independent registered public accounting firm), or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.25 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.25 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
As of December 31, 2021, the Company had $189,971 in cash held outside of the Trust Account and a working capital surplus of $496,302. The Company has incurred and expects to continue to incur significant

F-
5
2

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or if the Company becomes obligated to redeem a significant number of public shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Of the total proceeds from the Initial Public Offering and sale of the Private Placement Warrants, an amount of approximately $2 million was deposited in an operating account for the Company’s working capital needs. The amounts held in the operating account are not expected to provide the Company with sufficient funds to meet its operational and liquidity obligations over the next twelve months.
Going Concern Consideration
As of December 31, 2021, the Company had $189,971 in cash held outside of the Trust Account and a working capital surplus of $496,302. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a prospective partner company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not

F-
5
3

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.
Class A Ordinary Shares Subject to Possible Redemption
All of the 23,000,000 shares of Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares have been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in
capital and accumulated deficit.

F-
54

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

As of December 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(9,813,334)
Issuance costs allocated to Class A ordinary shares	(13,029,901)
Plus:
Accretion of carrying value to redemption value	28,593,235

Class A ordinary shares subject to possible redemption	$235,750,000

Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A —
Expenses of Offering
. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,662,256 as a result of the Initial Public Offering (consisting of $4,600,000 of cash underwriting discounts, $8,050,000 in deferred underwriting fees and $1,012,256 of other offering costs). As such, the Company recorded $13,029,901 of offering costs as a reduction of temporary equity and $632,355 of offering costs as a reduction of permanent equity in connection with the issuance of the Units in the Initial Public Offering and the Private Placement Warrants.
Income Taxes
The Company accounts for income taxes under ASC 740,
Income Taxes
(“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on February 5, 2021, the evaluation was performed for the 2021 tax year which will be the only period subject to examination.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted

F-
5
5

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Cayman
Islands
Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statement.
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 15,900,000 shares in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For the Period from February 5, 2021 (inception) Through December 31, 2021
	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(335,384)	$(181,058)

Denominator:
Basic and diluted weighted average shares outstanding	9,857,143	5,321,429
Basic and diluted net loss per share	$(0.03)	$(0.03)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company applies ASC Topic 820,
Fair Value Measurement
(“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

F-
56

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

The carrying amounts reflected in the balance sheet for cash, deferred offering costs, accrued offering costs, promissory note — related party, and advance from anchor investor approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06 amends
the diluted earnings per share guidance, including the requirement to use the if converted method for all convertible instruments. ASU
2020-06
is effective for the Company on January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU
2020-06
effective January 1, 2021 using the modified retrospective method of transition. The adoption of ASU
2020-06
did not have a material impact on the financial statements for the period from February 5, 2021 (inception) through December 31, 2021.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The registration statement for the Company’s Initial Public Offering was declared effective on August 9, 2021. On August 12, 2021, the Company completed its Initial Public Offering of 23,000,000 Units, including 3,000,000 Units that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third
of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,233,333 Private Placement Warrants, including 900,000 Private Placement Warrants that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at a price of $1.50 per Private Placement Warrant ($12,350,000 in the aggregate). Each Private Placement Warrant is exercisable to purchase one Class A

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

ordinary share at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the net proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 12, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the holders of the Founder Shares will own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On June 16, 2021, the Company transferred 35,000 Class B ordinary shares each to three members of the Company’s board of directors (or 105,000 Class B ordinary shares in total) at their original cost (see Note 7). The underwriters exercised their over-allotment option in full on August 12, 2021; thus, no ordinary shares remain subject to forfeiture (see Note 6).
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, or sold until the earlier of (i) one year after the completion of a Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after an initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if (1) the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-
trading day period commencing at least
150 day
s after an initial Business Combination or (2) if the Company consummates a transaction after an initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On February 12, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering. The Promissory Note was
non-interest
bearing and was payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. The Company’s Sponsor paid certain offering costs totaling $55,725, which was included in the outstanding balance of the Promissory Note as of March 22, 2021, and the Company borrowed $119,275 on June 23, 2021. On August 12, 2021, the Company repaid the outstanding balance under the Promissory Note of $175,000.
Administrative Support Agreement
The Company entered into an agreement, commencing on August 9, 2021, to pay an affiliate of the Sponsor a total of $10,000 per month for administrative, financial and support services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees. Under this agreement, $46,129 of expenses were incurred during the period from February 5, 2021 (inception) through December 31, 2021.

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Due to Related Party
Due to related party consists of advances from the Sponsor to pay for offering costs and formation costs on behalf of the Company and are payable on demand.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Company’s sponsor or an affiliate of the sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, it may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the Company’s trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Company’s sponsor, its affiliates or any members of the management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. As of December 31, 2021, there was no balance outstanding under the Working Capital Loans.
NOTE 6. COMMITMENTS
Registration and Shareholder Rights Agreement
Pursuant to a registration rights agreement entered into on August 9, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans) will have registration and shareholder rights to require the Company to register a sale of any of its securities held by them pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate, upon the closing of the Initial Public Offering and exercise of the over-allotment in full on August 12, 2021. In addition, $0.35 per unit, or $8,050,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the Underwriting Agreement.

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Forward Purchase Agreement
In connection with the consummation of the Initial Public Offering, the Company entered into a forward purchase agreement with the Sponsor, Avista Acquisition LP II, a Cayman Islands exempted limited partnership, which provides for the purchase of an aggregate of 10,000,000 Class A ordinary shares plus an aggregate of 3,333,333 redeemable warrants to purchase Class A ordinary shares at $11.50 per share, for an aggregate purchase price of $100,000,000, in the private placement. The obligations under the forward purchase agreement do not depend on whether any Class A ordinary shares are redeemed by the Company’s public shareholders.
The forward purchase securities will be issued in connection with the closing of the initial Business Combination. The proceeds from the sale of forward purchase securities will be used as part of the consideration to the sellers in the Company’s initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.
NOTE 7. SHAREHOLDERS’ DEFICIT
Preference shares —
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021, there were no preference shares issued or outstanding.
Class
 A ordinary shares —
The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 23,000,000 Class A ordinary shares issued and outstanding, including 23,000,000 Class A ordinary shares subject to possible redemption.
Class
 B ordinary shares —
The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 5,750,000 Class B ordinary shares issued and outstanding, and the holders of the Founder Shares own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s Amended and Restated Memorandum and Articles of Association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the ordinary shares that are voted is required to approve any such matter voted on by the shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds
of the ordinary shares that are voted, and pursuant to the Amended and Restated Memorandum and Articles of Association; such actions include amending the Amended and Restated Memorandum and Articles of Association and approving a statutory merger or consolidation with another company. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to the Company’s initial Business Combination, (i) only holders of the founder shares will have the right to vote on the appointment of directors and (ii) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares), holders of the Company’s Class B ordinary shares will have ten votes for every Class B

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

ordinary share and holders of the Class A ordinary shares will have one vote for every Class A ordinary share. These provisions of the Company’s Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution passed by not less than 90% of the ordinary shares who attend and vote at the Company’s general meeting which shall include the affirmative vote of a simple majority of the Class B ordinary shares. Holders of the public shares will not be entitled to vote on the appointment of directors prior to the initial Business Combination. In addition, prior to the completion of an initial Business Combination, holders of a majority of the founder shares may remove a member of the board of directors for any reason. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial Business Combination.
Redeemable Warrants —
Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Company’s initial Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying of the obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement (which may be a post-effective amendment to the registration statement of which the Company’s prospectus is a part or any other applicable registration statement) for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at it’s option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, will not be required to file or maintain in effect a

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

registration statement, and will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by the Company, the Company may exercise the Company’s redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if the Company is not the surviving company in the Company’s initial Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a sub-division
of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division
or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share , (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares, or (e) in connection with the redemption of the Company’s public shares upon failure to complete the Company’s initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.
Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.
The Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Company’s Initial Public Offering except that the Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (except pursuant to limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants). The Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the Initial Public Offering.
The Company accounts for the 15,900,000 warrants issued in connection with the Initial Public Offering (including 7,666,667 Public Warrants and 8,233,333 Private Placement Warrants), and will account for the 3,333,333 Forward Purchase Warrants to be issued in connection with the initial Business Combination, in accordance with the guidance contained in ASC
815-40,
Derivatives and Hedging
. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.
NOTE 8. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the items disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On March 14, 2022, the Company entered into a promissory note pursuant to the Working Capital Loans terms as outlined in Note 5 with the Sponsor (the “Sponsor Working Capital Loan”) to which the Company could borrow up to an aggregate of $750,000. The Sponsor Working Capital Loan is non-interest
bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date that the winding up of the

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Company is effective. The unpaid principal balance on the Sponsor Working Capital Loan may be convertible into warrants at the option of the Sponsor at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. On March 15, 2022, the Company drew down $500,000 under the Sponsor Working Capital Loan.
Proposed Business Combination
On March 23, 2022, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), OmniAb, Inc., a Delaware corporation and wholly-owned subsidiary of Ligand (“OmniAb” and, together with Ligand, collectively, the “Companies”), and Orwell Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which we will combine with OmniAb, Ligand’s antibody discovery business (the “OmniAb Business”), in a Reverse Morris Trust transaction. Also on March 23, 2022, and in connection with the execution of the Merger Agreement, (a) the Company, Ligand, OmniAb and Merger Sub entered into that certain Employee Matters Agreement, (the “Employee Matters Agreement”), (b) OmniAb and our sponsor entered into that certain sponsor insider letter agreement (the “Sponsor Insider Agreement”) with the Company and certain insiders of the Company (the “Insiders”) and (c) we amended and restated that certain forward purchase agreement, dated August 9, 2021, by entering into the amended and restated forward purchase agreement (the “A&R FPA”), by and among the Company, our sponsor and OmniAb.
Immediately prior to the Merger (as defined below) and pursuant to a Separation and Distribution Agreement, dated as of March 23, 2022, among the Company, Ligand and OmniAb (the “Separation Agreement”), Ligand will, among other things and subject to the terms and conditions of the Separation Agreement, transfer the OmniAb Business, including certain related subsidiaries of Ligand, to OmniAb and, in connection therewith, will distribute (the “Distribution”) to Ligand stockholders 100% of the common stock of OmniAb, par value $0.001 (the “OmniAb Common Stock”).
Immediately following the Distribution, in accordance with and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into OmniAb (the “Merger”), with OmniAb continuing as the surviving company in the Merger and as a wholly-owned subsidiary of the Company.
The Merger Agreement, along with the Separation Agreement and the other transaction documents to be entered into in connection therewith, provides for, among other things, the consummation of the following transactions (collectively, the “OmniAb Business Combination”): (i) we will redomicile by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and with Section 206 of the Cayman Islands Companies Act (As Revised) at least one business day prior to the closing of the proposed OmniAb Business Combination (the “Domestication”), (ii) Ligand will transfer the OmniAb Business (the “Separation”) to its wholly-owned subsidiary, OmniAb, and contribute $15 million in capital thereto (less certain transaction and other expenses), and (iii) following the Separation, Ligand will distribute 100% of the shares of OmniAb Common Stock, to Ligand stockholders by way of the Distribution. Following the completion of the foregoing transactions and subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, the parties shall consummate the Merger. The Distribution and Merger are intended to qualify as
“tax-free”
transactions.
Upon consummation of the proposed OmniAb Business Combination, and after the Domestication, we will have one class of common stock, par value $0.0001 per share (the “APAC Common Stock”), which will be listed on Nasdaq under the ticker symbol “OABI.” Our then-outstanding warrants will be listed on Nasdaq under the ticker symbol “OABIW.”

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

At the time the proposed OmniAb Business Combination is effected (the “Closing”), each share of OmniAb Common Stock outstanding after the Distribution and immediately prior to the effective time of the Merger will be converted into a number of shares of APAC Common Stock based on an exchange ratio determined by reference to a pre-money
equity value for OmniAb of $850 million. Holders of OmniAb options, restricted stock units and performance stock units (determined after the Distribution and the division of Ligand equity awards into both Ligand equity awards and OmniAb equity awards pursuant to the Employee Matters Agreement) will have their awards rolled over into equity awards of the Company and adjusted pursuant to the exchange ratio.
In addition, at the Closing, holders of OmniAb Common Stock and equity awards will also receive earnout consideration in the form of an additional 15,000,000 shares of APAC Common Stock (the “OmniAb Earnout Shares”), with 50% of such earnout shares vesting upon the combined company’s achievement of a post-transaction volume-weighted average price (“VWAP”) of $12.50 per share of APAC Common Stock for any 20 trading days over a consecutive 30 trading-day
period, and the remainder vesting upon achievement of a post-transaction VWAP of $15.00 per share of APAC Common Stock for any 20 trading days over a consecutive 30 trading-day
period, in each case provided such vesting occurs during the five-year period following the Closing.
In connection with the proposed OmniAb Business Combination, upon the Domestication (i) all issued and outstanding Class A ordinary shares and Class B ordinary shares will convert automatically, on a one-for-one
basis, into shares of APAC Common Stock, (ii) all issued and outstanding warrants will convert automatically into warrants to acquire shares of APAC Common Stock and (iii) all issued and outstanding Units will separate and convert automatically into one share of APAC Common Stock and one-third
of one warrant to purchase APAC Common Stock.
The consummation of the proposed OmniAb Business Combination is subject to certain conditions as further described in the Merger Agreement.

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AVISTA PUBLIC ACQUISITION CORP. II
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$19,847	$189,971
Prepaid expenses	404,021	744,542

Total current assets	423,868	934,513
Investments held in Trust Account	237,188,875	235,750,000

TOTAL ASSETS	$237,612,743	$236,684,513

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,302,429	$15,440
Accrued expenses	1,217,031	107,734
Accrued offering costs	314,154	314,153
Convertible promissory note	750,000	—
Due to related party	88,294	884
Derivative - Forward Purchase and Backstop Securities	1,595,500	—

Total current liabilities	10,267,408	438,211
Deferred underwriting fee payable	4,025,000	8,050,000

TOTAL LIABILITIES	14,292,408	8,488,211

Commitments and Contingencies (see Note 6)
Class A ordinary shares, $0.0001 par value, subject to possible redemption; 23,000,000 shares at redemption value	237,188,875	235,750,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding	575	575
Additional paid-in capital	—	—
Accumulated deficit	(13,869,115)	(7,554,273)

Total Shareholders’ Deficit	(13,868,540)	(7,553,698)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$237,612,743	$236,684,513

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-
67

AVISTA PUBLIC ACQUISITION CORP. II
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	For the Period from February 5, 2021 (inception) through September 30, 2021
Formation and operating costs	$2,344,863	$170,579	$8,744,341	$180,550

Loss from operations	(2,344,863)	(170,579)	(8,744,341)	(180,550)
Gain on investments held in Trust Account	1,090,543	—	1,438,875	—
Change in fair value of Forward Purchase and Backstop Securities	(1,212,110)	—	(1,147,120)	—

Net loss	$(2,466,430)	$(170,579)	$(8,452,586)	$(180,550)

Deemed dividend - Forward Purchase and Backstop Securities	—	—	(225,000)	—

Net loss attributable to ordinary shareholders	$(2,466,430)	$(170,579)	$(8,677,586)	$(180,550)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	23,000,000	12,250,000	23,000,000	4,755,274

Basic and diluted net loss per share, Class A ordinary shares	$(0.09)	$(0.01)	$(0.29)	$(0.02)

Basic and diluted weighted average shares outstanding, Class B ordinary shares	5,750,000	5,399,457	5,750,000	5,155,063

Basic and diluted net loss per share, Class B ordinary shares	$(0.09)	$(0.01)	$(0.29)	$(0.02)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-
68

AVISTA PUBLIC ACQUISITION CORP. II
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2022	—	$—	5,750,000	$575	$—	$(7,554,273)	$(7,553,698)
Reclassification of Forward Purchase Agreement	—	—	—	—	—	(223,380)	(223,380)
Deemed dividend - Forward Purchase and Backstop Securities	—	—	—	—	—	(225,000)	(225,000)
Net loss	—	—	—	—	—	(4,361,240)	(4,361,240)

Balance at March 31, 2022	—	—	5,750,000	575	—	(12,363,893)	(12,363,318)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(348,332)	(348,332)
Net loss	—	—	—	—	—	(1,624,916)	(1,624,916)

Balance at June 30, 2022	—	—	5,750,000	575	—	(14,337,141)	(14,336,566)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(1,090,544)	(1,090,544)
Waiver of deferred underwriting commissions by underwriter (see Note 6)	—	—	—	—	—	4,025,000	4,025,000
Net loss	—	—	—	—	—	(2,466,430)	(2,466,430)

Balance at September 30, 2022	—	$—	5,750,000	$575	$—	$(13,869,115)	$(13,868,540)

THREE MONTHS ENDED SEPTEMBER 30, 2021 AND FOR THE PERIOD FROM FEBRUARY 5, 2021 (INCEPTION) THROUGH SEPTEMBER 30, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholder’s Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at February 5, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(7,786)	(7,786)

Balance at March 31, 2021	—	—	5,750,000	575	24,425	(7,786)	17,214
Net loss	—	—	—	—	—	(2,185)	(2,185)

Balance at June 30, 2021	—	—	5,750,000	575	24,425	(9,971)	15,029
Proceeds from Initial Public Offering Costs allocated to Public Warrants (net of offering costs)	—	—	—	—	9,245,327	—	9,245,327
Proceeds from sale of Private Placement Warrants to the Sponsor (net of offering costs)	—	—	—	—	12,314,397	—	12,314,397
Accretion of Class A ordinary shares to redemption value	—	—	—	—	(21,584,149)	(6,723,679)	(28,307,828)
Net loss	—	—	—	—	—	(170,579)	(170,579)

Balance at September 30, 2021	—	$—	5,750,000	$575	$—	$(6,904,229)	$(6,903,654)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-
69

AVISTA PUBLIC ACQUISITION CORP. II
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30, 2022	For the Period from February 5, 2021 (inception) through September 30, 2021
Cash Flows from Operating Activities:
Net loss	$(8,452,586)	$(180,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments held in Trust Account	(1,438,875)	—
Change in fair value of Forward Purchase and Backstop Securities	1,147,120	—
Changes in operating assets and liabilities:
Prepaid expenses	340,521	(880,112)
Accounts payable	6,286,989	33,292
Due to related party	87,410	—
Accrued expenses - related party	—	20,000
Accrued expenses	1,109,297	40,988

Net cash used in operating activities	(920,124)	(966,382)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(235,750,000)

Net cash used in investing activities	—	(235,750,000)

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	—	119,275
Proceeds from initial public offering, net of underwriter’s discount paid	—	225,400,000
Proceeds from sale of Private Placement Warrants	—	12,350,000
Payment of offering costs	—	(615,690)
Repayment of promissory note - related party	—	(175,000)
Proceeds from convertible promissory note	750,000	—

Net cash provided by financing activities	750,000	237,078,585

Net Change in Cash	(170,124)	362,203
Cash - Beginning of period	189,971	—

Cash - End of period	$19,847	$362,203

Supplemental disclosure of noncash investing and financing activities:
Remeasurement of Class A ordinary shares subject to redemption to redemption amount	$1,438,875	$28,307,827

Initial classification of the Forward Purchase and Backstop Securities	$448,380	$—

Waiver of deferred underwriting commissions by underwriter (see Note 6)	$4,025,000	$—

Deferred underwriting fee payable	$—	$8,050,000

Offering costs paid by Sponsor and included in promissory note - related party	$—	$55,725

Offering costs included in accrued offering costs	$—	$1,689

Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-
70

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS, LIQUIDITY, AND GOING CONCERN CONSIDERATION
Avista Public Acquisition Corp. II was a blank check company incorporated in the Cayman Islands on February 5, 2021. As used herein, the references to the “Company” are to Avista Public Acquisition Corp. II, prior to its domestication as a corporation incorporated in the state of Delaware and change of name to OmniAb, Inc., and its then wholly-owned and controlled subsidiary, Orwell Merger Sub Inc. (“Merger Sub”), unless the context indicates otherwise. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company was not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company was an early stage and emerging growth company and, as such, the Company was subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2022, the Company had not commenced any operations. All activity for the period from February 5, 2021 (inception) through September 30, 2022 related to the Company’s formation and the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination, which is described below. The Company generated non-operating
income in the form of interest and dividend income or gains on investments on the cash and investments held in the Trust Account (as defined below) from the proceeds derived from the Initial Public Offering. The Company had selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on August 9, 2021. On August 12, 2021, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 3,000,000 Units that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $230,000,000 (see Note 3).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,233,333 warrants (the “Private Placement Warrants”), including 900,000 Private Placement Warrants that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at a price of $1.50 per Private Placement Warrant in a private placement to Avista Acquisition LP II (the “Sponsor”), generating gross proceeds of $12,350,000 (see Note 4).
As of September 30, 2022, cash of $19,847 was held outside of the Trust Account and was available for the payment of accrued offering costs and for working capital purposes.
Upon closing of the Initial Public Offering and the sale of the Private Placement Warrants, a total of $235,750,000 ($10.25 per Public Share) was placed in a trust account (the “Trust Account”) and invested in only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the consummation of the initial Business Combination within 18 months from the closing of the Initial Public Offering, (ii) the redemption of the Company’s Public Shares if the Company had not consummated an Business Combination within 18 months from the closing of the Company’s Initial Public Offering, subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company did

F-
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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

not complete the initial Business Combination within 18 months from the closing the Company’s Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares.
The Company provided its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision was made by the Company to seek shareholder approval of a Business Combination. The Public Shareholders were entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.25 per Public Share, plus any pro rata interest and dividends or gains on investments earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There were no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption was recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).
The Company proceeded with the Business Combination as the Company had net tangible assets of at least $5,000,001 upon consummation of the Business Combination and at least two-thirds
of the shares voted were voted in favor of the Business Combination. As the Company decided to obtain shareholder approval the Company offered to redeem shares in conjunction with the proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. The Sponsor agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of the Business Combination. Additionally, each Public Shareholder was given the option to redeem their Public Shares irrespective of whether they voted for or against the proposed transaction or didn’t vote at all.
The Sponsor agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of the Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company did not complete an initial Business Combination within 18 months from the closing of the Initial Public Offering or with respect to any other material provision relating to shareholders’ rights or pre-initial
Business Combination activity and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held if the Company failed to complete an initial Business Combination within 18 months from the closing of the Initial Public Offering. However, if the Sponsor had acquired Public Shares in or after the Initial Public Offering, such Public Shares would have been be entitled to liquidating distributions from the Trust Account if the Company failed to complete a Business Combination within 18 months from the closing of the Initial Public Offering.
The Company had until 18 months from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). If the Company was unable to complete a Business Combination within the Combination Period, the Company would have (i) ceased all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeemed the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption would have completely extinguished Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

(iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidated and dissolved, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There would have been be no redemption rights or liquidating distributions with respect to the Company’s warrants, which would have expired worthless if the Company failed to complete a Business Combination within the Combination Period.
The underwriters have agreed to waive their rights to a portion of their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company did not complete a Business Combination within the Combination Period and, in such event, such amounts would have been included with the other funds held in the Trust Account that would have been available to fund the redemption of the Public Shares.
OmniAb Business Combination
On March 23, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), OmniAb, Inc., a Delaware corporation and then wholly-owned subsidiary of Ligand (“Legacy OmniAb”), and Orwell Merger Sub Inc. (“Merger Sub”), pursuant to which the Company combined with Legacy OmniAb, Ligand’s antibody discovery business (the “OmniAb Business”), in a Reverse Morris Trust transaction. Also on March 23, 2022, and in connection with the execution of the Merger Agreement, (a) the Company, Ligand, Legacy OmniAb and Merger Sub entered into that certain Employee Matters Agreement, as amended by that certain Amended and Restated Employee Matters Agreement, dated as of August 18, 2022 (the “Employee Matters Agreement”), (b) Legacy OmniAb and the Sponsor entered into that certain Sponsor Insider Letter Agreement (the “Sponsor Insider Agreement”) with the Company and certain insiders of the Company (the “Insiders”) and (c) the Company amended and restated that certain previously disclosed Forward Purchase Agreement, dated August 9, 2021, by entering into the Amended and Restated Forward Purchase Agreement (the “A&R FPA”), by and among the Company, the Sponsor and Legacy OmniAb pursuant to which they consummated the OmniAb Business Combination.
Pursuant to a Separation and Distribution Agreement, dated as of March 23, 2022, among the Company, Ligand and Legacy OmniAb (the “Separation Agreement”), Ligand transferred the OmniAb Business, including certain related subsidiaries of Ligand, to Legacy OmniAb and, in connection therewith, distributed (the “Distribution”) to Ligand stockholders 100% of the common stock of Legacy OmniAb, par value $0.001 per share (the “Legacy OmniAb Common Stock”).
Immediately following the Distribution, in accordance with and subject to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Legacy OmniAb (the “Merger”), with Legacy OmniAb continuing as the surviving company in the Merger and as a wholly-owned subsidiary of the Company.
The Merger Agreement, along with the Separation Agreement and the other transaction documents entered into in connection therewith, provided for, among other things, the consummation of the following transactions (collectively, the “OmniAb Business Combination”): (i) the Company redomiciled by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and with Section 206 of the Cayman Islands Companies Act (As Revised) (the “Domestication”), (ii) Ligand transferred the OmniAb Business (the “Separation”) to its wholly-owned subsidiary, Legacy OmniAb, and contributed $15 million in capital thereto (less certain reimbursable transaction and other expenses), and (iii) following the Separation, Ligand distributed 100% of the shares of Legacy OmniAb Common Stock to Ligand stockholders by way of the Distribution. Following the completion of

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

the foregoing transactions and subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, the parties consummated the Merger. The Distribution and Merger are intended to qualify as
“tax-free”
transactions.
On April 28, 2022, the Company filed a registration statement on Form
S-4
(File
No. 333-264525)
(the
“Form S-4”,
as amended on June 13, 2022, July 26, 2022, August 22, 2022, September 13, 2022 and September 27, 2022) with the SEC, which includes the proxy statement/prospectus/information statement distributed to holders of the Company’s ordinary shares in connection with the Company’s solicitation for proxies for the vote by the Company’s shareholders in connection with the OmniAb Business Combination and other matters as described in the Form
S-4.
The Form
S-4
was declared effective by the SEC on September 30, 2022, and the definitive proxy statement/prospectus/information statement was mailed to the Company’s shareholders of record on the record date for voting on the OmniAb Business Combination. The OmniAb Business Combination closed on November 1, 2022. Upon consummation of the OmniAb Business Combination, and after the Domestication, the Company has one class of common stock, par value $0.0001 per share, which is listed on Nasdaq under the ticker symbol “OABI”. The Company’s warrants are listed on Nasdaq under the ticker symbol “OABIW”.
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby the Company is treated as the acquired company and Legacy OmniAb is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy OmniAb issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination will be for those of Legacy OmniAb.
Legacy OmniAb has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Legacy OmniAb’s existing stockholders have the greatest voting interest in the combined entity;

•	Legacy OmniAb has the ability to nominate a majority of the initial members of the OmniAb Board;

•	Legacy OmniAb’s senior management is the senior management of the combined entity;

•	Legacy OmniAb is the larger entity based on historical operating activity and has the larger employee base; and

•	The post-combination company has assumed a Legacy OmniAb branded name: “OmniAb, Inc.”
Agreement and Plan of Merger
At the closing of the OmniAb Business Combination, each share of Legacy OmniAb’s common stock outstanding prior to the effective time of the OmniAb Business Combination was converted on a one-for-one
basis into shares of common stock in the newly formed company (“OmniAb Common Stock”). Holders of Legacy OmniAb options, restricted stock units and performance stock units (determined after the Distribution (as defined below) and the division of Ligand equity awards into Ligand equity awards and OmniAb equity awards pursuant to the Employee Matters Agreement) had their awards converted into equity awards of the Company and adjusted pursuant to the exchange ratio.
In addition, at the closing of the OmniAb Business Combination, holders of Legacy OmniAb Common Stock and equity awards received shares of OmniAb Common Stock subject to certain price-based earnout triggers (“Earnout Shares”), with 50% of such Earnout Shares vesting upon the combined company’s achievement of a post-transaction volume-weighted average price (“VWAP”) of $12.50 per share of OmniAb Common Stock for

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

any 20 trading days over a consecutive 30
trading-day
period, and the remainder vesting upon achievement of a post-transaction VWAP of $15 per share of OmniAb Common Stock for any 20 trading days over a consecutive 30 trading-day
period, in each case provided such vesting occurs during the five-year period following the closing of the OmniAb Business Combination.
In connection with the OmniAb Business Combination, upon the re-domestication
of the Company to Delaware (i) all issued and outstanding Class A ordinary shares and Class B ordinary shares converted automatically, on a one-for-one
basis, into shares of OmniAb Common Stock, (ii) all issued and outstanding warrants converted automatically into warrants to acquire shares of OmniAb Common Stock and (iii) all issued and outstanding Units separated and converted automatically into one share of OmniAb Common Stock and one-third
of one warrant to purchase OmniAb Common Stock.
Separation and Distribution Agreement
On March 23, 2022, in connection with the execution of the Merger Agreement, the Company entered into the Seperation Agreement, pursuant to which the Separation and Distribution were effected.
The Separation Agreement also sets forth other agreements among Ligand and Legacy OmniAb, including provisions concerning the termination and settlement of intercompany accounts and the obtaining of necessary governmental approvals and third-party consents. The Separation Agreement also sets forth agreements that will govern certain aspects of the relationship between Ligand and Legacy OmniAb after the Distribution, including provisions with respect to release of claims, indemnification, access to financial and other information and access to and provision of records.
Employee Matters Agreement
On March 23, 2022, in connection with the execution of the Merger Agreement, the Company entered into the Employee Matters Agreement, as amended by the Amended and Restated Employee Matters Agreement, dated as of August 18, 2022, which provides for employee-related matters in connection with the transaction, including allocation of benefit plan assets and liabilities between Ligand and Legacy OmniAb, treatment of incentive equity awards in the Distribution and the OmniAb Business Combination and related covenants and commitments of the parties. Each existing Ligand equity award at the time of the Distribution granted prior to March 2, 2022, with certain limited exceptions, was split into (i) a new Ligand equity award and (ii) a new Legacy OmniAb equity award, with any in-the-money
value in the original Ligand equity award split between such awards based on the relative values of Ligand and OmniAb at the time of the Distribution. Each existing Ligand equity award at the time of the Distribution granted on or after March 2, 2022 was converted into either an adjusted Ligand equity award, if the holder was a Ligand service provider following the Distribution, or a Legacy OmniAb equity award, if the holder was a Legacy OmniAb service provider following the Distribution.
Sponsor Insider Agreement
On March 23, 2022, in connection with the execution of the Merger Agreement, Legacy OmniAb and the Sponsor entered into the Sponsor Insider Agreement with the Company and the Insiders, pursuant to which, among other things, the Insiders agreed to vote any of our securities held by them to approve the OmniAb Business Combination and the other Company shareholder matters required pursuant to the Merger Agreement, and not to seek redemption of any of their Company securities in connection with the consummation of the OmniAb Business Combination. Pursuant to the Sponsor Insider Agreement, the Sponsor also agreed to subject up to 1,916,667 Earnout Founder Shares (as defined in the Sponsor Insider Agreement), to the same price-based vesting conditions as the OmniAb Earnout Shares.

F-
75

AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Amended and Restated Forward Purchase Agreement
On March 23, 2022, in connection with the execution of the Merger Agreement, the Company entered into Amended and Restated Forward Purchase Agreement (the “A&R FPA”) with the Sponsor and Legacy OmniAb. Pursuant to the A&R FPA, the Company agreed to, in connection with the consummation of the OmniAb Business Combination, issue and sell to the Sponsor 1,500,000 shares of OmniAb Common Stock (the “Forward Purchase Shares”) and warrants to acquire 1,666,667 shares of OmniAb Common Stock (the “Forward Purchase Warrants”) for an aggregate purchase price of $15.0 million with such purchases having been consummated immediately following the re-domestication
to Delaware. In addition, the Sponsor agreed to purchase up to an additional 10,000,000 shares of OmniAb Common Stock (the “Backstop Shares”) and up to an additional 1,666,667 warrants, (The “Backstop Warrants” and, together with the Forward Purchase Shares, Forward Purchase Warrants and Backstop Shares, the “Forward Purchase and Backstop Securities”) for an aggregate additional purchase price of up to $100.0 million, in order to backstop shareholder redemptions to the extent such redemptions would result in the cash proceeds to be received by OmniAb stockholders from the Trust Account to be less than $100.0 million. Pursuant to the A&R FPA, in connection with the Business Combination, the Sponsor was issued 8,672,934 Backstop Shares and 1,445,489 Backstop Warrants for an aggregate purchase price of $86,729,340 in order to backstop the redemptions. In addition, pursuant to the A&R FPA, the Sponsor was issued 1,500,000 Forward Purchase Shares and 1,666,667 Forward Purchase Warrants for an aggregate purchase price of $15,000,000, on a private placement basis.
Indemnity
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company (other than the Company’s independent registered public accounting firm), or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.25 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.25 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern Consideration
As of September 30, 2022, the Company had $19,847 in cash held outside of the Trust Account and a working capital deficit of $9,843,540. The Company incurred significant costs in pursuit of its acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s ASC Subtopic
205-40,
Presentation of Financial Statements - Going Concern, management has determined those conditions raised substantial doubt about the Company’s ability to continue as a going concern within the earlier of the Combination Period, which will end on February 12, 2023, or one year after the date that the condensed consolidated financial statements are issued. Moreover, the Company needed to obtain additional financing to complete the Business Combination and to redeem 21,713,864 public shares upon completion of the Business

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SEPTEMBER 30, 2022

Combination, in which case the Company issued additional securities in connection with the Business Combination. Of the total proceeds from the Initial Public Offering and sale of the Private Placement Warrants, an amount of approximately $2 million was deposited in an operating account for the Company’s working capital needs. In addition, the Company entered into a convertible promissory note pursuant to the Working Capital Loans terms as outlined in Note 5 with the Sponsor (the “Sponsor Working Capital Loan”) to which the Company could borrow up to an aggregate of $750,000. As of September 30, 2022, the Company has borrowed $750,000 under the Sponsor Working Capital Loan. The amounts held in the operating account were not expected to provide the Company with sufficient funds to meet its operational and liquidity obligations over the remainder of the Combination Period. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry, the geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus and related individuals and entities and the status of debt and equity markets and has concluded that while it is reasonably possible that any of the foregoing could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-
U.S. corporations beginning in 2023, with certain exceptions (the “Excise Tax”). Because the Company became a Delaware corporation upon the Domestication and the securities traded on Nasdaq, we would have likely been considered a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from Congress or the U.S. Department of the Treasury, there is significant risk that the Excise Tax would have applied to any redemptions of our common stock after December 31, 2022, including redemptions in connection with an initial Business Combination and any amendment to a certificate of incorporation to extend the time to consummate an initial Business Combination, unless an exemption is available.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying condensed consolidated financial statements should be read in conjunction with the Company’s Form
10-K
as filed with the SEC on March 28, 2022. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. The valuation of the Forward Purchase and Backstop Securities required management to exercise significant judgement in its estimate.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2022 or

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

December 31, 2021. As
of
September 30, 2022 and December 31, 2021, the Company had operating cash (i.e., cash held outside the Trust Account) of
$19,847
and
$189,971, respectively.
Investments Held in Trust Account
At September 30, 2022, substantially all of the assets held in the Trust Account were held in U.S. Treasury bills. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in gain on investments held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of the investments held in the Trust Account are determined using available market information. At December 31, 2021, the assets held in the Trust Account were held in cash.
Class A Ordinary Shares Previously Subject to Possible Redemption
All of the 23,000,000 shares of Class A ordinary shares sold as part of the Units in the Initial Public Offering contained a redemption feature which allowed for the redemption of such Public Shares in connection with the Company’s liquidation, and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares have been classified outside of permanent equity.
The Company recognized changes in redemption value immediately as they occurred and adjusted the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares were affected by charges against additional paid-in
capital and accumulated deficit.
As of September 30, 2022 and December 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(9,813,334)
Issuance costs allocated to Class A ordinary shares	(13,029,901)
Plus:
Remeasurement of Class A ordinary shares to redemption amount	28,593,235

Class A ordinary shares subject to possible redemption, December 31, 2021	235,750,000

Plus:
Remeasurement of Class A ordinary shares to redemption amount	1,438,875

Class A ordinary shares subject to possible redemption, September 30, 2022	$237,188,875

On November 1, 2022, the parties to the Merger Agreement completed the Business Combination. Holders of 21,713,864 shares of the Company’s Class A Ordinary Shares sold in the Initial Public Offering exercised

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

their right to redeem those shares for a
pro
rata portion of the Trust Account holding the proceeds from the Company’s Initial Public Offering, calculated as of two business days prior to the extraordinary general meeting of the shareholders, at a price of approximately $10.32 per share, for an aggregate of approximately $224 million.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $13,662,256 as a result of the Initial Public Offering (consisting of $4,600,000 of cash underwriting discounts, $8,050,000 in deferred underwriting fees and $1,012,256 of other offering costs). As such, the Company recorded $13,029,901 of offering costs as a reduction of temporary equity and $632,355 of offering costs as a reduction of permanent equity in connection with the issuance of the Units in the Initial Public Offering and the Private Placement Warrants.
Income Taxes
The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s condensed consolidated financial statements.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no
unrecognized tax benefits and
no
amounts accrued for interest and penalties as of September 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s condensed consolidated financial statements.
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of
15,900,000
shares in the calculation of diluted

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

income per share as the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021		Nine Months Ended September 30, 2022		For the Period from February 5, 2021 (Inception) Through September 30, 2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(1,973,144)	$(493,286)	$(118,394)	$(52,185)	$(6,762,069)	$(1,690,517)	$(86,633)	$(93,917)

Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	5,750,000	12,250,000	5,399,457	23,000,000	5,750,000	4,755,274	5,155,063
Basic and diluted net loss per share	$(0.09)	$(0.09)	$(0.01)	$(0.01)	$(0.29)	$(0.29)	$(0.02)	$(0.02)

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of
$250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as assets or liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued
at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. The Forward Purchase and Backstop Securities contained within the A&R FPA (see Note 6) are classified as derivatives in the condensed consolidated balance sheet with changes in the fair value recognized in the condensed consolidated statements of operations.
Fair Value of Financial Instruments
The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, deferred offering costs, accrued offering costs, promissory note - related party, and advance from anchor investor approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The registration statement for the Company’s Initial Public Offering was declared effective on August 9, 2021. On August 12, 2021, the Company completed its Initial Public Offering of 23,000,000 Units, including 3,000,000 Units that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third
of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,233,333 Private Placement Warrants, including 900,000 Private Placement Warrants that were issued pursuant to the underwriter’s exercise of its over-allotment option in full, at a price of $1.50 per Private Placement Warrant ($12,350,000 in the aggregate). Each Private Placement Warrant was exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the net proceeds from the Initial Public Offering to be held in the Trust Account. If the Company did not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants would have been used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants would have expired worthless.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On February 12, 2021, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 5,750,000 Class B ordinary shares (the “Founder Shares”). The Founder Shares included an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the holders of the Founder Shares would own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On June 16, 2021, the Company transferred 35,000 Class B ordinary shares each to three members of the Company’s board of directors (or 105,000 Class B ordinary shares in total) at their original cost (see Note 7). The underwriters exercised their over-allotment option in full on August 12, 2021; thus, no ordinary shares remain subject to forfeiture (see Note 6).
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, or sold until the earlier of (i) one year after the completion of a Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after an initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if (1) the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-
trading day period commencing at least 150 days after the OmniAb Business Combination or (2) if the Company consummates a transaction after the OmniAb Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On February 12, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $300,000 to cover expenses related to the Initial Public Offering. The Promissory Note was
non-interest
bearing and was payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. The Company’s Sponsor paid certain offering costs totaling $55,725, which was included in the outstanding balance of the Promissory Note as of March 22, 2021, and the Company borrowed $119,275 on June 23, 2021. On August 12, 2021, the Company repaid the outstanding balance under the Promissory Note of $175,000. The Promissory Note is no longer available to the Company.
Administrative Support Agreement
The Company entered into an agreement, commencing on August 9, 2021, to pay an affiliate of the Sponsor a total of $10,000 per month for administrative, financial and support services. Upon the completion of the OmniAb Business Combination, the Company ceased paying these monthly fees. For the three months and nine months ended September 30, 2022, the Company incurred expenses of $30,000 and $90,000, respectively, under the agreement. For the three months ended September 30, 2021 and for the period from February 5, 2021 (inception) through September 30, 2021 the Company incurred expenses of $20,000 under the agreement.
Due to Related Party
Due to related party consists of payments made by the Sponsor and/or an affiliate of the Sponsor on behalf of the Company for formation and operating costs, along with the administrative support monthly fee and are payable on demand.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Convertible Promissory Note
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “working capital loans”). If the Company completed the initial Business Combination, it could repay such loaned amounts out of the proceeds of the Trust Account released to us. Otherwise, such loans could be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination did not close, the Company could use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Company’s Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans could have been convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would have been identical to the Private Placement Warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. The Company did not seek loans from parties other than the Sponsor, its affiliates or any members of the management team as the Company did not believe third parties would be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.
On March 14, 2022, the Company entered into a convertible promissory note pursuant to the Working Capital Loans terms with the Sponsor (the “Sponsor Working Capital Loan”) to which the Company could borrow up to an aggregate of $750,000. The Sponsor Working Capital Loan is non-interest
bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date that the winding up of the Company is effective. The unpaid principal balance on the Sponsor Working Capital Loan may be convertible into warrants at the option of the Sponsor at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2022, the outstanding balance on the convertible promissory note is $750,000.
Audit Committee Compensation
On August 24, 2022, the board of directors elected Charles Harwood to serve as a director of the Company and appointed Mr. Harwood to serve as a member of the audit committee. The board of directors has determined that Mr. Harwood satisfies all applicable independence requirements to serve on the board of directors and the audit committee, including without limitation the applicable independence requirements of the Nasdaq Capital Market and the Exchange Act, as amended. In connection with Mr. Harwood’s appointment to the audit committee, Lâle White has stepped down from the audit committee, which currently consists of Wendel Barr, Charles Harwood and William Klitgaard. The changes to the audit committee’s composition relate to the Company’s communications with the staff of Nasdaq on August 22, 2022, regarding whether the Company was in compliance with Nasdaq Listing Rule 5605(c)(2) following the phase-in
period provided under Nasdaq Listing Rule 5615(b)(1) because the Audit Committee was not comprised of at least three independent directors. The Company is in compliance with the applicable rules following the board of directors and audit committee changes described herein.
Upon consummation of the OmniAb Business Combination, the Company paid Mr. Harwood a $10,000 fee for his services as a director and member of the audit committee. This fee is included as part of accrued expenses on the balance sheet as of September 30, 2022. In connection with Mr. Harwood’s appointment, he and the Company entered into an indemnification agreement and a letter agreement, the terms of which were described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s Initial Public Offering.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration and Shareholder Rights Agreement
Pursuant to a registration rights agreement entered into on August 9, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans) had registration and shareholder rights to require the Company to register a sale of any of its securities held by them pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination.
Underwriting Agreement
The underwriters purchased Units at a purchase price of $9.80 per Unit (i.e., at a cash underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate) upon the closing of the Initial Public Offering and the exercise of the over-allotment in full on August 12, 2021. In addition, the Company agreed to pay the underwriters a deferred underwriting fee of up to $0.35 per Unit, or $8,050,000 in the aggregate, which would be payable to the underwriters upon the consummation of the initial Business Combination, except that the Company’s management team would be permitted, in its sole discretion, to allocate up to 50% of the deferred underwriting fee, or $4,025,000 in the aggregate, to third parties that assist in identifying and consummating an initial Business Combination. On August 17, 2022, Credit Suisse waived its right to 50%, or $4,025,000 in the aggregate, of the deferred underwriting fee, and the Company has determined not to pay the 50% to any other advisors.
Forward Purchase Agreement
In connection with the consummation of the Initial Public Offering, the Company entered into a forward purchase agreement with the Sponsor which provides for the purchase of an aggregate of 10,000,000 Class A ordinary shares plus an aggregate of 3,333,333 redeemable warrants to purchase Class A ordinary shares at $11.50 per share, for an aggregate purchase price of $100,000,000, in the private placement. The obligations under the forward purchase agreement do not depend on whether any Class A ordinary shares are redeemed by the Company’s Public Shareholders.
The forward purchase securities were issued in connection with the closing of the initial Business Combination. The proceeds from the sale of forward purchase securities were used as part of the consideration to the sellers in the Company’s initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.
On March 23, 2022, in connection with the execution of the Merger Agreement, the Company entered into the A&R FPA with the Sponsor and Legacy OmniAb. Pursuant to the A&R FPA, the Company agreed that, in connection with the consummation of the OmniAb Business Combination, they would issue and sell to the Sponsor 1,500,000 shares of OmniAb Common Stock and warrants to acquire 1,666,667 shares of OmniAb Common Stock for an aggregate purchase price of $15.0 million with such purchases to be consummated immediately following the re-domestication
to Delaware and prior to the OmniAb Business Combination. In addition, the Sponsor agreed to purchase up to an additional 10,000,000 shares of OmniAb Common Stock and up to an additional 1,666,667 warrants, for an aggregate additional purchase price of up to $100.0 million, in

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order to backstop shareholder redemptions to the extent such redemptions would result in the cash proceeds to be received by OmniAb stockholders from the Trust Account to be less than $100.0 million. The A&R FPA also provided that in the event the Merger Agreement was terminated by Ligand under circumstances in which the Termination Fee (as defined in the Merger Agreement) would be payable under the Merger Agreement, Ligand would pay the Sponsor a termination fee of $12.5 million in connection therewith. Pursuant to the A&R FPA, in connection with the Business Combination, the Sponsor was issued 8,672,934 Backstop Shares and 1,445,489 Backstop Warrants for an aggregate purchase price of $86,729,340 in order to backstop the redemptions. In addition, pursuant to the A&R FPA, the Sponsor was issued 1,500,000 Forward Purchase Shares and 1,666,667 Forward Purchase Warrants for an aggregate purchase price of $15,000,000, on a private placement basis.
As a result of the A&R FPA, the Company evaluated the modification of the equity contract, which resulted in a reclassification between equity and a liability, in which the difference between the fair value at issuance of the original forward purchase agreement and the fair value at issuance of the A&R FPA (the modification date) was treated as a deemed dividend. An amount of $225,000 was recorded to accumulated deficit as a deemed dividend upon modification of the forward purchase agreement on March 23, 2022.
NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT)
Preference shares
— The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.
Class
 A ordinary shares
— The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 23,000,000 Class A ordinary shares issued and outstanding, including 23,000,000 Class A ordinary shares subject to possible redemption.
Class
 B ordinary shares
— The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of September 30, 2022 and December 31, 2021, there were 5,750,000 Class B ordinary shares issued and outstanding, and the holders of the Founder Shares own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s Amended and Restated Memorandum and Articles of Association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the ordinary shares that are voted is required to approve any such matter voted on by the shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds
of the ordinary shares that are voted, and pursuant to the Amended and Restated Memorandum and Articles of Association; such actions include amending the Amended and Restated Memorandum and Articles of Association and approving a statutory merger or consolidation with another company. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board

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SEPTEMBER 30, 2022

of directors out of funds legally available therefor. Prior to the Company’s initial Business Combination, (i) only holders of the founder shares will have the right to vote on the appointment of directors and (ii) in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two thirds of the votes of all ordinary shares), holders of the Company’s Class B ordinary shares will have ten votes for every Class B ordinary share and holders of the Class A ordinary shares will have one vote for every Class A ordinary share. These provisions of the Company’s Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution passed by not less than 90% of the ordinary shares who attend and vote at the Company’s general meeting which shall include the affirmative vote of a simple majority of the Class B ordinary shares. Holders of the public shares will not be entitled to vote on the appointment of directors prior to the initial Business Combination. In addition, prior to the completion of an initial Business Combination, holders of a majority of the founder shares may remove a member of the board of directors for any reason. In connection with the initial Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial Business Combination.
Redeemable Warrants
— Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Company’s initial Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying of the obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement (which may be a post-effective amendment to the registration statement of which the Company’s prospectus is a part or any other applicable registration statement) for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A ordinary shares are at the time of any exercise of a

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SEPTEMBER 30, 2022

warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at it’s option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, will not be required to file or maintain in effect a registration statement, and will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by the Company, the Company may exercise the Company’s redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

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SEPTEMBER 30, 2022

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if the Company is not the surviving company in the Company’s initial Business Combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a sub-division
of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division
or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares, or (e) in connection with the redemption of the Company’s public shares upon failure to complete the Company’s initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.
The Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Company’s Initial Public Offering except that the Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (except pursuant to limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants). The Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the Initial Public Offering.
The Company accounts for the 15,900,000 warrants issued in connection with the Initial Public Offering (including 7,666,667 Public Warrants and 8,233,333 Private Placement Warrants ), and will account for the 3,333,334 Forward Purchase Warrants and Backstop Warrants to be issued in connection with the OmniAb Business Combination, in accordance with the guidance contained in ASC
815-40.
Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

NOTE 8. FAIR VALUE MEASUREMENTS
The following tables present information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2022
Assets
Investments held in Trust Account	$237,188,875	$237,188,875	$—	$—
Liabilities
Derivative liability - Forward Purchase and Backstop Securities	$1,595,500	$—	$—	$1,595,500

The Forward Purchase and Backstop Securities were fair valued based on the difference between the current fair values of each of the underlying components of the agreement (i.e. the Class A ordinary shares and the warrants) and the present value of the contractual forward prices. As the Backstop Securities only apply in the event of and to the extent that the funds in the Company’s Trust Account falls below $100 million as the result of redemptions, the valuation considered an expected redemption rate based on redemption rates exhibited by similar companies in the market during the third quarter of 2022 and the expected post-redemption Trust Account balance. As the Forward Purchase and Backstop Securities will only apply in the event that the Company completes an initial business combination, the value reflects the probability of completing an initial business combination.
As of September 30, 2022, the derivative liability for the Forward Purchase and Backstop Securities is classified as Level 3 due to the use of unobservable inputs.
The following table provides the significant inputs to the valuation for the Forward Purchase and Backstop Securities liability as of March 23, 2022 (initial measurement):

As of March 23, 2022 (Initial Measurement)
Fair value of Forward Purchase and Backstop Securities	$10.34
Present value of Forward Purchase and Backstop Securities	$10.00
Time to Business Combination (years)	0.52
Risk-free rate	0.95%
Discount factor	99.50%
Expected redemption rate	85.00%
Probability of completing an initial Business Combination	32.50%
Fair value of Forward Purchase and Backstop Securities	$448,380

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

The following table provides the significant inputs to the valuation for the Forward Purchase and Backstop Securities liability as of September 30, 2022:

At September 30, 2022
Fair value of Forward Purchase and Backstop Securities	$10.20
Present value of Forward Purchase and Backstop Securities	$10.00
Time to Business Combination (years)	0.08
Risk-free rate	2.80%
Discount factor	99.80%
Expected redemption rate	85.00%
Probability of completing an initial Business Combination	50.00%
Fair value of Forward Purchase and Backstop Securities	$1,595,500
The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:

Fair value as of December 31, 2021	$—
Initial measurement as of March 23, 2022	448,380
Change in fair value	591,310

Fair value as of March 31, 2022	1,039,690
Change in fair value	(656,300)

Fair value as of June 30, 2022	383,390
Change in fair value	1,212,110

Fair value as of September 30, 2022	$1,595,500

The Company recognized a loss in connection with changes in the fair value of the Forward Purchase and Backstop Securities of $1,212,110 and $0 within change in fair value of Forward Purchase and Backstop Securities in the condensed consolidated statements of operations for the three months ended September 30, 2022 and for the three months ended September 30, 2021, respectively. The Company recognized a loss in connection with changes in the fair value of the Forward Purchase and Backstop Securities of $1,147,120 and $0 within change in fair value of Forward Purchase and Backstop Securities in the condensed consolidated statements of operations for the nine months ended September 30, 2022 and for the period from February 5, 2021 (inception) through September 30, 2021, respectively.
As of December 31, 2021, the Company had no financial assets or liabilities measured at fair value on a recurring basis.
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as mentioned below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

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AVISTA PUBLIC ACQUISITION CORP. II
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

On November 1, 2022, the parties to the Merger Agreement completed the Business Combination. Holders of 21,713,864 shares of the Company’s Class A Ordinary Shares sold in the Initial Public Offering exercised their right to redeem those shares for a pro rata portion of the Trust Account holding the proceeds from the Company’s Initial Public Offering, calculated as of two business days prior to the extraordinary general meeting of the shareholders, at a price of approximately $10.32 per share, for an aggregate of approximately $224 million. The per share redemption price of approximately $10.32 for public shareholders electing redemption was paid out of the Trust Account. For more information regarding the Business Combination, see Note 1, Note 2, Note 6 and OmniAb’s Current Report on Form
8-K
filed on November 7, 2022.

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            shares

Common stock

Preliminary Prospectus

                    , 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
SEC registration fee		$34,948.45
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total expenses	$	*

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into indemnification agreements with our future directors.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On February 12, 2021, the Sponsor purchased 5,750,000 APAC Class B Ordinary Shares for $25,000, or approximately $0.004 per share. In July 2021, the Sponsor transferred 35,000 APAC Class B Ordinary Shares to each of William E. Klitgaard, Lâle White, and Wendel Barr, each of whom served on APAC’s board of directors, at their original purchase price. The IPO was consummated on August 12, 2021.

Simultaneously with the consummation of the IPO, the Sponsor purchased from APAC an aggregate of 8,233,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (or an aggregate purchase price of $12,350,000. Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, except that (a) subject to certain exceptions, the Private Placement Warrants are not transferable, assignable or saleable until 30 days after Closing Date, (b) the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (c) the Sponsor is entitled to registration rights in respect of the Private Placement Warrants. The Private Placement Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants described above.

The sales of the above securities by APAC were exempt from registration in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On the Closing Date, we consummated the Transactions pursuant to the Merger Agreement. As contemplated by the A&R FPA, following the Domestication but before the Merger:

(a)	the Sponsor purchased 1,500,000 shares of Common Stock and 1,666,667 OmniAb Warrants for an aggregate purchase price of $15,000,000; and

(b)

the Sponsor purchased 8,672,934 shares of Common Stock and 1,445,489 OmniAb Warrants for an aggregate purchase price of $86,729,340 in order to backstop shareholder redemptions which would have otherwise resulted in the Trust Account to be less than $100,000,000.

OmniAb issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with OmniAb’s transfer agent and warrant agent). The parties also had adequate access, through business or other relationships, to information about OmniAb.

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Orwell Merger Sub Inc., Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

2.2+	Separation and Distribution Agreement, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (incorporated by reference to Exhibit 2.2 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

4.1	Warrant Agreement, dated August 9, 2021, between Avista Public Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on August 12, 2021).

4.2	Assignment, Assumption and Amendment Agreement, dated November 1, 2022, by and among OmniAb, Inc., Continental Stock Transfer & Trust Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 of Registrant’s Form 8-K filed with the SEC on November 7, 2022).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-1/A filed with the SEC on July 28, 2021).

4.4	Specimen Common Stock Certificate of OmniAb, Inc. (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

5.1	Opinion of Latham & Watkins LLP.

10.1	Private Placement Warrants Purchase Agreement, dated August 9, 2021, between Avista Public Acquisition Corp. II and Avista Acquisition LP II (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

Exhibit No.	Description

10.2#	Form of Letter Agreements, dated August 9, 2021, by and among Avista Public Acquisition Corp. II, each of Avista Public Acquisition Corp. II’s officers and directors and Avista Acquisition LP II (incorporated by reference to Exhibit 10.5 to Avista Public Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

10.3	Form of Indemnity Agreements, dated August 9, 2021, between Avista Public Acquisition Corp. II, each of its officers and directors and Avista Acquisition LP II (incorporated by reference to Exhibit 10.6 to Avista Public Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

10.4	Forward Purchase Agreement, dated August 9, 2021, between Avista Public Acquisition Corp. II and Avista Acquisition LP II (incorporated by reference to Exhibit 10.7 to Avista Public Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on August 12, 2021).

10.5	Securities Subscription Agreement, dated February 12, 2021, between Avista Public Acquisition Corp. II and the Sponsor (incorporated by reference to Exhibit 10.7 to Avista Public Acquisition Corp. II’s Form S-1/A filed with the SEC on July 28, 2021).

10.6	Sponsor Insider Agreement, dated March 23, 2022, by and among OmniAb, Inc., Avista Public Acquisition Corp. II, Avista Acquisition LP II and the other parties signatory thereto (incorporated by reference to Exhibit 10.11 of Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.7†	Amended and Restated Registration and Stockholder Rights Agreement, dated November 1, 2022 by and among OmniAb, Inc., Avista Acquisition LP II and the other parties named therein (incorporated by reference to Exhibit 10.7 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.8	Amended and Restated Forward Purchase Agreement, dated March 23, 2022, by and among Avista Public Acquisition Corp. II, Avista Acquisition LP II and OmniAb, Inc. (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.9+	Amended and Restated Employee Matters Agreement, dated August 18, 2022, by and among Avista Public Acquisition Corp. II, Orwell Merger Sub Inc., Ligand Pharmaceuticals Incorporated and OmniAb, Inc. (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.10†+	Tax Matters Agreement, dated November 1, 2022, by and among OmniAb, Inc., Ligand Pharmaceuticals Incorporated and OmniAb Operations, Inc. (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.11+	Transition Services Agreement, dated November 1, 2022, by and between Ligand Pharmaceuticals Incorporated and OmniAb Operations, Inc., with respect to services provided by Ligand Pharmaceuticals Incorporated to OmniAb Operations, Inc. (incorporated by reference to Exhibit 10.11 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.12+	Transition Services Agreement, dated November 1, by and between Ligand Pharmaceuticals Incorporated and OmniAb Operations, Inc., with respect to services provided by OmniAb Operations, Inc. to Ligand Pharmaceuticals Incorporated (incorporated by reference to Exhibit 10.12 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.13#	OmniAb, Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2022).

10.14#	Form of Stock Option Agreement under the OmniAb, Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.14 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

Exhibit No.	Description

10.15#	Form of Restricted Stock Unit Agreement under the OmniAb, Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.15 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.16#	Form of Performance Stock Unit Agreement under the OmniAb, Inc. 2022 Incentive Award Plan (incorporated by reference to Exhibit 10.16 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.17#	OmniAb, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2022).

10.18#	OmniAb, Inc. 2022 Ligand Service Provider Assumed Award Plan (incorporated by reference to Exhibit 10.18 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.19#	OmniAb, Inc. 2022 OmniAb Service Provider Assumed Award Plan (incorporated by reference to Exhibit 10.19 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.20#	OmniAb, Inc. Director Compensation and Stock Ownership Policy (incorporated by reference to Exhibit 10.20 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.21#	OmniAb, Inc. Severance Plan (incorporated by reference to Exhibit 10.21 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

10.22#	Form of OmniAb, Inc. Change in Control Severance Agreement (incorporated by reference to Exhibit 10.23 of Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed on September 27, 2022).

10.23#	Form of OmniAb, Inc. Indemnification Agreement for Directors and Officers (incorporated by reference to Exhibit 10.25 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.24+	Office/Laboratory Lease between Emery Station Office II, LLC and Ligand Pharmaceuticals Incorporated, dated June 8, 2021 (incorporated by reference to Exhibit 10.26 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.25†	Antibody License Agreement between CNA Development LLC and OmniAb, Inc. dated December 20, 2012 (incorporated by reference to Exhibit 10.27 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.26†	Research, Development and Commercialization Agreement between Cystic Fibrosis Foundation and Icagen, LLC, dated May 1, 2018, as amended (incorporated by reference to Exhibit 10.28 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

10.27†	Amended and Restated License Agreement between F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc. and Icagen, LLC, dated May 29, 2020, as amended (incorporated by reference to Exhibit 10.29 of the Registrant’s Registration Statement on Form S-4 (File No. 333-264525) filed with the SEC on September 27, 2022).

21.1	List of Subsidiaries of OmniAb, Inc. (incorporated by reference to Exhibit 21.1 of the Registrant’s Form 8-K filed with the SEC on November 7, 2022).

23.1	Consent of Marcum LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

Exhibit No.	Description

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)

107	Filing Fee Table

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

+

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan.
†	Portions of this exhibit have been omitted for confidentiality purposes.

(b)    Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 30th day of November, 2022.

Omniab, Inc.

By:	/s/ Matthew W. Foehr
Name:	Matthew W. Foehr
Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Matthew W, Foehr and Kurt A. Gustafson as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Matthew W. Foehr Matthew W. Foehr	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2022

/s/ Kurt A. Gustafson Kurt A. Gustafson	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 30, 2022

/s/ Carolyn R. Bertozzi, Ph.D. Carolyn R. Bertozzi, Ph.D.	Director	November 30, 2022

/s/ Sarah Boyce Sarah Boyce	Director	November 30, 2022

/s/ Jennifer Cochran, Ph.D. Jennifer Cochran, Ph.D.	Director	November 30, 2022

/s/ John L. Higgins John L. Higgins	Director	November 30, 2022

/s/ Sunil Patel Sunil Patel	Director	November 30, 2022

/s/ Joshua Tamaroff Joshua Tamaroff	Director	November 30, 2022